FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226486-17

Free Writing Prospectus

Structural and Collateral Term Sheet

$696,302,595

(Approximate Initial Pool Balance)

$597,385,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2020-C58

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Barclays Capital Real Estate Inc.

LMF Commercial, LLC

BSPRT CMBS Finance, LLC

Argentic Real Estate Finance LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2020-C58

November 28, 2020

WELLS FARGO SECURITIES Co-Lead Manager and Joint Bookrunner	BARCLAYS Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager	Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226486) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., Academy Securities, Inc., Drexel Hamilton, LLC, or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Certificate Structure

I.        Certificate Structure

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
Offered Certificates
A-1	AAAsf/AAA(sf)/Aaa(sf)	$26,019,000	30.000%	(7)	2.82	01/21 – 12/25	41.9%	15.4%
A-2	AAAsf/AAA(sf)/Aaa(sf)	$6,764,000	30.000%	(7)	5.00	12/25 – 12/25	41.9%	15.4%
A-SB	AAAsf/AAA(sf)/Aaa(sf)	$28,803,000	30.000%	(7)	7.00	12/25 – 11/29	41.9%	15.4%
A-3(8)	AAAsf/AAA(sf)/Aaa(sf)	(8)(9)	30.000%	(7)	(9)	(9)	41.9%	15.4%
A-4(8)	AAAsf/AAA(sf)/Aaa(sf)	(8)(9)	30.000%	(7)	(9)	(9)	41.9%	15.4%
X-A	AAAsf/AAA(sf)/Aaa(sf)	$487,411,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
X-B(12)	A-sf/AAA(sf)/NR	$109,974,000(13)	N/A	Variable(14)	N/A	N/A	N/A	N/A
A-S(8)	AAAsf/AAA(sf)/Aa2(sf)	$53,964,000(8)	22.250%	(7)	9.91	11/30 – 11/30	46.6%	13.9%
B(8)	AA-sf/AA(sf)/NR	$35,685,000(8)	17.125%	(7)	9.97	11/30 – 12/30	49.7%	13.0%
C(8)(12)	A-sf/A(sf)/NR	$20,325,000(8)	14.206%	(7)	10.00	12/30 – 12/30	51.4%	12.6%
Risk Retention Certificates
D-RR(12)	A-sf/A-(sf)/NR	$10,139,000	12.750%	(7)	10.00	12/30 – 12/30	52.3%	12.4%
E-RR	BBBsf/BBB+(sf)/NR	$20,018,000	9.875%	(7)	10.00	12/30 – 12/30	54.0%	12.0%
F-RR	BBB-sf/BBB-(sf)/NR	$15,667,000	7.625%	(7)	10.00	12/30 – 12/30	55.3%	11.7%
G-RR	BB-sf/BB-(sf)/NR	$16,537,000	5.250%	(7)	10.00	12/30 – 12/30	56.8%	11.4%
H-RR	B-sf/B-(sf)/NR	$6,963,000	4.250%	(7)	10.00	12/30 – 12/30	57.4%	11.3%
J-RR	NR/NR/NR	$29,593,595	0.000%	(7)	10.00	12/30 – 12/30	59.9%	10.8%
Notes:
(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each Class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B Certificates, the ultimate distribution of principal due on those Classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated November 28, 2020 (the “Preliminary Prospectus”). Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.
(2)	The Certificate Balances and Notional Amounts set forth in the table are approximate. The actual initial Certificate Balances and Notional Amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the Notional Amounts of the Class X-A or X-B Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates (as defined below) or trust components whose Certificate Balances comprise such Notional Amounts, and, if, as a result of such pricing, the pass-through rate of the Class X-A or X-B Certificates, as applicable, would be equal to zero at all times, such Class of Certificates may not be issued on the closing date of this securitization.
(3)	The approximate initial credit support with respect to the Class A-1, A-2, A-SB, A-3 and A-4 Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-SB, A-3 and A-4 Certificates in the aggregate, taking into account the Certificate Balances of the Class A-3 and Class A-4 trust components. The approximate initial credit support set forth for the Class A-S certificates represents the approximate initial credit enhancement for the underlying Class A-S trust component. The approximate initial credit support set forth for the Class B certificates represents the approximate initial credit enhancement for the underlying Class B trust component. The approximate initial credit support set forth for the Class C certificates represents the approximate initial credit enhancement for the underlying Class C trust component.
(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.
(5)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-SB, A-3 and A-4 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates (or, with respect to the Class A-3, A-4, A-S, B or C Certificates, the trust component with the same alphanumeric designation) senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (or, with respect to the Class A-3, A-4, A-S, B or C Certificates, the trust component with the same alphanumeric designation). The Certificate Principal to Value Ratio for each of the Class A-1, A-2, A-SB, A-3 and A-4 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Classes of Certificates (or, with respect to the Class A-3 or A-4 Certificates, the trust component with the same alphanumeric designation) and the denominator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (or, with respect to the Class A-3, A-4, A-S, B or C Certificates, the trust component with the same alphanumeric designation). In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(6)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-SB, A-3 and A-4 Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (or, with respect to the Class A-3, A-4, A-S, B or C Certificates, the trust component with the same alphanumeric designation) and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates (or, with respect to the Class A-3, A-4, A-S, B or C Certificates, the trust component with the same alphanumeric designation) senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-SB, A-3 and A-4 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (or, with respect to the Class A-3, A-4, A-S, B or C Certificates, the trust component with the same alphanumeric designation) and the denominator of which is the total initial Certificate Balance of such Classes of Certificates (or, with respect to the Class A-3 and Class A-4 Certificates, the trust component with the same alphanumeric designation). In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Certificate Structure

(7)	The pass-through rates for the Class A-1, A-2, A-SB, A-3, A-4, A-S, B, C, D-RR, E-RR, F-RR, G-RR, H-RR and J-RR Certificates in each case will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)

The Class A-3-1, A-3-2, A-3-X1, A-3-X2, A-4-1, A-4-2, A-4-X1, A-4-X2, A-S-1, A-S-2, A-S-X1, A-S-X2, B-1, B-2, B-X1, B-X2, C-1, C-2, C-X1 and C-X2 Certificates are also offered certificates. Such Classes of Certificates, together with the Class A-3, A-4, A-S, B and C Certificates, constitute the “Exchangeable Certificates”. The Class A-1, A-2, A-SB, D-RR, E-RR, F-RR, G-RR, H-RR and J-RR Certificates, together with the Exchangeable Certificates with a Certificate Balance, are referred to as the “Principal Balance Certificates.” Each class of Exchangeable Certificates will have the Certificate Balance or Notional Amount and pass-through rate described below under “Exchangeable Certificates.”

(9)	The exact initial Certificate Balances or Notional Amounts of the Class A-3, A-3-X1, A-3-X2, A-4, A-4-X1 and A-4-X2 trust components (and consequently, the exact initial Certificate Balances or Notional Amounts of the Exchangeable Certificates with an “A-3” or “A-4” designation) are unknown and will be determined based on the final pricing of the Certificates. However, the initial Certificate Balances, weighted average lives and principal windows of the Class A-3 and Class A-4 trust components are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-3 and Class A-4 trust components is expected to be approximately $425,825,000, subject to a variance of plus or minus 5%. The Class A-3-X1 and A-3-X2 trust components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-3 trust component. The Class A-4-X1 and A-4-X2 trust components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-4 trust component. In the event that the Class A-3 Certificates are issued at $425,825,000, the Class A-4 Certificates will not be issued.

Trust Components	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-3	$75,000,000 – $425,825,000	9.06 – 9.57	11/29 – 03/30 / 11/29 – 11/30
Class A-4	$215,825,000 – $350,825,000	9.67 – 9.87	03/30 – 11/30 / 10/30 – 11/30

(10)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2 and A-SB Certificates and the Class A-3, A-3-X1, A-3-X2, A-4, A-4-X1 and A-4-X2 trust components for the related distribution date, weighted on the basis of their respective Certificate Balances or Notional Amounts outstanding immediately prior to that distribution date (but excluding trust components with a Notional Amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The initial Certificate Balance of each of the Class C, C-X1 and C-X2 trust components and D-RR Certificates are subject to change based on final pricing of all Certificates and the final determination of the Class D-RR, E-RR, F-RR, G-RR, H-RR and J-RR Certificates (collectively, the “horizontal risk retention certificates”) that will be retained by the retaining sponsor through a third party purchaser as part of the U.S. risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the horizontal risk retention certificates, see “Credit Risk Retention” in the Preliminary Prospectus. The Class C-X1 and C-X2 trust components will have initial Notional Amounts equal to the initial Certificate Balance of the Class C trust component. Any variation in the initial Certificate Balance of the Class C trust component would affect the initial Notional Amount of the Class X-B Certificates.
(13)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, B and C trust components outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.
(14)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, A-S-X1, A-S-X2, B, B-X1, B-X2, C, C-X1 and C-X2 trust components for the related distribution date, weighted on the basis of their respective Certificate Balances or Notional Amounts outstanding immediately prior to that distribution date (but excluding trust components with a Notional Amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Transaction Highlights

II.       Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Wells Fargo Bank, National Association	10	12	$233,296,017	33.5%
Barclays Capital Real Estate Inc.	9	23	150,585,000	21.6
LMF Commercial, LLC	17	18	119,525,069	17.2
BSPRT CMBS Finance, LLC	6	9	101,526,509	14.6
Argentic Real Estate Finance LLC	6	8	91,370,000	13.1
Total	48	70	$696,302,595	100.0%

Loan Pool:

Initial Pool Balance:	$696,302,595
Number of Mortgage Loans:	48
Average Cut-off Date Balance per Mortgage Loan:	$14,506,304
Number of Mortgaged Properties:	70
Average Cut-off Date Balance per Mortgaged Property(1):	$9,947,180
Weighted Average Mortgage Interest Rate:	3.788%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	48.6%
Weighted Average Original Term to Maturity or ARD (months):	119
Weighted Average Remaining Term to Maturity or ARD (months):	116
Weighted Average Original Amortization Term (months)(2):	360
Weighted Average Remaining Amortization Term (months)(2):	358
Weighted Average Seasoning (months):	3

(1)   Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)   Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1)(2):	2.33x
Weighted Average U/W Net Operating Income Debt Yield(1)(2):	10.8%
Weighted Average Cut-off Date Loan-to-Value Ratio(1)(2):	59.9%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1)(2):	54.0%
% of Mortgage Loans with Additional Subordinate Debt(3):	6.5%
% of Mortgage Loans with Single Tenants(4):	19.6%

(1)   With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(2)   For many of the mortgage loans, underwritten net cash flow, underwritten net operating income and appraised values of the related mortgaged properties were determined, or were calculated based on information as of a date, prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and the loan-to-value, debt service coverage and debt yield metrics presented in this term sheet may not reflect current market conditions.

(3)   The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.

(4)   Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 51.0% of the mortgage pool (26 mortgage loans) has scheduled amortization, as follows:

27.9% (15 mortgage loans) requires amortization during the entire loan term; and

23.1% (11 mortgage loans) provides for an interest-only period followed by an amortization period.

Interest-Only: Based on the Initial Pool Balance, 49.0% of the mortgage pool (22 mortgage loans) provides for interest-only payments during the entire loan term through maturity or ARD. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 53.5% and 3.03x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 51.3% of the mortgage pool (15 mortgage loans) have hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	74.7% of the pool
Insurance:	48.0% of the pool
Capital Replacements:	66.1% of the pool
TI/LC:	61.2% of the pool(1)
(1) The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, retail, mixed use and industrial properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

75.1% of the mortgage pool (41 mortgage loans) features a lockout period, then defeasance only until an open period;

12.1% of the mortgage pool (2 mortgage loans) features yield maintenance, then yield maintenance or defeasance until an open period.

6.5% of the mortgage pool (1 mortgage loan) features the greater of a prepayment premium (0.5%) or yield maintenance followed by the greater of a prepayment premium (0.5%) or yield maintenance or defeasance until an open period;

6.4% of the mortgage pool (4 mortgage loans) features a lockout period, then the greater of a prepayment premium (1%) or yield maintenance until an open period;

Prepayment restrictions for each mortgage loan reflect the entire life of the mortgage loan. Please refer to Annex A-1 to the Preliminary Prospectus and the footnotes related thereto for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Transaction Highlights

III.       COVID-19 Update

The following table contains information regarding the status of the mortgage loans and mortgaged properties provided by the respective borrowers as of the date set forth in the “Information As Of Date” column. The information from the borrowers has not been independently verified by the mortgage loan sellers, the underwriters or any other party, and there can be no assurances that the status of the mortgage loans and of the related mortgaged properties has not changed since the date in the “Information As-Of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the mortgage loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Mortgage Loan Seller	Information As Of Date	Origination Date	Mortgaged Property Name	Mortgaged Property Type	October Debt Service Payment Received (Y/N)	November Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Total SF or Unit Count Making Full October Rent Payment (%)(1)	UW October Base Rent Paid (%)	Total SF or Unit Count Making Full November Rent Payment (%)(1)	UW November Base Rent Paid (%)
WFB	11/20/2020	11/13/2020	McClellan Park	Industrial	NAP(2)	NAP(2)	N	N	Y(3)	99.0%	99.0%	97.0%(3)	97.0%(3)
Barclays	11/16/2020	2/14/2020	MGM Grand & Mandalay Bay	Hospitality	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
WFB	11/12/2020	10/7/2020	Pacific Gateway II	Office	NAP(4)	Y	N	N	Y(5)	84.7%(6)	99.1%	(6)(7)	(7)
BSPRT	11/20/2020	11/5/2020	CoLinx Distribution Center	Industrial	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
WFB	11/19/2020	10/1/2020	The Arboretum	Retail	NAP(4)	Y	N	N	Y(8)	93.9%	95.7%	92.8%	91.9%
AREF	11/10/2020	2/21/2020	HPE Campus	Office	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	11/20/2020	10/22/2019	Alto Pomona	Industrial	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
Barclays	11/16/2020	3/13/2020	Palmetto Plaza	Retail	Y	Y	N	N	Y(9)	97.7%	99.3%	97.7%	99.3%
Barclays	11/16/2020	11/12/2020	Goldman Chicago Multifamily Portfolio Tranche 3	Multifamily	NAP(2)	NAP(2)	N	N	N	97.8%(10)	97.8%(10)	95.8%(10)	95.8%(10)
AREF	11/13/2020	10/20/2020	Sullyfield Commerce Center I & II	Industrial	NAP(2)	NAP(2)	N	N	Y	100.0%	100.0%	100.0%	100.0%
WFB	11/16/2020	10/9/2020	10725 North De Anza Boulevard	Office	NAP(4)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	11/20/2020	2/5/2020	Bel Villaggio	Retail	Y	Y	N	N	Y(11)	71.6%	68.8%	41.3%	61.5%
WFB	11/16/2020	8/14/2020	Home Depot - Gardena	Retail	Y	Y	N	N	Y(12)	100.0%	100.0%	100.0%	100.0%
AREF	11/18/2020	10/23/2020	Stone & Montague Portfolio	Mixed Use	NAP(2)	NAP(2)	N	N	Y(13)	83.6%	86.0%	83.6%	86.0%
WFB	10/31/2020	10/1/2020	120 Wall Street	Office	NAP(4)	Y	N	N	Y(14)	93.0%(15)	96.8%(15)	85.8%(15)	90.2%(15)
Barclays	11/16/2020	11/15/2019	One Stockton	Retail	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	11/18/2020	10/6/2020	Summerfield Apartments	Multifamily	NAP(4)	Y	N	N	N	95.0%	95.0%	88.2%(16)	88.2%(16)
LMF	11/19/2020	10/22/2020	Commerce Corporate Center	Office	NAP(2)	NAP(2)	N	N	Y(17)	(7)	99.4%	95.1%	95.4%
WFB	11/5/2020	2/27/2020	Courtyard Marriott Solana Beach	Hospitality	Y	Y	N	Y(18)	N	(19)	(19)	(19)	(19)
Barclays	11/16/2020	11/13/2020	100 Brandywine Boulevard	Office	NAP(2)	NAP(2)	N	N	Y(20)	83.1%	90.8%(20)	83.1%	90.8%(20)
BSPRT	11/20/2020	11/16/2020	West River Flats	Multifamily	NAP(2)	NAP(2)	N	N	N	97.0%	98.0%	NAV(21)	NAV(21)
AREF	11/18/2020	11/18/2020	37 East 28th Street	Mixed Use	NAP(2)	NAP(2)	N	N	Y(22)	81.1%	75.2%	81.1%	71.9%
LMF	11/20/2020	10/14/2020	Centre Point	Office	NAP(2)	NAP(2)	N	N	Y(23)	100.0%	100.0%	100.0%	100.0%
Barclays	11/16/2020	11/16/2020	Hyde Park Multifamily Portfolio	Multifamily	NAP(2)	NAP(2)	N	N	N	98.9%(24)	98.9%(24)	93.0%(24)	93.0%(24)
WFB	11/18/2020	2/11/2020	284 West Shaw and 1701 Santa Clara	Retail	Y	Y	N	Y(25)	Y(26)	100.0%	100.0%	97.3%	100.0%
Barclays	11/16/2020	11/2/2020	Goldman Chicago Multifamily Portfolio Tranche 4	Multifamily	NAP(2)	NAP(2)	N	N	N	90.7%(27)	90.7%(27)	81.7%(27)	81.7%(27)
AREF	11/13/2020	11/19/2020	Alto 211	Office	NAP(2)	NAP(2)	N	N	Y(28)	100.0%	100.0%	100.0%	99.3%
LMF	11/19/2020	11/16/2020	170 North High Street	Office	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	11/1/2020	2/13/2020	Holiday Inn Salina	Hospitality	Y	Y	Y(29)	Y(29)	NAP	(30)	(30)	(30)	(30)
LMF	11/18/2020	1/31/2020	Twilley Center	Retail	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
WFB	11/6/2020	9/29/2020	Tractor Supply Portfolio	Retail	NAP(4)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	11/20/2020	10/6/2020	Radcliff Apartment Portfolio	Multifamily	NAP(4)	Y	N	N	N	94.5%	94.9%	NAV(21)	NAV(21)
LMF	11/19/2020	10/20/2020	Plaza Del Mar	Retail	NAP(2)	NAP(2)	N	N	Y(31)	NAV(32)	NAV(32)	79.0%	62.4%
WFB	10/16/2020	10/5/2020	National Self Storage - Dove Mountain	Self Storage	NAP(4)	Y	N	N	Y	95.9%	95.2%	95.9%	94.3%
LMF	11/19/2020	11/18/2020	Clearfork MHC and Town & Country MHC Portfolio	Manufactured Housing Community	NAP(2)	NAP(2)	N	N	N	97.4%	97.4%	82.1%	82.1%
AREF	11/13/2020	10/22/2020	Baltimore Station	Mixed Use	NAP(2)	NAP(2)	N	N	Y(33)	83.4%	86.2%	83.4%	81.9%
Barclays	11/16/2020	10/30/2020	866 UN Plaza	Office	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	11/19/2020	11/3/2020	Tree Garden Business Park	Industrial	NAP(2)	NAP(2)	N	N	Y(34)	100.0%	100.0%	87.9%	88.1%
Barclays	11/16/2020	10/6/2020	126 N Jefferson	Office	NAP(4)	Y	N	N	N	100.0%	100.0%(35)	100.0%	100.0%(35)
LMF	11/17/2020	10/28/2020	Golden Cove MHC	Manufactured Housing Community	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	11/20/2020	10/15/2020	The Meadows and Westwood II & III Apartments	Multifamily	NAP(2)	NAP(2)	N	N	N	94.4%	94.9%	93.5%	93.4%
LMF	11/17/2020	11/13/2020	Fabric Lofts Apartments	Mixed Use	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	11/17/2020	10/16/2020	Jefferson Square Plaza	Mixed Use	NAP(2)	NAP(2)	N	N	Y(36)	93.4%	98.0%	58.5%	59.0%
LMF	11/19/2020	10/20/2020	Satterfield Marketplace	Retail	NAP(2)	NAP(2)	N(37)	N	N	100.0%	100.0%	100.0%	100.0%
LMF	11/18/2020	10/14/2020	5555 West Loop Office	Office	NAP(2)	NAP(2)	N	N	N	98.4%	98.5%	91.1%	91.8%
LMF	11/19/2020	11/13/2020	1226 E. 7th Street	Multifamily	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	11/19/2020	11/13/2020	1047 E. 7th Street	Multifamily	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	11/19/2020	11/13/2020	409-413 E. 7th Street	Multifamily	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%

(1)	Except as otherwise stated, Total SF or Unit Count Making Full October Rent Payment (%) and Total SF or Unit Count Making Full November Rent Payment (%) are presented as percentages of the total net rentable area. With respect to McClellan Park, The Arboretum, 120 Wall Street and 100 Brandywine Boulevard mortgaged properties, Total SF or Unit Count Making Full Rent Payment and UW Base Rent Paid percentages are based on occupied rather than total SF.

(2)	The related mortgage loans have their first due date in December 2020 or January 2021.

(3)	With respect to the McClellan Park mortgaged property, six tenants, representing 5.7% of the NRA have requested rent relief. In addition, the November information assumes all federal and state tenants have paid, which they usally pay in arrears in the first week of the following month.

(4)	The related mortgage loans have their first due date in November 2020.

(5)	With respect to the Pacific Gateway II mortgaged property, one tenant (0.7% of NRA and 0.9% of UW Rent) requested and received a rent deferral from September 2020 through February 2021, to be repaid over the following 10 months from March 2021 through December 2021.

(6)	With respect to the Pacific Gateway II mortgaged property, 14.6% of NRA is vacant.

(7)	With respect to the Pacific Gateway II mortgaged property, although October collections were reported, an accurate estimate of the percentage of Total SF or Unit Count Making Full Rent Payment (%) for November cannot be determined for the mortgage loan based on information received. With respect to the Commerce Corporate Center mortgaged property, although October collections were reported, an accurate estimate of the percentage of Total SF or Unit Count Making Full Rent Payment (%) for October cannot be determined for the mortgage loans based on information received.

(8)	With respect to The Arboretum mortgaged property, 31 tenants, representing 27.5% of UW Rent were granted rent deferrals ranging from one to four months with leases extended by the number of months deferred.

(9)	The Palmetto Plaza Property has three tenants, Rise Fitness, (11.3% of NRA and 8.8% of UW Base Rent), Affordable Dentures (2.2% of NRA and 2.5% of UW Base Rent), and Hamilton Ink (1.4% of NRA and 2.1% of UW Base Rent) that were granted rent relief. All three of tenants’ rent relief periods have ended, and they are current on all rent obligations as of November 2020. Additionally, Spectra Chrome (2.3% of NRA and 0.7% of UW Base Rent) has only been paying rent on a portion of its space. The borrower sponsors are negotiating with the tenant about using its security deposit to become current on its rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Transaction Highlights

(10)	With respect to the Goldman Chicago Multifamily Portfolio Tranche 3 mortgaged properties, Total SF or Unit Count Making Full October Rent Payment (%) and UW October Base Rent Paid (%) are based on rent collections through October 31, 2020 and Total SF or Unit Count Making Full November Rent Payment (%) and UW November Base Rent Paid (%) are based on rent collections through November 16, 2020.

(11)	With respect to the Bel Villaggio mortgaged property, Shogun Murrieta, LLC, the largest tenant, representing 6.9% of NRA, executed a lease modification which deferred base rent and reimbursements for April and May 2020, abated base rent in June 2020, and deferred half of the rent and reimbursements in November 2020. Shogun Murrieta, LLC is required to repay deferred rent in equal monthly installments of $10,863 from January 2021 to June 2021. Additionally, 12 tenants, representing 37.1% of NRA) were granted some form of rent relief under verbal agreement with the borrower.

(12)	With respect to the Home Depot – Gardena mortgaged property, in August 2020 one tenant, representing 10.0% of NRA and 5.6% of UW Rent, had its lease amendment to defer base rent by 1/3rd for a 12 month period from April 2020 through March 2021, with full contractual rent to resume in April 2021. Provided the tenant is not in default, the landlord will forgive 50% of the deferred rent and the tenant will repay the balance in 12 equal monthly installments beginning April 2021.

(13)	With respect to the Stone & Montague Portfolio mortgaged properties, the borrower sponsors reported that one commercial tenant, Murphy's Tavern, representing 15.1% of NRA and 21.0% of UW Base Rent (without rent steps), has been paying reduced rent since April 2020 and is expected to start paying full rent in January 2021 pursuant to a verbal agreement with the borrower. The borrower and guarantors executed a master lease guaranteeing payments under Murphy's Tavern’s lease, which expires two years after the maturity date of the mortgage loan. The mortgage loan is structured with a $300,000 upfront debt service reserve. Furthermore, Satori Laser (8.4% of NRA) was in a free rent period and will begin paying full, unabated rent in December 2020, as such was excluded from the calculations above. A one-month free rent reserve of $13,684 was escrowed upfront for such tenant.

(14)	With respect to the 120 Wall Street mortgaged property, two tenants (Foundation for AIDS Research and AFS-USA, Inc.) representing 10.6% of NRA and 9.9% of UW Rent, requested rent relief. The Foundation for AIDS Research’s request was denied and the AFS-USA, Inc.’s request is being evaluated.

(15)	With respect to 120 Wall Street mortgaged property, six tenants (11.1% of NRA and 10.4% of UW rent) have not made all of their contractual base rent payments. The Eye-Bank for SightResearch has not made September 2020 rent payments on 7,793 SF of its space (1.2% of NRA and 1.0% of UW Rent). The New Press (1.2% of NRA and 1.3% of UW rent) did not pay rent in April 2020, but it is expected to be paid by year end 2020. Georgoulis / Cohen (0.9% of NRA and 0.8% of UW rent) has not paid rent since July 2020, but has been sending in additional payments to resolve the delinquency.

(16)	With respect to the Summerfield Apartments mortgaged property, November percentages are based on total collections on partial month November as of November 18, 2020 and prior month gross potential rent.

(17)	With respect to the Commerce Corporate Center mortgaged property, three tenants received rent abatements. PeopleShare, Inc., the 25th-largest tenant, representing 1.2% of NRA received two months of abated rent ($8,155) and the tenant extended its lease by two months. National Discount Cruise Co., the 27th-largest tenant, representing 1.2% of NRA, received two months of abated rent ($7,188) and the tenant extended its lease by two months. Heidi C. Noll, Esquire, the 55th-largest tenant, representing 0.4% of NRA, received one month of abated rent ($1,516) and the tenant extended its lease by two years.

(18)	With respect to the Courtyard Marriott Solana Beach mortgage loan, the mortgage loan has been modified to (a) waive springing cash management triggered by a 1.20x DSCR and waive the springing seasonality reserve for 12 months until January 1, 2022 and (b) include a $709,246 debt service reserve, representing approximately 6 months of payments.

(19)	With respect to the Courtyard Marriott Solana Beach mortgaged property, the August and September 2020 occupancy, ADR and RevPAR information was 69.9%, $122.77, $85.77 and 59.6%, $126.52, $75.39, respectively. Occupancy, ADR and RevPAR information is due to the lender 30 days after month’s end; therefore, October 2020 and November 2020 information is not available.

(20)	The 100 Brandywine Boulevard Property has one tenant, Hearthside Realty (Coldwell Banker), (12.9% of NRA and 18.3% of UW Base Rent) that has requested rent relief. The tenant has reached an agreement with the borrower to continue to pay 50.0% of base rent for June through December 2020, which will be repaid in equal installments over the 15-month period from January 2021 to March 2022.

(21)	With respect to the West River Flats and Radcliff Apartment Portfolio mortgaged properties, information regarding November collections is unavailable as it is provided towards the end of the respective month.

(22)	With respect the 37 East 28th Street mortgaged property, the borrower sponsor reported that six tenants, representing 29.0% of NRA and 41.9% of UW Base Rent ("Rent Relief Tenants"), have lease modifications or verbal agreements to pay reduced, deferred and/or abated rent, including the months of October and November. The Rent Relief Tenants paid their respective October and November rent payment as agreed and as such were included in the calculation of Total SF Making Full October or November Rent Payment. Abe Health, LLC, representing 3.0% of NRA and 3.2% of the UW Base Rent, is not yet in occupancy of its space and did not pay rent in October or November. In addition, Dianne Harrison USA Inc., representing 2.6% of NRA and 2.7% of UW Base Rent, has not been occupying its space and did not pay rent in October or November. The mortgage loan is structured with a COVID-19 rent reserve of $675,000, equivalent to approximately 12 months’ gross rent for three of the six Rent Relief Tenants and Abe Health, LLC. The COVID-19 rent reserve will be disbursed upon the satisfaction of certain conditions for at least three consecutive months, including, but not limited to: (i) the occupancy level exceeds 80.0%, (ii) the debt yield is at least 8.0% and (iii) all tenants are paying unabated rent. The borrower and guarantors executed a master lease agreement to guarantee rent payments for the spaces leased to the remaining three Rent Relief Tenants, Abe Health, LLC, and tenant Sharon Realty NY Corp., a borrower sponsor affiliate. The master lease is scheduled to expire (i) 15 years after commencement for three tenant spaces and (ii) upon the satisfaction of certain conditions for the remaining spaces, including: when the tenant, or a replacement tenant acceptable to the lender, has (a) taken occupancy and paid full rent for 6 consecutive months or (b) executed a long-term extension or new lease, as applicable. The borrower funded a debt service reserve in the amount of $595,000 and an earnout reserve of $500,000 at origination, which amounts will be disbursed upon the satisfaction of certain conditions including the mortgaged property achieving a debt yield of at least 9.5% for at least one calendar quarter.

(23)	With respect to the Centre Point mortgaged property, Ignitist, Inc, the second largest tenant, representing 18.8% of NRA, received a rent deferment in which the tenant was required to pay 50% fixed rent from March through July 2020 (5 months). Beginning January 2021 through April 2021, the tenant will be required to repay the deferred rent in four monthly installments of $17,425.55.

(24)	With respect to the Hyde Park Multifamily Portfolio mortgaged properties, Total SF or Unit Count Making Full October Rent Payment (%) and UW October Base Rent Paid (%) are based on rent collections through October 31, 2020 and Total SF or Unit Count Making Full November Rent Payment (%) and UW November Base Rent Paid (%) are based on rent collections through November 16, 2020. The borrower sponsor expects that November 2020 rent collections will ultimately be in-line with October 2020 collections.

(25)	With respect to 284 West Shaw and 1701 Santa Clara, the mortgage loan was modified to suspend the cash flow sweep for the sole tenant at 284 West Shaw mortgaged property (Crunch Fitness) being dark; however, the modification effectively ended once the tenant re-opened in June 2020.

(26)	With respect to the 1701 Santa Clara mortgaged property, two tenants (Dr. Liro DDS and Farmers Insurance), collectively representing 18.7% of NRA and 18.5% of UW Rent, received rent deferrals in May and June 2020. The deferred rent is required to be paid back over the period of each tenant’s remaining lease term starting in July 2020.

(27)	With respect to the Goldman Chicago Multifamily Portfolio Tranche 4 mortgaged properties, Total SF or Unit Count Making Full October Rent Payment (%) and UW October Base Rent Paid (%) are based on rent collections through October 31, 2020 and Total SF or Unit Count Making Full November Rent Payment (%) and UW November Base Rent Paid (%) are based on rent collections through November 16, 2020.

(28)	With respect to the Alto 211 mortgaged property, the borrower sponsor reported that 12 tenants representing 38.6% of NRA and 7 tenants representing 20.9% of NRA, were entitled to free rent during the months of October and November, respectively, as such, these tenants were included in the calculation as having paid full rent. When excluding these tenants in the calculation, the percentages are 58.3%, 62.9%, 76.2% and 74.0% for Total SF or Unit Count Making Full October Rent Payment (%), UW October Base Rent Paid (%), Total SF or Unit Count Making Full November Rent Payment (%), and UW November Base Rent Paid (%), respectively. The mortgage loan is structured with an upfront free rent reserve in the amount of $99,018 for the remaining free rent associated with these leases. In addition, an upfront debt service reserve of $450,000 was funded at origination.

(29)	With respect to the Holiday Inn Salina mortgaged property, the borrower and lender entered into forbearance agreement dated May 20, 2020 which allowed for the deferral of monthly principal and interest payments and monthly FF&E deposits so long as the borrower continued to make monthly tax and insurance deposit payments. During the forbearance period (May 2020 – July 2020), notwithstanding the forbearance agreement, the borrower made regularly scheduled payments due under the mortgage loan agreement (other than $991.89 not paid in June 2020 due to servicing administrative billing error, which has since been repaid). The forbearance agreement provided for a potential extension but the mortgaged property revenue exceeded that required for an extension under the forbearance agreement and the term of the forbearance agreement expired in July 2020. Commencing March 2020, the borrower stopped paying license fees to the franchisor. The borrower had discussions with the franchisor regarding a deferral/abatement of these fees and never entered into a written agreement. As of November 15, 2020, the borrower had paid in full all outstanding fees (March – November, 2020) due to the franchisor.

(30)	With respect to the Holiday Inn Salina mortgaged property, the September and October 2020 occupancy, ADR and RevPAR information was 64.4%, $82.17 and $52.90 and 60.0%, $83.78 and $50.27, respectively. November 2020 information is not available.

(31)	With respect to the Plaza Del Mar mortgaged property, Wild Fork Foods, the largest tenant, representing 20.8% of NRA, received 50% rent reduction in May and July 2020 and the borrower and the tenant agreed to reduce base rent by $4,000 per month from November 2020 through December 2021. Cao Cafe, the third-largest tenant, representing 8.1% of NRA, received rent relief of 100% in March and May 2020, and rent relief of 50% in June and August 2020, totaling approximately $36,000. Cao Cafe agreed to repay approximately $18,000 to the seller of the mortgaged property, and the other half was written off (no payment is owed to the borrower). Vanny Nail, the fifth-largest tenant, representing 6.3% of NRA received 100% rent relief in July 2020.

(32)	With respect to the Plaza Del Mar mortgaged property, Total SF or Unit Count Making Full October Rent Payment (%) and UW October Base Rent Paid (%) are unavailable because the mortgaged property was acquired in October 2020.

(33)	With respect to the Baltimore Station mortgaged property, the borrower sponsor reported that four tenants, representing 17.4% of the unit count for the multifamily component, did not pay full rent in October and November. The borrower sponsor intends to vacate these units when the related eviction moratorium has been lifted. In addition, three of the four commercial tenants, representing 21.6% of total NRA and 21.4% of UW Base Rent, are not yet in occupancy or have not commenced paying rent and as such were excluded from the calculations. An upfront gap rent reserve associated with these tenants in the amount of $53,437 was funded at origination. The percentage for Total SF or Unit Count Making Full Rent Payment was calculated as a weighted average of the mortgaged property by unit with the one in place commercial tenant counting as one unit.

(34)	With respect to the Tree Garden Business Park mortgaged property, Textronics, the third-largest tenant, representing 12.1% of NRA paid 50% of its base rent in April, May, June and July 2020, renewed its lease in June 2020 and is repaying approximately $19,000 of rent on a weekly payment plan.

(35)	With respect to the 126 N Jefferson mortgaged property, two tenants have been granted abated rent on their respective expansion leases. These tenants are both current as of their October 2020 and November 2020 rent obligations and all abated rent was reserved at origination.

(36)	With respect to the Jefferson Square Plaza mortgaged property, the seller of the mortgaged property provided rent relief in response to three formal rent relief requests. Bethlehem Pre-School, the largest tenant, representing 16.0% of NRA, had $11,587 in base rent due in June 2020 waived. Organizacion Cristiana Amor Viviente, the second-largest tenant, representing 11.3% of NRA, had $18,263 in base rent due in May, June and July 2020 waived. New Covenant of Love & Restoration Ministries, the third-largest tenant, representing 5.7% of NRA, had $5,104 in base rent due in May 2020 waived. In addition 23 tenants had rent delinquencies totaling $15,695 through July 31, 2020, which was forgiven in conjunction of the sale of the mortgaged property to the borrower.

(37)	With respect to the Satterfield Marketplace mortgaged property, Aspen Dental, the largest tenant, representing 28.6% of NRA received 100% base rent abatement in April and May 2020 and extended its lease through May 2030. My Eyelab, the third-largest tenant, representing 19.8% of NRA received 100% deferral of base rent for the month of February 2020 and 50% deferral of base rent for the months of March 2020 through June 2020. The tenant repaid all deferred rent and reimbursements in August and September. Original Mattress Factory, the fourth-largest tenant, representing 19.6% of NRA received 100% base rent abatement for approximately 1 month in April. Tropical Smoothie Café, the fifth-largest tenant, representing 11.4% of NRA received a 50% base rent abatement from April 2020 through June 2020 and extended its lease by 2 months.

See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Issue Characteristics

IV.       Issue Characteristics

Securities Offered:	$597,385,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of thirty classes (Classes A-1, A-2, A-SB, A-3, A-3-1, A-3-2, A-3-X1, A-3-X2, A-4, A-4-1, A-4-2, A-4-X1, A-4-X2, A-S, A-S-1, A-S-2, A-S-X1, A-S-X2, B, B-1, B-2, B-X1, B-X2, C, C-1, C-2, C-X1, C-X2, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such classes of certificates, the “Offered Certificates”).
Mortgage Loan Sellers:	Wells Fargo Bank, National Association (“WFB”), Barclays Capital Real Estate Inc. (“Barclays”), LMF Commercial, LLC (“LMF”), BSPRT CMBS Finance, LLC (“BSPRT”) and Argentic Real Estate Finance LLC (“AREF”)
Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC and Barclays Capital Inc.
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, LLC and Moody’s Investors Service, Inc.
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Rialto Capital Advisors, LLC
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Initial Majority Controlling Class Certificateholder:	RREF IV-D AIV RR H, LLC or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund IV – Debt, LP
U.S. Credit Risk Retention:

For a discussion on the manner in which the U.S. credit risk retention requirements will be satisfied by Wells Fargo Bank, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

This transaction is being structured with a “third party purchaser” that will acquire an “eligible horizontal residual interest”, which will be comprised of the Class D-RR, E-RR, F-RR, G-RR, H-RR and J-RR Certificates (the “horizontal risk retention certificates”). RREF IV-D AIV RR H, LLC (in satisfaction of the retention obligations of Wells Fargo Bank, National Association, as the retaining sponsor) will be contractually obligated to retain (or to cause its “majority-owned affiliate” to retain) the horizontal risk retention certificates for a minimum of five years after the closing date, subject to certain permitted exceptions provided for under the risk retention rules. During this time, RREF IV-D AIV RR H, LLC will agree to comply with hedging, transfer and financing restrictions that are applicable to third party purchasers under the credit risk retention rules. For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention	None of the sponsors, the depositor, the underwriters, or their respective affiliates, or any other party to the transaction intends or is required to retain a material net economic interest in the securitization constituted by the issue of the Certificates in a manner that would satisfy the requirements of the European Union Regulation (EU) 2017/2402. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation.
Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in December 2020 (or, in the case of any mortgage loan that has its first due date in January 2021, the date that would have been its due date in December 2020 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Closing Date:	On or about December 16, 2020.
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in January 2021.
Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in January 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Issue Characteristics

Rated Final Distribution Date:	The Distribution Date in July 2053.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1.0%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.
Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., KBRA Analytics, LLC, MBS Data, LLC, Thomson Reuters Corporation and RealINSIGHT.
Tax Treatment	For U.S. federal income tax purposes, the issuing entity will consist of two or more REMICs arranged in a tiered structure and a trust (the “grantor trust”). The upper-most REMIC will issue REMIC regular interests some of which will be held by the grantor trust (such grantor trust-held REMIC regular interests, the “trust components”). The Offered Certificates (other than the Exchangeable Certificates) will represent REMIC regular interests (other than the trust components). The Exchangeable Certificates will represent beneficial ownership of one or more of the trust components held by the grantor trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Characteristics of the Mortgage Pool

V.       Characteristics of the Mortgage Pool(1)

A.       Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Property Type	Number of SF/ Units/ Rooms	Cut-off Date Balance Per SF/Unit/ Room	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
WFB	McClellan Park	McClellan	CA	1 / 1	$69,000,000	9.9%	Industrial	6,925,484	$52	60.2%	60.2%	2.90x	10.5%
Barclays	MGM Grand & Mandalay Bay	Las Vegas	NV	1 / 2	45,000,000	6.5	Hospitality	9,748	167,645	35.5	35.5	4.95	17.9
WFB	Pacific Gateway II	Torrance	CA	1 / 1	39,300,000	5.6	Office	237,057	166	70.6	58.9	1.79	10.8
BSPRT	CoLinx Distribution Center	Crossville	TN	1 / 1	36,699,003	5.3	Industrial	900,177	41	65.0	52.1	1.41	9.5
WFB	The Arboretum	Charlotte	NC	1 / 1	34,890,190	5.0	Retail	555,912	179	58.6	45.6	1.70	9.6
AREF	HPE Campus	Roseville	CA	1 / 1	26,770,000	3.8	Office	447,364	149	64.8	64.8	2.71	9.9
BSPRT	Alto Pomona	Pomona	CA	1 / 1	23,625,000	3.4	Industrial	288,195	82	67.7	58.1	1.28	8.6
Barclays	Palmetto Plaza	Miami Gardens	FL	1 / 1	22,650,000	3.3	Retail	175,035	129	64.3	58.2	1.66	9.7
Barclays	Goldman Chicago Multifamily Portfolio Tranche 3	Chicago	IL	1 / 7	20,475,000	2.9	Multifamily	328	62,424	75.0	61.0	2.05	11.2
AREF	Sullyfield Commerce Center I & II	Chantilly	VA	1 / 1	20,000,000	2.9	Industrial	245,888	81	44.4	44.4	4.72	15.5
Top Three Total/Weighted Average				3 / 4	$153,300,000	22.0%				55.6%	52.6%	3.22x	12.7%
Top Five Total/Weighted Average				5 / 6	$224,889,193	32.3%				57.6%	51.4%	2.69x	11.7%
Top Ten Total/Weighted Average				10 / 17	$338,409,193	48.6%				59.6%	53.6%	2.60x	11.4%
Non-Top Ten Total/Weighted Average				38 / 53	$357,893,402	51.4%				60.2%	54.4%	2.07x	10.2%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Unit/Room, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Characteristics of the Mortgage Pool

B.       Summary of the Whole Loans

No.	Loan Name	Mortgage Loan Seller in WFCM 2020-C58	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance
1	McClellan Park	WFB	$69,000,000	$358,000,000	BMARK 2020-B21(2)(4)	Midland Loan Services, a Division of PNC Bank, National Association(2)	Midland Loan Services, a Division of PNC Bank, National Association(2)	BMARK 2020-B21(4)	$75,000,000
								Future Securitization(s)	$214,000,000
2	MGM Grand & Mandalay Bay	Barclays	$45,000,000	$1,634,200,000	BX 2020-VIVA(3)	KeyBank National Association	Situs Holdings, LLC	BX 2020-VIVA	$670,139
								BX 2020-VIV2	$794,861
								BX 2020-VIV3	$1,000,000
								BMARK 2020-B18	$65,000,000
								BMARK 2020-B19	$80,000,000
								BMARK 2020-B20	$70,000,000
								BMARK 2020-B21(4)	$75,000,000
								BBCMS 2020-C8	$69,500,000
								DBJPM 2020-C9	$50,000,000
								Future Securitization(s)	$1,177,235,000
5	The Arboretum	WFB	$34,890,190	$99,686,258	BANK 2020-BNK29(5)	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	BANK 2020-BNK29(5)	$40,000,000
								Future Securitization(s)	$25,000,000
6	HPE Campus	AREF	$26,770,000	$66,770,000	MSC 2020-HR8	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	MSC 2020-HR8	$20,000,000
								WFCM 2020-C56	$20,000,000
15	120 Wall Street	WFB	$15,000,000	$165,000,000	BANK 2020-BNK29(5)	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	BANK 2020-BNK29(5)	$80,000,000
								BMARK 2020-B20	$70,000,000
16	One Stockton	Barclays	$15,000,000	$66,000,000	WFCM 2020-C55	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	WFCM 2020-C55	$30,000,000
								BBCMS 2020-C7	$21,000,000
19	Courtyard Marriott Solana Beach	WFB	$14,303,056	$25,646,859	WFCM 2020-C58	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	BANK 2020-BNK29(5)	$11,500,000
(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes any related Subordinate Companion Loans.

(2)	The related whole loan is expected to initially be serviced under the BMARK 2020-B21 securitization pooling and servicing agreement until the securitization of the related “lead” pari passu note, after which the related whole loan will be serviced under the pooling and servicing agreement governing such securitization of the related “lead” pari passu note. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the WFCM 2020-C58 certificates after the closing of such securitization. Control rights with respect to the related whole loan will be exercised by the holder of the “lead” pari passu note.

(3)	Control rights are currently exercised by the holder of the related Subordinate Companion Loan until the occurrence and during the continuation of a control appraisal period for the related whole loan, as described under "Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The MGM Grand & Mandalay Bay Whole Loan" in the Preliminary Prospectus

(4)	The BMARK 2020-B21 transaction is expected to close on or about November 30, 2020.

(5)	The BANK 2020-BNK29 transaction is expected to close on or about November 30, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Characteristics of the Mortgage Pool

C.       Mortgage Loans with Additional Secured and Mezzanine Financing

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
2	Barclays	MGM Grand & Mandalay Bay	$45,000,000	6.5%	$1,365,800,000	NAP	3.5580%	4.95x	2.70x	17.9%	9.7%	35.5%	65.2%
	Total/Weighted Average		$45,000,000	6.5%	$1,365,800,000	NAP	3.5580%	4.95x	2.70x	17.9%	9.7%	35.5%	65.2%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.

(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but excludes any related subordinate companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Characteristics of the Mortgage Pool

D.          Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Previous Securitization
4	BSPRT	CoLinx Distribution Center	Crossville	TN	Industrial	$36,699,003	5.3%	COMM 2013-LC13
5	WFB	The Arboretum	Charlotte	NC	Retail	34,890,190	5.0	WFRBS 2011-C2
13	WFB	Home Depot - Gardena	Gardena	CA	Retail	15,500,000	2.2	UBSBB 2012-C2
15	WFB	120 Wall Street	New York	NY	Office	15,000,000	2.2	MSBAM 2014-C14
17	BSPRT	Summerfield Apartments	Harvey	LA	Multifamily	14,500,000	2.1	UBSC 2011-C1
28	LMF	170 North High Street	Columbus	OH	Office	9,200,000	1.3	WCMT 2015-SBC5
30	LMF	Twilley Center	Salisbury	MD	Retail	9,176,600	1.3	M360 2018-CRE1
Total						$134,965,794	19.4%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Characteristics of the Mortgage Pool

E.        Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Mortgage Loan Balance at Maturity or ARD($)	% of Class A-2 Certificate Principal Balance (%)(2)	Pads	Loan per Pad ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity or ARD (mos.)
35	LMF	Clearfork MHC and Town & Country MHC Portfolio	Various	Manufactured Housing Community	$6,537,000	0.9%	$6,161,873	91.1%	319	$20,492	1.68x	11.4%	70.6%	66.5%	12	60
Total/Weighted Average					$6,537,000	0.9%	$6,161,873	91.1%			1.68x	11.4%	70.6%	66.5%	12	60

(1)	The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Balloon Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Characteristics of the Mortgage Pool

F.        Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Office	12	$177,137,361	25.4%	64.3%	57.1%	2.10x	10.5%	9.6%	3.787%
Suburban	7	131,497,361	18.9	65.1	57.1	2.04	10.4	9.6	3.745
CBD	5	45,640,000	6.6	62.0	57.2	2.27	11.0	9.5	3.907
Industrial	5	155,375,287	22.3	60.1	55.2	2.49	10.6	9.7	3.723
Warehouse	1	69,000,000	9.9	60.2	60.2	2.90	10.5	9.7	3.309
Warehouse Distribution	2	60,324,003	8.7	66.1	54.4	1.36	9.1	8.2	4.402
Flex	2	26,051,284	3.7	45.8	43.4	4.02	14.3	13.4	3.246
Retail	12	142,681,811	20.5	58.6	52.7	2.07	9.9	9.3	3.723
Anchored	3	73,040,190	10.5	56.4	48.3	2.07	10.1	9.6	3.448
Single Tenant	4	28,766,663	4.1	61.9	59.1	1.80	8.1	7.8	4.018
Unanchored	4	24,712,708	3.5	59.4	52.6	2.00	11.1	10.2	4.291
Shadow Anchored	1	16,162,250	2.3	61.2	61.2	2.65	10.5	9.6	3.570
Multifamily	26	89,027,507	12.8	63.7	55.6	2.06	9.9	9.5	3.681
Low Rise	17	52,385,000	7.5	67.4	56.5	1.88	10.0	9.6	3.693
Garden	6	27,142,507	3.9	60.2	54.7	2.27	10.2	9.6	3.702
Mid Rise	3	9,500,000	1.4	53.5	53.5	2.44	9.0	8.8	3.553
Hospitality	4	68,499,584	9.8	45.8	41.4	3.94	16.2	15.7	3.709
Full Service	3	54,196,528	7.8	40.2	38.3	4.42	17.1	16.8	3.738
Select Service	1	14,303,056	2.1	67.0	53.1	2.11	12.8	11.7	3.600
Mixed Use	7	44,244,045	6.4	57.0	54.9	1.91	9.2	8.9	4.313
Office/Retail	2	17,544,045	2.5	47.2	44.1	2.10	10.5	10.0	4.305
Multifamily/Retail	2	11,200,000	1.6	64.0	60.5	1.66	8.3	8.2	4.275
Retail/Office/Multifamily	1	6,670,000	1.0	63.0	63.0	1.87	8.4	8.2	4.350
Retail/Multifamily/Office	1	5,300,000	0.8	63.0	63.0	1.87	8.4	8.2	4.350
Retail/Multifamily	1	3,530,000	0.5	63.0	63.0	1.87	8.4	8.2	4.350
Manufactured Housing Community	3	12,337,000	1.8	70.3	63.8	1.57	10.0	9.9	4.759
Manufactured Housing Community	3	12,337,000	1.8	70.3	63.8	1.57	10.0	9.9	4.759
Self Storage	1	7,000,000	1.0	63.1	54.1	1.67	9.3	9.2	3.673
Self Storage	1	7,000,000	1.0	63.1	54.1	1.67	9.3	9.2	3.673
Total/Weighted Average:	70	$696,302,595	100.0%	59.9%	54.0%	2.33x	10.8%	10.1%	3.788%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Characteristics of the Mortgage Pool

G.       Geographic Distribution(1)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
California	14	$256,413,077	36.8%	61.7%	57.6%	2.36x	10.1%	9.4%	3.631%
Northern California	6	141,222,771	20.3	60.6	59.6	2.57	9.7	9.1	3.489
Southern California	8	115,190,306	16.5	63.0	55.3	2.11	10.6	9.8	3.804
Florida	7	61,805,329	8.9	60.4	53.5	1.77	9.7	9.2	4.027
New York	6	50,100,000	7.2	55.9	55.9	2.25	9.2	8.8	3.918
Pennsylvania	4	46,631,653	6.7	65.9	53.4	1.67	10.7	9.6	4.046
Nevada	2	45,000,000	6.5	35.5	35.5	4.95	17.9	17.9	3.558
Illinois	16	41,525,000	6.0	68.4	58.7	2.14	10.6	10.2	3.431
Tennessee	1	36,699,003	5.3	65.0	52.1	1.41	9.5	8.3	4.210
North Carolina	1	34,890,190	5.0	58.6	45.6	1.70	9.6	9.1	3.358
Virginia	1	20,000,000	2.9	44.4	44.4	4.72	15.5	14.4	3.015
Texas	3	18,545,708	2.7	67.1	56.1	1.67	11.4	10.4	4.729
Louisiana	1	14,500,000	2.1	54.9	54.9	2.82	10.2	9.8	3.440
Ohio	2	12,012,000	1.7	67.2	56.6	1.51	11.9	9.4	4.731
Michigan	2	10,225,000	1.5	66.7	65.2	1.80	9.4	9.3	4.680
Georgia	3	9,392,507	1.3	59.6	52.5	1.81	9.9	9.3	4.304
Kansas	1	9,196,528	1.3	63.4	52.1	1.85	13.0	11.5	4.620
Maryland	1	9,176,600	1.3	62.9	51.2	1.67	11.5	10.1	4.350
Kentucky	3	7,250,000	1.0	69.4	58.2	1.76	10.8	9.9	3.850
Arizona	1	7,000,000	1.0	63.1	54.1	1.67	9.3	9.2	3.673
Wisconsin	1	5,940,000	0.9	60.0	60.0	3.27	12.9	10.8	3.259
Total/Weighted Average	70	$696,302,595	100.0%	59.9%	54.0%	2.33x	10.8%	10.1%	3.788%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Characteristics of the Mortgage Pool

H.       Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
1,540,000 - 2,000,000	1	$1,540,000	0.2%
2,000,001 - 3,000,000	2	4,760,000	0.7
3,000,001 - 4,000,000	2	7,495,708	1.1
4,000,001 - 5,000,000	2	8,894,045	1.3
5,000,001 - 6,000,000	3	17,132,507	2.5
6,000,001 - 7,000,000	6	39,338,284	5.6
7,000,001 - 9,000,000	2	15,100,000	2.2
9,000,001 - 10,000,000	5	46,123,128	6.6
10,000,001 - 15,000,000	11	150,347,480	21.6
15,000,001 - 20,000,000	5	87,162,250	12.5
20,000,001 - 30,000,000	4	93,520,000	13.4
30,000,001 - 50,000,000	4	155,889,193	22.4
50,000,001 - 69,000,000	1	69,000,000	9.9
Total:	48	$696,302,595	100.0%
Weighted Average	$14,506,304
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
1.35 - 1.40	2	$37,685,000	5.4%
1.41 - 1.50	2	10,500,000	1.5
1.51 - 1.60	2	15,845,277	2.3
1.61 - 1.70	3	56,930,814	8.2
1.71 - 1.80	2	29,187,000	4.2
1.81 - 1.90	6	87,118,075	12.5
1.91 - 2.00	5	79,220,000	11.4
2.01 - 2.50	14	126,944,180	18.2
2.51 - 3.00	7	97,432,250	14.0
3.01 - 3.50	1	69,000,000	9.9
3.51 - 4.00	2	21,440,000	3.1
4.01 - 5.06	2	65,000,000	9.3
Total:	48	$696,302,595	100.0%
Weighted Average	2.48x
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
1.28 - 1.30	1	$23,625,000	3.4%
1.31 - 1.40	2	18,760,000	2.7
1.41 - 1.50	4	57,091,509	8.2
1.51 - 1.60	2	23,684,581	3.4
1.61 - 1.70	6	94,733,633	13.6
1.71 - 1.80	5	76,851,284	11.0
1.81 - 1.90	4	45,416,528	6.5
1.91 - 2.00	3	16,989,753	2.4
2.01 - 2.50	11	104,278,056	15.0
2.51 - 3.00	6	148,432,250	21.3
3.01 - 4.00	2	21,440,000	3.1
4.01 - 4.95	2	65,000,000	9.3
Total:	48	$696,302,595	100.0%
Weighted Average	2.33x

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	27	$415,223,592	59.6%
Acquisition	17	271,283,295	39.0
Recapitalization	4	9,795,708	1.4
Total:	48	$696,302,595	100.0%

MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
3.015 - 3.500	10	$224,605,190	32.3%
3.501 - 3.750	12	187,055,306	26.9
3.751 - 4.000	3	37,750,000	5.4
4.001 - 4.250	10	109,769,452	15.8
4.251 - 4.500	7	75,818,411	10.9
4.501 - 4.750	3	42,021,528	6.0
4.751 - 5.000	1	3,495,708	0.5
5.001 - 5.250	1	9,250,000	1.3
5.251 - 5.290	1	6,537,000	0.9
Total:	48	$696,302,595	100.0%
Weighted Average	3.788%
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
7.6 - 8.0	1	$15,000,000	2.2%
8.1 - 9.0	12	116,085,000	16.7
9.1 - 10.0	11	191,686,281	27.5
10.1 - 11.0	8	170,483,534	24.5
11.1 - 12.0	7	84,668,443	12.2
12.1 - 13.0	6	49,883,629	7.2
13.1 - 15.0	1	3,495,708	0.5
15.1 - 17.0	1	20,000,000	2.9
17.1 - 17.9	1	45,000,000	6.5
Total:	48	$696,302,595	100.0%
Weighted Average	10.8%
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
7.3 - 8.0	4	$72,685,000	10.4%
8.1 - 9.0	16	154,626,091	22.2
9.1 - 10.0	13	275,403,567	39.6
10.1 - 11.0	5	59,111,600	8.5
11.1 - 12.0	7	65,980,629	9.5
12.1 - 14.0	1	3,495,708	0.5
14.1 - 17.0	1	20,000,000	2.9
17.1 - 17.9	1	45,000,000	6.5
Total:	48	$696,302,595	100.0%
Weighted Average	10.1%
ORIGINAL TERM TO MATURITY OR ARD
Original Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
60	1	$6,537,000	0.9%
120	47	689,765,595	99.1
Total:	48	$696,302,595	100.0%
Weighted Average	119 months

(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate debt (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity or ARD) and may be currently prepayable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Characteristics of the Mortgage Pool

REMAINING TERM TO MATURITY OR ARD
Range of Remaining Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
60	1	$6,537,000	0.9%
107 - 120	47	689,765,595	99.1
Total:	48	$696,302,595	100.0%
Weighted Average	116 months
ORIGINAL AMORTIZATION TERM(2)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	22	$341,372,250	49.0%
360	26	354,930,345	51.0
Total:	48	$696,302,595	100.0%
Weighted Average(3)	360 months

(2)   The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(3)   Excludes the non-amortizing mortgage loans.

REMAINING AMORTIZATION TERM(4)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	22	$341,372,250	49.0%
350 - 360	26	354,930,345	51.0
Total:	48	$696,302,595	100.0%
Weighted Average(5)	358 months

(4)   The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(5)   Excludes the non-amortizing mortgage loans.

LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Springing	30	$270,538,402	38.9%
Hard/Springing Cash Management	11	265,039,003	38.1
Hard/Upfront Cash Management	4	91,865,190	13.2
Soft/Springing Cash Management	3	68,860,000	9.9
Total:	48	$696,302,595	100.0%
PREPAYMENT PROVISION SUMMARY(6)
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	41	$522,730,345	75.1%
YM / YM or D / Open	2	84,000,000	12.1
GRTR 0.5% or YM / GRTR 0.5% or YM or D / Open	1	45,000,000	6.5
Lockout / GRTR 1% or YM / Open	4	44,572,250	6.4
Total:	48	$696,302,595	100.0%
(6) As a result of property releases or the application of funds in a performance reserve, partial principal prepayments could occur during a period that voluntary principal prepayments are otherwise prohibited.

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
35.5 - 40.0	2	$60,500,000	8.7%
40.1 - 45.0	2	33,350,000	4.8
45.1 - 50.0	2	8,540,000	1.2
50.1 - 55.0	6	57,061,284	8.2
55.1 - 60.0	6	82,680,190	11.9
60.1 - 65.0	15	258,306,888	37.1
65.1 - 70.0	10	109,799,462	15.8
70.1 - 75.0	5	86,064,771	12.4
Total:	48	$696,302,595	100.0%
Weighted Average	59.9%
BALLOON OR ARD LOAN-TO-VALUE RATIO
Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
35.5 - 40.0	2	$60,500,000	8.7%
40.1 - 45.0	3	39,401,284	5.7
45.1 - 50.0	4	48,822,697	7.0
50.1 - 55.0	17	206,020,885	29.6
55.1 - 60.0	12	159,263,479	22.9
60.1 - 65.0	9	175,757,250	25.2
65.1 - 66.5	1	6,537,000	0.9
Total:	48	$696,302,595	100.0%
Weighted Average	54.0%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest-only, Balloon	21	$296,372,250	42.6%
Amortizing Balloon	15	194,073,345	27.9
Interest-only, Amortizing Balloon	11	160,857,000	23.1
Interest-only, ARD	1	45,000,000	6.5
Total:	48	$696,302,595	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
12	2	$20,757,000	3.0%
18	1	20,475,000	2.9
24	4	79,475,000	11.4
36	3	17,500,000	2.5
60	1	22,650,000	3.3
Total:	11	$160,857,000	23.1%
Weighted Average	28 months
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	12	$158,367,000	22.7%
1	16	178,369,200	25.6
2	9	151,730,190	21.8
3	1	15,500,000	2.2
8	1	22,650,000	3.3
9	4	95,269,584	13.7
10	3	35,791,621	5.1
12	1	15,000,000	2.2
13	1	23,625,000	3.4
Total:	48	$696,302,595	100.0%
Weighted Average	3 months

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Certain Terms and Conditions

VI.       Certain Terms and Conditions

Interest Entitlements:	The interest entitlement of each Class of Certificates or trust component on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class or trust component for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without Master Servicer consent) on particular non-specially serviced loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date. For any Distribution Date, prepayment interest shortfalls allocated to a trust component will be allocated amongst the related Classes of Exchangeable Certificates, pro rata, in accordance with their respective interest accrual amounts for that distribution date. If a Class or trust component receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.

Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections.

Subordination, Allocation of Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain Classes of Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Certificates. The chart also shows the corresponding entitlement to receive principal and/or interest of certain Classes of Certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which losses are allocated to certain Classes of Certificates in ascending order (beginning with the Non-Offered Certificates, other than the Class V and Class R Certificates) to reduce the Certificate Balance of each such Class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, X-B, V or R Certificates, although principal payments and losses may reduce the Notional Amounts of the Class X-A and X-B Certificates and, therefore, the amount of interest they accrue.

(1)	The maximum certificate balances of Class A-3, Class A-4, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-3 and Class A-4 trust components discussed in footnote (9) to the table under “Certificate Structure”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under "Exchangeable Certificates."
(2)	The Class X-A and X-B Certificates are interest-only certificates.
(3)	Non-Offered Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Certain Terms and Conditions

Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1. Class A-1, A-2, A-SB, X-A and X-B Certificates and the Class A-3, A-3-X1, A-3-X2, A-4, A-4-X1 and A-4-X2 trust components: To interest on the Class A-1, A-2, A-SB, X-A and X-B Certificates and the Class A-3, A-3-X1, A-3-X2, A-4, A-4-X1 and A-4-X2 trust components, pro rata, according to their respective interest entitlements.

2. Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components: To principal on the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 trust component until its Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 trust component until its Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vi) sixth, to principal on the Class A-SB Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each Class of Principal Balance Certificates, other than the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components, has been reduced to zero as a result of the allocation of mortgage loan losses and expenses and any of the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components remaining outstanding, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.

3. Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components: To reimburse the holders of the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes or trust components.

4.   Class A-S, A-S-X1 and A-S-X2 trust components: To make distributions on the Class A-S, A-S-X1 and A-S-X2 trust components as follows: (a) first, to interest on the Class A-S, A-S-X1 and A-S-X2 trust components, pro rata, according to their respective interest entitlements; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components), to principal on the Class A-S trust component until its Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S trust component for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that trust component in reduction of their Certificate Balance.

5.   Class B, B-X1, B-X2 trust components: To make distributions on the Class B, B-X1 and B-X2 trust components as follows: (a) first, to interest on the Class B, B-X1 and B-X2 trust components, pro rata, according to their respective interest entitlements; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2 and A-SB Certificates and the Class A-3, A-4 and A-S trust components), to principal on the Class B trust component until its Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B trust component for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that trust component in reduction of their Certificate Balance.

6.   Class C, C-X1, C-X2 trust components: To make distributions on the Class C, C-X1 and C-X2 trust components as follows: (a) first, to interest on the Class C, C-X1 and C-X2 trust components, pro rata, according to their respective interest entitlements; (b) next,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Certain Terms and Conditions

      to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2 and A-SB Certificates and the Class A-3, A-4, A-S and B trust components), to principal on the Class C trust component until its Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C trust component for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that trust component in reduction of their Certificate Balance.

7.   Class D-RR Certificates: To make distributions on the Class D-RR Certificates as follows: (a) first, to interest on the Class D-RR Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2 and A-SB Certificates and the Class A-3, A-4, A-S, B and C trust components), to principal on the Class D-RR Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class D-RR Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

8.   After the Class A-1, A-2, A-SB and D-RR Certificates and the Class A-3, A-4, A-S, B and C trust components are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class E-RR, F-RR, G-RR, H-RR and J-RR Certificates sequentially in that order in a manner analogous to the Class D-RR Certificates.

Principal and interest payable on the Class A-3, A-3-X1, A-3-X2, A-4, A-4-X1, A-4-X2, A-S, A-S-X1, A-S-X2, B, B-X1, B-X2, C, C-X1 and C-X2 trust components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Exchangeable Certificates:	Each class of Exchangeable Certificates may be exchanged for the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of each of the Received Classes of certificates must be equal to the dollar denomination of each of the Surrendered Classes of certificates. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Certain Terms and Conditions

Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate

Class A-3	See footnote (9) to the table under “Certificate Structure”	Class A-3 Certificate Pass-Through Rate minus 1.00%

Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	0.50%

Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	0.50%

Class A-4	See footnote (9) to the table under “Certificate Structure”	Class A-4 Certificate Pass-Through Rate minus 1.00%

Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	0.50%

Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	0.50%

Class A-S	$53,964,000	Class A-S Certificate Pass-Through Rate minus 1.00%

Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%

Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%

Class B	$35,685,000	Class B Certificate Pass-Through Rate minus 1.00%

Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%

Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%

Class C	$20,325,000 (subject to the variance described in footnote (12) to the table under “Certificate Structure” )	Class C Certificate Pass-Through Rate minus 1.00%

Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%

Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon, equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of certificates, divided by (y) the Certificate Balance of the Class A-3 trust component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-4 trust component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Certain Terms and Conditions

has a “B” designation) or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-4 Exchangeable Certificates	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-3 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-3 trust component, the maximum Certificate Balance or Notional Amount of each class of Class A-4 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-4 trust component, the maximum Certificate Balance or Notional Amount of each class of Class A-S Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-S trust component, the maximum Certificate Balance or Notional Amount of each class of Class B Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class B trust component, and the maximum Certificate Balance or Notional Amount of each class of Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class C trust component. The maximum Certificate Balances of Class A-3, A-4, A-S, B and C Certificates (subject to the constraints on the aggregate initial Certificate Balance of the Class A-3 and Class A-4 trust components and the initial Certificate Balance of the Class C trust component discussed in footnotes (9) and (12) to the table under “Certificate Structure”) will be issued on the closing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Certain Terms and Conditions

date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-3 trust component, Class A-4 trust component, Class A-S trust component, Class B trust component or Class C trust component, respectively. Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal U/W NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-3 Certificates, Class A-4 Certificates, Class A-S Certificates, Class B Certificates or Class C Certificates, respectively, shown above.

Allocation of Yield Maintenance Charges and Prepayment Premiums:

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) in the following manner:

(1)  to each class of the Class A-1, A-2, A-SB, A-3, A-3-1, A-3-2, A-4, A-4-1, A-4-2, A-S, A-S-1, A-S-2, B, B-1, B-2, C, C-1, C-2, D-RR, E-RR and F-RR Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D-RR, E-RR, F-RR, G-RR, H-RR and J-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date,

(2) to the Class A-3-X1 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D-RR, E-RR, F-RR, G-RR, H-RR and J-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-1 Certificates and the applicable principal prepayment,

(3) to the Class A-3-X2 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D-RR, E-RR, F-RR, G-RR, H-RR and J-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-2 Certificates and the applicable principal prepayment,

(4) to the Class A-4-X1 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D-RR, E-RR, F-RR, G-RR, H-RR and J-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-1 Certificates and the applicable principal prepayment,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Certain Terms and Conditions

(5) to the Class A-4-X2 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D-RR, E-RR, F-RR, G-RR, H-RR and J-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-2 Certificates and the applicable principal prepayment,

(6) to the Class A-S-X1 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D-RR, E-RR, F-RR, G-RR, H-RR and J-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 Certificates and the applicable principal prepayment,

(7) to the Class A-S-X2 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D-RR, E-RR, F-RR, G-RR, H-RR and J-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 Certificates and the applicable principal prepayment,

(8) to the Class B-X1 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, A-SB, D-RR, E-RR, F-RR, G-RR, H-RR and J-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 Certificates and the applicable principal prepayment,

(9) to the Class B-X2 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, A-SB, D-RR, E-RR, F-RR, G-RR, H-RR and J-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 Certificates and the applicable principal prepayment,

(10)to the Class C-X1 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D-RR, E-RR, F-RR, G-RR, H-RR and J-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Certain Terms and Conditions

Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 Certificates and the applicable principal prepayment,

(11)to the Class C-X2 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2 A-SB, D-RR, E-RR, F-RR, G-RR, H-RR and J-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 Certificates and the applicable principal prepayment,

(12)to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, A-2 and A-SB Certificates and the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D-RR, E-RR, F-RR, G-RR, H-RR and J-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2 and Class A-SB Certificates and the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates as described above, and

(13)to the Class X-B Certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class G-RR, H-RR, J-RR, V or R Certificates. For a description of when Prepayment Premiums and Yield Maintenance Charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment Premiums and Yield Maintenance Charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Class A-1, A-2, A-SB, D-RR, E-RR, F-RR, G-RR, H-RR and J-RR Certificates and the Class A-3, A-4, A-S, B and C trust components will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class J-RR Certificates; second, to the Class H-RR Certificates; third, to the Class G-RR Certificates; fourth, to the Class F-RR Certificates; fifth, to the Class E-RR Certificates; sixth, to the Class D-RR Certificates; seventh, to the Class C trust component; eighth, to the Class B trust component; ninth, to the Class A-S trust component; and, finally, pro rata, to the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components based on their outstanding Certificate Balances.

Any portion of such amount applied to the Class A-3, A-4, A-S, B or C trust component will reduce the Certificate Balance or Notional Amount of each Class of Certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its Certificate Balance or Notional Amount, divided by the Certificate Balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

The Notional Amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, B or C trust components as write-offs in reduction of their Certificate Balances.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Certain Terms and Conditions

P&I Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments, excess interest and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-SB, A-3, A-3-X1, A-3-X2, A-4, A-4-X1, A-4-X2, X-A and X-B Certificates would be affected on a pari passu basis).

Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to any serviced whole loan. With respect to any non-serviced whole loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such non-serviced whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan (other than a non-serviced mortgage loan) with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any serviced whole loan, any Appraisal Reduction Amount will be allocated, pro rata, to the related mortgage loan and the related pari passu companion loan(s). With respect to any non-serviced mortgage loan, appraisal reduction amounts are expected to be calculated in a similar manner under the related non-serviced pooling and servicing agreement.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A “Collateral Deficiency Amount” will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender with respect to the mortgage loan as of the date of such determination.

A “Cumulative Appraisal Reduction Amount” with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “majority controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Neither (i) a Payment Accommodation with respect to any mortgage loan or serviced whole loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an appraisal reduction event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

A “Payment Accommodation” for any mortgage loan or serviced whole loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (and qualification as a COVID-19 emergency forbearance will be determined by the special servicer in its sole and absolute discretion in accordance with the servicing standard) relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case (i) is entered into

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Certain Terms and Conditions

by April 30, 2021, (ii) defers no greater than 3 monthly debt service payments (but no greater than 9 monthly debt service payments in the aggregate with any other Payment Accommodations) and (iii) requires full repayment of deferred payments, reserves and escrows by the date that is 12 months following the date of the first Payment Accommodation for such mortgage loan or serviced whole loan.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in December 2030 and the MGM Grand & Mandalay Bay mortgage loan is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the initial pool balance), certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding Certificates.

If the aggregate Certificate Balances of each of the Class A-1, A-2 and A-SB Certificates and the Class A-3, A-4, A-S, B and C trust components have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding Certificates (other than the Class V and Class R Certificates) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes of Certificates (other than the Class V and Class R Certificates) would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any mortgage loan or mortgaged property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.

Control Eligible Certificates:	The Class H-RR and J-RR Certificates.

Directing Certificateholder/ Controlling Class:

A directing certificateholder may be appointed by the “majority controlling class certificateholder”, which will be the holder(s) of a majority of the Controlling Class.

The “Controlling Class” will be, as of any time of determination, the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class(es)) at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that if at any time the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class J-RR Certificates.

Control and Consultation:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when (i) the Class H-RR Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class) of less than 25% of the initial Certificate Balance of that Class or (ii) a holder of the Class H-RR Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

A “Consultation Termination Event” will occur when (i) there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class H-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the WFCM 2020-C58 pooling and servicing agreement; provided that no Consultation Termination Event resulting

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Certain Terms and Conditions

solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class H-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, KBRA and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of Certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans) in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to each serviced whole loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans. Those consultation rights will generally extend to asset status reports and material special servicing actions involving the related whole loan, will be as set forth in the related intercreditor agreement, and will be in addition to the rights of the directing certificateholder in this transaction described above.

With respect to each non-serviced whole loan, the applicable servicing agreement for the related controlling pari passu companion loan(s) generally grants (or will grant) the directing certificateholder under the related securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) generally will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of any such whole loan contemplated by this paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the securitization of the related controlling pari passu companion loan(s).

The control rights and consent and consultation rights described in the preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the majority controlling class certificateholder or the directing certificateholder is a Borrower Party, the majority controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2020-C58 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2020-C58 pooling and servicing agreement with respect to such mortgage loan.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or an Accelerated Mezzanine

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Certain Terms and Conditions

Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender.

Replacement of Special Servicer:

If a Control Termination Event has occurred and is continuing, the Special Servicer may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Principal Balance Certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the Certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, the Special Servicer may be replaced by the directing certificateholder, subject to Fitch, KBRA and Moody’s (and any Rating Agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (i) the Special Servicer is not performing its duties as required under the pooling and servicing agreement in accordance with the Servicing Standard and (ii) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not risk retention affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the Special Servicer is a Borrower Party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the Special Servicer with respect to an excluded special servicer loan, the resigning Special Servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer.

Appraisal Remedy:	If the Class of Certificates comprising the Controlling Class loses its status as Controlling Class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the Controlling Class unless and until reinstated as the Controlling Class through such determination; and pending such determination, the rights of the Controlling Class will be exercised by the Control Eligible Certificates, if any, that would be the Controlling Class taking into account the subject appraisal reduction amount.

Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the WFCM 2020-C58 pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by such Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Certain Terms and Conditions

The sale of a defaulted loan (other than a non-serviced whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor, as described in the Preliminary Prospectus. Generally speaking, the holder of a pari passu companion loan will have consent and/or consultation rights, as described in the Preliminary Prospectus.

With respect to any serviced whole loan, if such whole loan becomes a defaulted loan under the WFCM 2020-C58 pooling and servicing agreement, the Special Servicer will generally be required to sell both the mortgage loan and the related pari passu companion loan(s) as a single whole loan.

With respect to each non-serviced whole loan, the applicable servicing agreement governing the servicing of such whole loan generally provides (or is expected to provide) that, if the related pari passu companion loan(s) serviced under such agreement become a defaulted loan under such servicing agreement, then the related special servicer may offer to sell to any person (or may offer to purchase) for cash such whole loan during such time as such applicable pari passu companion loan(s) constitutes a defaulted loan under such servicing agreement. Generally speaking, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) (and, in some cases, any related subordinate companion loan) as a whole loan. The directing certificateholder for this securitization generally will have consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

The procedures for the sale of any whole loan that becomes a defaulted whole loan, and any associated consultation rights, are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Certain Terms and Conditions

Operating Advisor:

The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Loans. With respect to each mortgage loan (other than a Non-Serviced Mortgage Loan) or serviced whole loan, the Operating Advisor will be responsible for:

●    reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●    reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website that are relevant to the Operating Advisor’s obligations under the pooling and servicing agreement and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event (as defined below)) and Final Asset Status Report (as defined in the Preliminary Prospectus);

●    reviewing for accuracy and consistency with the WFCM 2020-C58 pooling and servicing agreement the mathematical calculations by the special servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●   preparing an annual report (if any mortgage loan (other than any Non-Serviced Mortgage Loan) or serviced whole loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event (as defined below) occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the pooling and servicing agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the pooling and servicing agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the pooling and servicing agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any Non-Serviced Mortgage Loan) or serviced whole loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event (as defined below) has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●    to consult (on a non-binding basis) with the Special Servicer in respect of asset status reports and

●    to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class D-RR, E-RR, F-RR, G-RR, H-RR and J-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such Classes) is 25% or less of the initial Certificate Balances of such Classes in the aggregate.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Certain Terms and Conditions

loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the WFCM 2020-C58 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the WFCM 2020-C58 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the WFCM 2020-C58 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the WFCM 2020-C58 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the WFCM 2020-C58 pooling and servicing agreement will be able

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Certain Terms and Conditions

to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12-months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.

Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Controlling Class Certificateholder:	It is expected that RREF IV-D RR H, LLC or an affiliate will be the initial majority controlling class certificateholder.

Whole Loans:	Each of the mortgaged properties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Summary of the Whole Loans” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #1	Cut-off Date Balance:	$69,000,000
Various McClellan, CA 95652	McClellan Park	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.2% 2.90x 10.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #1	Cut-off Date Balance:	$69,000,000
Various McClellan, CA 95652	McClellan Park	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.2% 2.90x 10.5%

McClellan Park
McClellan, CA 95652
Roseville
Baseline Rd
Vineyard Rd
PLACER COUNTY
Watt Ave
Walerga Rd
Cook Riolo Rd
PFE Rd
AMTRAK
Gibson Ranch County Park
Northbrook
Elverta Crossing
Elverta Rd
Antelope
Antelope Marketplace
Cherry Island Golf Course
Lawrence Links Golf Course
Roseville Rd
Summerhill Plaza
Antelope Rd
80
Highland Manor
Rio Linda
Sacramento Intl. Airport 8 miles
W. Elkhorn Blvd
Rio Linda Blvd
Rio Linda Shopping Center
Elkhorn Blvd
Elkhorn Center
Foothill Farms
Elkhorn Plaza
Citrus Heights
North Highlands
Rio Linda Plaza
Vineland
Aerospace Museum of California
Rio Linda Airport
Hillsdale Blvd
Eisenhower Hwy
Mercy San Juan Medical Ctr.
Hansen Ranch Park
Maryville Blvd
Raley Blvd
Northrop Grumman
McClellan Airfield
Coyle Ave
Foothill Farms Shopping Center
Madison Ave
Madison West Business Park
California Statewide Museum
Main Ave
McClellan Park
Northpointe
Auburn Blvd
American River College
Northgate Business Park
Bell Ave
McClellan Industrial Park
Eisenhower Hwy
Watt/I-80
Watt/I-80 West
Sutter Business Park
Grand Ave
Walnut Ave
Manzanita Ave
Cypress Ave
Roseville
Alister Mackenzie GC
Edison Ave
North Sacramento
San Juan Rd
SACRAMENTO COUNTY
BLUE LINE
Carmichael
SACRAMENTO
Del Paso Blvd
Marconi
Town & Country Village
Del Paso CC
Carmichael Estate
Marconi Ave
Northgate Blvd
LIGHT RAIL
Elvas Fwy
W. Camino Ave
El Camino Ave
Arden / Del
Swanston
Country Club Plaza
Ancil Hoffman Golf Course
Kaiser Permanente Sacramento
Arden Fair
Howe Ave
Fulton Ave
Eastern Ave
Royal Oak
Globe
California State Lottery
160
Pointe West Business Park
Exposition Blvd
Arden Way
American River
River Bend Park
LIGHT RAIL
Capital Casino
Sutter's Landing Reg. Park
California Expo and Fair
Arden-Arcade
Hurley Way
River Glen
Sac Central Shopping Center
AMTRAK
American River
Zinfandel
Rancho Cordova
16th St
E St
24th St
Elvas Ave
Northrop Ave
Fair Oaks Blvd
American River Dr
Pavilions Shopping Center
State Capitol
H St
45th St
Sutter Memorial Hospital
Fair Oaks Blvd
50
Downtown
29th St
La Riviera
LIGHT RAIL
Lincoln Hwy
Plumas Lake
Trowbridge
Sheridan
North Auburn
Auburn
SUTTER COUNTY
PLACER COUNTY
Robbins
Nicolaus
Rocklin
Roseville
Granite Bay
EL DORADO COUNTY
Yolo
Foothill Farms
El Dorado Hills
Rio Linda
North Highlands
Woodland
Citrus Heights
Folsom
YOLO COUNTY
Carmichael
Arden
Rancho Cordova
West Sacramento
SACRAMENTO
Davis
Rancho Murieta
Florin
Dixon
Vineyard
SACRAMENTO COUNTY
Laguna
Wilton
SOLANO COUNTY
Elk Grove
Courtland
Clay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – McClellan Park

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Industrial - Warehouse
	Original Principal Balance(1):	$69,000,000		Location:	McClellan, CA
	Cut-off Date Balance(1):	$69,000,000		Size:	6,925,484 SF
	% of Initial Pool Balance:	9.9%		Cut-off Date Balance Per SF(1):	$51.69
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$51.69
	Borrower Sponsor:	McClellan Business Park, LLC		Year Built/Renovated:	1938/2019
	Guarantor:	McClellan Business Park, LLC		Title Vesting:	Fee
	Mortgage Rate:	3.3090%		Property Manager:	Self-managed
	Note Date:	November 13, 2020		Current Occupancy (As of):	86.8% (9/15/2020)
	Seasoning:	0 months		YE 2019 Occupancy(4):	88.4%
	Maturity Date:	December 11, 2030		YE 2018 Occupancy(4):	83.4%
	IO Period:	120 months		YE 2017 Occupancy(4):	80.3%
	Loan Term (Original):	120 months		YE 2016 Occupancy(4):	NAP
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$595,000,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$85.91
	Call Protection(2):	YM(24),YM or D(89),O(7)		As-Is Appraisal Valuation Date:	September 15, 2020
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1):	Yes		Underwriting and Financial Information(5)
	Additional Debt Type (Balance)(1):	Pari Passu ($289,000,000)		TTM NOI (9/30/2020):	$29,593,816
				YE 2019 NOI(6):	$27,579,910
				YE 2018 NOI(6):	$24,924,493
				YE 2017 NOI(6):	$21,645,209
Escrows and Reserves(3)				U/W Revenues:	$52,666,380
	Initial	Monthly	Cap	U/W Expenses:	$15,037,967
Taxes	$0	Springing	NAP	U/W NOI(6):	$37,628,413
Insurance	$0	Springing	NAP	U/W NCF:	$34,858,219
Replacement Reserves	$0	Springing	$2,077,645	U/W DSCR based on NOI/NCF(1):	3.13x / 2.90x
TI/LC Reserves	$0	Springing	$6,925,484	U/W Debt Yield based on NOI/NCF(1):	10.5% / 9.7%
Tenant Specific TI/LC	$5,482,591	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.5% / 9.7%
Rent Concession	$18,717	$0	NAP	Cut-off Date LTV Ratio(1):	60.2%
Development Agency Reserve	$689,614	$0	NAP	LTV Ratio at Maturity(1):	60.2%

Sources and Uses
Sources			Uses
Original whole loan amount	$358,000,000	100.0%	Loan payoff	$334,182,430	93.3%
			Upfront reserves	6,190,922	1.7
			Closing costs	5,652,858	1.6
			Return of equity	11,973,790	3.3
Total Sources	$358,000,000	100.0%	Total Uses	$358,000,000	100.0%

(1)	The McClellan Park Mortgage Loan (as defined below) is part of the McClellan Park Whole Loan (as defined below) with an original aggregate principal balance of $358,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the McClellan Park Whole Loan.
(2)	At any time after the earlier of (i) January 11, 2024 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the McClellan Park Whole Loan to be securitized, the McClellan Park Borrower (as defined below) has the right to defease the McClellan Park Whole Loan in whole, but not in part. Additionally, the McClellan Park Borrower may prepay the McClellan Park Whole Loan at any time during the term with a 30-day prior notice and, if such prepayment occurs on or before May 11, 2030, payment of the yield maintenance premium.
(3)	See “Escrows” section below.
(4)	See “Historical Occupancy” section below.
(5)	While the McClellan Park Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the McClellan Park Whole Loan more severely than assumed in the underwriting of the McClellan Park Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(6)	See “Operating History and Underwritten Cash Flow” section below for information regarding year-over-year increases in NOI and increase to U/W NOI from YE 2019 NOI.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #1	Cut-off Date Balance:	$69,000,000
Various McClellan, CA 95652	McClellan Park	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.2% 2.90x 10.5%

The Mortgage Loan. The mortgage loan (the “McClellan Park Mortgage Loan”) is part of a whole loan (the “McClellan Park Whole Loan”) that is evidenced by eight pari passu promissory notes in the aggregate original principal amount of $358,000,000. The McClellan Park Whole Loan is secured by a first priority fee mortgage encumbering McClellan Park, a 6,925,484 square foot primarily industrial and office portfolio located in McClellan, California (the “McClellan Park Property”). The McClellan Park Whole Loan was co-originated on November 13, 2020 by Wells Fargo Bank, National Association and Goldman Sachs Bank USA.

The McClellan Park Mortgage Loan is evidenced by the non-controlling promissory Note A-2 in the original principal amount of $69,000,000. As noted in the Note Summary chart below, The McClellan Park Whole Loan is also evidenced by the controlling A-1 promissory Note and the non-controlling promissory Notes A-3, A-4, A-5, A-6, A-7 and A-8 (the “McClellan Park Non-Serviced Pari Passu Companion Loans”). Note A-6 was securitized in the BMARK 2020-B21 securitization and The McClellan Park Whole Loan will be initially serviced pursuant to the pooling and servicing agreement for that securitization. Following the securitization of Note A-1, the McClellan Park Whole Loan will be serviced under the pooling and servicing agreement governing such securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
McClellan Park Whole Loan
A-1	$91,000,000	$91,000,000	Wells Fargo Bank, National Association	Yes
A-2	$69,000,000	$69,000,000	WFCM 2020–C58	No
A-3	$50,600,000	$50,600,000	Wells Fargo Bank, National Association	No
A-4	$20,000,000	$20,000,000	Wells Fargo Bank, National Association	No
A-5	$20,000,000	$20,000,000	Wells Fargo Bank, National Association	No
A-6	$75,000,000	$75,000,000	BMARK 2020 – B21(1)	No
A-7	$16,400,000	$16,400,000	Goldman Sachs Bank USA	No
A-8	$16,000,000	$16,000,000	Goldman Sachs Bank USA	No
Total	$358,000,000	$358,000,000
1)	The BMARK 2020-B21 transaction is expected to close on or about November 30, 2020.

The Borrower and Borrower Sponsor. The borrower is McClellan Realty, LLC (the “McClellan Park Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. In connection with the origination of the loan, counsel to the McClellan Park Borrower delivered a non-consolidation opinion.

The borrower sponsor and carveout guarantor is McClellan Business Park, LLC (the “Guarantor”). McClellan Business Park, LLC is a privately held company that was selected to acquire and redevelop McClellan Air Force Base in 1999. Today the project consists of 3,000 acres with approximately 8.5 million square feet of rentable space and 500 acres of developable land. The company is comprised of three entities, MBP Ventures, LLC, LDK Capital, LLC and Industrial Realty Group. MBP Ventures, LLC has acquired and developed real estate totaling over 20 million SF and more than five thousand acres of land. LDK Capital, LLC has developed numerous master planned communities and business parks. Industrial Realty Group specializes in industrial properties and has holdings in excess of 100 million square feet.

The Property. The McClellan Park Property is a portion of McClellan Park, a large office and industrial park encompassing 3,000-acres and approximately 8.5 million square feet of leasable space, located west of Watt Avenue in an unincorporated area of Sacramento County, California. The McClellan Park Property represents the majority of McClellan Park with 6,925,484 square feet and comprises 139 buildings spanning approximately 785.1 acres. The McClellan Park Property surrounds the 10,600-foot McClellan Airfield runway, which, according to the appraisal, is one of the west coast’s most active airstrips for private aircraft. The McClellan Park Property benefits from approximately seven miles of on-site rail with multiple rails spurs, trans load yard, and rail served warehouses, which are serviced by both Burlington Northern Railroad and Union Pacific Railroad. Onsite amenities include a 112-room hotel, dining options, a gym, a credit union and a park.

Until July 2001, the McClellan Park Property served as McClellan Air Force Base, one of five main major depots in the United States that provided repair and maintenance services to military aircraft. The McClellan Park Borrower was selected to acquire the base and implement an extensive redevelopment program. Since acquisition in 2001, the borrower sponsor has invested more than $580 million in critical infrastructure, building improvements, and land development, which has driven the lease-up or sale of more than seven million square feet of office and industrial space.

As of September 15, 2020, the McClellan Park Property was 86.8% leased by approximately 176 tenants with no tenant accounting for more than 6.0% of the net rentable area or 7.0% of underwritten base rent. The McClellan Park Property has averaged 84.7% occupancy over the past five years. Since 2018 there has been over 3.4 million square feet of leasing activity. Approximately 21.7% of the net rentable area and 37.5% of underwritten base rent is attributable to investment grade tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #1	Cut-off Date Balance:	$69,000,000
Various McClellan, CA 95652	McClellan Park	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.2% 2.90x 10.5%

Use Type	NRSF	% of NRSF	In Place Cut-Off Date Occupancy
Warehouse	2,532,812	36.6%	96.6%
Manufacturing	1,660,684	24.0%	91.6%
Research	604,753	8.7%	70.2%
Airfield	843,221	12.2%	78.6%
Total Industrial	5,641,470	81.5%	89.6%
Office	1,020,349	14.7%	72.5%
Residential	157,254	2.3%	71.8%
Commercial	103,291	1.5%	93.8%
Yard	3,120	0.0%	100.0%
Collateral Total	6,925,484	100.0%	86.8%

Industrial (81.5% of net rentable area; 60.8% of underwritten gross rent) Totaling over 5.6 million square feet, representing 81.5% of net rentable area and 60.8% of underwritten gross rent (including rent attributed to grossed up vacant space) , the industrial space at the projects encompasses warehouse, manufacturing, research, and airfield/hanger buildings. The cluster of manufacturing, warehouse, research, residential, and office space provides the opportunity for industrial tenants to lease complementary use products all within one park.

Office (14.7% of net rentable area; 31.8% of underwritten gross rent) The office component of the McClellan Park Property includes buildings designated as office and recreational (37 primary buildings totaling 1,020,349 square feet). These buildings range in size from 800 to 331,670 square feet, with most buildings below 15,000 square feet in size. The median size within this set of buildings is 7,606 square feet. Originally constructed from 1938 to 1992, many of the buildings have been renovated to various levels. Existing office tenants include a variety of larger and small public and private operations such as the USDA Forest Services, Gateway Charters, and Faneuil, Inc.

Residential (2.3% of net rentable area; 5.0% of underwritten gross rent) The residential component at the McClellan Park Property includes seven primary buildings which include renovated and non-renovated dorm buildings. These buildings are consistent in size, ranging from 19,038 to 25,380 square feet with a median of 24,000 square feet. The subject residential space is currently 71.8% occupied by two tenants, the USDA Forest Service and AmeriCorps.

Commercial (1.5% of net rentable area; 2.5% of underwritten gross rent) Currently 93.8% leased, the retail portion of the McClellan Park Property consists of 11 buildings totaling over 103,291 square feet of improved retail space. The retail operations provide tenants amenities such as a credit union, a gas station, restaurants, and a gym.

COVID-19 Update. As of November 20, 2020, most tenants at the McClellan Park Property are open and operating. Approximately 99% of the tenants by square footage and 99% of the tenants by underwritten base rent made their full October rent payments. Approximately 97% of the tenants by square footage and 97% of the tenants by underwritten base rent made their full November rent payments. The November calculations assume that federal and state tenants, which pay rent in arrears, have paid full rent in November. Four tenants, representing approximately 4.2% of underwritten base rent, received rent deferrals ranging from 3-5 months. Three of the four tenants concurrently extended their leases. Two tenants representing 0.2% of underwritten base rent have pending rent relief requests. As of November 20, 2020, the McClellan Park Whole Loan is not subject to any modification or forbearance request. The first debt service payment of the McClellan Park Mortgage Loan is due in December 2020.

Major Tenants.

Largest Tenant: Amazon (417,637 square feet, 6.0% of net rentable area; 6.5% of underwritten base rent; June 30, 2030 lease expiration) Amazon fully occupies a warehouse building at the McClellan Park Property that was constructed in 2019. According to a third party news source, Amazon’s building at the McClellan Park Property features 36-foot clear height ceilings, a 135-foot truck courtyard, as well as 40 trailer parking stalls. Amazon created an open warehouse of approximately 158,000 square feet, a drive-thru warehouse of approximately 240,000 square feet and office and support area of approximately 18,200 square feet. Additional work included creating chilled and frozen warehouse space along with will call and flex pickup areas. Amazon has leased over 1 million square feet of distribution space in Sacramento in recent years. Amazon has two 5-year renewal options, each with 270 days' notice, at the fair market rental rate.

2nd Largest Tenant: Hydra Distribution (388,784 square feet, 5.6% of net rentable area; 3.0% of underwritten base rent; April 16, 2025 lease expiration) Hydra Distribution provides contract warehouse, transportation, crossdocking and shipping services within its central California distribution network (based at the McClellan Park Property). Hydra Distribution features access to over 2.4 million square feet of rail-served facilities and over seven miles of rail track. Hydra Distribution’s facility at the McClellan Park Property features 24-foot clear height ceilings and raised floor tilt-ups. Hydra Distribution has one 5-year renewal option to extend, each with six months' notice, at the 95% of fair market rental rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #1	Cut-off Date Balance:	$69,000,000
Various McClellan, CA 95652	McClellan Park	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.2% 2.90x 10.5%

3rd Largest Tenant: Dome Printing (320,000 square feet, 4.6% of net rentable area; 2.6% of underwritten base rent; November 17, 2033 lease expiration) Dome Printing was founded in 1914 as an engraving company serving local printers and newspapers. In 1969, Dome Printing transformed into an offset printing facility, becoming one of the largest privately held commercial printing companies in northern California. Dome Printing offers direct printing on canvas, plastics, paperboard, synthetics and metalized substrates for both its retail and packaging clients. Dome Printing has two 5-year renewal options, each with nine months' notice, at the fair market rental rate.

The following table presents certain information relating to the tenancy at the McClellan Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Amazon	A+/A2/AA-	417,637	6.0%	$6.15	$2,568,468	6.5%	6/30/2030	2, 5- year	N
Hydra Distribution	NR/NR/NR	388,784	5.6%	$3.05	$1,184,293	3.0%	4/16/2025	1, 5-year	N
Dome Printing	NR/NR/NR	320,000	4.6%	$3.23	$1,033,815	2.6%	11/17/2033	2, 5-year	N
McClellan Jet Services	NR/NR/NR	280,839	4.1%	$3.67	$1,031,119	2.6%	9/12/2022	None	Y(3)
Northrop Grumman Systems	BBB/Baa1/BBB	267,618	3.9%	$10.47	$2,801,193	7.0%	Multiple(4)	Various(5)	Y(6)
Total Major Tenants		1,674,878	24.2%	$5.15	$8,618,888	21.7%

Non-Major Tenants(7)		4,333,579	62.6%	$7.19	$31,137,427	78.3%

Occupied Collateral Total		6,008,457	86.8%	$6.62	$39,756,315	100.0%

Vacant Space		917,027	13.2%

Collateral Total		6,925,484	100.0%

(1)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(2)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above include rent steps through October 2021 totaling $1,210,817. The lender’s underwriting gives separate credit for straight-line rent averaging for investment grade tenants totaling $585,214 (see “Operating History and Underwritten Net Cash Flow” below). The Annual U/W Base Rent PSF and Annual U/W Base Rent shown in the table above do not include credit given for such investment grade tenants.
(3)	McClellan Jet Services has the right to terminate 1,373 square feet of its space after November 30, 2023 with 30 days’ notice.
(4)	Northrup Grumman Systems lease for its 161,589 square foot space and its 92,922 square foot space expire on December 31, 2021 (collectively, the “NG Space A”), its 4,857 square foot space expires on July 31, 2022 (“NG Space B”) and its 8,250 square foot space expires on November 30, 2022 (“NG Space C”).
(5)	NG Space A lease has two 5-year options to renew with nine months’ notice, NG Space B lease has two, 1-year options to renew with six months’ notice and NG Space C has no renewal options.
(6)	Northrup Grumman may terminate NG Space B on December 1st of each year of its term with 180 days’ notice and payment of the unamortized portion of the funded tenant improvement allowance, plus unamortized leasing commissions and three months of the base rent payable for the month immediately preceding the termination date.
(7)	Includes two tenants, Siemens Industry, Inc. (65,785 SF) and Veterans Affairs (10,000 SF), that have leases starting in January 2021 and February 2021, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #1	Cut-off Date Balance:	$69,000,000
Various McClellan, CA 95652	McClellan Park	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.2% 2.90x 10.5%

The following table presents certain information relating to the lease rollover schedule at the McClellan Park Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	15	75,533	1.1%	75,533	1.1%	$484,397	1.2%	$6.41
2020	17	150,128	2.2%	225,661	3.3%	$1,399,982	3.5%	$9.33
2021	94	896,269	12.9%	1,121,930	16.2%	$7,521,327	.18.9%	$8.39
2022	63	1,044,895	15.1%	2,166,825	31.3%	$8,252,111	20.8%	$7.90
2023	35	783,580	11.3%	2,950,405	42.6%	$3,945,606	9.9%	$5.04
2024	21	463,243	6.7%	3,413,648	49.3%	$2,279,219	5.7%	$4.92
2025	26	791,251	11.4%	4,204,899	60.7%	$4,257,919	10.7%	$5.38
2026	5	152,898	2.2%	4,357,797	62.9%	$1,010,198	2.5%	$6.61
2027	21	601,568	8.7%	4,959,365	71.6%	$3,048,594	7.7%	$5.07
2028	21	233,106	3.4%	5,192,471	75.0%	$2,702,656	6.8%	$11.59
2029	3	64,800	0.9%	5,257,271	75.9%	$1,184,601	3.0%	$18.28
2030	5	420,757	6.1%	5,678,028	82.0%	$2,568,468	6.5%	$6.10
Thereafter	13	330,429	4.8%	6,008,457	86.8%	$1,101,237	2.8%	$3.33
Vacant	0	917,027	13.2%	6,925,484	100.0%	$0	0.0%	$0.00
Total/Weighted Average	339	6,925,484	100.0%			$39,756,315	100.0%	$6.62

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the McClellan Park Property:

Historical Occupancy

12/31/2016	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	9/15/2020(2)(3)
NAP(4)	80.3%	83.4%	88.4%	86.8%

(1)	Information obtained from the borrower sponsor.
(2)	Information obtained from the underwritten rent roll.
(3)	Includes two tenants, Siemens Industry, Inc. (65,785 SF) and Veterans Affairs (10,000 SF), that have leases starting in January 2021 and February 2021, respectively.
(4)	Information on 2016 Occupancy was not provided by the McClellan Park Borrower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #1	Cut-off Date Balance:	$69,000,000
Various McClellan, CA 95652	McClellan Park	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.2% 2.90x 10.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the McClellan Park Property:

Cash Flow Analysis

	2017	2018	2019	TTM 9/30/2020	U/W	%(1)	U/W $ per SF
Base Rent	$30,020,185	$34,154,288	$36,215,976	$38,587,412	$38,545,498	61.5%	$5.57
Rent Steps	0	0	0	0	1,210,817(2)	1.9	0.17
Rent Average Benefit	0	0	0	0	585,214	0.9	0.08
TI Amortization(3)	0	0	0	0	535,080	0.9	0.08
Yard Rent(3)(4)	0	0	0	0	4,145,429	6.6	0.60
Grossed Up Vacant Space	0	0	0	0	10,013,909(5)	16.0	1.45
Gross Potential Rent	$30,020,185	$34,154,288	$36,215,976	$38,587,412	$55,035,947	87.8%	$7.95
Other Income(6)	252,056	47,853	300,496	793,948	793,948	1.3	0.11
Expense Reimbursements	4,748,711	5,452,877	6,256,187	6,754,163	6,850,394	10.9	0.99
Net Rental Income	$35,020,952	$39,655,018	$42,772,659	$46,135,523	$62,680,289	100.0%	$9.05
(Vacancy & Credit Loss)	0	0	0	0	(10,013,909)	(18.2)	(1.45)
Effective Gross Income	$35,020,952	$39,655,018	$42,772,659	$46,135,523	$52,666,380	84.0%	$7.60

Real Estate Taxes	3,963,293	4,255,008	4,257,566	4,625,532	4,454,422	8.5	0.64
Insurance	642,426	674,916	712,904	844,519	844,519	1.6	0.12
Management Fee	1,824,797	2,055,920	2,208,082	2,332,630	1,000,000	1.9	0.14
Other Operating Expenses	6,945,227	7,744,681	8,014,197	8,739,026	8,739,026	16.6	1.26
Total Operating Expenses	$13,375,743	$14,730,525	$15,192,749	$16,541,707	$15,037,967	28.6%	$2.17

Net Operating Income(7)	$21,645,209	$24,924,493	$27,579,910	$29,593,816	$37,628,413	71.4%	$5.43
Replacement Reserves	0	0	0	0	1,038,823	2.0	0.15
TI/LC	0	0	0	0	1,731,371	3.3	0.25
Net Cash Flow	$21,645,209	$24,924,493	$27,579,910	$29,593,816	$34,858,219	66.2%	$5.03

NOI DSCR(8)	1.80x	2.08x	2.30x	2.46x	3.13x
NCF DSCR(8)	1.80x	2.08x	2.30x	2.46x	2.90x
NOI Debt Yield(8)	6.0%	7.0%	7.7%	8.3%	10.5%
NCF Debt Yield(8)	6.0%	7.0%	7.7%	8.3%	9.7%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Represents rent steps through October 2021.
(3)	Yard Rent and TI Amortization has historically been captured under base rent.
(4)	Yard Rent represents land that is leased to tenants for additional parking needs. It is typically co-terminus with the contractual obligations in the lease.
(5)	Grossed Up Vacant Space is grossed up at appraisal concluded market rents.
(6)	Other Income represents late fees, termination fees, excess rail usage and ancillary income.
(7)	The increase from YE 2017 to YE 2018 NOI was primarily due to an increase in occupancy from 80.3% to 83.4% and annual increases in existing tenant rental rates. The increase in YE 2018 NOI to YE 2019 NOI was primarily due to an increase in occupancy from 83.4% to 88.4% and annual increases in existing tenant rental rates. The increase in U/W NOI from the TTM 9/30/2020 is partially driven by $1,210,817 in rent steps and $585,214 in straight line rent average for investment grade tenants. The other main driver is Amazon’s lease for 417,637 SF, under which it began paying rent in July of 2020. Its lease represents approximately $2.6 million of U/W base rent and an additional $1.2 million of Yard Rent. Additionally, the U/W base rent includes approximately $526,152 of U/W rent from two tenants, Siemens Industry, Inc. (65,785 SF) and Veterans Affairs (10,000 SF) which have leases starting in January 2021 and February 2021, respectively. Lastly, the management fee is capped at $1.0 million.
(8)	The NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the McClellan Park Whole Loan.

Appraisal. The appraiser concluded to an “as-is market value” of $595,000,000 as of September 15, 2020 and a “hypothetical land value – bulk property” appraised value of $70,000,000 as of September 15, 2020.

Environmental Matters. According to the Phase I environmental reports dated between November 2, 2020 and November 6, 2020, the McClellan Business Park Property is a part of the former McClellan Air Force Base, which is on the National Priorities List (NPL) as a Superfund site due to impacts related to the long-term military operation of the McClellan Business Park Property. According to the related environmental reports, environmental impacts include, among other things, groundwater contamination from volatile organic compounds, 1,4-dioxane, metals, and perchlorate. The environmental reports identified such impacts, including the potential for vapor encroachment, as a site-wide recognized environmental condition. In addition, the Phase I ESAs identified two lot-specific recognized environmental conditions related to (i) perfluorooctane sulfonate concentrations exceeding U.S. Environmental Protection Agency

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #1	Cut-off Date Balance:	$69,000,000
Various McClellan, CA 95652	McClellan Park	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.2% 2.90x 10.5%

screening criteria for drinking water at one parcel and (ii) impacts from the prior operations of a wastewater treatment plant, sludge drying beds, an underground oil-water separator, a 10,000-gallon oil storage tank and a pesticide/herbicide storage area on another parcel. The McClellan Business Park Property is subject to multiple local, state and federal restrictions and institutional controls, including, among other things, groundwater use restrictions, use restrictions, digging restrictions, interference restrictions and access restrictions. According to the environmental reports, the United States Air Force is the responsible party of record and retains responsibility for subsequent discoveries of previously-unknown environmental conditions. See “Description of the Mortgage Pool — Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The McClellan Park Property is located 3.6 miles north of the interstate 80 on/off ramp, which provides access westbound towards the San Francisco Bay area and eastbound towards the Nevada border. The McClellan Park Property surrounds the McClellan Airfield and is immediately adjacent to the Sacramento McClellan Airport. The Sacramento International Airport is positioned 14.2 miles west of the McClellan Park Property and the deep-water Port of Sacramento is situated 16.1 miles southwest of the McClellan Park Property. It is approximately 7.4 miles from downtown Sacramento.

According to California Department of Finance, of the ten largest cities in California, Sacramento grew by the largest percentage (1.5%) in 2018. In terms of pure population growth, the city of Sacramento added more new residents than San Diego, San Francisco, Los Angeles, or San Jose in the same year. According to the appraisal, a large portion of Sacramento’s employment has historically been dominated by the State government and other public-sector employers. State and local government accounts for 26% of the region’s labor pool (approximately 225,000 employees).

According to a third party market research provider, the estimated 2020 population within a three- and five-mile radius of the McClellan Park Property was approximately 344,204 and 1,070,132, respectively; and the estimated 2020 average household income within the same radii was approximately $74,927 and $84,655, respectively.

According to a third-party market research report, the McClellan Park Property is situated within the McClellan industrial submarket of the Sacramento - CA industrial market. As of the November 10, 2020, the industrial submarket reported a total inventory of approximately 17.4 million square feet with a 5.2% vacancy rate and average asking rent of $9.23 per square foot, triple net. The submarket vacancy rate has decreased from 20.3% in 2010 and has averaged 8.1% since 2015.

The following table presents certain information relating to the appraisal’s market rent conclusions for the McClellan Park Property:

Market Rent Summary(1)

	Warehouse	Warehouse – Amazon	Manufacturing	Office	Airfield	Research
Market Rent (PSF)	$0.40	$0.50	$0.45	$1.10	$0.52	$0.90
Lease Term (Years)	4	4	4	4	4	4
Lease Type (Reimbursements)	NNN	NNN	NNN	Full Service / Base Year	NNN	NNN
Rent Increase Projection	3.00% per annum	3.00% per annum	3.00% per annum	3.00% per annum	3.00% per annum	3.00% per annum
Tenant Improvements (New Tenants) (PSF)	$3.00	$3.00	$5.00	$25.00	$10.00	$20.00
Tenant Improvements (Renewals) (PSF)	$1.00	$1.00	$1.00	$5.00	$1.00	$5.00

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #1	Cut-off Date Balance:	$69,000,000
Various McClellan, CA 95652	McClellan Park	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.2% 2.90x 10.5%

The table below presents certain information relating to comparable sales pertaining to the McClellan Park Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Depot Park	Sacramento, CA	1940/2000	2,144,568	Jun. 2018	$126,590,000	$59
Delta Industrial Portfolio	Multiple	1997/NAP	8,766,532	Aug. 2017	$590,000,000	$67
NW Mutual NV Ind. Portfolio	Reno/Sparks, NV	1995/NAP	1,765,258	May 2019	$157,800,000	$89
Texas Logistics Portfolio	Multiple	1995/NAP	2,682,696	Jul. 2019	$248,000,000	$92

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – During the continuance of a Cash Trap Event Period (as defined below), the McClellan Park Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance – During the continuance of a Cash Trap Event Period, the McClellan Park Whole Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof.

However, the McClellan Park Borrower’s obligation to make insurance reserve payments will be waived so long as, (i) no event of default is continuing, (ii) the insurance policies maintained by the McClellan Park Borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion and (iii) the McClellan Park Borrower provides the lender with paid receipts for the payment of the insurance premiums by no later than ten business days prior to the expiration dates of said policies.

Replacement Reserve – During the continuance of a Cash Trap Event Period, the McClellan Park Whole Loan documents require ongoing monthly replacement reserves of $86,569 ($0.15 per square foot annually), subject to a cap of $2,077,645 ($0.30 PSF).

TI/LC Reserve – During the continuance of a Cash Trap Event Period, the McClellan Park Whole Loan documents require ongoing monthly TI/LC reserves of $288,562 ($0.50 PSF annually), subject to a cap of $6,925,484 ($1.00 PSF).

Development Agency Loan Reserve – The McClellan Park Whole Loan documents require an upfront reserve of $689,614 representing approximately 108% of the estimated maximum possible amount owing under a development agency loan secured by a subordinate deed of trust lien encumbering a portion of the McClellan Park Property. See “Subordinate and Mezzanine Indebtedness” section below.

Rent Concession Reserve - The McClellan Park Whole Loan documents require an upfront reserve of $18,717 related to outstanding future rent credits, abatements or gap rent pursuant to existing leases.

Tenant Specific TI/LC Reserve – The McClellan Park Whole Loan documents require an upfront reserve of $5,482,591 related to outstanding tenant improvements and leasing commissions payable by the McClellan Park Borrower under existing leases with Siemens Industry, Inc. ($2,943,558), Amazon ($1,407,294) and Americorp ($1,131,739).

Lockbox and Cash Management. The McClellan Park Whole Loan requires a lender-controlled lockbox account, which is already in-place, and that the McClellan Park Borrower or property manager direct all tenants to pay rent directly into such lockbox account. The McClellan Park Whole Loan documents also require that all rents received by the McClellan Park Borrower or the property manager be deposited into the lockbox account within two business days of receipt. Provided no Cash Trap Event Period has commenced, all amounts on deposit in the account will be transferred daily to an account specified by the McClellan Park Borrower. During a Cash Trap Event Period, all funds in the lockbox account and excess cash flow remaining after satisfaction of the waterfall items outlined in the McClellan Park Whole Loan documents, is required to be swept to an excess cash flow subaccount to be held as additional collateral for the McClellan Park Whole Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default; or
(ii)	the net cash flow debt yield falling below 7.0% at the end of any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

•	with regard to clause (i), the cure of such event of default; or
•	with regard to clause (ii), the net cash flow debt yield being equal to or greater than 7.0% at the end of any calendar quarter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #1	Cut-off Date Balance:	$69,000,000
Various McClellan, CA 95652	McClellan Park	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.2% 2.90x 10.5%

Property Management. The McClellan Park Property is managed by LDKV Management, Inc., a California corporation and a borrower sponsor affiliate.

Partial Release.

Provided no event of default has occurred and is continuing, the McClellan Park Borrower is permitted to issue a partial reconveyance, satisfaction or release of one or more income producing parcels from the lien of McClellan Park Whole Loan (collectively, an “Income Producing Parcel Release”), subject, but not limited, to the following conditions:

•	the Income Producing Parcel Release is conveyed to a person other than the McClellan Park Borrower;
•	the lender having received a Release Price (as defined below), in addition to any yield maintenance and interest shortfall then due (if any);
•	immediately following the Income Producing Parcel Release, the net cash flow debt yield is no less than 10.0%;
•	immediately following the Income Producing Parcel Release, at least 100 parcels are subject to the lien of the McClellan Park Whole Loan and no single parcel being more than 10.0% of the remaining aggregate adjusted net cash flow;
•	immediately following the release, at least 60.0% of the rentable square footage remaining at the McClellan Park Property will be used for industrial purposes;
•	the lender having received reasonably satisfactory evidence that, following the release, the McClellan Park Property complies with all applicable zoning laws, land use, parking requirements, major leases, and permitted encumbrances as defined in the McClellan Park Whole Loan documents; and
•	the lender’s reasonable satisfaction that the release will satisfy REMIC requirements.

Provided no event of default has occurred and is continuing, the McClellan Park Borrower is permitted to issue a partial reconveyance, satisfaction or release of one or more vacant non-income providing parcels from the lien of McClellan Park Whole Loan (collectively, an “Non-Income Producing Parcel Release”) and, upon completion of the condominium conversion (as described below), the McClellan Park Borrower is permitted to release the Twin Rivers NIP Parcel (as defined below) as a Non-Income Producing Parcel Release, subject, but not limited, to the following conditions:

•	the Non-Income Producing Parcel Release is conveyed to a person other than the McClellan Park Borrower;
•	the lender having received evidence that no portion of the Non-Income Producing Parcel Release is required to remain part of the McClellan Park Property pursuant to the terms of any leases, legal agreements or for use as parking, access, ingress/egress and/or storage at the McClellan Park Property; and
•	the lender having received evidence that the Non-Income Producing Parcel Release is occurring solely (i) to accommodate parcel/tax lot adjustments for potential development by an affiliate of the McClellan Park Borrower or guarantor or (ii) for the sale of such Non-Income Producing Parcel Release parcel to a third party that is not an affiliate of the McClellan Park Borrower or guarantor;

“Release Price” means (a) with respect to the Twin Rivers Release Parcel (as defined below) an amount equal to 100% of its allocated loan amount ($10,447,854), however, as provided below, following such condominium conversion of the Twin Rivers NIP Parcel to a commercial condominium to effectuate the conveyance of the Twin Rivers condominium unit to Twin Rivers Unified School District, the Twin Rivers NIP Parcel may be released as a free release; and (b) with respect to each other release parcel (i) for the first 10% of the original principal balance of the McClellan Park Whole Loan being prepaid, 110% of the allocated loan amount of the subject release parcel(s) and (ii) for the remaining McClellan Park Whole Loan collateral, 115% of the allocated loan amount of the subject release parcel(s). A partial release of the Twin Rivers Release Parcel at the Release Price set forth in clause (a) above will count towards the 10% threshold set forth in clause (b)(i) above if such threshold has not yet been reached.

“Twin Rivers Parcel” is comprised of (i) a single tenant building leased to Twin Rivers Unified School District and identified as APN 215-0320-127 (the “Twin Rivers NIP Parcel”), and (ii) a multi-tenant building identified as APN 215-0320–126 (the “Twin Rivers Release Parcel”).

Condominium Conversion Option. Following the date which is the earlier of (x) November 13, 2021 and (y) 60 days following the last securitization of the component notes evidencing the McClellan Park Whole Loan and provided no event of default has occurred and is continuing, the McClellan Park Borrower is permitted to convert the Twin Rivers Parcel to a commercial condominium form of ownership, subject, but not limited, to the following conditions:

•	the condominium regime is required to create two or more condominium units, one of which will consist solely of the Twin Rivers NIP Parcel and each condominium unit will have its own separate tax parcel; and
•	the McClellan Park Borrower will deliver to the lender (i) an irrevocable proxy from the McClellan Park Borrower granting the lender the right to vote, on the McClellan Park Borrower’s behalf in any vote taken by the condominium association after the acceleration of the McClellan Park Whole Loan and (ii) a conditional resignation (effective upon the lender’s demand upon the acceleration of the McClellan Park Whole Loan) of any board members that are appointed or controlled by the McClellan Park Borrower.

Real Estate Substitution. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #1	Cut-off Date Balance:	$69,000,000
Various McClellan, CA 95652	McClellan Park	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.2% 2.90x 10.5%

Subordinate and Mezzanine Indebtedness. In 2011, the Sacramento County Successor Agency, the successor agency to the Former Redevelopment Agency of the County of Sacramento (the “Development Agency”) made a $1,000,000 loan (the “Development Agency Loan”) to the predecessor-in-interest to the McClellan Park Borrower in connection with the renovation of portions of three buildings at the McClellan Park Property. The loan, which is due and payable in 2023, is secured by a deed of trust lien on such portion of the McClellan Park Property and is forgivable once the renovated space reaches 80% occupancy. At origination of the McClellan Park Whole Loan, the Development Agency entered into a subordination agreement which subordinated such deed of trust lien to the McClellan Park Whole Loan documents. The McClellan Park Borrower maintains that the occupancy required for forgiveness of the Development Agency Loan has been achieved and is currently negotiating loan forgiveness with the Development Agency. The amount reserved with lender for the Development Agency Loan (see “Escrows” above) has been certified by the Development Agency as sufficient to obtain the satisfaction and release of the deed of trust lien securing the Development Agency Loan. Provided no event of default is continuing, upon receipt of a payoff statement and wiring instructions from the Development Agency, lender will disburse funds from such reserve to pay off the Development Agency Loan and, upon receipt of evidence that the lien has been released, disburse any remaining funds in the reserve to the McClellan Park Borrower (or, if a Cash Trap Event Period then exists, to the cash management account with lender).

Ground Lease. None.

Terrorism Insurance. The McClellan Park Whole Loan documents require that the “all risk” insurance policy required to be maintained by the McClellan Park Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the McClellan Park Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the McClellan Park Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage).

Earthquake Insurance. A seismic risk assessment dated September 30, 2020 indicated a probable maximum loss of 9%. Earthquake insurance is not required.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$45,000,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

MGM
MGM GRAND

MGM GRAND
CONFERENCE
CENTER

DELANO
MANDALAY BAY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$45,000,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$45,000,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

Downtown Las Vegas 4 miles
Twain Ave.
E. Twain Ave.
Rio Pavilion Conference Center
RIO HOTEL AND CASINO
GOLD COAST
PALMS CASINO RESORT
Valley View Blvd.
W. Flamingo Rd.
592
Las Vegas Strip
THE MIRAGE
Madam Tussauds LV
CASINO ROYAL
HARRAH'S LAS VEGAS
THE LINQ
Sands Expo & Convention Ctr.
HARRAH'S/ THE LINQ
Koval Ln.
Howard Hughes Pkwy.
Paradise Rd.
HOLIDAY INN CLUB LAS VEGAS
The Meridian Luxury Condos
The Forum Shops at Caesars
The Colosseum
CAESAR'S PALACE
O'Shea's Casino
FLAMINGO LAS VEGAS
FLAMINGO/ CAESAR'S PALACE
WESTIN
THE CROMWELL
Via Bellagio
Grand Bazaar Shops
BALLY'S
Flamingo Rd.
THE PLATINUM HOTEL
TUSCANY SUITES & CASINO
Fountains at Bellagio
PARIS LAS VEGAS
BALLY'S/ PARIS
Miracle Mile Shops
PLANET HOLLYWOOD
LAS VEGAS MONORAIL
HARD ROCK HOTEL & CASINO
BELLAGIO-CITY CENTER-MONTE CARLO TRAM
THE COSMOPOLITAN OF LAS VEGAS
VDARA HOTEL & SPA
ARIA RESORT & CASINO
Veer Towers
CITY CENTER
Harmon Ave.
Panorama Towers
Industrial Rd.
Frank Sinatra Dr.
WYNDHAM GRAND DESERT
ALEXIS PARK
UNLV 2 miles
LAS VEGAS
Wynn Rd.
Tompkins Rd.
Aria Convention Center
MANDARIN ORIENTAL
Polo Towers
Hawaiian Marketplace
THE SIGNATURE @ MGM GRAND
Grand Garden Arena
Conference Center
MONTE CARLO
Hard Rock Cafe LV
Rue de Monte Carlo
Nevada Beverage Co. (Budweiser/ Bud Light)
T-Mobile Arena
NEW YORK NEW YORK
Showcase Mall
MGM Shops
MGM GRAND
David Copperfield Theatre
15
Tropicana Ave.
Grand Canyon Helicopters
EXCALIBUR
THE NEW TROPICANA
HOOTERS CASINO HOTEL
EXCALIBUR HOTEL & CASINO
Hollywood Car Museum
Reno Ave.
Titanic
Hacienda/ Polaris Business Park
LUXOR HOTEL & CASINO
LUXOR
S. Las Vegas Blvd.
Gilles St.
McCarran International Airport
Hacienda Ave.
Mandalay Place
Mandalay Bay Theatre
MANDALAY BAY
Hacienda Industrial Park
CLARK COUNTY
North Conv. Center
FOUR SEASONS
Mandalay Bay Event Center
Allegiant Stadium
Shark Reef Aquarium at Mandalay Bay
Magic of David Copperfield Museum
South Convention Center
W. Russell Rd.
Polaris Ave.
Dean Martin Dr.
Hotel Row
W. Oquendo Rd.
Welcome to Las Vegas Sign
Bali Hai Golf Club
Las Vegas Frwy
W. Post Rd.
604
MGM Grand & Mandalay Bay
1 MGM Grand Las Vegas, NV
2 Mandalay Bay Las Vegas, NV
SPRING MTS.
NORTH LAS VEGAS
Summerlin
LAS VEGAS
Sunrise Manor
Downtown
Winchester
MUDDY MTS.
LV Strip
CLARK COUNTY
Enterprise
HENDERSON

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – MGM Grand & Mandalay Bay

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller(1):	Barclays Capital Real Estate Inc.	Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	BBB+sf/AA-(sf)/Aaa(sf)	Property Type – Subtype:	Hospitality – Full Service
Original Principal Balance(2):	$45,000,000	Location:	Las Vegas, NV
Cut-off Date Balance(2):	$45,000,000	Size(7):	9,748 Rooms
% of Initial Pool Balance:	6.5%	Cut-off Date Balance Per Room:	$167,645
Loan Purpose(3):	Acquisition	Maturity Date Balance Per Room(4):	$167,645
Borrower Sponsors:	BREIT Operating Partnership L.P.; MGM Growth Properties Operating Partnership LP	Year Built/Renovated(8):	Various/NAP
Guarantors:	BREIT Operating Partnership L.P.;	Title Vesting:	Fee
MGM Growth Properties Operating	Property Manager:	Self-managed
Partnership LP	Current Occupancy (As of):	87.5% (6/30/2020)
Mortgage Rate:	3.5580%	YE 2019 Occupancy(7):	92.1%
Note Date:	February 14, 2020	YE 2018 Occupancy(7):	91.5%
Seasoning:	9 months	YE 2017 Occupancy(7):	91.0%
Anticipated Repayment Date(4):	March 5, 2030	YE 2016 Occupancy(7):	92.4%
IO Period:	120 months	Appraised Value(9):	$4,600,000,000
Loan Term (Original):	120 months	Appraised Value Per Room(9):	$471,892
Amortization Term (Original):	NAP	Appraisal Valuation Date:	January 10, 2020
Loan Amortization Type:	Interest-only, ARD
Call Protection(5):	GRTR 0.5% or YM(33), GRTR 0.5% or YM or D(80),O(7)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	Yes
Additional Debt Type (Balance)(2):	Pari Passu ($1,589,200,000);	Underwriting and Financial Information(3)
B-Notes($804,400,000);	TTM NOI (6/30/2020):	$381,156,903
C-Notes ($561,400,000); Future	YE 2019 NOI:	$520,080,353
Mezzanine	YE 2018 NOI:	$617,369,266
YE 2017 NOI:	$605,037,208
U/W Revenues:	$2,106,295,488
Escrows and Reserves(6)	U/W Expenses:	$1,586,215,135
Initial	Monthly	Cap	U/W NOI:	$520,080,353
Taxes	$0	Springing	NAP	U/W NCF:	$487,305,761
Insurance	$0	Springing	NAP	U/W DSCR based on NOI/NCF(2):	4.95x / 4.95x
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(2):	17.9% / 17.9%
U/W Debt Yield at Maturity based on NOI/NCF(2):	17.9% / 17.9%
Cut-off Date LTV Ratio(2)(9):	35.5%
LTV Ratio at Maturity(2)(4)(9):	35.5%

Sources and Uses
Sources			Uses
Whole loan	$3,000,000,000	65.0%	Purchase price	$4,600,000,000	99.6%
Borrower sponsor equity(10)	1,617,792,163	35.0	Closing costs	17,792,163	0.4
Total Sources	$4,617,792,163	100.0%	Total Uses	$4,617,792,163	100.0%

(1)	The MGM Grand & Mandalay Bay Whole Loan (as defined below) was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Barclays Capital Real Estate Inc. (“Barclays”), Deutsche Bank AG, New York Branch (“DBNY”) and Societe Generale Financial Corporation (“SGFC”).
(2)	The MGM Grand & Mandalay Bay Mortgage Loan (as defined below) is part of the MGM Grand & Mandalay Bay Whole Loan, which is comprised of (i) 29 pari passu senior promissory notes with an aggregate Cut-off Date balance of $1,634,200,000 (the “MGM Grand & Mandalay Bay Senior Notes,” and collectively, the “MGM Grand & Mandalay Bay Senior Loan”) and (ii) 24 promissory notes with an aggregate Cut-off Date balance of $1,365,800,000 which are pari passu with each other and subordinate to the MGM Grand & Mandalay Bay Senior Notes (the “MGM Grand & Mandalay Bay Junior Notes” or “MGM Grand & Mandalay Bay Subordinate Companion Loan”). The U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the MGM Grand & Mandalay Bay Whole Loan are 2.70x, 2.70x, 9.7%, 9.7%, 65.2% and 65.2%, respectively.
(3)	On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP”; and together with MGP OP, the “Borrower Sponsors”) and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties (as defined below) for a purchase price of $4.6 billion (approximately $471,892 per room). Contemporaneously with the acquisition, the MGM Grand & Mandalay Bay Borrowers (as defined below), as landlord, entered into a 30-year triple-net master/operating lease (the “MGM/Mandalay Lease” or “Master Lease”) with two, 10-year renewal options with MGM Lessee II, LLC (“MGM Tenant”), a wholly-owned subsidiary of MGM Resorts International (“MGM”). Financial and other information presented in this Term Sheet is presented on a “look through” basis, based on the rents and receipts of the MGM Grand & Mandalay Bay Properties. For so long as the MGM/Mandalay Lease is in effect, the MGM Grand & Mandalay Bay Borrowers will be entitled only to the rent due under the MGM/Mandalay Lease and not to the underlying rent and other income from the MGM Grand & Mandalay Bay Properties. The Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W DSCR based on NCF based on master lease rent, and U/W Debt Yield based on NOI based on master lease rent presented in the chart above are based on the initial

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$45,000,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

MGM/Mandalay Lease annual rent of $292,000,000. The U/W DSCR based on NCF, and the U/W Debt Yield Based on NCF for the MGM Grand & Mandalay Bay A Notes (based on the U/W NCF of approximately $487.3 million) are 8.27x and 29.8%, respectively. On May 1, 2020, MGM Resorts International reported that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties (as defined below)) were effectively generating no revenue, there were high levels of room and convention cancellation through the third quarter of 2020, and that, following the re-opening of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties), it expected weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020 (although operations at the MGM Grand Property remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort remained suspended through June 24, 2020 and June 30, 2020, respectively). The adjusted June 2020 TTM earnings before interest, taxes, depreciation, amortization, and rent (“EBITDAR”) of approximately $381.2 million takes into account an adjustment for a combined net extraordinary loss add-back of approximately $82.4 million during the June 2020 TTM period (primarily comprised of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The lender underwriting presented above is based on 2019 financials, which reflects a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. See the “Cash Flow Analysis” and “Historical Performance” tables below, and the footnotes thereto, for more detailed underwritten cash flow information.

(4)	The MGM Grand & Mandalay Bay Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of March 5, 2030 and a Final Maturity Date of March 5, 2032. After the ARD, the following structure will apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y) (1) the ARD Treasury Note Rate (as defined below) in effect on the ARD plus (2) 1.77000%; (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid (such amount not paid, together with accrued interest thereon at the Adjusted Interest Rate, the “Accrued Interest”), will be deferred and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan; and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to the principal of the MGM Grand & Mandalay Bay Whole Loan. The metrics presented in the chart above for Maturity Date Balance per room, LTV Ratio at Maturity and U/W Debt Yield at Maturity based on NOI/NCF are calculated based on the ARD.

(5)	The defeasance lockout period will be 33 payments beginning with and including the first payment date of April 5, 2020. The MGM Grand & Mandalay Bay Borrowers (as defined below) have the option to defease the MGM Grand & Mandalay Bay Whole Loan, in whole or in part, after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 14, 2023. The MGM Grand & Mandalay Bay Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to September 5, 2029 (provided no yield maintenance will be due in connection with mandatory prepayments arising out of any casualty, condemnation or in connection with a Special Release (as defined below) or a Default Release (as defined below)).

(6)	See “Escrows” section herein.

(7)	Size and Occupancy are based solely on the hotel at the MGM Grand & Mandalay Bay Properties. As of the trailing 12 months ending June 30, 2020, approximately 29.5% of revenues were generated by rooms, 19.7% of revenues were from gaming, 28.4% from food & beverage and 22.4% from other sources.

(8)	The MGM Grand Property (as defined below) was built in 1993 and the Mandalay Bay Property (as defined below) was built in 1999. The MGM Grand Property has benefited from capital investment of approximately $480.0 million (approximately $96,000 per room) since 2010, $144.0 million of which was spent on a full rooms renovation from 2010 to 2013. Additionally, approximately $118.9 million was spent on an expansion and renovation of the convention center completed in December 2018, which is expected to expand the group business at the MGM Grand Property. The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation for approximately $159.7 million from 2012 to 2016 and, inclusive of the Four Seasons, has received a total of approximately $510.6 million (approximately $107,495 per room) of capital investment since 2010.

(9)	The aggregate Appraised Value of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties (the “Aggregate Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The appraised value of $7,352,600,000 (“Aggregate As-Is Appraised Value”) as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by the MGM Tenant or certain sublessees at the MGM Grand & Mandalay Bay Properties that are wholly-owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the Master Lease), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease; and provided that the FF&E is only transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the Master Lease due to an event of default by the MGM Tenant thereunder) in favor of the MGM Grand & Mandalay Bay Borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lender. The Cut-off Date LTV Ratio and the LTV Ratio at Maturity based on the Aggregate As-Is Appraised Value are 22.2% and 22.2%, respectively, based on the MGM Grand & Mandalay Bay Senior Loan. The Cut-off Date LTV Ratio and the LTV Ratio at Maturity based on the Aggregate As-Is Appraised Value are 40.8% and 40.8%, respectively, based on the MGM Grand & Mandalay Bay Whole Loan. The Appraised Value was determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all LTV metrics were calculated based on such prior information. See “Risk Factors—Risk Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(10)	Includes MGM’s approximately $80.0 million of retained equity interest in the MGM Grand & Mandalay Bay Properties after the sale-leaseback, by virtue of operating partnership units in MGP OP issued to MGM on the origination date of the MGM Grand & Mandalay Bay Whole Loan.

The Mortgage Loan. The MGM Grand & Mandalay Bay mortgage loan (the “MGM Grand & Mandalay Bay Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee simple interests in MGM Grand resort (the “MGM Grand”) and Mandalay Bay resort (the “Mandalay Bay”) (each a “Property” and together, the “Properties”) located in Las Vegas, Nevada. The MGM Grand & Mandalay Bay Mortgage Loan is evidenced by the non-controlling Note A-14-2 and Note A-14-3, with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $45.0 million. The MGM Grand & Mandalay Bay Mortgage Loan is part of a $3.0 billion whole loan that is evidenced by 53 promissory notes (the “MGM Grand & Mandalay Bay Whole Loan”). Only the MGM Grand & Mandalay Bay Mortgage Loan will be included in the mortgage pool for the WFCM 2020-C58 mortgage trust. The controlling note for the MGM Grand & Mandalay Bay Whole Loan is serviced in the BX 2020-VIVA securitization trust.

The relationship between the holders of the MGM Grand & Mandalay Bay Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” in the Preliminary Prospectus.

The MGM Grand & Mandalay Bay Whole Loan has a 10-year interest-only term through the ARD of March 5, 2030. After the ARD, through and including March 5, 2032 (the “Maturity Date”), the following structure would apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y)(1) the ARD Treasury Note Rate in effect on the ARD (such new rate, the “Adjusted Interest Rate”) plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid, will be deferred (together with interest accrued thereon at the Adjusted Interest Rate) and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan, and (iii) a full cash flow

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$45,000,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to principal of the MGM Grand & Mandalay Bay Whole Loan. For the period from the origination date through the ARD, the MGM Grand & Mandalay Bay Senior Notes and MGM Grand & Mandalay Bay Junior Notes accrue at the rate of 3.55800% per annum. The MGM Grand & Mandalay Bay Whole Loan proceeds along with borrower sponsor equity were used to purchase the MGM Grand & Mandalay Bay Properties for $4.6 billion.

“ARD Treasury Note Rate” means the rate of interest per annum calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the business day ending immediately prior to the ARD, of “U.S. Government Securities/Treasury Constant Maturities” with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. In the event Federal Reserve Statistical Release H.15 Selected Interest Rates is no longer published or in the event Federal Reserve Statistical Release H.15 Selected Interest Rates no longer publishes “U.S. Government Securities/Treasury Constant Maturities”, the mortgage lender will select a comparable publication to determine such “U.S. Government Securities/Treasury Constant Maturities” and the applicable ARD Treasury Note Rate. The mortgage lender’s determination of the ARD Treasury Note Rate will be final absent manifest error.

Based on the contractual Master Lease rents in years 11 and 12 of $356 million and $363 million (rental payments fully guaranteed by MGM (Fitch: BB / Moody’s: Ba3 / S&P: BB-)), respectively, and a 5.55800% interest rate, the MGM Grand & Mandalay Bay Whole Loan would generate approximately $401 million of amortization in those two years (so long as the MGM Grand & Mandalay Bay Whole Loan remains outstanding during that period). The amortization will result in a year 12 loan-to-cost ratio of 56.3%, a debt yield of 20.0% (based on the year-end December 2019 EBITDAR) and a mortgage loan basis of approximately $266,572 per room.

Based on the Aggregate As-Is Appraised Value of approximately $7.35 billion as of January 10, 2020, the Cut-off Date/Maturity Date LTV for the MGM Grand & Mandalay Bay Senior Loan are 22.2% and 22.2%, respectively. Based on the Aggregate Real Property Appraised Value of $4.6 billion as of January 10, 2020, the Cut-off Date/Maturity Date LTV for the MGM Grand & Mandalay Bay Senior Loan are 35.5% and 35.5%, respectively.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1, A-2, A-3, A-4	$670,139	$670,139	BX 2020-VIVA	No
A-5, A-6, A-7, A-8	$794,861	$794,861	BX 2020-VIV2	No
A-9, A-10, A-11, A-12	$1,000,000	$1,000,000	BX 2020-VIV3	No
A-13-1, A-15-1	$65,000,000	$65,000,000	Benchmark 2020-B18	No
A-13-2, A-15-3	$80,000,000	$80,000,000	Benchmark 2020-B19	No
A-13-4, A-15-4	$70,000,000	$70,000,000	Benchmark 2020-B20	No
A-15-2	$50,000,000	$50,000,000	DBJPM 2020-C9	No
A-14-1, A-16-1	$69,500,000	$69,500,000	BBCMS 2020-C8	No
A-13-5, A-15-6	$75,000,000	$75,000,000	Benchmark 2020-B21(1)	No
A-14-2, A-14-3	$45,000,000	$45,000,000	WFCM 2020-C58	No
A-13-3(2)	$459,360,667	$459,360,667	CREFI	No
A-14-4(2)	$236,847,000	$236,847,000	An affiliate of Barclays	No
A-15-5(2)	$179,680,333	$179,680,333	DBRI(3)	No
A-16-2(2)	$301,347,000	$301,347,000	SGFC	No
Total Senior Notes	$1,634,200,000	$1,634,200,000
B-1-A, B-2-A, B-3-A, B-4-A, B-1-B, B-2-B, B-3-B, B-4-B(4)	$329,861	$329,861	BX 2020-VIVA	No
B-5-A, B-6-A, B-7-A, B-8-A, B-5-B, B-6-B, B-7-B, B-8-B(4)	$374,355,139	$374,355,139	BX 2020-VIV2	No
B-9-A, B-10-A, B-11-A, B-12-A(4)	$429,715,000	$429,715,000	BX 2020-VIV3	No
C-1, C-2, C-3, C-4(4)	$561,400,000	$561,400,000	BX 2020-VIVA	Yes(5)
Total	$3,000,000,000	$3,000,000,000

(1)	The Benchmark 2020-B21 securitization is expected to close on or about November 30, 2020.

(2)	Expected to be contributed to one or more future securitization transactions.

(3)	DBRI is DBR Investments Co. Limited.

(4)	The MGM Grand & Mandalay Bay Junior Notes are subordinate to the MGM Grand & Mandalay Bay Senior Notes.

(5)	The initial controlling note is Note C-1, so long as no related control appraisal period with respect to Note C-1 and the related pari passu C notes has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$45,000,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

The Borrowers and Borrower Sponsors. The borrowers for the MGM Grand & Mandalay Bay Whole Loan are MGM Grand PropCo, LLC and Mandalay PropCo, LLC (collectively, the “MGM Grand & Mandalay Bay Borrowers”). Each of the MGM Grand & Mandalay Bay Borrowers is a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the MGM Grand & Mandalay Bay Borrowers delivered a non-consolidation opinion in connection with the origination of the MGM Grand & Mandalay Bay Whole Loan.

On January 14, 2020, MGM Growth Properties Operating Partnership LP, an affiliate of BREIT Operating Partnership L.P., and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties in Las Vegas for a purchase price of $4.60 billion (approximately $471,892 per room). MGM OP and BREIT OP are affiliates of MGM Growth Properties LLC and Blackstone Real Estate Income Trust, Inc., respectively. Blackstone Real Estate Income Trust, Inc. (“BREIT”) is a non-traded real estate investment trust focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating United States commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate investor capital under management totals approximately $167.0 billion as of June 30, 2020 and includes prime assets such as the Bellagio, Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort.

MGM Growth Properties LLC (“MGP”) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts. MGP currently owns a portfolio of properties, consisting of 12 premier destination resorts in Las Vegas and elsewhere across the United States, with over 27,400 rooms, as well as MGM Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, and a retail and entertainment district, The Park, in Las Vegas.

MGP OP and BREIT OP (together, individually or collectively as the context may require, the “Guarantor”), are the non-recourse carveout guarantors on a several basis in proportion to each Guarantor’s Liability Percentage (as defined below). The Liability Percentage of each Guarantor will be automatically increased or decreased from time to time, as applicable, to the extent any direct and/or indirect equity interest in the MGM Grand & Mandalay Bay Borrowers is transferred by one Guarantor (or its affiliates) to the other Guarantor (or its affiliates) with the transferring Guarantor’s Liability Percentage increasing by the amount of such transferred interests and the transferee Guarantor’s Liability Percentage decreasing by such amount. In no event will the Liability Percentage of the Guarantors in the aggregate be less than or greater than 100.0%. For the avoidance of doubt, transfers by a Guarantor (or its affiliates) to a third party that is not an affiliate of the other Guarantor will not result in an adjustment to the Liability Percentage of either Guarantor. For illustrative purposes, if BREIT OP transfers a 25.0% indirect equity interest in the MGM Grand & Mandalay Bay Borrower to a third party that is not an affiliate of MGP OP and subsequently transfers a 10.0% indirect equity interest in the MGM Grand & Mandalay Bay Borrower to MGP OP, the adjustments required to be made as a result of such transfers will be: (i) a decrease of ten percentage points to BREIT OP's Liability Percentage and (ii) an increase of ten percentage points to MGP OP's Liability Percentage.

The Guarantor’s liability for full recourse events is capped at an amount equal to 10% of the aggregate outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan as of the date of the event. In addition, only the MGM Grand & Mandalay Bay Borrowers are liable for breaches of environmental covenants; provided, however, that if the MGM Grand & Mandalay Bay Borrowers fail to maintain an environmental insurance policy required under the MGM Grand & Mandalay Bay Whole Loan documents, the Guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the MGM Grand & Mandalay Bay Properties or controlling equity interests in the MGM Grand & Mandalay Bay Borrowers is loss recourse, rather than full recourse.

“Liability Percentage” means, initially, (x) with respect to BREIT OP, 49.9% and (y) with respect to MGP OP, 50.1%.

The Properties.

MGM Grand (54.5% of Mortgage ALA and Master Lease Rent)

Built in 1993, the MGM Grand Property is a full-service luxury resort and casino property located on the Las Vegas Strip, situated between Tropicana Boulevard and Harmon Avenue. According to a third party source, the MGM Grand Property is the third largest hotel in the world by room count. The MGM Grand Property is also a recipient of the AAA Four Diamond award. The MGM Grand Property covers approximately 101.9 acres and consists of 4,998 hotel rooms: 4,270 standard rooms, 554 suites, 88 luxury suites, 51 SKYLOFTS suites (excluding one additional office unit), 30 mansion villas (Mediterranean-themed villas targeted for high-end gamblers, celebrities and casino-invited guests on the strip) (the “Mansion Villas”) and four entourage rooms associated with the Mansion Villas. The MGM Grand Property contains approximately 177,268 square feet of casino space, featuring 1,553 slot machines and 128 gaming tables, over 748,000 square feet of meeting space, 18 restaurants, an approximately 22,858 square foot spa, four swimming pools and approximately 41,800 square feet of rentable retail space (featuring 31 retailers). The MGM Grand Property is home to Cirque du Soleil’s “Kà”, an acrobatic theater production that has been in residence at the MGM Grand Property since October 2004. The MGM Grand Property also includes the David Copperfield Theatre, Hakkasan Nightclub and the MGM Grand Garden Arena, which has a seating capacity of over 16,000 and hosts premier concerts, award shows, sporting events including championship boxing, and other special events.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$45,000,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

Room sizes range from 346 square feet to 11,517 square feet and offer one to four bedrooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. SKYLOFTS at MGM Grand, a AAA Four-Diamond, Forbes Five Star hotel, occupies the top two floors of the main building. The hotel has 51 lofts ranging from 1,401 to 6,040 square feet per loft. SKYLOFTS is also a member of The Leading Hotels of the World. The Mansion at the MGM Grand Property contains 30 Mansion Villas ranging from 2,358 to 11,517 square feet per villa and $5,000 to $35,000 per night.

Since 2010, the MGM Grand Property has benefited from total capital investment of approximately $480.0 million (approximately $96,036 per room). Notable capital expenditures from this time period include an approximately $144.0 million full rooms renovation from 2010 to 2013 and a recent $118.9 million expansion and renovation of the conference center, which was completed in December 2018.

Mandalay Bay (45.5% of Mortgage ALA and Master Lease Rent)

Built in 1999, the Mandalay Bay Property is a full-service luxury resort and casino property located as the first major resort on the strip to greet visitors arriving by automobile from Southern California. The AAA Four Diamond award-winning resort is a premier conference hotel in Las Vegas with approximately 2.1 million square feet of convention, ballroom and meeting space, making it the fifth single largest event space in the United States. The Mandalay Bay Property is immediately across Interstate 15 from Allegiant Stadium, the new home stadium of the National Football League’s Raiders, which opened in August 2020. The Mandalay Bay Property covers approximately 124.1 acres and consists of 4,750 hotel rooms. Also included within the Mandalay Bay Property are: (i) the Delano, which is an all-suite hotel tower within the complex and (ii) a Four Seasons hotel, each of which has its own lobby, restaurants and pool and spa. In addition to the significant meeting space, the Mandalay Bay Property contains approximately 152,159 square feet of casino space, featuring approximately 1,232 slot machines and 71 gaming tables, 27 total restaurants, an approximately 30,000 square foot spa, 10 swimming pools and approximately 54,000 square feet of rentable retail space featuring 41 retailers. The Mandalay Bay Property is also the home to Cirque du Soleil’s Michael Jackson “ONE”, which has been in residence at the Mandalay Bay Property in an approximately 1,805-seat showroom since 2013, an approximately 12,000-seat special events arena, the House of Blues (which features an arena seating up to 2,500 people) and the Shark Reef Aquarium. Additionally, Mandalay Bay Property’s expansive pool and beach area plays host to an array of evening open air concerts during the pool season, a large wave pool, and Moorea, a European-style “ultra” beach and Daylight Beach Club.

Room sizes range from 400 to 5,605 square feet and the Mandalay Bay Property offers one- to four-bedroom rooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. Floors 60–62 are designed as penthouse suites, with a penthouse lounge on level 62 for guests staying in the penthouses. Floors numbered 35–39 of the main hotel building are occupied by the five-star and AAA Four-Diamond Four Seasons Hotel Las Vegas. Located at the resort's 43-story second tower, the Delano Las Vegas is comprised of 45 rooms and 1,072 suites. Each suite at the Delano is at least 725 square feet.

The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation of approximately $159.7 million (approximately $35,620 per room) from 2012 to 2016 and has received a total of approximately $510.6 million (approximately $107,495 per room) of capital investment since 2010.

Scheduled Cirque du Soleil performances at the MGM Grand & Mandalay Bay Properties have been cancelled until further notice. On June 29, 2020, Cirque du Soleil Entertainment Group (“Cirque”) announced that it and certain of its affiliated companies filed for protection from creditors under the Companies’ Creditors Arrangement Act in order to restructure its capital structure, which application was granted by the court. On July 16, 2020, Cirque announced that it entered into a new “stalking horse” purchase agreement with a group of existing first lien and second lien secured lenders pursuant to which such lenders would acquire substantially all of Cirque’s assets in settlement of Cirque’s first and second lien debt. Such purchase agreement was approved by the court on July 17, 2020, and served as the new “stalking horse” bid in a sale and investor solicitation process supervised by the court and the court-appointed monitor. As of August 18, 2020, it was reported that the lenders’ bid was the highest bid, which requires court approval to take effect.

COVID-19 Update. According to a press release issued on March 15, 2020, MGM announced that it would suspend operations at all of its Las Vegas properties, including the MGM Grand & Mandalay Bay Properties, until further notice, effective as of March 17, 2020, and that casino operations would close on March 16, 2020, followed by hotel operations on March 17, 2020. MGM cited COVID-19 as a pandemic that had intensified in the United States, requiring major collective action to slow its progression. MGM stated that it cancelled all reservations at its Las Vegas properties prior to May 21, 2020. MGM further reported that it incurred substantial operating losses in March 2020 and did not expect to see a material improvement until more is known regarding the duration and severity of the pandemic, including when MGM’s properties can reopen to the public. On May 1, 2020, MGM reported that as a result of the government-mandated closure, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties and several properties that are not part of the collateral for the MGM Grand & Mandalay Bay Whole Loan) were effectively generating no revenue. In addition, MGM Resorts International reported high levels of room and convention cancellation across its domestic properties through the third quarter of 2020 with some tentative re-bookings in the fourth quarter and into 2021, and it indicated that when it is able to re-open its domestic properties, it expects weakened demand in light of continued domestic and international travel restrictions or warnings, consumer fears and reduced consumer discretionary spending and general economic uncertainty. As of June 4, 2020, the MGM Grand Property was reopened, with limited amenities and certain COVID-19 mitigation procedures. MGM reopened The Shoppes at Mandalay Bay Place on June 25, 2020 and the Mandalay Bay resort on July 1, 2020, both with limited amenities and certain COVID-19 mitigation procedures. On August 28, 2020, several news outlets reported that MGM is expected to lay off approximately 18,000 furloughed workers in the United States, more than one-quarter of its pre-COVID 19 pandemic U.S. workforce, due to the continued impact of the COVID-19

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$45,000,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

pandemic on MGM’s business. On November 22, 2020, Nevada Governor Steve Sisolak unveiled increased COVID-19 related restrictions in the state to help mitigate the spread of the disease. Under the new measures, occupancy limits at casinos, restaurants and bars will be reduced to 25% from 50% effective November 24, 2020. Effective November 30, 2020, the hotel portion of the Mandalay Bay Property will be closed Monday through Wednesday, with room reservations available Thursday through Sunday. However, casinos, restaurants and other amenities will remain open at the Mandalay Property throughout the entire week. The MGM Grand & Mandalay Bay Whole Loan is current as of the November 2020 payment date. As of November 23, 2020, the MGM Grand & Mandalay Bay Whole Loan is not subject to any loan modification or forbearance requests.

Revenue Streams. The MGM Grand & Mandalay Bay Properties benefit from a diverse set of revenue streams with a substantial contribution from non-gaming sources (only 18.0% of combined year-end (“YE”) December 2019 revenues derived from casino) and offer nearly 2.8 million square feet of combined meeting and convention space.

As of YE December 2019, the MGM Grand Property generated 77.8% of net revenues from rooms, food and beverage, retail, entertainment and other operations. The gaming segment contributed 22.2% of net revenue (approximately $257.9 million), representing a decline from the 2018 level of 29.8% of net revenue (of approximately $365.7 million). A portion of the decline can be attributed to a renovation of the Mansion Villas in 2019, which serve as the MGM Grand Property’s main attractant to high-end gamblers. Nearly all departments at the MGM Grand Property (including rooms, food and beverage, retail and entertainment) experienced continued growth in the YE December 2019 period despite the decline in casino revenue.

The Mandalay Bay Property has a much smaller casino department as a percentage of total net revenue (12.9% as of YE December 2019) than most casinos on the Las Vegas strip. The Mandalay Bay Property revenues are primarily driven by (i) the focus on group and convention business (according to the appraisal, the Mandalay Bay Property had a 2019 penetration factor of 134.8% for group business) and (ii) the fact that two of the three room types are operated as non-casino focused third party franchises (the Delano and Four Seasons). As of YE December 2019, 64.1% of total revenues at the Mandalay Bay Property were derived from rooms’ revenue (34.1%) and food & beverage revenue (30.0%).

As of YE December 2019, the MGM Grand Property achieved occupancy, ADR and RevPAR of 91.4%, $190.29 and $173.85, respectively. As of YE December 2019, the Mandalay Bay Property achieved occupancy, ADR and RevPAR of 92.8%, $202.98 and $188.40, respectively.

Historical EBITDAR

EBITDAR ($ millions)	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(1)	June 2020 TTM(1)	UW
MGM Grand	$329	$396	$271	$214	$163	$149	$181	$236	$255	$281	$332	$345	$372	$283	$263	$220	$283
Mandalay Bay	$282	$291	$251	$160	$125	$169	$147	$167	$176	$204	$237	$260	$246	$237	$224	$161	$237
Total Collateral	$611	$688	$522	$374	$288	$318	$327	$403	$431	$485	$569	$605	$617	$520	$487	$381	$520
Debt Yield(2)	20.4%	22.9%	17.4%	12.5%	9.6%	10.6%	10.9%	13.4%	14.4%	16.2%	19.0%	20.2%	20.6%	17.3%	16.2%	12.7%	17.3%
Rent Coverage(3)	2.1x	2.4x	1.8x	1.3x	1.0x	1.1x	1.1x	1.4x	1.5x	1.7x	1.9x	2.1x	2.1x	1.8x	1.7x	1.3x	1.8x

(1)	On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which include the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The $487 million presented above represents the adjusted March 2020 TTM EBITDAR, which takes into account an adjustment for a combined net extraordinary loss of approximately $20.6 million during the March 2020 TTM period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The $381 million presented above represents the adjusted June 2020 TTM EBITDAR, which takes into account an adjustment for a combined net extraordinary loss of approximately $82.4 million during the June 2020 TTM period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The Lender underwriting presented above is based on 2019 financials, which reflects a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. See “Cash Flow Analysis” herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(2)	Debt Yield metrics presented above are based on the MGM Grand & Mandalay Bay Whole Loan Cut-off Date balance of $3.0 billion and the EBITDAR of each respective time period.

(3)	Rent Coverage ratios presented above are based on the initial Master Lease Rent of $292.0 million and the EBITDAR of each respective time period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$45,000,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

Historical Performance – MGM Grand(1)

	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(2)
RevPAR	$154	$162	$145	$113	$112	$128	$137	$138	$150	$155	$162	$167	$169	$174	$172	$161
Net Revenue ($ billions)	$1.19	$1.32	$1.22	$1.09	$1.03	$1.05	$1.07	$1.15	$1.21	$1.16	$1.15	$1.18	$1.23	$1.16	$1.10	$0.87
EBITDAR Margin	28%	30%	22%	20%	16%	14%	17%	21%	21%	24%	29%	29%	30%	24%	24%	25%
(1)	Any financial information contained in this Term Sheet for the MGM Grand Property that relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand and Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The lender underwriting presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

Historical Performance – Mandalay Bay(1)

	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(1)
RevPAR	$199	$213	$193	$142	$142	$160	$162	$164	$176	$177	$185	$185	$184	$188	$188	$186
Net Revenue ($ billions)	$0.99	$1.02	$0.95	$0.79	$0.78	$0.84	$0.78	$0.86	$0.95	$0.94	$0.97	$0.98	$0.97	$0.94	$0.90	$0.67
EBITDAR Margin	29%	28%	26%	20%	16%	20%	19%	19%	19%	22%	24%	26%	25%	25%	25%	24%
(1)	Any financial information contained in this Term Sheet for the Mandalay Bay Property that relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand and Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The lender underwriting presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$45,000,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the MGM Grand & Mandalay Bay Properties:

Cash Flow Analysis(1)

	2015	2016	2017	2018	2019	June 2020 TTM	U/W	%(2)	U/W Per Room(3)
Occupancy	92.5%	92.4%	91.0%	91.5%	92.1%	87.5%	92.1%
ADR	$179.08	$187.27	$193.58	$192.62	$196.52	$197.27	$196.52
RevPAR	$165.56	$172.97	$176.24	$176.18	$180.94	$172.60	$180.94

Hotel Revenue	$576,193,751	$611,611,719	$621,671,255	$619,356,266	$635,408,160	$454,847,334	$635,408,160	30.2%	$65,183
Casino Revenue	461,726,103	438,253,825	459,676,698	492,001,712	379,532,959	304,523,632	379,532,959	18.0	38,934
F&B Revenue	578,021,518	598,992,505	608,876,978	604,859,218	629,566,379	438,092,332	629,566,379	29.9	64,584
Other Revenue	480,778,051	465,818,022	471,735,234	475,323,334	461,787,990	345,071,444	461,787,990(4)	21.9	47,373
Total Revenue	$2,096,719,423	$2,114,676,071	$2,161,960,165	$2,191,540,530	$2,106,295,488	$1,542,534,742	$2,106,295,488	100.0%	$216,075

Hotel Expense	230,915,708	235,477,994	249,304,637	255,303,612	265,201,312	205,510,281	265,201,312	12.6%	$27,206
Casino Expense	253,918,628	213,245,938	229,109,011	226,996,812	223,320,361	189,641,029	223,320,361	10.6	22,909
F&B Expense	428,952,166	429,128,035	433,970,578	437,033,184	449,487,794	329,402,047	449,487,794	21.3	46,111
Other Expense	349,547,741	323,328,025	322,504,168	316,078,620	304,747,043	225,847,118	304,747,043	14.5	31,263
Total Departmental Expenses	$1,263,334,243	$1,201,179,992	$1,234,888,394	$1,235,412,228	$1,242,756,510	$950,400,475	$1,242,756,510	59.0%	$127,488

Property Maintenance	112,218,119	110,725,189	95,208,961	101,449,888	103,270,469	86,987,561	103,270,469	4.9%	$10,594
Property Administration(5)	137,822,533	128,394,200	125,525,316	126,382,088	126,766,300	105,768,903	126,766,300	6.0	13,004
Marketing & Advertising	28,265,267	22,728,610	26,584,722	29,655,331	28,082,648	22,501,371	28,082,648	1.3	2,881
Fixed Expenses	23,317,324	23,039,610	21,544,460	24,507,471	27,641,195	29,514,908	27,641,195	1.3	2,836
Management Fee	46,463,959	59,835,056	53,171,104	56,764,258	57,698,013	48,582,051	57,698,013	2.7	5,919
Total Operating Expenses	$348,087,202	$344,722,665	$322,034,563	$338,759,036	$343,458,625	$293,354,794	$343,458,625	16.3%	$35,234

Net Extraordinary Loss Add-Back	$0	$0	$0	$0	$0	$82,377,430(6)	$0	0.0%	$0

EBITDAR	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$381,156,903	$520,080,353	24.7%	$53,353

FF&E(7)	0	0	0	0	0	0	32,774,592	1.6	3,362
Net Cash Flow	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$381,156,903(8)	$487,305,761	23.1%	$49,990

NOI DSCR(9)(10)	NAV	NAV	NAV	NAV	NAV	NAV	4.95x
NCF DSCR(9)(10)	NAV	NAV	NAV	NAV	NAV	NAV	4.95x
NOI Debt Yield(9)(10)	NAV	NAV	NAV	NAV	NAV	NAV	17.9%
NCF Debt Yield(9)(10)	NAV	NAV	NAV	NAV	NAV	NAV	17.9%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Represents percent of Total Revenue for all fields.

(3)	Based on 9,748 guest rooms.

(4)	The most recent available breakout of the Signature Condo-Hotel revenue as a component of Other Revenue was from the November 2019 trailing 12-month period.

(5)	2018 Property Administration expense was adjusted for the Mandalay Bay Property to exclude $21.8 million of one-time business interruption proceeds related to the October 1, 2017 shooting at the Mandalay Bay Property.

(6)	Net Extraordinary Loss Add-Back represents a net combined extraordinary loss from the MGM Grand & Mandalay Bay Properties of approximately $82.4 million during the TTM June 2020 period (primarily comprised of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The TTM June 2020 EBITDAR of approximately $381.2 million represents the combined adjusted EBITDAR as calculated per the Master Lease (after taking into account the extraordinary loss add-back for the TTM June 2020 period).

(7)	Underwritten FF&E is based on the 1.5% contractual FF&E reserve based on total net revenues (excluding net revenues associated with the Signature Condo-Hotel development at the MGM Grand Property for which FF&E is not reserved under the Master Lease). With respect to the Mandalay Bay Property, 5.0% FF&E Reserve was underwritten for the revenues associated with the origination date of the Four Seasons Management Agreement.

(8)	The TTM June 2020 financials presented above reflect the suspension of operations at the Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand and Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The TTM June 2020 financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The lender underwriting presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

(9)

On January 14, 2020, MGP OP”, an affiliate of BREIT OP and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) to acquire the MGM Grand & Mandalay Bay Properties (as defined below) for a purchase price of $4.6 billion (approximately $471,892 per room). Contemporaneously with the acquisition, the MGM Grand & Mandalay Bay Borrowers (as defined below), as landlord, entered into the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$45,000,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

“MGM/Mandalay Lease with two, 10-year renewal options with MGM Tenant, a wholly-owned subsidiary of MGM. Financial and other information presented in this Term Sheet is presented on a “look through” basis, based on the rents and receipts of the MGM Grand & Mandalay Bay Properties. For so long as the MGM/Mandalay Lease is in effect, the MGM Grand & Mandalay Bay Borrowers will be entitled only to the rent due under the MGM/Mandalay Lease and not to the underlying rent and other income from the MGM Grand & Mandalay Bay Properties. The Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W DSCR based on NCF based on master lease rent, and U/W Debt Yield based on NOI based on master lease rent presented in the chart above are based on the initial MGM/Mandalay Lease annual rent of $292,000,000. The U/W DSCR based on NCF, and the U/W Debt Yield Based on NCF for the MGM Grand & Mandalay Bay A Notes (based on the U/W NCF of approximately $487.3 million) are 8.27x and 29.8%, respectively. Historical NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are unavailable based on this calculation.

(10)	The NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are calculated based on the MGM Grand & Mandalay Bay Senior Notes.

Appraisal. The Appraised Value of $4,600,000,000 as of January 10, 2020 is the Aggregate Real Property Appraised Value, solely with respect to real property at the Properties, excluding personal property and intangible property attributable to the Properties. The appraisal also includes an As-Leased-Sale-Leaseback appraised value, which is equal to the Aggregate Real Property Appraised Value. The Aggregate As-Is Appraised Value of $7,352,600,000 as of January 10, 2020 includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by the MGM Tenant or the MGM/Mandalay Operating Subtenants (as more particularly provided in the Master Lease section), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease section) in favor of the MGM Grand & Mandalay Bay Borrowers and provided that the FF&E will be transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of termination of the Master Lease due to an event of default by the MGM Tenant thereunder. Such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lenders.

Environmental Matters. The Phase I environmental assessments dated February 11, 2020 did not identify any recognized environmental conditions at either of the Properties. Due to a historical recognized environmental condition pertaining to the presence of underground storage tanks at the Mandalay Bay Property, the MGM Grand & Mandalay Bay Borrowers purchased, and are required to maintain under the MGM Grand & Mandalay Bay Whole Loan agreement, an environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Markets Overview and Competition. The MGM Grand & Mandalay Bay Properties are located on the Las Vegas Strip in the heart of Las Vegas, Nevada. Visitor volume and airport passenger traffic into the Las Vegas region more than doubled from 1990 to 2019. In connection with the financial downturn in 2008 and 2009, the Las Vegas market generally experienced a contraction. During 2010, the market began to rebound and as of year-end 2019, visitation had returned to or near peak levels. McCarran International Airport welcomed 51.5 million passengers in 2019 (surpassing the 2018 passenger count of approximately 49.6 million).

From 2010 through 2019, annual convention attendance in Las Vegas has grown by over 2 million people (4.0% compound annual growth rate). With an estimated local population of 2.3 million people as of 2019, an additional approximately 42.5 million tourists visiting the metropolitan Las Vegas area annually (as of year-end 2019) and recent investment in Las Vegas by major sports leagues, the amount of existing gaming activity steadily increased from 2009 through year-end 2019. In Clark County, gaming revenue increased approximately 17.2% from the gaming through in 2009 through year-end 2019.

Market Overview(1)

Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117	42,524
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%	1.0%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250	$10,355
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%	1.0%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158	149,422
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,319	47,368	48,430	49,645	51,538
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.4%	0.5%	2.5%	5.7%	4.5%	2.2%	2.5%	3.8%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502	6,649
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%	2.3%

(1)	Source: Las Vegas Convention and Visitors Authority

The Las Vegas Strip hotel average occupancy was approximately 90% over the last three years. The Las Vegas Strip average 2019 occupancy was 90.4% and average 2018 occupancy was 89.5%. The Las Vegas Strip average 2019 ADR of $143.31 increased 3.3% relative to the average 2018 ADR of $138.71.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$45,000,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

Competitive Set(1)

Property Name	No. of Rooms	Year Opened	Meeting Space (sq. ft.)	Casino Space (sq. ft.)	Estimated 2019 Occ.	Estimated 2019 ADR	Estimated 2019 RevPAR
MGM Grand(2)	4,998	1993	748,325	177,268	91.4%	$190.29	$173.85
Mandalay Bay(2)	4,750	1999	2,100,000	152,159	92.8%	$202.98	$188.40
The Mirage	3,044	1989	170,000	94,000	94.6%	$178.00	$168.39
New York New York	2,024	1997	30,500	81,000	95.5%	$151.00	$144.21
Luxor	4,397	1993	20,000	120,000	95.0%	$119.00	$113.05
Caesar’s Palace	3,976	1966	300,000	124,200	93.0%	$221.00	$205.53
Planet Hollywood	2,500	2000	20,000	64,500	90.0%	$185.00	$166.50
Venetian/Palazzo	7,117	1999	450,000	335,878	94.6%	$237.00	$224.20
(1)	Source: Appraisal, unless otherwise indicated.

(2)	Source: Underwriting and Borrower Sponsor provided information.

Additional group business is expected to enter the market as a result of the delivery of Allegiant Stadium in August 2020 (across the street from the Mandalay Bay Property), which will serve as the home stadium for the National Football League’s Raiders. Non-gaming revenue in the Las Vegas market was approximately 65% of total revenue in 2019 compared to pre-recession levels of approximately 59% in 2007.

Each of the MGM Grand & Mandalay Bay Properties share the same competitive set. The primary competitive set for the MGM Grand & Mandalay Bay Properties consists of six hotels, which range in size from 2,024 to 7,117 rooms and collectively contain an aggregate 23,058 rooms. According to the appraisal, there are two mega resorts in the construction phase with planned delivery between 2021 and 2022. Resorts World Las Vegas is a 59-story Chinese-themed mega resort under construction the former Stardust Resort and Casino site on the northern Las Vegas Strip with scheduled delivery by summer of 2021 and The Drew is a 735-foot tall, 75% completed mega casino resort scheduled to be delivered by 2022. The appraiser does not believe either property will be directly competitive with the MGM Grand Property or Mandalay Bay Property.

Historical Occupancy, ADR, RevPAR – Competitive Set (MGM Grand)

	MGM Grand(1)			Competitive Set(2)(3)			Penetration Index(2)(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	92.1%	$181.76	$167.36	92.0%	$181.95	$167.10	100.2%	100.0%	100.3%
12/31/2018	92.7%	$182.10	$168.76	93.0%	$187.63	$173.66	100.1%	97.4%	97.6%
12/31/2019	91.4%	$190.29	$173.85	94.0%	$193.23	$181.41	98.7%	98.6%	97.3%
(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Competitive Set includes The Mirage, New York New York, Luxor, Caesars, Planet Hollywood and Venetian/Palazzo.

Historical Occupancy, ADR, RevPAR – Competitive Set (Mandalay Bay)

	Mandalay Bay(1)			Competitive Set(2)(3)			Penetration Index(2)(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	90.0%	$206.28	$185.57	92.0%	$177.98	$164.06	98.0%	113.2%	110.9%
12/31/2018	90.2%	$203.96	$183.96	93.0%	$183.94	$171.13	97.4%	109.2%	106.4%
12/31/2019	92.8%	$202.98	$188.40	94.0%	$190.09	$178.15	96.6%	108.8%	105.1%
(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Competitive Set includes The Mirage, New York New York, Luxor, Caesars, Planet Hollywood and Venetian/Palazzo.

Master Lease.  The MGM Grand & Mandalay Bay Properties are master-leased to the MGM Tenant, under a 30-year, triple-net master and operating lease with two, 10-year renewal options. In turn, the MGM Tenant has subleased a portion of the MGM Grand & Mandalay Bay Properties to each of MGM Grand Hotel, LLC, a Nevada limited liability company (the “Grand Operating Subtenant”), Mandalay Bay, LLC, a Nevada limited liability company (the “Mandalay Bay Subtenant”) and Mandalay Place, LLC, a Nevada limited liability company (“Mandalay Place Subtenant”; and, together with Grand Operating Subtenant and Mandalay Bay Subtenant, individually or collectively as the context may require, together with any person to whom all or any portion of a Property is sublet by MGM Tenant pursuant to a sublease pursuant to the express terms and conditions of the MGM/Mandalay Lease, each an “MGM/Mandalay Operating Subtenant”). Each MGM/Mandalay Operating Subtenant executed a joinder to the MGM/Mandalay Lease for the purpose of (x) agreeing to be bound by the terms and provisions of the MGM/Mandalay Lease regarding the disposition of any portion of MGM Tenant’s Property owned by such MGM/Mandalay Operating Subtenant and (y) granting a security interest to the MGM Grand & Mandalay Bay Borrowers in the portion of the MGM Tenant’s pledged property owned by such MGM/Mandalay Operating Subtenant and certain reserve funds under the MGM/Mandalay Lease. The MGM Tenant and each MGM/Mandalay Operating Subtenant is not a borrower or an obligor under the MGM Grand & Mandalay Bay Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$45,000,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

Under the Master Lease, the MGM Tenant is required to pay to the MGM Grand & Mandalay Bay Borrowers an initial lease rent of $292.0 million per annum ($159.0 million allocated to the MGM Grand Property and $133.0 million allocated to the Mandalay Bay Property, the “Master Lease Rent”), subject to annual increases of (i) 2.0% in years 2 through 15 of the initial lease term, and (ii) thereafter, the greater of 2.0% or CPI (CPI capped at 3.0%) for the remainder of the initial lease term. Additionally, MGM will be required to continue to invest in the MGM Grand & Mandalay Bay Properties, with (x) a minimum aggregate capital investment requirement of 3.5% of actual net revenues every five years (the first such period beginning January 1, 2020 and expiring December 31, 2024, and the second such period beginning January 1, 2021 and expiring December 31, 2025, and each five-year period thereafter on a rolling basis) in the aggregate for the MGM Grand & Mandalay Bay Properties (such amount not to be less than 2.5% of the actual net revenue of any individual Property) (collectively, the “Required CapEx”) and (y) a monthly reserve equal to 1.5% of actual net revenues which may be used for FF&E and on qualifying capital expenditures in satisfaction of the Required CapEx spend. Upon early termination of the Master Lease due to an event of default by MGM Tenant thereunder, the FF&E will be transferred to the MGM Grand & Mandalay Bay Borrowers at no cost.

Beginning with the first full calendar quarter after the origination date for the MGM Grand & Mandalay Bay Whole Loan and continuing thereafter, if either (a) (x) EBITDAR to Rent Ratio (as defined in the Master Lease) for the prior four fiscal quarters is less than 1.60x and (y) MGM’s market cap is less than $6.0 billion or (b) (x) MGM is no longer publicly traded and listed on NYSE, AMEX or NASDAQ and (y) the EBITDAR to Rent Ratio for the prior four fiscal quarters is less than 2.0x, then MGM Tenant will be required to provide one or more letters of credit or fund a cash escrow in an aggregate amount equal to the following year’s rent (taking into account the applicable escalations).

No intellectual property is licensed to the MGM Grand & Mandalay Bay Borrowers and the MGM Grand & Mandalay Bay Borrowers have no option to purchase upon expiration of the Master Lease. Upon the expiration of the Master Lease term or earlier termination of Master Lease, MGM Tenant will be obligated to provide up to 18 months of transition services to permit the continuous and uninterrupted operation of the Property.

MGM (NYSE: MGM, rated Ba3/BB-/BB- by Moody’s, Fitch and S&P) guarantees to the MGM Grand & Mandalay Bay Borrowers the payment and performance of all monetary obligations and certain other obligations of the MGM Tenant under the Master Lease. In addition to the lease guaranty, MGM (in such capacity, “Shortfall Collection Guarantor”) has executed a shortfall guaranty for the benefit of mortgage lender for the MGM Grand & Mandalay Bay Whole Loan, pursuant to which MGM has guaranteed to mortgage lender the unpaid portion of the initial principal amount of the MGM Grand & Mandalay Bay Whole Loan (without giving effect to any future amendments that may increase the principal balance) and all interest accrued and unpaid thereon. For the avoidance of doubt, the Shortfall Collection Guarantor does not guarantee any Accrued Interest or any additional principal as a result of an unpaid Accrued Interest after the ARD. Transfers of interests in MGM are not restricted under the MGM Grand & Mandalay Bay Whole Loan documents and any bankruptcy or other adverse event with respect to the Shortfall Collection Guarantor does not constitute a default under the MGM Grand & Mandalay Bay Whole Loan documents. Neither MGM nor its affiliates (including, without limitation, MGM Tenant) are considered an affiliate of the MGM Grand & Mandalay Bay Borrowers for any purpose under the MGM Grand & Mandalay Bay Whole Loan documents so long as such person does not control Borrower. There is no continuing net worth requirement with respect to MGM in connection with the shortfall guaranty. As of the origination of the MGM Grand & Mandalay Bay Whole Loan, neither MGM nor MGM Tenant controlled the MGM Grand & Mandalay Bay Borrowers.

As of December 31, 2019, MGM had a market capitalization of approximately $16.7 billion, full-year 2019 revenue of approximately $12.9 billion and consolidated, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $3.0 billion. As of March 31, 2020, MGM reported revenue of approximately $2.3 billion for the first quarter of 2020. This represents a 29% decrease to the first quarter of 2019, which was primarily driven by MGM’s temporary suspension of its domestic and Macau casino operations related to the COVID-19 pandemic. MGM had $6.0 billion of cash and cash equivalents as of March 31, 2020, which included $1.8 billion at MGP and $381 million at MGM China. In addition, on April 23, 2020, MGM commenced a private offering of $750 million in aggregate principal amount of 6.75% coupon senior notes due in 2025, which further added to MGM’s cash position. As of June 30, 2020, MGM reported (i) revenue of approximately $290.0 million for the second quarter of 2020 (of which approximately $151.0 million was derived from MGM’s Las Vegas Strip resorts(1)), (ii) a total consolidated liquidity position of $8.1 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.8 billion and approximately $3.3 billion available under certain revolving credit facilities) and (iii) a market capitalization of approximately $8.3 billion. According to MGM’s second quarter 2020 earnings presentation, the Adjusted Property EBITDAR margin across all reopened MGM properties on the Las Vegas Strip (during the period the properties were operating through June 30, 2020) increased by approximately 450 basis points compared to the second quarter of 2019 (calculation methodology presented below)(2).

(1) Second quarter 2020 revenue of approximately $151.0 million for MGM’s Las Vegas Strip resorts reflects revenue from certain resorts which reopened during the second quarter of 2020 with limited amenities and certain COVID-19 mitigation procedures: the Bellagio (reopened on June 4, 2020), the MGM Grand (reopened on June 4, 2020), New York, New York (reopened on June 4, 2020), Excalibur (reopened on June 11, 2020) and Luxor (reopened on June 25, 2020). The Mandalay Bay, ARIA, Vdara, Mirage and Park MGM resorts were not open during the second quarter of 2020.

(2) Second quarter 2020 Adjusted Property EBITDAR calculation methodology: Reflects MGM management's estimates of operating trends for the periods in which the properties were operating (commencing on each respective properties reopening date and calculated through June 30, 2020), compared to the same periods in 2019 using monthly property level financials and internally generated daily operating reports to calculate activity for partial monthly periods, based on the days in the second quarter of 2020 that such properties were opened prior to June 30, 2020, including activity for invitation only customer events prior to reopening to the general public.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$45,000,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

The MGM Tenant is a casino owner-operator for 29 unique hotel offerings totaling over 44,000 rooms across Las Vegas, United States regional markets and Macau. MGM Tenant has managed the MGM Grand & Mandalay Bay Properties for more than 27 and 18 years, respectively.

Escrows.

At loan origination, the MGM Grand & Mandalay Bay Borrowers were not required to deposit any initial reserves. For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, there are no ongoing reserves required under the MGM Grand & Mandalay Bay Whole Loan documents.

Under the Master Lease, the MGM Tenant is obligated to make monthly deposits of 1.50% of net revenues at an eligible institution to be used for FF&E and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). The MGM Tenant granted the MGM Grand & Mandalay Bay Borrowers a security interest in the OpCo FF&E Reserve Account, and the MGM Grand & Mandalay Bay Borrowers collaterally assigned the MGM Grand & Mandalay Bay Borrowers’ security interest in the OpCo FF&E Reserve Account to the mortgage lender.

Tax Reserve — For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for real estate taxes are required under the MGM Grand & Mandalay Bay Whole Loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if an MGM Grand & Mandalay Bay Trigger Period is in effect, the MGM Grand & Mandalay Bay Whole Loan documents provides for ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months at least 30 days prior to their respective due dates. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties.

Insurance Reserve — For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for insurance premiums are required under the MGM Grand & Mandalay Bay Whole Loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the MGM Grand & Mandalay Bay Whole Loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies at least 30 days prior to the expiration thereof. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the MGM Grand & Mandalay Bay Properties are included in a blanket policy reasonably acceptable to the lender.

Replacement Reserve — For so long as the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, (i) on each Payment Date during a MGM Grand & Mandalay Bay Trigger Period, the MGM Grand & Mandalay Bay Borrowers will be required to make a deposit equal to (a) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the replacement reserve fund is to be made (the sum of (a) and (b), the “Replacement Reserve Monthly Deposit”), and (ii) if a MGM Grand & Mandalay Bay Trigger Period does not exist, on the first Payment Date of each calendar quarter, an amount equal to the lesser of (x) the Replacement Reserve Current Year Lookback Deficiency (as defined below) and (y) the Replacement Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “Replacement Reserve Quarterly Deposit”), provided that for so long as any individual Property is managed by (x) a brand manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a Replacement Reserve Monthly Deposit or a Replacement Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for replacements, PIP work or brand mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if the MGM Grand & Mandalay Bay Borrowers deliver evidence reasonably satisfactory to the mortgage lender that such deposit has been made.

“Replacement Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of Replacement Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a MGM Grand & Mandalay Bay Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during such calendar year to date and (2) the aggregate amount funded into the Replacement Reserve Fund during such calendar year to date; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Current Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2024, and (ii) from and after January 1, 2025, an amount equal to (x) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and 0.5% of all other net revenues (other than non-recurring items) during the Replacement Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP Work and brand mandated work during the Replacement Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the Replacement Reserve Fund

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$45,000,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

during such Replacement Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Five Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Period” means each five-year period (on a rolling basis) with the first period commencing on January 1, 2020 and expiring on December 31, 2024 and the second period commencing on January 1, 2021 and expiring on December 31, 2025.

Lockbox and Cash Management. The MGM Grand & Mandalay Bay Whole Loan is subject to a hard lockbox with springing cash management. Amounts on deposit in the lockbox account will be disbursed to the MGM Grand & Mandalay Bay Borrowers’ operating account in accordance with the clearing account agreement. After the occurrence and during the continuation of a MGM Grand & Mandalay Bay Trigger Period (as defined below), the MGM Grand & Mandalay Bay Borrowers will establish a cash management account and, at least two times per week, the clearing account bank will sweep funds from the lockbox accounts into the cash management account in accordance with the clearing account agreement and the cash management bank will apply funds on deposit in the order of priority described in the MGM Grand & Mandalay Bay Whole Loan documents, with the remaining excess cash flow (the “Excess Cash Flow Reserve”) to be held as additional collateral for the MGM Grand & Mandalay Bay Whole Loan (and, after the ARD, all amounts in the Excess Cash Flow Reserve account will be used to pay the monthly additional interest amount and applied to the principal of the MGM Grand & Mandalay Bay Whole Loan).

A “MGM Grand & Mandalay Bay Trigger Period” means a period (A) commencing upon the occurrence of any of the following: (i) the Debt Service Coverage Ratio (“DSCR”) falling below 2.50x (the “DSCR Threshold”) for two consecutive quarters (a “DSCR Trigger”), (ii) the MGM Tenant is subject to a bankruptcy action (an “OpCo Bankruptcy”), (iii) an event of default under the MGM Grand & Mandalay Bay Whole Loan has occurred and is continuing (an “EOD Trigger”), (iv) an OpCo Trigger Event (as defined below) or (v) the MGM Grand & Mandalay Bay Borrowers fail to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD and (B) terminating upon (i) in the event of a DSCR Trigger, either such time that the DSCR exceeds the DSCR Threshold for two consecutive quarters or the MGM Grand & Mandalay Bay Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters), (ii) in the event of an OpCo Bankruptcy, the assumption of the Master Lease in such bankruptcy proceeding or the replacement of the MGM Tenant as provided in the MGM Grand & Mandalay Bay Whole Loan documents (or in the event the Master Lease is terminated and not replaced, the DSCR is equal to or greater than the DSCR Threshold or the MGM Grand & Mandalay Bay Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters)), (iii) in the event of an OpCo Trigger Period, any OpCo Trigger Event Cure (as defined below) and (iv) in the event of an EOD Trigger, no other events of default exist and are continuing and the mortgage lender will have accepted a cure by the MGM Grand & Mandalay Bay Borrowers of such event of default. For the avoidance of doubt, in no instance will an MGM Grand & Mandalay Bay Trigger Period caused by the failure of the MGM Grand & Mandalay Bay Borrowers to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD be capable of being cured or deemed to expire.

An “OpCo Trigger Event” means the occurrence and continuance of all of the following conditions simultaneously: (i) an event of default under the Master Lease has occurred and is continuing; (ii) (x) the managing member of the Joint Venture is an affiliate of the MGM Grand & Mandalay Bay Borrowers other than MGP or MGP OP that is controlled by MGP or MGP OP and (y) MGP OP is controlled by MGM and (iii) such managing member is permitted under the terms of the Joint Venture agreement to take any of the following actions without the consent of (x) BCORE Windmill Parent LLC (the member of the Joint Venture that is affiliated with BREIT OP) (a) granting any consent, approval or wavier or making any election under the Master Lease, Lease Guaranty or other related lease documents, (b) entering into any amendment, supplement or modification to the Master Lease, Lease Guaranty or other related lease documents, or (c) declaring an event of default under the Master Lease, Lease Guaranty or other related lease documents or (y) if applicable, a Qualified Transferee (as defined in the MGM Grand & Mandalay Bay Whole Loan documents) that is not an affiliate of MGM Tenant which owns a 15% or greater direct and/or indirect interest in the MGM Grand & Mandalay Bay Borrowers.

“Lease Guaranty” means that certain Guaranty of Lease Documents dated as of February 14, 2020, made by MGM in favor of the Borrowers.

An “OpCo Trigger Event Cure” means, as applicable, (i) the MGM Grand & Mandalay Bay Borrowers have provided evidence to the mortgage lender of the cure of the event of default under the Master Lease, (ii) the MGM Grand & Mandalay Bay Borrowers have waived the event of default under the Master Lease, provided that such waiver was approved by the mortgage lender, or (iii) in the event that the event of default results in the termination of the Master Lease, either (a) (I) the MGM Grand & Mandalay Bay Borrowers and MGM Tenant have entered into a new lease on terms and conditions substantially similar to those contained in the Master Lease as of the origination of the MGM Grand & Mandalay Bay Whole Loan and (II) the Master Lease opinion delivery requirements have been satisfied, or (b) after giving effect to the termination of the Master Lease the DSCR is equal to or greater than 2.50x for two consecutive quarters or the Borrowers make voluntary prepayments in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in an amount necessary to achieve a DSCR equal to or greater than 2.50x.

Property Management. The MGM Grand & Mandalay Bay Properties are currently managed by the MGM Tenant and/or the applicable MGM/Mandalay Operating Subtenant, and there are no management agreements currently in effect with the MGM Grand & Mandalay Bay Borrowers and, other than the management agreement with respect to the Four Seasons hotel and the management agreement with respect to certain signature hotel units (which, for the avoidance of doubt, are not part of the MGM Grand & Mandalay Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$45,000,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

Properties), for which management fees are included as part of the collateral, there are no management agreements currently in effect with respect to the MGM Grand & Mandalay Bay Properties.

Partial Release. So long as no event of default has occurred and is continuing (other than as set forth below), the MGM Grand & Mandalay Bay Borrowers may at any time release an individual Property from the MGM Grand & Mandalay Bay Whole Loan by prepaying the applicable Release Percentage (as defined below) of the ALA of the subject individual Property (including any yield maintenance premium, if required), and subject to the terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) the DSCR after giving effect to such release is at least equal to 4.81x; (ii) continued compliance with the single purpose entity requirements contained in the MGM Grand & Mandalay Bay Whole Loan documents; (iii) payment to an agent or servicer of the then current and customary fee by such persons for such releases in an amount not to exceed $2,000.00 and any reasonable legal fees or other out-of-pocket costs incurred by the lender to effect the release and any applicable prepayment premiums (provided the legal fees may not exceed $10,000); (iv) payment of all recording charges, filing fees, taxes or other similar expenses payable in connection therewith; (v) if the MGM Grand & Mandalay Bay Whole Loan is securitized in a REMIC trust, compliance with applicable REMIC requirements relating to the REMIC 125% LTV test for release which may be satisfied by delivery of any of the following if permitted by REMIC requirements: an existing or updated appraisal, a broker’s price opinion or other written determination of value using a commercially reasonable valuation method, in each case satisfactory to the lender, but will be based solely on the value of real property and will exclude personal property and going-concern value; and (vi) if the Property is subject to the Master Lease, the MGM Grand & Mandalay Bay Borrowers removing the released individual Property from the Master Lease and entering into a new triple-net lease with respect to the remaining individual Property on substantially the same terms as the Master Lease (collectively, the “Release Conditions”).

“Release Percentage” means, with respect to any individual Property, 105% until such time as the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan is reduced to $2,250,000,000 (the “Release Percentage Threshold”), and 110% thereafter. In calculating the Release Amount for an individual Property, the Release Percentage may initially be 105.0% until the application of a portion of such prepayment would reach the Release Percentage Threshold and with respect to any remaining prepayment for such individual Property, the Release Percentage would be 110%.

Notwithstanding the foregoing, in the event that the DSCR following the release would not satisfy the DSCR requirement in clause (i) of the Release Conditions, and such release is in connection with an arms’ length transaction with an unrelated third party, the MGM Grand & Mandalay Bay Borrowers will be permitted to release the subject Property and the amount that will be required to be prepaid (or defeased) in connection with such Release will equal the greater of (I) the Release Percentage of the ALA for such individual Property, together with, to the extent the release does not occur in connection with a partial defeasance, any yield maintenance premium required (if any) and (II) the lesser of (x) 100% of the net sales proceeds for the sale of such individual Property (net of reasonable and customary closing costs associated with the sale of such individual Property) and (y) an amount necessary to, after giving effect to such release of the individual Property, achieve the DSCR requirement in the preceding paragraph.

The MGM Grand & Mandalay Bay Borrowers may release any defaulting individual Property, without the payment of any yield maintenance premium, in order to cure a default or an event of default related to such individual Property, subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents (including, without limitation, the Release Conditions (other than clause (i))) (a “Default Release”). In addition, the MGM Grand & Mandalay Bay Borrowers may release an individual Property (including to an affiliate) if the estimated net proceeds following any casualty or condemnation at such individual Property will be equal to or greater than (x) 25.0% of its allocated whole loan amount, or (y) 5.0% of its ALA (subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents) upon satisfaction of clauses (iii), (iv) and (v) of the Release Conditions above and prepayment of the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the net proceeds (up to an amount equal to the Release Percentage) for such individual Property (a “Special Release”).

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. In addition to the MGM Grand & Mandalay Bay Mortgage Loan, the MGM Grand & Mandalay Bay Properties also secure the MGM Grand & Mandalay Bay Senior Notes not included in the WFCM 2020-C58 securitization trust, which have an aggregate Cut-off Date principal balance of $1,589,200,000, and the MGM Grand & Mandalay Bay Junior Notes (which have an aggregate Cut-off Date principal balance of $1,365,800,000). The MGM Grand & Mandalay Bay Senior Notes not included in the WFCM 2020-C58 trust and the MGM Grand & Mandalay Bay Junior Notes accrue interest at the same rate as the MGM Grand & Mandalay Bay Mortgage Loan. The MGM Grand & Mandalay Bay Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the MGM Grand & Mandalay Bay Senior Notes not included in the WFCM 2020-C58 securitization trust. The MGM Grand & Mandalay Bay Mortgage Loan and the MGM Grand & Mandalay Bay Senior Notes not included in the WFCM 2020-C58 securitization trust are generally senior to the MGM Grand & Mandalay Bay Junior Notes.

Additionally, the MGM Grand & Mandalay Bay Borrowers have a one-time right to borrow a mezzanine loan subordinate to the MGM Grand & Mandalay Bay Whole Loan (the “Future Mezzanine Loan”), subject to credit and legal criteria specified in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) a combined maximum loan to value ratio (based on appraisals ordered by the lender in connection with the closing of the Future Mezzanine Loan and calculated based on the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan and the initial principal amount of the Future Mezzanine Loan) of 67.0%, (ii) a debt service coverage ratio at the closing of the Future Mezzanine Loan at least equal to 4.81x, in each case, inclusive of the additional mezzanine debt and (iii) an intercreditor agreement reasonably satisfactory to the lender. The lender’s receipt of a rating agency confirmation will not be required in connection with the Future Mezzanine Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$45,000,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

Notwithstanding the foregoing, (1) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing), in the event that the Future Mezzanine Loan (or any portion thereof) is directly or indirectly or beneficially owned by the MGM Grand & Mandalay Bay Borrowers, the future mezzanine borrower or a “broad affiliate” (as defined in the MGM Grand & Mandalay Whole Loan documents) of the MGM Grand & Mandalay Bay Borrowers or the future mezzanine borrower (an “Affiliated Mezzanine Lender”), in no instance will the Affiliated Mezzanine Lender be permitted to receive late charges, principal (other than the pro rata prepayment of the Future Mezzanine Loan upon the release of an individual Property or prepayment of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents and the Future Mezzanine Loan documents) or interest at the default rate, even if an event of default has occurred and is continuing under the Future Mezzanine Loan and such Affiliated Mezzanine Lender will only be permitted to receive interest at the non-default rate on a monthly basis, (2) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing under the MGM Grand & Mandalay Bay Whole Loan documents), for so long as the whole Future Mezzanine Loan is not directly or indirectly or beneficially owned by an Affiliated Mezzanine Lender, the mezzanine lender will receive on a monthly basis interest at the non-default rate and, if an event of default has occurred and is continuing under the Future Mezzanine Loan, funds sufficient to pay any other amounts then due under the Future Mezzanine Loan and the Future Mezzanine Loan documents (other than the payment of the outstanding principal amount of the Future Mezzanine Loan on the maturity date of the Future Mezzanine Loan whether on the scheduled date for such payment or earlier due to an acceleration of the Future Mezzanine Loan) and (3) after the ARD, in no instance will any mezzanine lender be permitted to receive any payments whatsoever.

Ground Lease. None.

Terrorism Insurance. The MGM Grand & Mandalay Bay Whole Loan documents require that the “all risk” insurance policy required to be maintained by the MGM Grand & Mandalay Bay Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the MGM Grand & Mandalay Bay Properties, and business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. So long as the MGM Grand & Mandalay Bay Properties is subject to the Master Lease, the MGM Grand & Mandalay Bay Borrowers are permitted to rely on terrorism insurance provided by the MGM Tenant. The permitted deductible for terrorism insurance for the MGM Grand & Mandalay Bay Borrowers under the MGM Grand & Mandalay Bay Whole Loan documents is $500,000 (provided, however, the MGM Grand & Mandalay Bay Borrowers are not required to maintain the coverages on the MGM Grand & Mandalay Bay Properties as required in the MGM Grand & Mandalay Bay Whole Loan documents for long as (A) the Master Lease is in full force and effect, (B) no default by MGM Tenant beyond any applicable notice and cure period has occurred and is continuing under the Master Lease and (C) MGM Tenant maintains insurance policies on each Property that satisfies the requirements set forth in the MGM Grand & Mandalay Bay Whole Loan documents (the “MGM/Mandalay Policies”) (except the lender acknowledged and agreed in the MGM Grand & Mandalay Bay Whole Loan documents that the MGM/Mandalay Policies are permitted to vary from MGM Grand & Mandalay Bay Whole Loan documents with respect to (x) the named storm sublimit which will be no less than $700,000,000 per occurrence and (y) any property or terrorism deductible, which will be no greater than $5,000,000) including without limitation, naming the lender as mortgagee/loss payee and additional insured, as applicable (collectively, conditions (A) through (C) are the “MGM/Mandalay Tenant Insurance Conditions”)). If the MGM/Mandalay Tenant Insurance Conditions are not met and TRIPRA is no longer in effect, but terrorism insurance is commercially available, then the MGM Grand & Mandalay Bay Borrowers will be required to maintain terrorism insurance but will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium payable in respect of the MGM Grand & Mandalay Bay Properties and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance) and if the cost of terrorism insurance exceeds such amount, MGM Grand & Mandalay Bay Borrowers will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

In addition, so long as the MGM/Mandalay Tenant Insurance Conditions are satisfied, terrorism insurance for the MGM Grand & Mandalay Bay Properties may be written by a non-rated captive insurer subject to certain conditions set forth in the Master Lease, including, among other things: (i) TRIPRA will be in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) except with respect to deductibles permitted under the Master Lease, covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer will be reinsured with a cut-through endorsement by an insurance company rated “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates securities which represent an interest in the MGM Grand & Mandalay Bay Whole Loan and rates the applicable insurance company); (iv) all reinsurance agreements between the captive insurer and other reinsurance providers will be subject to the reasonable approval of the lender; and (v) such captive insurer will be licensed in the State of Nevada or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #3	Cut-off Date Balance:	$39,300,000
19191 South Vermont Avenue Torrance, CA 90502	Pacific Gateway II	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	70.6% 1.79x 10.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #3	Cut-off Date Balance:	$39,300,000
19191 South Vermont Avenue Torrance, CA 90502	Pacific Gateway II	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	70.6% 1.79x 10.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #3	Cut-off Date Balance:	$39,300,000
19191 South Vermont Avenue Torrance, CA 90502	Pacific Gateway II	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	70.6% 1.79x 10.8%

Lennox
Inglewood
Los Angeles International Airport
El Segundo
Hawthorne
Hawthorne Municipal Airport
Los Angeles Southwest College
Imperial Hwy
Downtown Los Angeles 11 miles
LOS ANGELES
Robert F. Kennedy Medical Ctr.
Boeing
Northrop Grumman
Raytheon
Chevron Oil Refinery
El Segundo Blvd
120th St
Crenshaw
METRO
GREEN LINE
Vermont
Harbor Freeway
Avalon
Aviation/LAX
Mariposa
Douglas
Del Aire
San Diego Fwy
Aviation Blvd
Sepulveda Blvd
Inglewood Ave
Hawthorne Blvd
Crenshaw Blvd
Western Ave
Normandie Ave
Vernon Ave
Harbor Fwy
Main St
Avalon Blvd
Central Ave
135th St
Rosecrans Ave
Manhattan Village
Marine Ave
Gardena
Compton
Lawndale
Alondra Park
El Camino College
Alondra Park GC
Memorial Hospital of Gardena
Gardena Civic Center
166th St
Alondra Blvd
Redondo Beach Blvd
Manhattan Beach Blvd
Manhattan Beach County Park
DOWNTOWN MANHATTAN BEACH
Manhattan Beach Pier, Roundhouse Aquarium
Manhattan Beach
Highland Ave
Ocean Dr
Redondo Beach Ave
Artesia Blvd
Pacific Gateway II
19191 South Vermont Avenue
Torrance, CA 90502
Hermosa Beach
Hermosa Beach Pier
Hermosa Ave
Clark Stadium
Grant Ave
South Bay Galleria
Ripley Ave
Anita St
Beryl St
190th St
182nd St
Van Ness Ave
Columbia Regional Park
Honeywell Aerospace
Victoria St
StubHub Center
Cal. State University - Dominguez Hills
Victoria Golf Course
Toyota USA Automobile Museum
Lexus Corp. Office
Toyota Financial Services
South Bay Medical Center
Torrance Promenade
Del Amo Blvd
DOWNTOWN REDONDO BEACH
Redondo Beach Pier
The Pier Shopping Center
Redondo Beach
Arizona Ave
LOS ANGELES COUNTY
Torrance Cultural Arts Ctr.
Torrance Courthouse
Torrance Blvd
Porsche Experience Center
Carson Town Ctr.
SouthBay Pavilion
Shell Oil
Carson City Hall
Carson St
San Diego Fwy
Pacific Ocean
Del Amo Crossing
Del Amo Center
Maple Ave
LA BioMed
Harbor UCLA Medical Center
223rd St
Redondo Beach State Park
Torrance
Sepulveda Blvd
Carson
Torrance Memorial Medical Center
235th St
Pacific Coast Hwy
Torrance Technology Campus
Torrance Airport
Lomita Blvd
Crossroads Shopping Center
Lomita
Phillips 66
Palos Verdes Golf Course
Kaiser Permanente South Bay Medical Center
Figueroa St
Wilmington Blvd
South Coast Botanic Garden
Harbor Park Muni. GC
Los Angeles Harbor College
Wilmington
Anaheim St
Phillips Corporation
Alameda St
Rolling Hills Country Club
Rolling Hills Estates
Palos Verdes Dr North
Harry Bridges Blvd
Rolling Hills
Western Ave
Downtown Long Beach 3 miles
Park Plaza
Peck Park
VINCENT THOMAS BRIDGE
Front St
Rancho Palos Verdes
San Pedro
San Pedro Medical Center
Gaffey St
PORT OF LOS ANGELES
Terminal Island
105
405
110
107
91
1
47
Burbank
Glendale
Pasadena
Arcadia
El Monte
Alhambra
Santa Monica
LOS ANGELES
East Los Angeles
Monterey Park
Montebello
Florence
Pico Rivera
South Gate
Whittier
Lynwood
Inglewood
Downey
Hawthorne
Compton
Paramount
Norwalk
Gardena
Bellflower
Torrance
Lakewood
Cerritos
Redondo Beach
Carson
Pacific Ocean
LONG BEACH
Garden Grove
Huntington Beach

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Pacific Gateway II

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$39,300,000		Location:	Torrance, CA
	Cut-off Date Balance:	$39,300,000		Size:	237,057 SF
	% of Initial Pool Balance:	5.6%		Cut-off Date Balance Per SF:	$165.78
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$138.49
	Borrower Sponsors:	Rohit Kumar; Jayaprasad Vejendla		Year Built/Renovated:	1982/2020
	Guarantors:	Rohit Kumar; Jayaprasad Vejendla		Title Vesting:	Fee
	Mortgage Rate:	3.7060%		Property Manager:	G&E Real Estate Management Services, Inc.
	Note Date:	October 7, 2020		Current Occupancy (As of):	85.4% (10/5/2020)
	Seasoning:	2 months		YE 2019 Occupancy:	84.1%
	Maturity Date:	October 11, 2030		YE 2018 Occupancy(2):	65.2%
	IO Period:	24 months		YE 2017 Occupancy(2):	62.9%
	Loan Term (Original):	120 months		YE 2016 Occupancy(2):	62.4%
	Amortization Term (Original):	360 months		As-Is Appraised Value:	$55,700,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		As-Is Appraised Value Per SF:	$234.96
	Call Protection:	L(26),D(90),O(4)		As-Is Appraisal Valuation Date:	July 23, 2020
	Lockbox Type:	Soft/Springing Cash Management
	Additional Debt:	None		Underwriting and Financial Information(3)
	Additional Debt Type (Balance):	NAP		TTM NOI (6/30/2020)(4)(5):	$1,921,528
				YE 2019 NOI(4):	$982,322
				YE 2018 NOI(4):	$756,671
				YE 2017 NOI:	NAV
				U/W Revenues:	$6,745,687
				U/W Expenses:	$2,485,857
Escrows and Reserves(1)				U/W NOI(5):	$4,259,830
	Initial	Monthly	Cap	U/W NCF:	$3,894,861
Taxes	$414,771	$59,253	NAP	U/W DSCR based on NOI/NCF:	1.96x / 1.79x
Insurance	$5,687	$5,687	NAP	U/W Debt Yield based on NOI/NCF:	10.8% / 9.9%
Replacement Reserve	$0	$3,951	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	13.0% / 11.9%
TI/LC	$500,000	$30,620	NAP	Cut-off Date LTV Ratio:	70.6%
Outstanding Free Rent	$501,386	$0	NAP	LTV Ratio at Maturity:	58.9%
Outstanding TI/LC	$2,749,552	$0	NAP

Sources and Uses
Sources			Uses
Original mortgage loan amount	$39,300,000	65.4%	Purchase price	$55,500,000	92.3%
Sponsor equity	20,819,693	34.6	Upfront reserves	4,171,396	6.9
			Closing costs	448,297	0.7
Total Sources	$60,119,693	100.0%	Total Uses	$60,119,693	100.0%
(1)	See “Escrows” section below.
(2)	See “Historical Occupancy” section below.
(3)	While the Pacific Gateway II Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Pacific Gateway II Mortgage Loan more severely than assumed in the underwriting of the Pacific Gateway II Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(4)	The increase in Net Operating Income from YE 2018 to YE 2019 and from YE 2019 to TTM 6/30/2020 was due to 9 new leases (26.1% of net rentable area; 31.1% of underwritten base rent) being signed from February 2019 to February 2020.
(5)	The increase in Net Operating Income from TTM 6/30/2020 to U/W was primarily due to free rent totaling $798,702 expiring, underwritten rent steps through October 2021 totaling $190,988, and six new leases being signed between October 2019 and August 2020 with current base rent totaling $1,593,398.

The Mortgage Loan. The mortgage loan (the “Pacific Gateway II Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 237,057 square foot suburban office property located in Torrance, California (the “Pacific Gateway II Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #3	Cut-off Date Balance:	$39,300,000
19191 South Vermont Avenue Torrance, CA 90502	Pacific Gateway II	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	70.6% 1.79x 10.8%

The Borrower and Borrower Sponsors. The borrower is Nome Pacific Gateway LLC (the “Pacific Gateway II Borrower”), a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Pacific Gateway II Mortgage Loan. The borrower sponsors are Rohit Kumar and Jayaprasad Vejendla.

Rohit Kumar and Jayaprasad Vejendla are principals of Nome Ventures LLC, which acquires value-add commercial real estate assets and aims to improve operational and energy efficiency. Headquartered in Milpitas, California, Nome Ventures LLC controls approximately 1.0 million square feet of commercial real estate throughout California.

The Property. The Pacific Gateway II Property is a 10-story suburban office complex totaling 237,057 square feet located in Torrance, California, approximately 16.4 miles south of the Los Angeles central business district. The property was constructed in 1981 and renovated between 2015 and 2020 at a total cost of approximately $14.7 million ($62.18 per square foot), including approximately $6.4 million in capital improvements and $8.4 million in tenant improvements. Capital improvements included lobby and common area renovations, HVAC upgrades, parking lot repair, and a new tenant amenity center featuring a full kitchen, full audio visual capabilities, multiple game tables, and a large conference room. The property contains 677 surface parking spaces, resulting in a parking ratio of 2.9 spaces per 1,000 square feet of net rentable area. As of October 5, 2020, the property was 85.4% occupied by 23 tenants and has averaged 74.0% since 2015; however, according to a third party market research report, the property averaged 91.0% occupancy between 1996 and 2014.

COVID-19 Update. As of November 4, 2020, the Pacific Gateway II Property is open; however, most, if not all, office tenants are working remotely. Approximately 84.7% of the tenants by square footage and 99.1% of the tenants by underwritten base rent made their full October rent payments. As of November 12, 2020, one tenant, representing approximately 0.9% of underwritten base rent, received rent deferral for September 2020 through February 2021, which will be paid back over 10 months beginning in March 2021. As of the date hereof, the Pacific Gateway II Mortgage Loan is current as of the November 2020 debt service payment and is not subject to any modification or forbearance request.

Major Tenants.

Largest Tenant: HealthCare Partners. (80,583 square feet, 34.0% of net rentable area; 40.1% of underwritten base rent; May 31, 2027 lease expiration) HealthCare Partners, one of California’s largest medical groups, was recently acquired by Optum, a subsidiary of UnitedHealthcare Group (Fitch/Moody’s/S&P: A/A3/A+) in 2019 as part of Optum’s acquisition of DaVita Medical Group. Healthcare Partners has been a tenant at the Property since April 2005, most recently renewed in 2019 and has two 5-year options to renew with 12 months’ notice at the fair market rental rate.

2nd Largest Tenant: Maritz Holdings (20,488 square feet, 8.6% of net rentable area; 10.0% of underwritten base rent; May 30, 2025 lease expiration) Maritz Holdings, which was founded in 1894, is a behavioral science company that serves organizations including General Motors, HSBC, Purina, and Southwest Airlines. Subsidiaries include Maritz Motivation, Maritz Automotive, Maritz Global Events and Maritz Dimensions. Maritz Holdings has been in occupancy since December 2019 and has one 5-year option to renew with 9 months’ notice at the fair market rental rate.

3rd Largest Tenant: Nelson Mullins Riley & Scarborough (12,161 square feet, 5.1% of net rentable area; 6.7% of underwritten base rent; February 28, 2028 lease expiration) Nelson Mullins Riley & Scarborough (“Nelson Mullins”) is a diversified law firm of more than 800 attorneys, policy advisors, and professionals with experience in 100 practice areas across 25 offices. Nelson Mullins initially took occupancy in March 2018 and has one 5-year extension option to renew with 9 to 12 months’ notice at the fair market rental rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #3	Cut-off Date Balance:	$39,300,000
19191 South Vermont Avenue Torrance, CA 90502	Pacific Gateway II	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	70.6% 1.79x 10.8%

The following table presents certain information relating to the tenancy at the Pacific Gateway II Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
HealthCare Partners	A/A3/A+(2)	80,583	34.0%	$33.37(3)	$2,689,055(3)	40.1%	5/31/2027	2, 5- year	N
Maritz Holdings	NR/NR/NR	20,488	8.6%	$32.75	$671,064	10.0%	5/30/2025	1, 5-year	N
Nelson Mullins	NR/NR/NR	12,161	5.1%	$36.81	$447,646	6.7%	2/28/2028	1, 5-year	N
Ogletree, Deakins, Nash, Smoak	NR/NR/NR	9,460	4.0%	$34.44	$325,802	4.9%	1/31/2025	1, 5-year	N
Farmers Insurance	NR/NR/NR	8,142	3.4%	$33.37	$271,699	4.1%	11/30/2029	1, 5-year	N
Total Major Tenants		130,834	55.2%	$33.67	$4,405,266	65.7%

Non-Major Tenants		71,697	30.2%	$32.09	$2,300,559	34.3%

Occupied Collateral Total		202,531	85.4%	$33.11	$6,705,825	100.0%

Vacant Space		34,526	14.6%

Collateral Total		237,057	100.0%

(1)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above include rent steps through October 2021 totaling $190,988.
(2)	Credit Rating represents that of the parent company, UnitedHealthcare, which does not guarantee the lease.
(3)	Healthcare Partners has 7 months of future scheduled free rent (December 2020, December 2021, November 2022, and each December from 2023 to 2026), with 2 months reserved upfront at origination (see “Escrows” section).

The following table presents certain information relating to the lease rollover schedule at the Pacific Gateway II Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	3	11,314	4.8%	11,314	4.8%	$379,066	5.7%	$33.50
2022	3	9,177	3.9%	20,491	8.6%	$311,102	4.6%	$33.90
2023	5	19,287	8.1%	39,778	16.8%	$656,195	9.8%	$34.02
2024	4	13,529	5.7%	53,307	22.5%	$464,273	6.9%	$34.32
2025	4	37,703	15.9%	91,010	38.4%	$1,260,921	18.8%	$33.44
2026	0	0	0.0%	91,010	38.4%	$0	0.0%	$0.00
2027	6	86,995	36.7%	178,005	75.1%	$2,914,924	43.5%	$33.51
2028	1	12,161	5.1%	190,166	80.2%	$447,646	6.7%	$36.81
2029	1	8,142	3.4%	198,308	83.7%	$271,699	4.1%	$33.37
2030	0	0	0.0%	198,308	83.7%	$0	0.0%	$0.00
Thereafter(3)	2	4,223	1.8%	202,531	85.4%	$0	0.0%	$0.00
Vacant	0	34,526	14.6%	237,057	100.0%	$0	0.0%	$0.00
Total/Weighted Average	29	237,057	100.0%			$6,705,825	100.0%	$33.11
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Includes 2,541 square feet attributable to a management office where no lease is in effect and 1,682 square feet attributable to Building Owners and Managers Association International (“BOMA”) re-measurement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #3	Cut-off Date Balance:	$39,300,000
19191 South Vermont Avenue Torrance, CA 90502	Pacific Gateway II	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	70.6% 1.79x 10.8%

The following table presents historical occupancy percentages at the Pacific Gateway II Property:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)(2)	12/31/2019(1)	10/5/2020(3)
62.4%	62.9%	65.2%	84.1%	85.4%

(1)	Information obtained from the borrower.
(2)	The increase in occupancy between 2018 and 2019 was primarily due to eight new leases being executed from February 2019 to December 2019 totaling 23.4% of net rentable area.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Pacific Gateway II Property:

Cash Flow Analysis

	2018	2019	TTM 6/30/2020	U/W	%(1)	U/W $ per SF
Base Rent	$2,672,931	$3,451,837	$4,477,592	$6,514,837	82.6%	$27.48
Contractual Rent Steps	0	0	0	190,988(2)	2.4	0.81
Grossed Up Vacant Space	0	0	0	1,139,358	14.4	4.81
Gross Potential Rent	$2,672,931	$3,451,837	$4,477,592	$7,845,183	99.5%	$33.09
Other Income(3)	16,967	21,334	25,842	25,842	0.3	0.11
Total Recoveries	76,414	233,625	192,530	14,020	0.2	0.06
Net Rental Income	$2,766,312	$3,706,796	$4,695,964	$7,885,045	100.0%	$33.26
(Vacancy & Credit Loss)	0	0	0	(1,139,358)	(14.5)	(4.81)
Effective Gross Income	$2,766,312	$3,706,796	$4,695,964	$6,745,687	85.6%	$28.46

Real Estate Taxes	180,384	699,060	667,441	714,782	10.6	3.02
Insurance	108,096	116,840	121,938	64,998	1.0	0.27
Management Fee	90,280	112,380	142,169	202,371	3.0	0.85
Other Operating Expenses	1,630,881	1,796,194	1,842,888	1,503,707	22.3	6.34
Total Operating Expenses	$2,009,641	$2,724,474	$2,774,436	$2,485,857	36.9%	$10.49

Net Operating Income	$756,671(4)	$982,322(4)	$1,921,528(4)	$4,259,830(5)	63.1%	$17.97
Replacement Reserves	0	0	0	47,411	0.7	0.20
TI/LC	0	0	0	317,558	4.7	1.34
Net Cash Flow	$756,671	$982,322	$1,921,528	$3,894,861	57.7%	$16.43

NOI DSCR	0.35x	0.45x	0.88x	1.96x
NCF DSCR	0.35x	0.45x	0.88x	1.79x
NOI Debt Yield	1.9%	2.5%	4.9%	10.8%
NCF Debt Yield	1.9%	2.5%	4.9%	9.9%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Represents rent steps through October 2021 totaling $190,988.
(3)	Other Income represents parking, telecom, and storage income.
(4)	The increase in Net Operating Income from YE 2018 to YE 2019 and from YE 2019 to TTM 6/30/2020 was due to 9 new leases (26.1% of net rentable area; 31.1% of underwritten base rent) being signed from February 2019 to February 2020.
(5)	The increase in Net Operating Income from TTM 6/30/2020 to U/W was primarily due to free rent totaling $798,702 expiring, underwritten rent steps through October 2021 totaling $190,988, and six new leases being signed between October 2019 and August 2020 with current base rent totaling $1,593,398.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #3	Cut-off Date Balance:	$39,300,000
19191 South Vermont Avenue Torrance, CA 90502	Pacific Gateway II	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	70.6% 1.79x 10.8%

Appraisal. The appraiser concluded to an “As-Is Market Value” of $55,700,000 as of July 23, 2020.

Environmental Matters. According to the Phase I environmental site assessment dated August 17, 2020, a 500-gallon underground storage tank was identified as a recognized environmental condition and a 500-gallon underground storage tank, which was removed in 1993, was identified as a historical recognized environmental condition at the Pacific Gateway II Property. In 1991, the property was designated as a superfund site and the United States Environmental Protection Agency (“EPA”) recommended it be added to the National Priorities List. The property has been investigated and is being cleaned up under regulatory oversight of the EPA. In lieu of additional testing, an environmental insurance policy was obtained with a term of 13 years, coverage limits of $750,000 per occurrence and in the aggregate, and a $25,000 self-insured retention. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Pacific Gateway II Property is located 0.3 miles south of the 405 Freeway within the South Bay area of Los Angeles. Historically, the South Bay economy has been dominated by aerospace and defense firms and other high technology industries. South Bay houses numerous regional, national and regional headquarters offices including Honda and Toyota, as well as other notable employers including Hughes Aircraft, McDonnell Douglas, and Northrop Grumman. According to the appraisal, the estimated 2020 population within a three- and five-mile radius was approximately 195,491 and 611,351, respectively; and the estimated 2020 average household income within the same radii was approximately $95,116 and $93,350, respectively.

According to a third-party market research report, the Pacific Gateway II Property is situated within the 190th Street submarket of the Los Angeles office market. As of the second quarter of 2020, the office submarket reported a total inventory of approximately 1.4 million square feet with a 15.1% vacancy rate and average asking rent of $28.63 per square foot, gross. The appraiser concluded to a market rent for the Pacific Gateway II Property of $33.00 per square foot.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Pacific Gateway II Property:

Market Rent Summary(1)

Market Rent (PSF)	$33.00
Lease Term (Years)	5
Lease Type (Reimbursements)	Base year stop
Rent Increase Projection	3.00% per annum
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Pacific Gateway II Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Pacific Gateway II (Subject)	Torrance, CA	1981/2020	237,057	Oct. 2020	$55,500,000	$234
Gramercy Plaza	Torrance, CA	1989/NAP	157,881	June 2018	$26,175,500	$166
The Enclave	Torrance, CA	1984/NAP	443,517	Oct. 2018	$106,200,000	$239
Toyota Plaza	Gardena, CA	1985/NAP	173,854	Aug. 2018	$32,075,000	$184
20285 Western Avenue	Torrance, CA	2000/NAP	77,201	April 2018	$19,100,000	$247
Park Del Amo Office Buildings	Torrance, CA	1985/NAP	205,602	May 2020	$39,000,000	$190
Office Building	Long Beach, CA	1982/NAP	78,404	July 2020	$16,850,000	$215
Single-Tenant Office Property	Torrance, CA	1989/2010	60,804	Feb. 2019	$15,750,000	$259
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #3	Cut-off Date Balance:	$39,300,000
19191 South Vermont Avenue Torrance, CA 90502	Pacific Gateway II	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	70.6% 1.79x 10.8%

The following table presents certain information relating to comparable leases related to Pacific Gateway II Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Tenant	Tenant Size	Lease Term	Annual Base Rent PSF	Lease Type
Pacific Gateway II (Subject)(2) 19191 South Vermont Avenue Torrance, CA	1981/2020	237,057	-	85.4%
The Enclave 970 & 990 West 190th Street Torrance, CA	1984/NAP	471,876	0.5 miles	91%	Buss Shelger Associates	2,212	3.3 Yrs	$37.44	FSG
					Mathworks	8,977	5.3 Yrs	$37.80	FSG
					Energy Service Partners	2,550	3.3 Yrs	$38.40	FSG
					Aerotek	22,161	5.1 Yrs	$37.80	FSG
Pacific Center 21250 Hawthorne Boulevard Torrance, CA	1988/2017	310,638	5.0 miles	80%	Morgan Stanley	19,415	10.4 Yrs	$44.40	FSG
					Daiwa House California Inc.	2,153	3.2 Yrs	$45.00	FSG
					Salon Republic, LLC	22,380	15.0 Yrs	$36.00	MG
					Kamerycah, Inc.	6,432	7.5 Yrs	$44.40	FSG
Waypoint 21041, 21061 & 21081 South Western Avenue Torrance, CA	1986/2018	142,960	2.4 miles	91%	Aioi Nissay Dowa Insurance	12,223	6.0 Yrs	$30.60	FSG
Single-Tenant Office Building 1899 Western Avenue Torrance, CA	2004/NAP	75,711	15.6 miles	100%	UNIFY	75,711	10.0 Yrs	$30.00(3)	FSG(3)
Airport Atrium 2780 Skypark Drive Torrance, CA	1990/NAP	95,034	6.3 miles	79%	Noble Accounting, LLC	1,517	5.3 Yrs	$31.80	FSG
					Verdes Toys	2,385	3.1 Yrs	$43.80(3)	FSG(3)
					Law Offices of David Lee Rice	4,928	5.0 Yrs.	$26.04	FSG
Pacific Pointe 879 West 190th Street Gardena, CA	1988/2009	256,362	0.4 miles	83%	Transcosmos America	5,358	3.0 Yrs	$30.00	FSG
					Pacific Guardian Life	4,425	5.3 Yrs	$27.00	FSG
					G&C Equipment	3,872	7.3 Yrs	$27.00	FSG
Gramercy Plaza 2050 West 190th Street Torrance, CA	1989/NAP	157,881	1.6 miles	87%	US Auto Parts Network	25,265	5.8 Yrs	$34.80	FSG
					CCH	39,000	8.0 Yrs	$31.20	FSG
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.
(3)	Represents the FSG Equivalent.

Escrows.

Real Estate Taxes – The loan documents require an upfront real estate tax reserve of $414,771 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $59,253).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #3	Cut-off Date Balance:	$39,300,000
19191 South Vermont Avenue Torrance, CA 90502	Pacific Gateway II	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	70.6% 1.79x 10.8%

Insurance – The loan documents require an upfront insurance reserve of $5,687 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (initially $5,687).

Replacement Reserve – The loan documents require ongoing monthly replacement reserves of $3,951 ($0.20 per square foot annually).

TI/LC Reserve – The loan documents require an upfront general TI/LC reserve of $500,000 and ongoing monthly TI/LC reserves of $30,620 ($1.55 PSF annually).

Existing TI/LC Reserve – The loan documents require an upfront reserve of $2,749,552 related to outstanding landlord obligations pursuant to the lease with Healthcare Partners.

Outstanding Rent Concession Reserve - The loan documents require an upfront reserve of $501,386 related to outstanding free rent pursuant to the leases with Healthcare Partners (December 2020 and December 2021), Fuji (November and December 2020), and Aigo (November 2020).

Lockbox and Cash Management. The loan is structured with a soft lockbox, which is already in place, and springing cash management. Prior to the occurrence of a Cash Trap Event Period (as defined below), the loan documents require that the borrower deposit all rents into the lockbox account within one business day of receipt and all funds in the lockbox account are required to be distributed to the borrower. During a Cash Trap Event Period, tenants are required to be directed to deposit rents directly into the lockbox; funds in the lockbox account are required to be swept to a lender-controlled cash management account; and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the loan documents;
(ii)	the amortizing net cash flow debt service coverage ratio (“NCF DSCR”) being less than 1.20x; or
(iii)	Healthcare Partners (a) terminating its lease (or giving notice to do so), (b) going dark, vacating its entire space or failing to be open during customary hours (or giving notice of its intent to do so), (c) filing (or otherwise becoming involved in as debtor in) a bankruptcy (or similar insolvency proceeding), or (d) failing to renew its lease at terms reasonably acceptable to lender at least 12 months prior to lease expiration.

If a Cash Trap Event period is continuing solely as a result of (iii)(a) or (iii)(d) listed above, as long as no other Cash Trap Event Period is continuing, the cash flow sweep will be capped at $45 per square foot (of the HealthCare Partners space no longer subject to the lease as the result of such termination or non-renewal).

A Cash Trap Event Period will end upon the occurrence of the following:

•	with regard to clause (i), the cure of such event of default;
•	with regard to clause (ii), the amortizing NCF DSCR being greater than or equal to 1.25x for two consecutive calendar quarters;
•	with regard to clause (iii), the Healthcare Partners premises having been leased to a replacement tenant pursuant to a replacement lease, each reasonably approved by the lender, and such replacement tenant having taken occupancy, being open for business, and paying full unabated rent (or all upfront rent concessions reserved with lender) and all tenant improvement costs and leasing commissions having been paid (or reserved with lender);
•	with regard to clause (iii)(b), Healthcare Partners resuming normal business operations and paying full, unabated rent for 2 consecutive calendar quarters;
•	with regard to clause (iii)(c), the related bankruptcy or insolvency proceeding having been terminated in a manner satisfactory to the lender; or
•	with regard to clause (iii)(d) Healthcare Partners renewing or extending its lease at terms acceptable to lender.

Property Management. The Pacific Gateway II Property is managed by G&E Real Estate Management Services, Inc.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

Earthquake Insurance. A seismic risk assessment dated August 17, 2020 indicated a probable maximum loss of 17%. Earthquake insurance is not required.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #4 CoLinx Distribution Center	Cut-off Date Balance:	$36,699,003
1536 Genesis Road		Cut-off Date LTV:	65.0%
Crossville, TN 38555		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	9.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #4 CoLinx Distribution Center	Cut-off Date Balance:	$36,699,003
1536 Genesis Road		Cut-off Date LTV:	65.0%
Crossville, TN 38555		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	9.5%

Bowman
Nashville 139 miles
Obed River
CoLinx Distribution Center
1536 Genesis Road
Crossville, TN 38555
Deer Creek Golf Club
West Ave
N. Main St
Crossville Outlet Center
Roane State Community College
Genesis Rd
Woodlawn
Cumberland County Fairgrounds
Crossville
Peavine Rd
Fairfield Glade
Larry Turner Lake
Cumberland County Playhouse
Sparta Hwy
Highland Square
Cumberland Plaza
Crossville Oktoberfest
Lake Holiday
Genesis Square
Crossville City Hall
Crossville Memorial Airport
Tennessee College of Applied Tech.
Palace Theatre
Cumberland Medical Center
CUMBERLAND COUNTY
River Run Golf Club
Knoxville 62 miles
Lantana Rd
Cumberland Mountain State Park
Fairyland
Homesteads House Museum
Dunbar Rd
Meadow Park Lake
Bear Trace Golf Course
Lantana Rd
Lake Tansi Golf Course
Lake Tansi
Lake Tansi
Dunbar Rd
KENTUCKY
VIRGINIA
Kingsport
Bristol
Johnson City
Cookeville
Morristown
Greeneville
Crossville
Knoxville
Oak Ridge
Sevierville
TENNESSEE
Maryville
Asheville
Soddy Daisy
NORTH CAROLINA
Hendersonville
Cleveland
Chattanooga
Spartanburg
Greenville
Dalton
Anderson
GEORGIA
Gainesville
SOUTH CAROLINA
Rome
AL
Alpharetta
Athens
Marietta
Roswell
ATLANTA
Decatur
East Point
Augusta

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – CoLinx Distribution Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	BSPRT CMBS Finance, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Industrial – Warehouse Distribution
	Original Principal Balance:	$36,750,000		Location:	Crossville, TN
	Cut-off Date Balance:	$36,699,003		Size:	900,177 SF
	% of Initial Pool Balance:	5.3%		Cut-off Date Balance Per SF:	$40.77
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$32.67
	Borrower Sponsors:	John A. Hagen; Margaret L. Cannava; Chester L. Koprovic		Year Built/Renovated:	1996-2018/NAP
	Guarantors:	John A. Hagen; Margaret L. Cannava; Chester L. Koprovic		Title Vesting(2):	Both
	Mortgage Rate:	4.2100%		Property Manager:	Self-managed
	Note Date:	November 5, 2020		Current Occupancy (As of):	100.0% (12/1/2020)
	Seasoning:	1 month		YE 2019 Occupancy :	100.0%
	Maturity Date:	November 6, 2030		YE 2018 Occupancy:	100.0%
	IO Period:	0 months		YE 2017 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2016 Occupancy:	100.0%
	Amortization Term (Original):	360 months		Appraised Value:	$56,500,000
	Loan Amortization Type:	Amortizing Balloon		Appraised Value Per SF:	$62.77
	Call Protection:	L(25),D(91),O(4)		Appraisal Valuation Date:	September 11, 2020
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	None		Underwriting and Financial Information (4)
	Additional Debt Type (Balance):	NAP		TTM NOI (8/31/2020):	$3,711,746
				YE 2019 NOI:	$3,710,858
				YE 2018 NOI:	$3,586,786
				YE 2017 NOI:	$3,522,919
Escrows and Reserves(1)				U/W Revenues:	$4,111,585
	Initial	Monthly	Cap	U/W Expenses:	$616,238
Taxes	$24,266	$24,266	NAP	U/W NOI:	$3,495,347
Insurance	$5,624	$5,624	NAP	U/W NCF:	$3,045,259
TI/LC Reserve	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	1.62x / 1.41x
				U/W Debt Yield based on NOI/NCF:	9.5% / 8.3%
				U/W Debt Yield at Maturity based on NOI/NCF:	11.9% / 10.4%
				Cut-off Date LTV Ratio:	65.0%
				LTV Ratio at Maturity:	52.1%

Sources and Uses
Sources			Uses
Original loan amount	$36,750,000	100.0%	Loan payoff(3)	$30,995,346	84.3%
			Upfront reserves	29,890	0.1
			Closing costs	1,246,814	3.4
			Return of equity	4,477,950	12.2
Total Sources	$36,750,000	100.0%	Total Uses	$36,750,000	100.0%

(1)	See “Escrows” below for a full description of the Escrows and Reserves.

(2)	See “Ground Lease” below for a full description of the PILOT program at the CoLinx Distribution Center Property (as defined below).

(3)	Loan payoff includes $27,134,957 of debt and $3,860,389 of defeasance costs. The loan was previously securitized in the COMM 2013-LC13 Mortgage Trust.

(4)	While the CoLinx Distribution Center Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the CoLinx Distribution Center Mortgage Loan more severely than assumed in the underwriting of the CoLinx Distribution Center Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “CoLinx Distribution Center Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the borrower’s fee and leasehold interests in a 900,177 square foot (“SF”) industrial building located in Crossville, Tennessee (the “CoLinx Distribution Center Property”).

The Borrower and Borrower Sponsors. The borrower is Crossville Owner Delaware, LLC (the “CoLinx Distribution Center Borrower”), a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the CoLinx Distribution Center Borrower delivered a non-consolidation opinion in connection with the origination of the CoLinx Distribution Center Mortgage Loan. The non-recourse carveout guarantors and borrower sponsors of the CoLinx Distribution Center Mortgage Loan are John A.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #4 CoLinx Distribution Center	Cut-off Date Balance:	$36,699,003
1536 Genesis Road		Cut-off Date LTV:	65.0%
Crossville, TN 38555		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	9.5%

Hagen, Margaret L. Cannava and Chester L. Koprovic. The borrower sponsors acquired the CoLinx Distribution Center Property in 2009 and since then, have invested approximately $8.5 million to expand the CoLinx Distribution Center Property.

The Property. The CoLinx Distribution Center Property consists of a 900,177 SF Class B industrial warehouse distribution facility located in Crossville, Tennessee. The CoLinx Distribution Center Property was originally constructed in 1996 as a 510,000 SF distribution center and has undergone expansions totaling 390,177 SF in four phases from 2003 through 2018. The vast majority of the space at the CoLinx Distribution Center Property is used for warehouse purposes and 2.0% of the space has an office buildout. Situated on a 67.1-acre site, the CoLinx Distribution Center Property features 58 dock-high doors, three drive-in doors and 32’ clear heights.

As of December 1, 2020, the CoLinx Distribution Center Property was fully leased to CoLinx, LLC through December 2032 with no termination options. In conjunction with the 2018 expansion, CoLinx, LLC extended its lease term by an additional five years and has two five-year renewal options remaining.

Sole Tenant.

CoLinx, LLC (900,177 SF; 100.0% of net rentable area; 100.0% of underwritten base rent; 12/31/2032 lease expiration) – CoLinx, LLC (“CoLinx”) provides logistics and e-commerce services to industrial manufacturers. CoLinx is owned by the following five equity members that represent the top industrial bearing and power transmission brands in the world: (i) ABB Motors and Mechanical Inc., a wholly owned subsidiary of ABB, Ltd, (ii) The Timken Corporation, (iii) SKF USA Inc., the U.S. subsidiary of SKF Group, (iv) Schaeffler Group USA, Inc., the U.S. subsidiary of Schaeffler Group and (v) Gates Corporation. The five equity members each have a 20% interest and equal right in all matters, including voting. Each of the five equity members subleases its respective space from CoLinx and is responsible for the full rental payment to CoLinx under its respective sublease. CoLinx was founded in 2001 as a result of a decision by The Timken Corporation, Schaeffler Group USA, Inc., SKF USA Inc. and ABB Motors and Mechanical Inc. (formerly Baldor Electric Company) to consolidate their warehousing and distribution efforts. Gates Corporation joined CoLinx in 2006, becoming its fifth and final equity member. CoLinx does not own, plan, release or insure any inventory and does not sell directly to distributors or other customers; only the equity partners do. CoLinx provides services which are shared by some or all of the owners including warehousing, transportation management, freight bill audit and payment, packaging, kitting, assembly, return goods processing, PTplace™ web malls in North America, owner specific web stores in 23 languages in 126 countries, DeliveryData.net, system to system connections between manufacturers and distributors, system to system connections between manufacturers and carriers, critical expedited shipping and cross-docking.

The Timken Corporation currently subleases 227,514 SF at the CoLinx Distribution Center Property with a sublease that commenced on February 25, 2003 and expires on December 31, 2032, with two five-year renewal options. The Timken Corporation (Moody’s: Baa3/S&P: BBB-/Fitch: BBB-) is a U.S.-based global industrial company with a growing portfolio of engineered bearings and power transmission product brands. The Timken Corporation operates from 35 countries, employs over 17,000 people worldwide and boasts a growing portfolio of over 25 engineered bearings and transmissions products.

SKF USA Inc. currently subleases 226,325 SF at the CoLinx Distribution Center Property with a sublease that commenced on February 25, 2003 and expires on December 31, 2032, with two five-year renewal options. SKF USA Inc. is the U.S. subsidiary of SKF Group (Moody’s: Baa1/Fitch: BBB+), a Swedish-based company that produces rolling bearings and related technologies including solutions, lubrication systems, mechatronics and services. SKF Group is the world’s largest bearing manufacturer and employs approximately 44,000 people in 108 manufacturing units. Founded in 1909, SKF USA Inc. serves as a major provider of products and technology to original equipment manufacturers and industrial operations in virtually every major industry, including transportation, paper, mining, oil and gas, food and beverage, machine tool, metals, aerospace and energy, among others.

ABB Motors and Mechanical Inc. currently subleases 159,946 SF at the CoLinx Distribution Center Property with a sublease that commenced on February 25, 2003 and expires on December 31, 2032, with two five-year renewal options. ABB Motors and Mechanical Inc., is a wholly owned subsidiary of ABB, Ltd (Moody’s: A3/S&P: A/Fitch: A-), a Swiss-based company that focuses on electrification products, robotics and motions, industrial automation and power grids. Over the past 10 years, ABB, Ltd has invested $13 billion in the United States and the company continues to expand and localize its offerings for customers. In the United States, ABB, Ltd operates 60 manufacturing facilities and employs approximately 20,000 people. As the U.S. Motors and Generators Business Unit of ABB, Ltd, ABB Motors and Mechanical Inc., markets, designs, manufactures, and provides service for industrial electric motors, generators, and mechanical power transmission products. The CoLinx Distribution Center Property serves as ABB Motors and Mechanical Inc.’s primary North American distribution center for the mechanical side of its business.

Gates Corporation currently subleases 145,360 SF at the CoLinx Distribution Center Property with a sublease that commenced on March 31, 2006 and expires on December 31, 2027, with two five-year renewal options. Gates Corporation is a manufacturer of power transmission belts and fluid power products and participates in many sectors of the industrial and consumer markets. Gates Corporation is headquartered in Denver, Colorado and employs over 14,000 employees worldwide. In July 2014, The Blackstone Group acquired Gates Corporation from Onex Corp and Canada Pension Plan Investment Board for $5.4 billion. In December 2017, Gates Corporation filed an IPO and became a public company. The Blackstone Group and its affiliates own 84.5% of Gates Corporation.

Schaeffler Group USA, Inc. currently subleases 141,031 SF at the CoLinx Distribution Center Property with a sublease that commenced on February 25, 2003 and expires on December 31, 2032, with two five-year renewal options. Schaeffler Group USA, Inc. is a wholly owned subsidiary of Schaeffler Group (Moody’s: Ba1/S&P: BB+/Fitch: BBB-), a German-based global automotive and industrial supplier. Schaeffler Group’s portfolio includes high-precision components and systems for engine and transmission applications as well as rolling and plain bearing solutions for many industrial applications. Schaeffler Group has approximately 170 locations in over 50 countries and employs approximately 92,000 employees. Schaeffler Group operates eight manufacturing plants in the United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #4 CoLinx Distribution Center	Cut-off Date Balance:	$36,699,003
1536 Genesis Road		Cut-off Date LTV:	65.0%
Crossville, TN 38555		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	9.5%

Headquartered in Fort Mill, South Carolina, Schaeffler Group USA, Inc. provides engineering, development, production, sale, and marketing of automotive parts. The company produces automotive clutches, dual flywheels, torque converters, rolling bearings, engine and drive train components, and hydraulic systems.

The following table presents certain information relating to the tenancy at the CoLinx Distribution Center Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
CoLinx, LLC (3)	NR/NR/NR	900,177	100.0%	$4.14	$3,724,392	100.0%	12/31/2032	2, 5-year	N
Occupied Collateral Total		900,177	100.0%	$4.14	$3,724,392	100.0%

Vacant Space		0	0.0%

Collateral Total		900,177	100.0%

(1)	Current base rent at the CoLinx Distribution Center Property is $4.14 per SF and includes $0.14 per SF of additional rent through December 31, 2027, which represents partial reimbursement of costs related to the 2018 expansion. The CoLinx Distribution Center Borrower has the right to review and increase base rent on October 1, 2023 and on each fifth anniversary thereafter during the term of the lease and any renewal term, provided, however, the CoLinx Distribution Center Borrower may not increase base rent by an amount in excess of 10% of the amount of base rent in effect prior to such adjustment. Base rent will be decreased on January 1, 2028 by $0.14 per SF, or $0.15 per SF if the CoLinx Distribution Center Borrower opts to increase base rent by 10.0% on October 1, 2023.

(2)	Information obtained from the underwritten rent roll.

(3)	CoLinx, LLC subleases (i) 227,514 SF to The Timken Corporation through December 31, 2032 at a base rent of $4.14 per SF, (ii) 226,325 SF to SKF USA Inc. through December 31, 2032 at a base rent of $4.14 per SF, (iii) 159,946 SF to ABB Motors and Mechanical Inc. through December 31, 2032 at a base rent of $4.14 per SF, (iv) 145,360 SF to Gates Corporation through December 31, 2027 at a base rent of $4.14 per SF and (v) 141,031 SF to Schaeffler Group USA, Inc. through December 31, 2032 at a base rent of $4.14 per SF.

The following table presents certain information relating to the lease rollover schedule at the CoLinx Distribution Center Property:

Lease Expiration Schedule (1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	900,177	100.0%	900,177	100.0%	$3,724,392	100.0%	$4.14
Vacant	0	0	0.0%	900,177	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	900,177	100.0%			$3,724,392	100.0%	$4.14

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the CoLinx Distribution Center Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/1/2020(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the CoLinx Distribution Center Borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #4 CoLinx Distribution Center	Cut-off Date Balance:	$36,699,003
1536 Genesis Road		Cut-off Date LTV:	65.0%
Crossville, TN 38555		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	9.5%

COVID-19 Update. As of November 20, 2020, the CoLinx Distribution Center Property is open and operating. CoLinx has paid rent in full for the months of September, October and November. As of November 20, 2020, there has been no forbearance or modification request on the CoLinx Distribution Center Mortgage Loan, which has a first payment date of December 6, 2020.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the CoLinx Distribution Center Property:

Cash Flow Analysis

	2017	2018	2019	TTM 8/31/2020	U/W	%(1)	U/W $ per SF
Base Rent	$ 3,536,704	$ 3,608,659	$ 3,724,381	$ 3,724,392	$ 3,724,392	86.1%	$4.14(2)
Contractual Rent Steps	0	0	0	0	0	0.0	0.00
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Gross Potential Rent	$ 3,536,704	$ 3,608,659	$ 3,724,381	$ 3,724,392	$ 3,724,392	86.1%	$4.14
Total Recoveries	484,349	488,611	478,407	507,098	603,592	13.9	0.67
Net Rental Income	$ 4,021,053	$ 4,097,270	$ 4,202,788	$ 4,231,490	$ 4,327,984	100.0%	$4.81
(Vacancy & Credit Loss)	0	0	0	0	(216,399)(3)	(5.0)	(0.24)
Effective Gross Income	$4,021,053	$4,097,270	$4,202,788	$4,231,490	$4,111,585	95.0%	$4.57

Real Estate Taxes	289,226	244,403	231,561	254,942(4)	348,310(4)	8.5	0.39
Insurance	74,492	61,128	58,780	58,804	65,528	1.6	0.07
Management Fee	120,632	122,918	126,084	126,945	123,348	3.0	0.14
Other Operating Expenses	13,785	82,036	75,505	79,053	79,053	1.9	0.09
Total Operating Expenses	$498,134	$510,485	$491,930	$519,744	$616,238	15.0%	$0.68

Net Operating Income	$3,522,919	$3,586,786	$3,710,858	$3,711,746	$3,495,347	85.0%	$3.88
Replacement Reserves	180,035	180,035	180,035	180,035	180,035	4.4	0.20
TI/LC	270,053	270,053	270,053	270,053	270,053	6.6	0.30
Net Cash Flow	$3,072,831	$3,136,697	$3,260,770	$3,261,657	$3,045,259	74.1%	$3.38

NOI DSCR	1.63x	1.66x	1.72x	1.72x	1.62x
NCF DSCR	1.42x	1.45x	1.51x	1.51x	1.41x
NOI Debt Yield	9.6%	9.8%	10.1%	10.1%	9.5%
NCF Debt Yield	8.4%	8.5%	8.9%	8.9%	8.3%

(1)	Represents (i) percent of Net Rental Income for all revenue fields and Vacancy & Credit Loss and (ii) percent of Effective Gross Income for all other fields.

(2)	Current base rent at the CoLinx Distribution Center Property is $4.14 per SF and includes $0.14 per SF of additional rent through December 31, 2027, which represents partial reimbursement of costs related to the 2018 expansion. The CoLinx Distribution Center Borrower has the right to review and increase base rent on October 1, 2023 and on each fifth anniversary thereafter during the term of the lease and any renewal term, provided, however, the CoLinx Distribution Center Borrower may not increase base rent by an amount in excess of 10% of the amount of base rent in effect prior to such adjustment. Base rent will be decreased on January 1, 2028 by $0.14 per SF, or $0.15 per SF if the CoLinx Distribution Center Borrower opts to increase base rent by 10.0% on October 1, 2023.

(3)	The underwritten economic vacancy is 5.0%. The CoLinx Distribution Center Property is 100.0% leased as of December 1, 2020.

(4)	The increase in real estate taxes from TTM 8/31/2020 to U/W is due to the lender underwriting real estate taxes to the ten-year PILOT tax average.

Appraisal. The appraiser concluded to an “as-is” appraised value of $56,500,000 as of September 11, 2020.

Environmental Matters. According to a Phase I environmental site assessment dated September 25, 2020, there was no evidence of any recognized environmental conditions at the CoLinx Distribution Center Property.

Market Overview and Competition. The CoLinx Distribution Center Property is located in Crossville, Tennessee, within Cumberland County. The CoLinx Distribution Center Property is approximately 70 miles west of the Knoxville Central Business District and approximately 112 miles east of Nashville. Primary access to the CoLinx Distribution Center Property is provided by Interstate 40, which serves as one of the major east-west freeways in the U.S. that runs from North Carolina to California, allowing for convenient ground transportation access to markets all over the country. A large portion of CoLinx’s supply comes from the port cities of Charleston and Savannah. The CoLinx Distribution Center Property also receives product via airplane or facility direct via trucks from manufacturing sites in Atlanta, Kentucky, Cincinnati and Nashville. Crossville and Cumberland County offer a range of support and resources for businesses, from tax relief to infrastructure improvement grants, which have helped Crossville and Cumberland County diversify and grow their economy bases. The CoLinx Distribution Center Property is located in a Foreign Trade Zone, which provides benefits for CoLinx’s users in the form of tariff reductions and the elimination of several certain customs-related duties. The manufacturing, agriculture and logistics industries dominate Crossville and Cumberland County as it is home to companies such as Aviagen, Inc.,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #4 CoLinx Distribution Center	Cut-off Date Balance:	$36,699,003
1536 Genesis Road		Cut-off Date LTV:	65.0%
Crossville, TN 38555		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	9.5%

Benco Sales, Inc., Crossville, Inc., Durable Products, Inc., Lhoist North America, Manchester Tank, Stonepeak Ceramics, Inc., and Mizkan Americas, Inc.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of The CoLinx Distribution Center Property was 1,687, 12,067 and 22,720, respectively; and the estimated 2020 average household income within the same radii was $38,548, $51,130 and $56,843, respectively.

Market Information - According to a third-party market report, the CoLinx Distribution Center Property is located in the Crossville industrial market. As of the fourth quarter 2020, the Crossville industrial market reported a total inventory of approximately 2.9 million SF, with a 4.5% vacancy rate and average asking rents of $4.99 per SF. The following table presents certain information relating to the appraiser’s market rent conclusion for the CoLinx Distribution Center Property:

Market Rent Summary(1)

Industrial
Market Rent (PSF)	$4.25
Lease Term (Years)	7
Lease Type (Reimbursements)	NNN
Rent Increase Projection	2.5%/year

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the CoLinx Distribution Center Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
1140 Vaughn Parkway	Portland, TN	997,310	Apr-20	$62,200,000	$62
Logistics Center at 440 Interstate West	Austell, GA	781,440	Oct-19	$57,100,000	$73
1740 JP Hennessy Drive	La Vergne, TN	505,000	Sep-19	$33,000,000	$65
Industrial Parkway Distribution Center	Atlanta, GA	443,800	Sep-19	$23,674,000	$53
225 Infinity Drive Northwest	Charleston, TN	1,016,148	May-19	$71,171,975	$70

(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable leases to those at the CoLinx Distribution Center Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant	Tenant Size	Lease Term	Annual Base Rent PSF	Lease Type
Camp Creek 3909 3909 North Commerce Drive Atlanta, GA	2006/NAP	913,700	211.4 miles	Dick’s Sporting Goods	913,700 SF	5.2 Yrs	$6.10	NNN
Chewy Fulfillment Center 255 Front Creek Road Salisbury, NC	2019/NAP	690,500	319.2 miles	Chewy.com	690,500 SF	11.0 Yrs	$4.61	NNN
Interchange Center 1 3818 Logistics Way Antioch, TN	2018/NAP	517,500	107.6 miles	Amazon	517,500 SF	5.0 Yrs	$4.00	NNN
McDonough Commerce Center 2085 Avalon Parkway McDonough, GA	2016/NAP	714,560	235.6 miles	Confidential	714,560 SF	5.0 Yrs	$3.35	NNN
3725 Westinghouse Boulevard Charlotte, NC	2018/NAP	599,040	297.4 miles	Staples	599,040 SF	12.0 Yrs	$4.96	NNN

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #4 CoLinx Distribution Center	Cut-off Date Balance:	$36,699,003
1536 Genesis Road		Cut-off Date LTV:	65.0%
Crossville, TN 38555		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	9.5%

Escrows.

Real Estate Taxes – The CoLinx Distribution Center Mortgage Loan documents require an upfront real estate tax reserve of $24,266 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially estimated at $24,266).

Insurance – The CoLinx Distribution Center Mortgage Loan documents require an upfront insurance reserve of $5,624 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next twelve months (initially estimated at $5,624).

TI/LC Reserve – Immediately following the date that 50% or more of the subtenants that are Investment Grade Tenants (as defined below) are downgraded to a “BB” or lower, the CoLinx Distribution Center Borrower will be required to deposit into the leasing reserve account on each monthly payment date the sum of $37,507.

Lockbox and Cash Management. The CoLinx Distribution Center Mortgage Loan is structured with a hard lockbox, which is already in place, and springing cash management. The CoLinx Distribution Center Borrower is required to direct the tenant to pay rent directly into such lockbox account and all rents received directly by the CoLinx Distribution Center Borrower or the property manager are required to be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Sweep Period Event (as defined below), all funds in the lockbox account are required to be distributed to the CoLinx Distribution Center Borrower. During a Cash Sweep Period Event, funds in the lockbox account are required to be swept to a lender-controlled cash management account and applied to debt service, reserves and operating expenses as provided in the CoLinx Distribution Center Borrower Mortgage Loan documents, and during a Cash Sweep Period Event (as defined below), all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Sweep Period Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	the debt service coverage ratio being less than 1.20x; or

(iii)	the occurrence of a Specified Tenant Sweep Event (as defined below).

A Cash Sweep Period Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, the debt service coverage ratio being greater than or equal to 1.25x for two consecutive calendar quarters; and

●	with regard to clause (iii) above, the cure of such Specified Tenant Sweep Event.

A “Specified Tenant” means, individually and collectively, CoLinx, LLC (and any parent company of the foregoing, any subtenant of the foregoing, including each subtenant, and any guarantor of CoLinx, LLC’s lease, as applicable), and any replacement tenant occupying all or portion of the space at the CoLinx Distribution Center Property.

A “Specified Tenant Sweep Event” will commence upon the occurrence of the following:

(i)	a default by such Specified Tenant under its lease beyond all applicable notice and/or cure periods;

(ii)	(a) a Specified Tenant or the subtenants going dark, vacating or otherwise failing to occupy 33% or more of the aggregate space leased to CoLinx, LLC or giving notice of its intent to do any of the foregoing or (b) any subtenant going dark, vacating or otherwise failing to occupy 50% or more of its space for a period of greater than or equal to 90 consecutive days or giving notice of its intent to do any of the foregoing;

(iii)	any bankruptcy or insolvency of a Specified Tenant;

(iv)	a Specified Tenant terminating, cancelling or surrendering its lease, or giving notice of its intent to do any of the foregoing;

(v)	with the exception of Gates Corporation, the earlier of (a) the date that is 12 months prior to the scheduled expiration date of such Specified Tenant’s Lease or (b) the date under such Specified Tenant’s Lease by which such Specified Tenant is required to give notice of its exercise of a renewal option, unless such applicable cure has already occurred; or

(vi)	75% of the subtenants that are Investment Grade Tenants being downgraded to a rating of “BB” or lower, as rated by any Rating Agency.

A Specified Tenant Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, the occurrence of (x) a Specified Tenant Re-Tenanting Event or Subtenant Re-Tenanting Event, if such Specified Tenant Sweep Event is related to a subtenant or (y) the cure of such event of default having been accepted by the CoLinx Distribution Center Borrower;

●	with regard to clause (ii) above, the occurrence of (x) a Specified Tenant Re-Tenanting Event or Subtenant Re-Tenanting Event, if such Specified Tenant Sweep Event is related to a subtenant or (y) (a) the Specified Tenant having resumed occupancy and normal business operations at all of its leased space and (b) the Specified Tenant delivering to the lender an acceptable tenant estoppel certificate;

●	with regard to clause (iii) above, (x) a Specified Tenant Re-Tenanting Event or Subtenant Re-Tenanting Event, if such Specified Tenant Sweep Event is related to a subtenant or (y) the Specified Tenant no longer being insolvent or subject to any

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #4 CoLinx Distribution Center	Cut-off Date Balance:	$36,699,003
1536 Genesis Road		Cut-off Date LTV:	65.0%
Crossville, TN 38555		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	9.5%

bankruptcy or insolvency proceedings and having affirmed its lease pursuant to a final, non-appealable order of a court of competent jurisdiction;

●	with regard to clause (iv) above, (x) a Specified Tenant Re-Tenanting Event or Subtenant Re-Tenanting Event, if such Specified Tenant Sweep Event is related to a subtenant or (y) (a) the Specified Tenant revoking any notification of any termination, cancellation or surrender of its lease and resuming ordinary course business operations at all of its leased space and (b) the Specified Tenant delivering to the lender an acceptable tenant estoppel certificate.;

●	with regard to clause (v) above, (x) a Specified Tenant Re-Tenanting Event or Subtenant Re-Tenanting Event, if such Specified Tenant Sweep Event is related to a subtenant or (y) the lender receiving (a) acceptable evidence that such Specified Tenant has given notice of renewal under terms of its lease, and all landlord obligations (including the payment of any leasing commissions) having been satisfied in full (or sufficient funds having been reserved for such purposes and to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and (b) an acceptable tenant estoppel certificate; and

●	with regard to clause (vi) above, (x) a Specified Tenant Re-Tenanting Event or Subtenant Re-Tenanting Event, if such Specified Tenant Sweep Event is related to a subtenant or (y) the lender receiving acceptable evidence that the long-term credit rating of 25% of the subtenants that are Investment Grade Tenants has been restored to above “BB”.

A “Specified Tenant Re-Tenanting Event” will occur when the CoLinx Distribution Center Borrower has delivered to the lender: (i) evidence reasonably satisfactory to the lender that the entire space leased to the Specified Tenant has been leased to one or more replacement tenants and (ii) tenant estoppel(s) reasonable satisfactory to the lender.

A “Subtenant Re-Tenanting Event” will occur when the CoLinx Distribution Center Borrower has delivered to the lender: (i) evidence reasonably satisfactory to the lender that the entire space leased to subtenant has been reallocated among the other subtenants; (ii) evidence reasonably satisfactory to the lender that all rents and other costs of the applicable subtenant have been reallocated among the other subtenants and (iii) tenant estoppel(s) from the prime lessee and each of the other subtenants reasonable satisfactory to the lender.

“Investment Grade Tenant” means a Specified Tenant that maintains a rating from S&P of at least “BBB”.

“Rating Agency” means any of the following: S&P, Moody’s, Fitch, DBRS, Inc., Kroll Bond Ratings Agency, LLC and Morningstar Credit Ratings, LLC and any other nationally-recognized statistical rating agency.

Property Management. The CoLinx Distribution Center Property is self-managed.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. The CoLinx Distribution Center Property was granted certain tax exemptions under a PILOT program whereby the local government provides tax savings as long as The Industrial Development Board of the Cumberland County (the “Board”) retains ownership of the land related to the portion of the CoLinx Distribution Center Property that is ground leased from the Board to the CoLinx Distribution Center Borrower. The PILOT program was originally granted in 1996 when the CoLinx Distribution Center Property was built and has since been extended and amended. The current ground lease/PILOT program commenced on December 31, 2014 and expires on December 31, 2025, at which point the CoLinx Distribution Center Borrower will be required to purchase the fee interest in the CoLinx Distribution Center Property for $100. Currently, two of the three tax parcels at the CoLinx Distribution Center Property receive PILOT benefits which are in the process of burning off in advance of the December 31, 2025 expiration date. See “Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Terrorism Insurance. The CoLinx Distribution Center Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the CoLinx Distribution Center Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the CoLinx Distribution Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #5	Cut-off Date Balance:	$34,890,190
3333 Pineville Matthews Road Charlotte, North Carolina 28226	The Arboretum	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	58.6% 1.70x 9.6%

Open 24 Hrs
Harris Teeter

Walmart

Walgreens
PHARMACY

Michaels

BED BATH & BEYOND
petco
Walgreens
Harris Teeter
BARNES & NOBLE
SEPHORA
Walmart
CHASE
VERSONA
Michaels
Panera
GAP
FIVE GUYS
MUSIC & ARTS
verizon
AT&T
REGAL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #5	Cut-off Date Balance:	$34,890,190
3333 Pineville Matthews Road Charlotte, North Carolina 28226	The Arboretum	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	58.6% 1.70x 9.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #5	Cut-off Date Balance:	$34,890,190
3333 Pineville Matthews Road Charlotte, North Carolina 28226	The Arboretum	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	58.6% 1.70x 9.6%

The Arboretum
3333 Pineville Matthews Road
Charlotte, NC 28226
CHARLOTTE
Matthews
Pineville
Myers Park
Mountainbrook
Sharon Woods
Old Providence South
Providence Plantation
McAlpine
Ballantyne West
Ballantyne
Ballantyne East
Stallings
White Oak
Weddington
Marvin
Indian Land
MECKLENBURG COUNTY
UNION COUNTY
LANCASTER COUNTY
NORTH CAROLINA
SOUTH CAROLINA
Outer Loop
Pineville-Matthews Rd
Providence Rd
Rea Rd
Charlotte-Douglas Intl. Airport 7 miles
Uptown 4 miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – The Arboretum

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance(1):	$35,000,000		Location:	Charlotte, NC
	Cut-off Date Balance(1):	$34,890,190		Size:	555,912 SF
	% of Initial Pool Balance:	5.0%		Cut-off Date Balance Per SF(1):	$179.32
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$139.50
	Borrower Sponsors:	Riprand Count Arco; AAC Consolidated Properties, LLC		Year Built/Renovated:	1985/2012
	Guarantor:	AAC Consolidated Properties, LLC		Title Vesting:	Fee
	Mortgage Rate:	3.3580%		Property Manager:	Self-managed
	Note Date:	October 1, 2020		Current Occupancy (As of):	91.9% (9/11/2020)
	Seasoning:	2 months		YE 2019 Occupancy:	99.0%
	Maturity Date:	October 11, 2030		YE 2018 Occupancy:	100.0%
	IO Period:	0 months		YE 2017 Occupancy:	99.0%
	Loan Term (Original):	120 months		YE 2016 Occupancy:	100.0%
	Amortization Term (Original):	360 months		As-Is Appraised Value(5):	$170,000,000
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraised Value Per SF(5):	$305.80
	Call Protection(2):	L(26),D(90),O(4)		As-Is Appraisal Valuation Date:	August 8, 2020
	Lockbox Type:	Hard/Upfront Cash Management		Underwriting and Financial Information(5)
	Additional Debt:	Yes		TTM NOI (8/31/2020):	$9,808,538
	Additional Debt Type (Balance):	Pari Passu ($64,796,067); Future Mezzanine(3)		YE 2019 NOI:	$10,526,955
				YE 2018 NOI:	$10,722,904
				YE 2017 NOI:	$10,564,389
				U/W Revenues:	$13,348,804
				U/W Expenses:	$3,759,022
Escrows and Reserves(4)				U/W NOI:	$9,589,782
	Initial	Monthly	Cap	U/W NCF:	$9,022,624
Debt Service Reserve	$3,970,402	$0	NAP	U/W DSCR based on NOI/NCF(1):	1.81x/1.70x
TI/LC Reserve	$2,000,000	$69,489(4)	$5,000,000(4)	U/W Debt Yield based on NOI/NCF(1):	9.6%/9.1%
Taxes	$124,209	$124,207(4)	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	12.4%/11.6%
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	58.6%
Replacement Reserves	$0	$17,604	NAP	LTV Ratio at Maturity(1):	45.6%
Deferred Maintenance	$112,500	$0	NAP

Sources and Uses
Sources			Uses
Original whole loan amount	$100,000,000	99.9%	Loan payoff	$92,388,311	92.3%
Cash equity contribution	52,629	0.1	Upfront reserves	6,207,111	6.2
			Closing costs	1,457,206	1.5
Total Sources	$100,052,629	100.0%	Total Uses	$100,052,629	100.0%

(1)	The Arboretum Mortgage Loan (as defined below) is part of the Arboretum Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $100,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yields, U/W Debt Yields at Maturity, U/W DSCRs, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Arboretum Whole Loan.

(2)	At any time after the earlier of (i) November 11, 2024 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Arboretum Whole Loan to be securitized, the Arboretum Borrower (as defined below) has the right to defease the Arboretum Whole Loan in whole, but not in part until July 11, 2030. The assumed lockout period of 26 payments is based on the closing date of this transaction in December 2020.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	See “Escrows” section.

(5)	While the Arboretum Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Arboretum Whole Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #5	Cut-off Date Balance:	$34,890,190
3333 Pineville Matthews Road Charlotte, North Carolina 28226	The Arboretum	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	58.6% 1.70x 9.6%

The Mortgage Loan. The mortgage loan (the “Arboretum Mortgage Loan”) is part of a whole loan (the “Arboretum Whole Loan”) that is evidenced by three pari passu promissory notes in the aggregate original principal amount of $100,000,000. The Arboretum Whole Loan is secured by a first priority fee mortgage encumbering an anchored retail center located in Charlotte, North Carolina (the “Arboretum Property”). The Arboretum Mortgage Loan is evidenced by the non-controlling promissory note A-2 in the principal amount of $34,890,190, as further outlined in the table below.

Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$39,874,503	BANK 2020-BNK29	Yes
A-2	$35,000,000	$34,890,190	WFCM 2020-C58	No
A-3	$25,000,000	$24,921,564	WFB	No
Total	$100,000,000	$99,686,258

The Borrower and Borrower Sponsors. The borrower is Arboretum Retail, LLC, a Delaware limited liability company and single purpose entity with one independent director (the “Arboretum Borrower”). Legal counsel to the Arboretum Borrower delivered a non-consolidation opinion in connection with the origination of the Arboretum Whole Loan. The borrower sponsors are Riprand Count Arco and AAC Consolidated Properties, LLC, and the non-recourse carveout guarantor is AAC Consolidated Properties, LLC.

Riprand Count Arco is the founder and chairman of American Asset Corporation (“AAC”), which is the parent company of AAC Consolidated Properties, LLC. AAC is a diversified real estate company specializing in development, construction management, leasing and brokerage, and asset and property management. Headquartered in New York with offices in Charlotte and Raleigh, North Carolina, AAC was founded in 1986 and has been involved in over 8.0 million square feet of real estate projects, including development of over 6.0 million SF. AAC’s current portfolio comprises nearly 6 million square feet of retail, office, and flex space. Affiliates of AAC filed for bankruptcy in 2012 in connection with workout negotiations related to 11 individual loans, including a loan secured by the Arboretum Property. The AAC affiliates exited bankruptcy in May 2013 after obtaining bankruptcy court-approved financing for all loans involved in the dispute. In addition, affiliates of AAC have been involved in prior foreclosures, discounted payoffs or loan workouts unrelated to the Arboretum Property. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Arboretum Property is a 12-building Class A retail power center totaling 555,912 square feet and located in Charlotte, North Carolina. Built in 1985 and most recently renovated in 2012, the property is situated on a 66.9-acre parcel and is anchored by Harris Teeter, Walmart, Bed Bath & Beyond and Barnes & Noble. Additional notable in-line tenants include Walgreens, JPMorgan Chase, Sephora, Michaels and Verizon, plus several dining options including McDonald’s, Panera Bread, Chop’t Salad, Five Guys Burgers and Fries, and Firehouse Subs. In addition, the Regal Entertainment Group/Cinebarre (“Regal Cinemas”) movie theatre accounts for 6.5% of the net rentable area and is currently not operating due to COVID-19; however, the tenant was underwritten as vacant by the lender in terms of both occupancy and rent. There are four tenants totaling 8.7% of underwritten base rent that are ground lease tenants that own their improvements (McDonald’s, JPMorgan Chase, Shell and Panera Bread). Twenty-four tenants totaling 63.9% of the net rentable area and 46.3% of underwritten base rent have been in occupancy for at least 20 years, and all four anchor tenants have been in occupancy since at least 1997. The Arboretum Property contains 3,115 surface parking spaces, resulting in a parking ratio of approximately 5.6 spaces per 1,000 square feet of rentable area. As of September 11, 2020, the Arboretum Property was 91.9% occupied by 87 tenants and has averaged 98.0% occupancy since 2016.

Major Tenants.

Largest Tenant by UW Base Rent: Harris Teeter (68,119 square feet; 12.3% of net rentable area; 10.6% of underwritten base rent; 6/17/2022 lease expiration) – Harris Teeter, a wholly-owned subsidiary of The Kroger Co., was co-founded in 1960 by North Carolina grocers W.T. Harris and Willis Teeter. Harris Teeter is headquartered in Matthews, North Carolina, and operates over 230 stores and 14 fuel centers in seven states and the District of Columbia. Harris Teeter has been a tenant at the Arboretum Property since June 1997 and reported gross sales of approximately $38.1 million ($560 per square foot) for the trailing 12-month period ending June 30, 2020, which is up approximately 12.2% compared to 2019 sales. Harris Teeter has one, 5-year extension option remaining and does not have any termination options.

2nd Largest Tenant by UW Base Rent: Walmart (120,405 square feet; 21.7% of net rentable area; 5.8% of underwritten base rent; 1/26/2025 lease expiration) – Walmart has been a tenant since February 1990 and reported gross sales of approximately $52.5 million ($436 per square foot) for the trailing 12-month period ending January 31, 2020. Walmart has three, 5-year extension options remaining and does not have any termination options. Walmart’s current base rent is $5.15 per square foot, which is flat through the remaining loan term as well as its three remaining 5-year extension options.

3rd Largest Tenant by UW Base Rent: Bed Bath & Beyond (35,000 square feet; 6.3% of net rentable area; 4.9% of underwritten base rent; 1/31/2023 lease expiration) – Bed Bath & Beyond has been a tenant at the Arboretum Property since April 1997 and reported gross sales of approximately $7.1 million ($202 per square foot) for 2019. Bed Bath & Beyond does not have any extension options or termination options. The Bed Bath & Beyond store at the Arboretum Property was not included on the list of stores released by the company in September 2020 that are expected to close by the end of 2020.

4th Largest Tenant by UW Base Rent: Barnes & Noble (24,994 square feet; 4.5% of net rentable area; 3.3% of underwritten base rent; 6/30/2025 lease expiration) – Barnes & Noble has been a tenant at the Arboretum Property since April 1997 and reported gross sales

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #5	Cut-off Date Balance:	$34,890,190
3333 Pineville Matthews Road Charlotte, North Carolina 28226	The Arboretum	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	58.6% 1.70x 9.6%

of approximately $4.4 million ($177 per square foot) for the trailing 12-month period ending March 31, 2020. Barnes & Noble does not have any termination options. Barnes & Noble most recently exercised a 5-year renewal option effective May 1, 2020.

COVID-19 Update. As of November 13, 2020, the Arboretum Whole Loan is current as of the November debt service payment and was not subject to any forbearance, modification or debt service relief request. As of November 10, 2020, the borrower sponsor reported that all tenants were open and operating except for Regal Cinemas (6.5% of net rentable area; underwritten as vacant), Arboretum Cleaners (0.2% of net rentable area; underwritten as vacant), and Handpicked, Inc. (0.2% of net rentable area; underwritten as vacant). As of November 19, 2020, tenants representing approximately 92.8% of the occupied net rentable area and 91.1% of underwritten base rent made their full rent payment for November 2020, and, in total, approximately 91.9% of underwritten base rent was paid for November 2020. Thirty-one tenants, representing approximately 27.5% of underwritten base rent, were granted rent deferrals ranging from one to four months and each of the leases was extended by the number of months of deferred rent.

The following table presents certain information relating to the tenancy at the Arboretum Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Anchor Tenants
Harris Teeter	NR/Baa1/BBB	68,119	12.3%	$16.60	$1,130,775	10.6%	6/17/2022	1, 5-year	N
Walmart	AA/Aa2/AA	120,405	21.7%	$5.15	$620,043	5.8%	1/26/2025	3, 5-year	N
Bed Bath & Beyond	NR/Ba3/B+	35,000	6.3%	$15.00	$525,000	4.9%	1/31/2023	None	N
Barnes & Noble	NR/NR/NR	24,994	4.5%	$14.00	$349,916	3.3%	6/30/2025	None	N
		248,518	44.7%	$10.57	$2,625,735	24.6%
Major Tenants(3)
Rack Room Shoes	NR/NR/NR	9,068	1.6%	$34.50	$312,846	2.9%	1/31/2022	1, 5-year	N
McDonald’s	NR/Baa1/BBB+	(4)	(4)	(4)	$288,951	2.7%	10/17/2025	1, 5-year	N
Michaels	NR/NR/B	23,712	4.3%	$11.03	$261,543	2.5%	5/31/2023	2, 5-year	N
Walgreens	BBB-/Baa2/BBB	12,500	2.2%	$20.00	$250,000	2.3%	3/31/2022	None	N
Shell	NR/Baa2/BBB	(4)	(4)	(4)	$240,792	2.3%	10/19/2030	1, 5-year	N
JPMorgan Chase	AA-/A2/A-	(4)	(4)	(4)	$230,000	2.2%	8/31/2040	4, 5-year	N
		45,280	8.1%	$18.21(4)	$1,584,132	14.9%

Non-Major Tenants		216,845	39.0%	$28.95 (4)	$6,442,320	60.5%

Occupied Collateral Total		510,643	91.9%	$19.05(4)	$10,652,187	100.0%

Vacant Space		45,269	8.1%

Collateral Total		555,912	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through October 2021 totaling $250,967.

(3)	Regal Cinemas currently occupies a 36,000 square foot space (6.5% of net rentable area) and is currently closed due to COVID-19; however, the tenant was underwritten as vacant in terms of both occupancy and rent.

(4)	Four tenants totaling 8.7% of underwritten base rent (McDonald’s, Shell, JPMorgan Chase, and Panera Bread) are leased fee tenants and own their improvements with no associated NRSF. The weighted average Annual U/W Base Rent PSF calculations exclude the underwritten base rent associated with these leased fee tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #5	Cut-off Date Balance:	$34,890,190
3333 Pineville Matthews Road Charlotte, North Carolina 28226	The Arboretum	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	58.6% 1.70x 9.6%

The following table presents certain information relating to the historical sales at the Arboretum Property:

Historical Sales(1)

	2017 Sales (PSF)	2018 Sales (PSF)	2019 Sales (PSF)	TTM Sales (Gross)	TTM Sales (PSF)	TTM Period	Occupancy Cost(2)
Harris Teeter	$525	$535	$499	$38,135,213	$560	Jun-2020	4.4%
Walmart(3)	$464	$454	$449	$52,517,631	$436	Jan-2020	2.7%
Bed Bath & Beyond(4)	$244	$233	$202	NAV	NAV	NAP	10.3%
Barnes & Noble	$194	$194	$185	$4,415,752	$177	Mar-2020	11.8%
Rack Room Shoes	$256	$255	$223	$1,572,036	$173	Aug-2020	23.8%
McDonald’s(5)	NAV	NAV	NAV	NAV	NAV	NAP	NAV
Michaels	$158	$156	$156	$3,477,766	$147	Apr-2020	11.5%
Walgreens	NAV	$377	$351	$5,488,480	$439	Mar-2020	6.1%
Shell(5)	NAV	NAV	NAV	NAV	NAV	NAP	NAV
JPMorgan Chase(5)	NAV	NAV	NAV	NAV	NAV	NAP	NAV

(1)	Information obtained from the borrower and underwritten rent roll.

(2)	Occupancy Cost is based on underwritten base rent and reimbursements and most recently reported sales.

(3)	Walmart reports sales at the end of each January. The sales shown represent the trailing 12-month period ending January 31st of each year.

(4)	Bed Bath & Beyond reports sales at the end of each calendar year.

(5)	McDonald’s, Shell and JPMorgan Chase are not required to report sales.

The following table presents certain information relating to the lease rollover schedule at the Arboretum Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	2	7,000	1.3%	7,000	1.3%	$189,710	1.8%	$27.10
2021	7	12,300	2.2%	19,300	3.5%	$402,384	3.8%	$32.71
2022	14	113,508	20.4%	132,808	23.9%	$2,550,238	23.9%	$22.47
2023	18	109,079	19.6%	241,887	43.5%	$2,347,483	22.0%	$21.52
2024	13	36,282	6.5%	278,169	50.0%	$1,121,262	10.5%	$30.90
2025	10	175,973	31.7%	454,142	81.7%	$1,961,326	18.4%	$11.15
2026	8	19,547	3.5%	473,689	85.2%	$701,836	6.6%	$35.91
2027	3	8,357	1.5%	482,046	86.7%	$277,560	2.6%	$33.21
2028	1	3,000	0.5%	485,046	87.3%	$113,850	1.1%	$37.95
2029	2	6,451	1.2%	491,497	88.4%	$211,466	2.0%	$32.78
2030	4	9,398	1.7%	500,895	90.1%	$545,071	5.1%	$32.38
Thereafter	5	9,748	1.8%	510,643	91.9%	$230,000	2.2%	$23.59
Vacant	0	45,269	8.1%	555,912	100.0%	$0	0.0%	$0.00
Total/Weighted Average	87	555,912	100.0%			$10,652,187	100.0%	$19.05(3)

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Four tenants totaling 8.7% of underwritten base rent (McDonald’s, Shell, JPMorgan Chase, and Panera Bread) are leased fee tenants and own their improvements with no associated NRSF. Annual U/W Base Rent PSF excludes vacant space and underwritten base rent attributed to leased fee tenants.

The following table presents historical occupancy percentages at the Arboretum Property:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	9/11/2020(2)
100.0%	99.0%	100.0%	99.0%	91.9%

(1)	Information obtained from a third-party market research provider.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #5	Cut-off Date Balance:	$34,890,190
3333 Pineville Matthews Road Charlotte, North Carolina 28226	The Arboretum	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	58.6% 1.70x 9.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Arboretum Property:

Cash Flow Analysis

	2017	2018	2019	TTM 7/31/2020	U/W	%(1)	U/W $ per SF
Base Rent	$11,048,141	$11,466,264	$11,546,621	$10,414,887	$10,652,187(2)	75.5%	$19.16
Grossed Up Vacant Space	0	0	0	0	756,415	5.4	1.36
Gross Potential Rent	$11,048,141	$11,466,264	$11,546,621	$10,414,887	$11,408,602	80.9%	$20.52
Other Income	7,447	22,954	19,699	11,101	11,101	0.1	0.02
Percentage Rent	206,883	211,271	171,749	250,347	225,960	1.6	0.41
Total Recoveries	2,581,317	2,602,734	2,523,542	2,725,692	2,459,557	17.4	4.42
Net Rental Income	$13,843,788	$14,303,223	$14,261,611	$13,402,026	14,105,219	100.0%	$25.37
(Vacancy & Credit Loss)	0	0	0	0	(756,415)(3)	(6.6%)	(1.36)
Effective Gross Income	$13,843,788	$14,303,223	$14,261,611	$13,402,026	$13,348,804	94.6%	$24.01

Real Estate Taxes	1,088,845	1,103,565	1,362,227	1,362,227	1,419,509	10.6	2.55
Insurance	74,232	76,404	78,211	79,400	82,886	0.6	0.15
Management Fee	563,525	564,567	581,324	532,515	533,952	4.0	0.96
Other Operating Expenses	1,552,797	1,835,783	1,712,894	1,619,346	1,722,674	12.9	3.10
Total Operating Expenses	$3,279,399	$3,580,319	$3,734,656	$3,593,488	$3,759,022	28.2%	$6.76

Net Operating Income	$10,564,389	$10,722,904	$10,526,955	$9,808,538	$9,589,782	71.8%	$17.25
Replacement Reserves	0	0	0	0	211,247	1.6	0.38
TI/LC	0	0	0	0	355,912	2.7	0.64
Net Cash Flow	$10,564,389	$10,722,904	$10,526,955	$9,808,538	$9,022,624	67.6%	$16.23

NOI DSCR(4)	2.00x	2.03x	1.99x	1.85x	1.81x
NCF DSCR(4)	2.00x	2.03x	1.99x	1.85x	1.70x
NOI Debt Yield(4)	10.6%	10.8%	10.6%	9.8%	9.6%
NCF Debt Yield(4)	10.6%	10.8%	10.6%	9.8%	9.0%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Underwritten base rent includes contractual rent steps through October 2021 totaling $250,967.

(3)	The underwritten economic vacancy is 6.6%. The Arboretum Property was 91.9% physically occupied and 93.4% economically occupied as of September 11, 2020.

(4)	The metrics shown represent the Arboretum Whole Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Arboretum Property of $170,000,000 as of August 8, 2020.

Environmental Matters. According to the Phase I environmental site assessments dated August 11, 2020, there was evidence of a recognized environmental condition (“REC”) associated with three underground storage tanks (“UST’s”) installed in 1991 and currently in use at the Circle K pad site (currently operated as a Shell gas station). The UST’s have spill protection and leak detection that meet the EPA 1998 and 2015 UST upgrade guidelines, but were characterized as REC’s based on the age of the current USTs and the lack of a recent subsurface investigation. The lender waived the Phase II requirement due to various mitigants, including: (A) the site’s inclusion in the North Carolina LUST Trust and NC Financial Assurance databases, indicating eligibility for up to $1.5 million of clean-up costs with deductibles; (B) the UST’s being equipped with overfill and spill protection and leak detection, together with recent leak detection tests indicating compliance; (C) the site’s generally down-gradient location relative to adjacent property; and (D) the responsibility of the tenant (Circle K Stores, Inc.), the US operating subsidiary of Alimentation Couche-Tard LLC (OTC: ANCUF, and rated Moody’s “Baa2”) through its October 19, 2030 lease expiration. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Arboretum Property is located in the southeastern area of Charlotte, North Carolina, approximately 10.7 miles from the central business district. The property is situated at the signalized intersection of Pineville-Matthews Road (NC Highway 51) and Providence Road (NC Highway 16). Primary access to the area is provided by Interstates 485 and Highways 521, 74 and 21, with approximate driving times to the central business district and Charlotte Douglas International Airport of 25 minutes and 30 minutes, respectively. According to the appraisal, the surrounding area is primarily single-family residential homes with some retail development along main thoroughfares and is in close proximity to Interstates 77 and 485. Within a three- and five-mile radius of the Arboretum Property, the 2020 average household income was approximately $154,552 and $136,688, respectively; and within the same radii, the 2020 estimated population was 69,720 and 203,278, respectively. Since 2010, the population within a three-mile radius has increased by approximately 8.2% and the number of households has increased by approximately 8.5%. According

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #5	Cut-off Date Balance:	$34,890,190
3333 Pineville Matthews Road Charlotte, North Carolina 28226	The Arboretum	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	58.6% 1.70x 9.6%

to the appraisal, the top 5 employers in the surrounding area are Atrium Health, Wells Fargo & Co., Walmart Inc., Bank of America Corp., and Novant Health Inc.

According to a third-party market research report, the property is situated within the Outer Southeast submarket of the Charlotte retail market. As of the third quarter of 2020, the submarket reported total inventory of approximately 13.2 million square feet with a 5.6% vacancy rate and average asking rents of $26.28 per square foot. The appraisal identified five comparable properties that reported occupancy rates ranging from 93% to 97%. The appraisal concluded to market rents ranging from $5.50 per square foot for big box anchor space to $35.00 per square foot for in-line space (see table below).

The following table presents certain information relating to the appraiser’s market rent conclusions for the Arboretum Property:

Market Rent Summary(1)

	In-line Space	Large In-line Space	Jr. Anchor Space	Grocery Anchor Space	Cinema Space	Big Box Anchor Space
Market Rent (PSF)	$35.00	$20.00	$15.00	$17.50	$12.00	$5.50
Lease Term (Years)	5	7	10	10	10	10
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	3%/year	3%/year	2%/year	2%/year	2%/year	2%/year

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Arboretum Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price (PSF)
Mount Pleasant Towne Centre	Mount Pleasant, SC	510,000	Feb-2020	$288
Garden City Center	Cranston, RI	530,629	Jan-2020	$341
Free State Shopping Center	Bowie, MD	264,152	May-2019	$273
The Green at Lakewood Ranch	Lakewood Ranch, FL	123,000	Dec-2018	$377
Riverchase Village	Hoover, AL	175,673	Oct-2018	$223
Center of Winter Park	Winter Park, FL	258,885	Aug-2018	$281

(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable properties to Arboretum Property:

Comparable Properties(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Anchor Tenants
The Arboretum Property (Subject)	1985/2012	555,912	--	92%	Harris Teeter, Wal-Mart, Bed Bath & Beyond, Barnes & Noble
Stonecrest at Piper Glen	1998/2003	294,495	4.5 miles	95%	Harris Teeter, Regal Cinemas, ULTA, Michael’s, Target
Blakeney Shopping Center	2005/NAV	544,107	6.3 miles	97%	HomeGoods, Marshalls, Harris Teeter, Target
Plantation Market	1990/NAV	85,732	5.0 miles	93%	Harris Teeter
Brookdale Shopping Center	2004/NAV	85,422	24.8 miles	97%	Harris Teeter
Ballantyne Corners	2010/NAV	60,146	5.7 miles	97%	NAP (unanchored)

(1)	Information obtained from the appraisal and underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #5	Cut-off Date Balance:	$34,890,190
3333 Pineville Matthews Road Charlotte, North Carolina 28226	The Arboretum	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	58.6% 1.70x 9.6%

Escrows.

Debt Service Reserve – The loan documents require an upfront debt service reserve of $3,970,402 as additional collateral for the Arboretum Whole Loan. On and after the monthly payment date in February 2021, as long as no event of default is continuing, the lender is required to make monthly disbursements to the borrower in the amount of the monthly debt service payment as long as the Arboretum Borrower certifies to the lender that (i) both the physical and economic occupancy are at least 95%, and (ii) the net cash flow debt yield is equal to or greater than 9.1%, which amount will be used for the payment of monthly debt service; provided, however, that the insufficiency of the debt service reserve funds available for disbursement will not relieve the borrower from its obligation to make any payment required by the loan documents.

TI/LC Reserve – The loan documents require an upfront general tenant improvements and leasing commissions (“TI/LC”) reserve of $2,000,000 and ongoing monthly TI/LC reserves of (i) $69,489 for the monthly payment date in November 2020 through and including the monthly payment date in October 2021; (ii) $57,908 for the monthly payment date in November 2021 through and including the monthly payment date in October 2022; and (iii) $46,326 from and after the monthly payment date in November 2022. Deposits in the TI/LC reserve will be capped at $5,000,000 as long as (a) no event of default is continuing, and (b) the debt yield is greater than or equal to 7.5%.

Real Estate Taxes – The loan documents require an upfront real estate tax reserve of $124,209 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $124,207); provided, however, that the borrower is not required to make the monthly tax deposit attributable to the Walmart parcel as long as (i) no event of default is continuing; (ii) Walmart is obligated to pay taxes directly and is actually making such payments; (iii) the Arboretum Borrower delivers timely evidence to the lender that the applicable taxes have been paid prior to delinquency; and (iv) Walmart’s lease is in full force and effect with neither the borrower nor the tenant being in default of any obligations beyond any applicable notice and cure periods.

Insurance – The loan documents do not require ongoing monthly insurance reserve deposits as long as (i) no event of default is continuing; (ii) the Arboretum Property is covered under a blanket or umbrella policy acceptable to the lender; (iii) the borrower provides the lender with evidence of renewal of such policies; and (iv) the borrower provides the lender with paid receipts for payment of the insurance premiums by no later than five days prior to the policy expiration dates.

Replacement Reserve – The loan documents require ongoing monthly replacement reserve deposits of $17,604, which the lender may require the borrower to increase (not more than once per year) if the lender reasonably determines such increase is necessary to maintain the proper operation of the Arboretum Property.

Deferred Maintenance Reserve – The loan documents require an upfront reserve of $112,500 for deferred maintenance items, which are required to be completed within 180 days of origination.

Lockbox and Cash Management. The Arboretum Whole Loan is structured with an in-place hard lockbox, into which the borrower and property manager are required to cause all rents to be deposited directly by tenants. In the absence of a Cash Management Period (as defined below), all funds in the lockbox account are required to be distributed to the borrower’s operating account. During a Cash Management Period, (i) all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account; (ii) so long as a Cash Trap Event Period (as defined below) is not in effect, all excess funds will be swept to the borrower’s operating account; and (iii) during a Cash Trap Event Period, all excess funds will be swept to an excess cash flow subaccount controlled by the lender and held for so long as such Cash Trap Event Period continues.

A “Cash Management Period” means (i) the period commencing on the origination date continuing until on or after October 1, 2021, the Arboretum Property achieves (a) 95% economic occupancy and physical occupancy and (b) a net cash flow debt yield equal to or greater than 9.1%; and/or (ii) a Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	the net cash flow debt yield falling below 8.0% (tested quarterly); or

(ii)	a Major Tenant Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

•	with regard to clause (i), the cure of such event of default;

•	with regard to clause (ii), the net cash flow debt yield being equal to or greater than 8.5% for two consecutive calendar months; or

•	with regard to clause (iii), a Major Tenant Event Period Cure (as defined below).

A “Major Tenant Event Period” will commence upon the earliest to occur of the following with respect to Harris Teeter and/or Walmart, as well as either tenant’s successors and assigns, and any replacement tenant for all or a portion of such tenant’s space (individually or collectively, as applicable, “Major Tenant”):

(i)	a default under a Major Tenant’s lease (beyond any applicable notice and cure period);

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #5	Cut-off Date Balance:	$34,890,190
3333 Pineville Matthews Road Charlotte, North Carolina 28226	The Arboretum	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	58.6% 1.70x 9.6%

(ii)	the date that a Major Tenant “goes dark”, remains closed to the public in its space, vacates, or otherwise fails to continuously occupy its space for a period of three or more consecutive months (or gives notice of its intent to commence any of the foregoing);

(iii)	a Major Tenant filing, or otherwise becoming involved as debtor in, a bankruptcy or similar insolvency proceeding; or

(iv)	a Major Tenant terminating or canceling its lease (or such lease failing or ceasing to be in full force and effect), or giving notice of any of the foregoing.

A “Major Tenant Event Period Cure” will occur upon (a) the Arboretum Property (including any replacement leases for the Major Tenant space) having physical and economic occupancy equal to 95% or greater; (b) the net cash flow debt yield being equal to or greater than 8.5%; and (c):

•	with regard to clause (i) above, (x) a Major Tenant Re-Tenanting Event (as defined below) having occurred or (y) the applicable default having been cured and no other default under the related lease having occurred (beyond any notice and cure period) for a period of two consecutive calendar quarters;

•	with regard to clause (ii) above, (x) a Major Tenant Re-Tenanting Event having occurred or (y) the applicable Major Tenant having resumed its normal business operations in its space and having been open during customary hours for a period of two consecutive calendar quarters;

•	with regard to clause (iii) above, (x) a Major Tenant Re-Tenanting Event having occurred or (y) the bankruptcy or insolvency proceeding having been terminated in a manner satisfactory to the lender, the related lease having been affirmed, and the terms of such lease, as affirmed, being satisfactory to the lender; or

•	with regard to clause (iv) above, a Major Tenant Re-Tenanting Event having occurred.

A “Major Tenant Re-Tenanting Event” will occur upon the lender receiving satisfactory evidence (including, without limitation, a satisfactory estoppel) that (i) space at the Arboretum Property in an amount equal to at least 90% of the applicable Major Tenant space (or applicable portion thereof) has been leased to one or more satisfactory replacement tenants pursuant to a satisfactory replacement lease; (ii) each such tenant is in occupancy of its premises, is open for business and is paying full, unabated rent pursuant to the terms of its lease (or such abatement having been reserved); and (iii) all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid (or sufficient funds have been deposited into the leasing reserve subaccount for payment of such amounts).

Property Management. The Arboretum Property is managed by an affiliate of the borrower.

Partial Release. Following the defeasance lockout release date, as long as no event of default exists, the borrower has the right to release the Regal Cinemas parcel from the lien of the Arboretum Whole Loan subject to, among other conditions outlined in the loan documents, (i) partial defeasance in an amount equal to the greatest of (a) $3,176,471 (120% of the allocated loan amount of the Regal Cinemas parcel of $2,647,059); (b) net sale proceeds of the Regal Cinemas parcel; (c) an amount that would result in the debt yield for the remaining property being no less than the greater of (1) the debt yield immediately prior to the release (including the Regal Cinemas parcel), and (2) 8.50%; and (d) an amount that would result in the loan-to-value ratio of the remaining property being no greater than the lesser of (I) the loan-to-value ratio immediately prior to the release (including the Regal Cinemas parcel), and (II) 60.4%; and (ii) rating agency confirmation is received.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The holders of 100% of the equity interests in the Arboretum Borrower have the right to obtain mezzanine debt secured by a pledge of 100% of the ownership interests in the Arboretum Borrower in an amount that, together with the then-outstanding principal balance of the Arboretum Whole Loan, does not exceed $100,000,000 so long as, among other conditions pursuant to the Arboretum Whole Loan documents: (i) the combined debt service coverage ratio is equal to or greater than 1.50x (based on actual amortizing debt service payments, disregarding any interest-only periods); (ii) the combined loan-to-value ratio is less than or equal to 65%; (iii) the mezzanine lender is an institutional lender acceptable to the lender; (iv) the mezzanine lender executes and delivers an intercreditor and standstill agreement; (v) the maturity date of the mezzanine debt is co-terminous with the Arboretum Whole Loan; and (vi) rating agency confirmation is obtained from each applicable rating agency.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the Arboretum Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Arboretum Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Arboretum Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$26,770,000
8000-8050 Foothills Boulevard	HPE Campus	Cut-off Date LTV:	64.8%
Roseville, CA 95747		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	9.9%

8030

aruba

65
BLUE OAKS BOULEVARD
FUTURE RETAIL DEVELOPMENT
FUTURE COMMERCIAL DEVELOPMENT
kova
SAVE MART
Distribution Center
HPE CAMPUS
Penumbra
CAMPUS OAKS
MIXED-USE DEVELOPMENT
950 RESIDENTIAL UNITS
500,000 SF RETAIL / COMMERCIAL
60 ACRES PARKS / OPEN SPACE
FedEx
WASHINGTON BOULEVARD
FOOTHILLS BOULEVARD
McKESSON

8050

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$26,770,000
8000-8050 Foothills Boulevard	HPE Campus	Cut-off Date LTV:	64.8%
Roseville, CA 95747		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	9.9%

HPE Campus
8000-8050 Foothills Boulevard
Roseville, CA 95747
Lincoln
Rocklin
Loomis
ROSEVILLE
Granite Bay
Antelope
Citrus Heights
Foothill Farms
North Highlands
Rio Linda
Carmichael
PLACER COUNTY
SACRAMENTO COUNTY
Catta Verdera Country Club
English Colony Way
12 Bridges Dr
Athens Ave
Thunder Valley Casino Resort
Rio Bravo Rocklin Power Station
Ace Hardware Distribution Center
William Jessup University
Whitney Blvd
Whitney Oaks Golf Club
Sierra College Blvd
Humphrey Rd
Fiddyment Rd
Wildcat Blvd
Stanford Ranch Rd
Sunset Blvd
Industrial Ave
Park Dr
Lonetree Blvd
Sunset Whitney Country Club
AMTRAK CAPITOL CORRIDOR
Rocklin Commons
Rocklin Crossings
Sierra College
Rocklin Rd
ROCKLIN
RC Willey Distribution Center
Blue Oaks Blvd
Blue Oaks Town Center
LB Construction
Highland Reserve Marketplace
Antelope Creek Park
Stanford Ranch Rd
Willowrock Plaza
S. Whitney Blvd
Pacific St
Foothills Blvd
Roseville Pkwy
Washington Blvd
Woodcreek Golf Club
Timber Creek Golf Course
TSI Semiconductors
Westfield Galleria at Roseville
Creekside Town Center
Diamond Oaks Golf Course
Sierra View Country Club
Fountains at Roseville
Galleria Blvd
Sutter Roseville Medical Center
Secret Ravine Pkwy
Barton Rd
Pleasant Grove Blvd
Woodcreek Oaks Blvd
Junction Blvd
Placer County Fairgrounds
Eureka Rd
Baseline Rd
DOWNTOWN ROSEVILLE
ROSEVILLE
Harding Blvd
Lead Hill Blvd
Kaiser Permanente Medical Ctr.
Renaissance Creek Shopping Center
Vineyard Rd
Denio's Farmers Market
Roseville Square
Roseville Shopping Center
Rocky Ridge Town Ctr.
Maidu Regional Park
Eureka Rd
Walerga Rd
Atkinson St
PFE Rd
Cirby Way
Granite Bay Golf Club
65
80
Lawrence Links Golf Course
Antelope Rd
Auburn Blvd
Sunrise Blvd
Old Auburn Rd
Roseville Rd
Elkhorn Blvd
Greenback Ln
Marketplace at Birdcage
Sunrise Mall
Mercy San Juan Medical Center
Hillsdale Blvd
Sacramento 9 miles
Plumas Lake
Sheridan
North Auburn
Auburn
Trowbridge
Robbins
Nicolaus
Rocklin
Roseville
Granite Bay
Foothill Farms
Rio Linda
North Highlands
Citrus Heights
Folsom
El Dorado Hills
Woodland
Carmichael
Arden
Rancho Cordova
Davis
West Sacramento
SACRAMENTO
Florin
Vineyard
Rancho Murieta
Dixon
Laguna
Elk Grove
Wilton
Courtland
Clay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – HPE Campus

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance(1):	$26,770,000		Location:	Roseville, CA
	Cut-off Date Balance(1):	$26,770,000		Size:	447,364 SF
	% of Initial Pool Balance:	3.8%		Cut-off Date Balance Per SF(1):	$149.25
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$149.25
	Borrower Sponsors:	John Gaghan; Waleed Mohammed; Abdullah Alwehaib		Year Built/Renovated:	1981/2019
	Guarantors:	Apex Capital Investments Corporation		Title Vesting:	Fee
	Mortgage Rate:	3.5400%		Property Manager:	G&E Real Estate Management Services, Inc.
	Note Date:	February 21, 2020		Current Occupancy (As of):	100.0% (11/1/2020)
	Seasoning:	9 months		YE 2019 Occupancy(3):	NAV
	Maturity Date:	March 6, 2030		YE 2018 Occupancy(3):	NAV
	IO Period:	120 months		YE 2017 Occupancy(3):	NAV
	Loan Term (Original):	120 months		Appraised Value:	$103,000,000
	Amortization Term (Original):	NAP		Appraised Value Per SF:	$230.24
	Loan Amortization Type:	Interest-only, Balloon		Appraisal Valuation Date:	January 23, 2020
	Call Protection:	L(33),D(83),O(4)
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1):	Yes		Underwriting and Financial Information(1)
	Additional Debt Type (Balance)(1):	Pari Passu ($40,000,000)		TTM NOI(3):	NAV
				YE 2018 NOI(3):	NAV
				YE 2017 NOI(3):	NAV
				YE 2016 NOI(3):	NAV
				U/W Revenues:	$9,694,440
				U/W Expenses:	$3,104,706
Escrows and Reserves(2)				U/W NOI:	$6,589,734
	Initial	Monthly	Cap	U/W NCF:	$6,500,261
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.75x / 2.71x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.9% / 9.7%
Replacement Reserve	$0	$7,456	$268,419	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.9% / 9.7%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	64.8%
Common Charges Reserve	$0	Springing	NAP	LTV Ratio at Maturity(1):	64.8%

Sources and Uses
Sources			Uses
Original Whole Loan amount	$66,770,000	63.6%	Purchase Price	$101,300,000	96.5%
Sponsor Contribution	$38,237,086	36.4	Closing Costs	3,707,086	3.5
Total Sources	$105,007,086	100.0%	Total Uses	$105,007,086	100.0%

(1)	The HPE Campus Mortgage Loan (as defined below) is part of the HPE Campus Whole Loan (as defined below), which is comprised of four pari passu notes with an aggregate original principal balance of $66,770,000. All statistical information related to the Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity is based on the HPE Campus Whole Loan. Notwithstanding the foregoing, all NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the HPE Campus Mortgage Loan was underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(2)	See “Escrows” section below.

(3)	Historical cash flows and occupancy figures are not available as the transaction is an acquisition.

The Mortgage Loan. The mortgage loan (the “HPE Campus Mortgage Loan”) is part of a whole loan (the “HPE Campus Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal balance of $66,770,000 secured by a first mortgage encumbering the fee interest in a class A office campus in Roseville, California (the “HPE Campus Property”). The HPE Campus Mortgage Loan consists of the non-controlling Notes A-3 and A-4, which have an aggregate Cut-off Date Balance of $26,770,000 and are being contributed to the WFCM 2020-C58 trust. The controlling Note A-1, which has an original principal balance of $20,000,000 was contributed to the MSC 2020-HR8 transaction. The non-controlling Note A-2, which has an original principal balance of $20,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$26,770,000
8000-8050 Foothills Boulevard	HPE Campus	Cut-off Date LTV:	64.8%
Roseville, CA 95747		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	9.9%

was contributed to WFCM 2020-C56 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	MSC 2020-HR8	Yes
A-2	$20,000,000	$20,000,000	WFCM 2020-C56	No
A-3	$16,770,000	$16,770,000	WFCM 2020-C58	No
A-4	$10,000,000	$10,000,000	WFCM 2020-C58	No
Total	$66,770,000	$66,770,000

The Borrower and Borrower Sponsor. The borrowing entity for the HPE Campus Mortgage Loan is DC Roseville Owner LLC (the “HPE Campus Borrower”), a special purpose entity with two independent directors. Legal counsel to the HPE Campus Borrower delivered a non-consolidation opinion in connection with the origination of the HPE Campus Mortgage Loan.

The non-recourse carve-out guarantor is Apex Capital Investments Corporation (“Apex”). Apex is a US based subsidiary of Dimah Capital Investment Company (“Dimah”), which is based in Kuwait and currently has 38 properties under management. Apex provides real estate investment services such as acquisition and asset management, in addition to being a strategic extension to Dimah in the US.

The HPE Campus Property is operated pursuant to a master lease between the borrower, as master lessor, and an affiliate of the borrower sponsor, as master lessee, in connection with the Shari’ah compliant loan structure.

The Property. The HPE Campus Property is comprised of one, one-story building and two, two-story buildings totaling 447,364 square feet, situated on a 15.1-acre site in Roseville, California, approximately 21.4 miles southwest of downtown Sacramento. The three buildings include “R1” (8000 Foothills Boulevard, 54,486 square feet); “R3” (8030 Foothills Boulevard, 151,423 square feet); and “R5” (8040-8050 Foothills Boulevard, 241,455 square feet). The HPE Campus Property is part of a larger five-building office campus that was developed by Hewlett Packard. The company split off into Hewlett Packard Enterprise (“HPE”) and subsequently sold off the campus and leased it back, eventually downsizing to the current three buildings. The campus was converted into condominium interests, with the HPE Campus Property on one parcel and access shared with the larger campus along with assigned parking areas.

The HPE Campus Property was built between 1981 and 1990. R1 consists of two smaller buildings connected by an interior corridor. The first building is the former reception area which has since been relocated to R3 and is now a small local credit union that serves the campus. The second building is the cafeteria. The R3 building was recently renovated and received a capital investment from HPE, with modern office tenant improvements including upgrades to lobbies, large open cubicle areas, private offices, break-out rooms, conference rooms, large training rooms, and breakrooms. A small portion of R3 and approximately half of R5 are used as improved lab/server room space. Most of these rooms have separate cooling units and expanded electricity and conduit capacity for servers, and some also have raised floors. They typically have vinyl tile floors and drop T-bar ceilings and could be converted to office use if necessary. Both of these buildings also include small shipping areas with both grade level and dock-high roll-up loading doors.

Amenities at the HPE Campus Property include a central quad courtyard with basketball and volleyball courts, two baseball fields – which are a part of the larger development – open seating areas, a large cafeteria, and a fitness center equipped with showers and locker rooms. The HPE Campus Property is served by 2,454 parking spaces, which yields a parking ratio of 5.5 spaces per 1,000 square feet of net rentable area.

The HPE Campus Property is 100.0% leased by HPE and houses multiple divisions of the company. The HPE Campus Property was initially leased by HPE in January 1981, and the lease was subsequently assigned to the master lessee in February 2020.

COVID-19 Update. As of November 1, 2020, the HPE Campus Property is open, however, some of the employees of the HPE continue to work remotely. The October and November 2020 debt service payments have been made. HPE leases 100.0% of the HPE Campus Property and paid rent for both October and November 2020. As of the date hereof, the HPE Campus Whole Loan is not subject to any modification or forbearance request.

Major Tenant.

Hewlett Packard Enterprise (447,364 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; 04/30/2030 lease expiration) HPE offers enterprise security, analytics and data management, applications development and testing, data center care, cloud consulting, and business process services for both individual and corporate use. HPE was founded on November 1, 2015 as a byproduct of the reconfigured Hewlett Packard Company, which built the original HPE Campus Property from 1981-1990. HPE is headquartered in San Jose, California and has over 60,000 employees worldwide. HPE began its current 13 year lease in May 2017 following the initial sale lease-back of the HPE Campus Property and is scheduled to remain in place through the end of its term in April 2030, two months after the HPE Campus Whole Loan matures. HPE has two, five-year extension options under its lease exercisable upon at least 300 days’ prior written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$26,770,000
8000-8050 Foothills Boulevard	HPE Campus	Cut-off Date LTV:	64.8%
Roseville, CA 95747		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	9.9%

HPE has been in occupancy at the HPE Campus Property since 1981 and currently has six different divisions located on-site including Aruba Networking Research and Development, Global Functions, Technology Services, Hybrid IT, and Enterprise Group Supply Organization and General. The Aruba Networking Research and Development was founded in 2002 and acquired by HPE in 2015. As of December 31, 2019, Aruba Networking Research and Development has reported revenues of over $2.5 billion (8.8% of HPE’s 2019 total revenue) and has over 6,000 employees. Aruba Networking Research and Development operates on both floors of the R3 building. The second division, Global Functions, provides general support functions including HR, Finance, and IT. The third division, Technology Services, provides high-level consulting and infrastructure services (e.g. data center design, complex problem resolution, etc.). The fourth division is known as Hybrid IT, an R&D development group focused in new market segments including HPE’s next generation computing solution known as “The Machine”. The fifth division is the Enterprise Group Supply Chain Organization which provides support for various supply chain functions. The sixth division, General, provides sale and contact support centers serving various divisions.

HPE is a national, publicly traded company and an investment grade tenant with a credit rating of BBB according to S&P and Baa2 per Moody’s. As of February 5, 2020, HPE had a market cap of $19.4 billion and over $3.7 billion of cash and cash equivalents as of October 31, 2019.

The HPE Campus Property is operated pursuant to a master lease between the borrower, as master lessor, and an affiliate of the borrower sponsor, as master lessee, in connection with the Shari’ah compliant loan structure. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Shari’ah Compliant Loan” and “—Tenant Issues—Affiliated Leases” in the Preliminary Prospectus.

The following table presents certain information relating to the tenancy at the HPE Campus Property:

Major Tenant(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenant
Hewlett Packard Enterprise	BBB+/Baa2/BBB	447,364	100.0%	$15.79	$7,064,579	100.0%	04/30/2030	Y(3)	N
Total Major Tenant		447,364	100.0%	$15.79	$7,064,579	100.0%

Vacant Space		0	0.0%

Collateral Total		447,364	100.0%

(1)	Information obtained from the underwritten rent roll dated November 1, 2020 and includes $1,084,513 in straight-line rent steps through the end of term of the HPE Campus Whole Loan in March 2030.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include underwritten rent steps.

(3)	HPE has the option to extend the lease for two, five-year periods upon 300 days’ prior written notice to the master lessee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$26,770,000
8000-8050 Foothills Boulevard	HPE Campus	Cut-off Date LTV:	64.8%
Roseville, CA 95747		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	9.9%

The following table presents certain information relating to the lease rollover schedule at the HPE Campus Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	1	447,364	100.0%	447,364	100.0%	$7,064,579	100.0%	$15.79
Thereafter	0	0	0.0%	447,364	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	447,364	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	447,364	100.0%			$7,064,579	100.0%	$15.79

(1)	Information obtained from the underwritten rent roll dated November 1, 2020.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include underwritten rent steps.

(3)	Includes $1,084,513 in straight-line rent steps through the end of term of the HPE Campus Whole Loan in March 2030.

The following table presents historical occupancy percentages at the HPE Campus Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	11/1/2020(2)
NAV	NAV	NAV	100.0%
(1) Historical occupancy figures are not available as the transaction is an acquisition. (2) Information obtained from underwritten rent roll dated November 1, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$26,770,000
8000-8050 Foothills Boulevard	HPE Campus	Cut-off Date LTV:	64.8%
Roseville, CA 95747		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	9.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the HPE Campus Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$5,980,067	58.6%	$13.37
Contractual Rent Steps(3)	1,084,513	10.6	2.42
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$7,064,579	69.3%	$15.79
Other Income	79,656	0.8	0.18
Total Recoveries	3,056,247	30.0	6.83
Net Rental Income	$10,200,482	100.0%	$22.80
(Vacancy & Credit Loss)(4)	(506,041)	(7.2)	(1.13)
Effective Gross Income	$9,694,440	95.0%	$21.67

Real Estate Taxes	1,382,535	14.3	3.09
Insurance	72,393	0.7	0.16
Management Fee	290,756	3.0	0.65
Other Operating Expenses	1,359,023	14.0	3.04
Total Operating Expenses	$3,104,706	32.0%	$6.94

Net Operating Income	$6,589,734	68.0%	$14.73
Replacement Reserves	89,473	0.9	0.20
TI/LC	0	0	0.00
Net Cash Flow	$6,500,261	67.1%	$14.53

NOI DSCR(5)	2.75x
NCF DSCR(5)	2.71x
NOI Debt Yield(5)	9.9%
NCF Debt Yield(5)	9.7%

(1)   Historical cash flows and occupancy figures are not available as the transaction is an acquisition. For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.

(2)   Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)   Represents the straight-line rent through the end of term of the HPE Campus Whole Loan in March 2030.

(4)   The underwritten economic vacancy was 5.0%. The HPE Campus Property was 100.0% occupied as of November 1, 2020.

(5)   All statistical information related to the NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield is based on the HPE Campus Whole Loan.

Market Overview and Competition. The HPE Campus Property is located along Foothills Boulevard, approximately one mile from the Roseville Bypass Expressway and five miles from Interstate 80 in Roseville, California. Roseville is an affluent suburb of Sacramento, located approximately 21.4 miles southwest of the Sacramento central business district. Roseville is home to several large office and industrial users including FedEx Ground Center, Cokeva Inc., Keysight Technologies, and TSI Semiconductors. The HPE Campus Property is located within an expanding neighborhood comprised mostly of industrial, flex, and office uses, built in the past 20 years. Residential uses are limited and include predominantly single-family homes with some apartment complexes. The HPE Campus Property is in a central location to transportation systems with access to major freeways including US Highway 50, State Highway 99, and Interstates 5 and 80. These freeways provide access to the San Francisco Bay Area to the west, Southern California to the south, Oregon and Washington to the north, and Nevada to the east. Air transportation within the Sacramento metropolitan statistical area is provided by the Sacramento International Airport, which is approximately 24.0 miles west of the HPE Campus Property.

According to the appraisal, the estimated 2019 population within a one-, three-, and five-mile radius of the HPE Campus Property was 7,081, 102,497, and 224,656, respectively, and the estimated 2019 average household income within the same radii was $127,534, $113,230, and 113,495, respectively.

According to a third-party report, the HPE Campus Property is situated within the Sacramento Office Market. As of the fourth quarter of 2019, the Sacramento office market reported a total inventory of approximately 105.5 million square feet of office space with an 8.9% vacancy rate and average asking rent of $22.92 per square foot. According to a third-party report, the HPE Campus Property is situated within the Roseville and Rocklin submarket of the Sacramento Office Market. As of the fourth quarter of 2019, the Roseville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$26,770,000
8000-8050 Foothills Boulevard	HPE Campus	Cut-off Date LTV:	64.8%
Roseville, CA 95747		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	9.9%

and Rocklin submarket reported a total inventory of approximately 13.2 million square feet of office space with a 9.4% vacancy rate and average asking rent of $23.04 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for the HPE Campus Property:

Office Market Rent Summary(1)

	Sacramento Market	Roseville/Rocklin Submarket
Market Rent (PSF)(2)	$22.92	$23.04
Vacancy	8.9%	9.4%
Inventory (SF)	105,508,348	13,153,168
Net Absorption (SF)	318,146	222,947
Completions (SF)	254,216	194,000

(1)	Information obtained from the appraisal.

(2)	The rents are on a gross basis.

The following table presents certain information relating to comparable office leases to the HPE Campus Property:

Comparable Office Leases(1)

Property Name/Location	Distance from Subject	Tenant	Year Built	Tenant Size (SF)	Lease Commencement Date	Lease Term (Yrs.)	Annual Base Rent PSF	Lease Type
HPE Campus Property Roseville, CA	Subject	Hewlett Packard Enterprise	1981	447,364(2)	May-17(2)	13.0(2)	$15.79(2)	NNN(2)

Junction Crossing Roseville, CA	0.8 miles	Listing	1998	77,803	Jan-20	NAV	$10.80	NNN

Lava Ridge Center Roseville, CA	4.8 miles	American Pacific Mortgage	2000	34,736	Oct-19	4.3	$25.20	FSG

Johnson Ranch Roseville, CA	4.8 miles	Lyon Real Estate	1988	13,543	Jun-19	5.3	$26.88	FSG

Roseville Innovation Park Roseville, CA	0.1 miles	Penumbra	1993	157,518	Mar-20	15.0	$15.00	NNN

Olympus Corporate Centre Roseville, CA	5.4 miles	Private National Mortgage	1995	15,060	Aug-18	5.4	$25.80	FSG

Douglas Corporate Center Roseville, CA	5.2 miles	Composite Engineering, Inc.	2003	40,051	Aug-18	5.3	$25.80	FSG

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll dated November 1, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$26,770,000
8000-8050 Foothills Boulevard	HPE Campus	Cut-off Date LTV:	64.8%
Roseville, CA 95747		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	9.9%

The following table presents certain information relating to comparable office sales to the HPE Campus Property:

Comparable Sales(1)

Property Name/Location	Sale Date	Year Built	NRA	Sale Price	Price/ SF	NOI	NOI/SF	Cap Rate
HPE Campus Property Roseville, CA	February 2020(2)	1981	447,364	$101,300,000(2)	$226	NAV	NAV	NAV
Stoneview Plaza Roseville, CA	August 2019	2005	108,348	$24,900,000	$230	$1,668,300	$15.40	6.70%
Parkway Corporate Center Roseville, CA	February 2019	2000	287,539	$79,000,000	$275	$4,183,771	$14.55	5.30%
The Summit at Douglas Ridge Roseville, CA	August 2018	2003	185,841	$44,500,000	$239	$3,276,000	$17.63	7.36%
Stone Point Plaza Roseville, CA	June 2018	2004	96,377	$19,550,000	$203	$1,571,832	$16.31	8.04%
Eureka Corporate Center Roseville, CA	January 2018	2001	142,125	$26,000,000	$183	$1,933,873	$13.61	7.44%
Roseville Corporate Center Roseville, CA	October 2017	1999	109,241	$23,340,000	$214	$1,699,152	$15.55	7.28%

(1)	Information obtained from the appraisal.

(2)	Information obtained from the settlement statement of the HPE Campus Whole Loan.

Escrows.

Real Estate Taxes Reserve – The HPE Campus Mortgage Loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $52,051); provided, however, that such monthly deposits are suspended so long as the Tax Escrow Waiver Requirements (as defined in the HPE Campus Mortgage Loan documents) are satisfied.

Insurance Reserve – The HPE Campus Mortgage Loan documents require ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the next twelve months (initially $6,033); provided, however, that such monthly deposits are suspended so long as the Insurance Escrow Waiver Requirements (as defined in the HPE Campus Mortgage Loan documents) are satisfied.

TI/LC Reserves – During the continuance of a Cash Management Period or from and after the payment date occurring in April 2025 until the maturity date, on a monthly basis, the HPE Campus Borrower will be required to pay to the lender an amount initially equal to 1/12 of the product obtained by multiplying $1.00 by the aggregate number of rentable square feet of space in the HPE Campus Property (as defined below) (initially $37,280 per month).

Replacement Reserves – The HPE Campus Mortgage Loan documents require ongoing monthly replacement reserves in an amount initially equal to one-twelfth (1/12) of the product obtained by multiplying $0.20 by the aggregate number of rentable square feet of space in the Property (initially $7,456 per month). The replacement reserve is capped at $268,419.

Common Charges Reserve – The HPE Campus Borrower is required to deposit with the lender, on each payment date, an amount equal to the common charges payable by the HPE Campus Borrower under the related condominium documents that will be payable for the next calendar month. The HPE Campus Borrower is not obligated to make deposits into the common charges reserve so long as (i) no event of default has occurred and is continuing, (ii) the HPE lease is in full force and effect, (iii) HPE is required under its lease to reimburse the HPE Campus Borrower for the payment of all common charges due to the condominium board and the HPE Campus Borrower provides the lender with evidence that HPE has timely reimbursed the HPE Campus borrower for such common charges, and (iv) the HPE Campus Borrower has paid all common charges to the related condominium board and the HPE Campus Borrower provides the lender with evidence thereof prior to the applicable due date.

Lockbox and Cash Management. The HPE Campus Whole Loan is structured with a hard lockbox with springing cash management upon a Cash Management Period (as defined below). At origination, the HPE Campus Borrower and property manager were required to send direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are required to be remitted to the HPE Campus Borrower on a daily basis in the absence of a Cash Management Period. During the continuance of a Cash Management Period, all excess cash flow, after payments made in accordance with the HPE Campus Whole Loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the HPE Campus Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$26,770,000
8000-8050 Foothills Boulevard	HPE Campus	Cut-off Date LTV:	64.8%
Roseville, CA 95747		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	9.9%

A “Cash Management Period” will commence upon the earlier of the following: (i) the occurrence and continuance of an event of default; (ii) the DSCR falling below 1.40x at the end of any calendar quarter; or (iii) the commencement of a Lease Sweep Period. A “Lease Sweep Period” will commence upon the occurrence of the following, among others: (a) the payment date occurring in January 2028; (b) HPE or a replacement tenant (“Major Tenant”) discontinues its business at 25% or more of its premises (i.e., “goes dark”), gives written notice that it intends to do the foregoing, or it otherwise becomes public information that it intends to do the foregoing; (c) the date required under the HPE lease or a replacement lease (a “Major Lease”) by which the applicable Major Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), or the date that any Major Tenant gives written notice to the master lessee or the HPE Campus Borrower of its intention not to renew or extend its Major Lease; (d) any Major Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any Major Tenant gives written notice to the master lessee or the HPE Campus Borrower of its intention to terminate, surrender or cancel its Major Lease; (e) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Lease by the applicable Major Tenant thereunder; (f) the occurrence of a bankruptcy or insolvency proceeding involving a Major Tenant (or its direct or indirect parent company (if any)) or the lease guarantor under any Major Lease; (g) the credit rating of Major Tenant or major tenant guarantor being downgraded below BBB- by S&P (or its functional equivalent by any other Rating Agency); or (h) the credit rating of Major Tenant or major tenant guarantor being downgraded below BB+ by S&P (or its functional equivalent by any other Rating Agency). With respect to a Lease Sweep Period caused by a matter described in clause (g) above, the Lease Sweep Period will end following the 18th payment date following the commencement of such Lease Sweep Period.

Property Management. The HPE Campus Property is managed by G&E Real Estate Management Services, Inc., a commercial real estate service company doing business as Newmark Knight Frank that provides management to office buildings, business parks, and retail shops. G&E Real Estate Management Services, Inc. serves a range of international clients, including pension funds, offshore trusts and institutions, private entities and individual investors.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Earthquake Insurance. The HPE Campus Property is located in Seismic Zone 3 and has a probable maximum loss of 3%. The HPE Campus Borrower is not required to obtain earthquake insurance.

Terrorism Insurance. The HPE Campus Whole Loan documents require that the “all risk” insurance policy required to be maintained by the HPE Campus Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the HPE Campus Property, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7 Alto Pomona	Cut-off Date Balance:	$23,625,000
2875 Pomona Boulevard		Cut-off Date LTV:	67.7%
Pomona, CA 91768		U/W NCF DSCR:	1.28x
		U/W NOI Debt Yield:	8.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7 Alto Pomona	Cut-off Date Balance:	$23,625,000
2875 Pomona Boulevard		Cut-off Date LTV:	67.7%
Pomona, CA 91768		U/W NCF DSCR:	1.28x
		U/W NOI Debt Yield:	8.6%

Alto Pomona
2875 Pomona Boulevard
Pomona, CA 91768
SAN GABRIEL MOUNTAINS
Sierra Madre Ave
Glendora
E. Foothill Blvd
N. Valley Center Ave
The Village Plaza
Historic Route 66
Glendora Country Club
Lone Hill Shopping Center
Foothill Blvd
San Dimas Canyon Park
San Dimas Canyon Nature Ctr.
Marshall Canyon Golf Course
Sierra La Verne Country Club
Claremont Hills Park
Mills Ave
Claremont
Foothill Fwy
Baseline Rd
South Hills Park
210
Glendora Marketplace
San Dimas
San Dimas Ave
Gateway Pointe
The Commons at La Verne
Rancho Santa Ana Botanic Gardens
Charter Oaks
57
Foothill Blvd
La Verne Towne Center
North Hills Square
Harvey Mudd College
Pitzer College
Arrow Hwy
San Dimas Town Center
La Verne
San Dimas Marketplace
San Dimas Station
Orange Fwy
University of La Verne
Scripps College
Claremont McKenna Coll.
Pomona College
Glendora Ave
METROLINK
Garey Ave
Towne Ave
SAN BERNARDINO LINE
POMONA
CLAREMONT
Brackett Field Airport
Badillo St
Pacific Coast Baptist Bible College
Puddingstone Reservoir
Frank G. Bonelli Reg. Park
LA County Fairgrounds
N. White Ave
Arrow Hwy
The Valley Shopping Ctr.
North Pomona
Ontario Intl. Airport 9 miles
Covina
Mountain Meadows Golf Course
Via Verde Country Club
Pomona Valley Hospital
San Bernardino Fwy
Claremont Promenade
10
San Bernardino Ave
Los Angeles 22 miles
Via Verde Corporate Plaza
Ganesha Park
Via Verde
W. Orange Grove Ave
Pomona
Montclair
San Bernardino Fwy
71
W. Holt Ave
W. Holt Ave
College of Business
LOS ANGELES COUNTY
S. Campus Dr
POMONA
METROLINK RIVERSIDE LINE
Cal. State Polytech Univ. Pomona
Grand Ave
Konica - Minolta Business Solutions USA
W. Mission Blvd
Mission Promenade
Western University of Health Sciences
Kellogg Stadium
DOWNTOWN POMONA
K C Pharmaceuticals
Mount San Antonio College
Hilmer Lodge Stadium
W. Phillips Blvd
W. Phillips Blvd
Amar Rd
Valley Blvd
Rio Rancho Towne Center
S. Garey Ave
S. Reservoir St
SAN BERNARDINO COUNTY
Orange Fwy
The Village West
Diamond Bar Business Park
Siemens Energy Inc.
Walnut
Pomona Ranch Plaza
Pomona Fwy
Chino
60
The Marketplace
Walnut Village
Diamond Bar
Industry
Diamond Bar Golf Course
Valley Blvd
CITY OF INDUSTRY
Pomona Fwy
Kaiser Permanente Diamond Bar
Grand Ave
Golden Springs Dr
S. Diamond Bar Blvd
Orange Fwy
Royal Vista Golf Club
Pathfinder Rd
Country Park
Chino Hills
Rowland Heights
Palmdale
Victorville
Apple Valley
Hesperia
Glendale
Glendora
Rancho Cucamonga
Rialto
Pasadena
Upland
Fontana
SAN BERNARDINO
LOS ANGELES
Ontario
Colton
Redlands
Pomona
Whittier
Chino Hills
Chino
RIVERSIDE
Downey
Fullerton
Yorba Linda
Moreno Valley
Corona
LONG BEACH
ANAHEIM
Garden Grove
Orange
SANTA ANA
Huntington Beach
Irvine
Costa Mesa
Perris
Hemet
Menifee
Newport Beach
Mission Viejo
Murrieta
Pacific Ocean
Laguna Beach
Temecula

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Alto Pomona

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	BSPRT CMBS Finance, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Industrial – Warehouse Distribution
	Original Principal Balance:	$23,625,000		Location:	Pomona, CA
	Cut-off Date Balance:	$23,625,000		Size:	288,195 SF
	% of Initial Pool Balance:	3.4%		Cut-off Date Balance Per SF:	$81.98
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$70.38
	Borrower Sponsors:	Alfred R. Garcia; Margaret Garcia		Year Built/Renovated:	1982;1998/2016
	Guarantors:	Alfred R. Garcia; Margaret Garcia		Title Vesting:	Fee
	Mortgage Rate:	4.7000%		Property Manager:	Self-managed
	Note Date:	October 22, 2019		Current Occupancy (As of):	100.0% (12/1/2020)
	Seasoning:	13 months		YE 2019 Occupancy :	100.0%
	Maturity Date:	November 6, 2029		YE 2018 Occupancy(2):	NAV
	IO Period:	24 months		YE 2017 Occupancy(2):	NAV
	Loan Term (Original):	120 months		YE 2016 Occupancy(2):	NAV
	Amortization Term (Original):	360 months		Appraised Value(3):	$34,900,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		Appraised Value Per SF(3):	$121.10
	Call Protection:	L(37),D(79),O(4)		Appraisal Valuation Date(3):	October 1, 2021
	Lockbox Type:	Hard/Upfront Cash Management
	Additional Debt:	None		Underwriting and Financial Information(5)
	Additional Debt Type (Balance):	NAP		TTM NOI(2):	NAV
				YE 2019 NOI(2):	NAV
				YE 2018 NOI(2):	NAV
				YE 2017 NOI(2):	NAV
Escrows and Reserves(1)				U/W Revenues:	$2,102,671
	Initial	Monthly	Cap	U/W Expenses:	$63,080
Taxes	$84,037	$16,807	NAP	U/W NOI:	$2,039,591
Insurance	$9,306	$3,102	NAP	U/W NCF:	$1,878,201
Replacement Reserve	$0	$3,843	NAP	U/W DSCR based on NOI/NCF:	1.39x / 1.28x
TI/LC Reserve	$0	$9,607	$461,112	U/W Debt Yield based on NOI/NCF:	8.6% / 8.0%
Roof Replacement Reserve(4)	$1,000,000	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.1% / 9.3%
				Cut-off Date LTV Ratio(3):	67.7%
				LTV Ratio at Maturity(3):	58.1%

Sources and Uses
Sources			Uses
Original loan amount	$23,625,000	74.8%	Purchase price	$30,100,000	95.3%
Borrower sponsor equity	7,327,972	23.2	Upfront reserves(4)	1,093,344	3.5
Seller credit(4)	625,000	2.0	Closing costs	384,628	1.2
Total Sources	$31,577,972	100.0%	Total Uses	$31,577,972	100.0%
(1)	See “Escrows” below for a full description of the Escrows and Reserves.
(2)	Historical cash flows and occupancy are not available as the Alto Pomona Property (as defined below) was acquired in October 2019.
(3)	The Appraised Value represents the “Prospective Market Value upon Stabilization” value of $34,900,000, which assumes that the sole tenant, Alto Systems (as defined below) occupies 56% of the Alto Pomona Property and subleases 44% of the Alto Pomona Property to Yamamotoyama U.S.A. (“YMY”). As of November 20, 2020, Alto Systems occupies 174,960 SF at the Alto Pomona Property. From January 1, 2021 until October 31, 2025, Alto Systems will occupy 161,236 SF and its subtenant, YMY, will occupy 126,959 SF. YMY has taken possession of 113,235 SF and is beginning to build out its racking. Once completed, YMY will move in product and occupy its full space. The appraiser also concluded to an “Hypothetical Market Value as if Roof Replaced” appraised value of $31,600,000, which assumes that the roof at the Alto Pomona Property has been replaced. At origination, $1,000,000 was reserved for roof replacement work. The Cut-off LTV Ratio and LTV Ratio at Maturity based on the $31,600,000 “Hypothetical Market Value as if Roof Replaced” appraised value are 74.8% and 64.2%, respectively. The “As-Is” appraised value for the Alto Pomona Property is $30,800,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the $30,800,000 “As-Is” appraised value are 76.7% and 65.9%, respectively.
(4)	As part of the acquisition, the Alto Pomona Borrower (as defined below) received a $625,000 roof repair credit that partially funded the Roof Replacement Reserve.
(5)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Alto Pomona Mortgage Loan was underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7 Alto Pomona	Cut-off Date Balance:	$23,625,000
2875 Pomona Boulevard		Cut-off Date LTV:	67.7%
Pomona, CA 91768		U/W NCF DSCR:	1.28x
		U/W NOI Debt Yield:	8.6%

The Mortgage Loan. The mortgage loan (the “Alto Pomona Mortgage Loan”) is evidenced by two pari passu promissory notes with an aggregate original principal balance of $23,625,000 secured by a first mortgage encumbering the fee interest in a 288,195 square foot (“SF”) industrial warehouse distribution building located in Pomona, California (the “Alto Pomona Property”).

The Borrower and Borrower Sponsors. The borrower is Volante Properties LLC (the “Alto Pomona Borrower”), a California limited liability company and single purpose entity with one independent director. The Alto Pomona Property is subject to a triple net master lease between the Alto Pomona Borrower, as landlord, and Alto Systems, Inc. (“Alto Systems”), as tenant. Alto Systems is 100% owned and controlled by the borrower sponsors and non-recourse carveout guarantors, Alfred R. Garcia and Margaret Garcia. Legal counsel to the Alto Pomona Borrower delivered a non-consolidation opinion in connection with the origination of the Alto Pomona Mortgage Loan.

Alfred R. Garcia is the president and founder of Alto Systems, which was founded in 1982. Alfred R. Garcia has been an active participant in the transportation industry for over 39 years and has been involved in various California transportation organizations, most notably serving as the President of the California Trucking Association. Alfred R. Garcia, along with his wife Margaret Garcia, have provided a joint and several personal guaranty for the Alto Systems lease. In addition to the Alto Pomona Property, Alfred R. Garcia and Margaret Garcia together own four properties totaling $32.3 million in value.

The Property. Built in two phases in 1982 and 1998, the Alto Pomona Property is a 288,195 SF industrial warehouse distribution building located in Pomona, California. The Alto Pomona Property was originally built as two separate buildings and later connected by a third building. Situated on a 9.5 acre site, the Alto Pomona Property features clear heights ranging from 18’ to 30’ and is serviced by 14 dock high loading doors and two ground loading doors. The vast majority of the space at the Alto Pomona Property is used for warehouse purposes and 6.8% of the space has an office buildout. The Alto Pomona Property was renovated in 2016, which consisted of renovation to the office areas.

The seller had occupied the Alto Pomona Property as the sole tenant since its construction in 1982. At origination of the Alto Pomona Mortgage Loan, Alto Systems (an affiliate of the Alto Pomona Borrower), signed a 15-year, triple net lease for 100% of the Alto Pomona Property that commenced on October 18, 2019 and expires on December 31, 2034 with no termination options. The seller needed additional time to vacate the Alto Pomona Property and signed a 12-month sublease commencing on October 21, 2019 and expiring on September 30, 2020. In September 2020, the seller fully vacated the Alto Pomona Property.

As of December 1, 2020, the Alto Pomona Property was fully leased to Alto Systems. As of November 20, 2020, Alto Systems occupies 174,960 SF at the Alto Pomona Property. From January 1, 2021 until October 31, 2025, Alto Systems will occupy 161,236 SF and its subtenant, YMY, will occupy 126,959 SF. YMY has taken possession of 113,235 SF and is beginning to build out its racking. Once completed, YMY will move in product and occupy its full space.

Sole Tenant.

Alto Systems (288,195 SF; 100.0% of net rentable area; 100.0% of underwritten base rent; 12/31/2034 lease expiration) – Alto Systems commenced a lease on October 18, 2019. Alto Systems, Inc. is one of four subsidiaries of The Alto Group. The Alto Group is an assortment of business entities focused on various aspects of the transportation industry, providing solutions for distribution and logistics needs of businesses. Founded in 1982, Alto Systems serves as a major provider of third party logistics to local and national companies due to the company’s specialized knowledge and proven success in retail and club store packaging and distribution. Distribution services offered by Alto Systems include transportation, public warehousing, contract warehousing, packaging, assembly, transloading, secured caged storage and short and long term storage. Alto Systems’ headquarter building located adjacent to the Alto Pomona Property features 190,000 SF of warehouse distribution space.

YMY subleases 126,959 SF at the Alto Pomona Property with a sublease that commenced on November 1, 2020 and expires on October 31, 2025 with the option to extend for up to two additional periods of five years each. YMY’s headquarter building of 57,042 SF is located adjacent to the Alto Pomona Property and YMY will benefit from the dock doors provided at the Alto Pomona Property, as its headquarters do not provide such. Founded in Tokyo in 1690 and established in the USA in 1975, YMY is a family-owned company specializing in the production and sale of green tea and nori seaweed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7 Alto Pomona	Cut-off Date Balance:	$23,625,000
2875 Pomona Boulevard		Cut-off Date LTV:	67.7%
Pomona, CA 91768		U/W NCF DSCR:	1.28x
		U/W NOI Debt Yield:	8.6%

The following table presents certain information relating to the tenancy at the Alto Pomona Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Alto Systems(2)(3)	NR/NR/NR	288,195	100.0%	$7.68	$2,213,338	100.0%	12/31/2034	None	N
Occupied Collateral Total		288,195	100.0%	$7.68	$2,213,338	100.0%

Vacant Space		0	0.0%

Collateral Total		288,195	100.0%

(1)	Information obtained from the underwritten rent roll.
(2)	The lease is fully guaranteed by Alfred R. Garcia and Margaret Garcia on a joint and several basis.
(3)	Alto Systems subleases approximately 126,959 SF to YMY at base rent of $7.86 per SF. YMY is subject to a rent abatement of $166,320 with respect to the base rent payable for January 2021 and February 2021 as long as the subtenant is not in default beyond any applicable cure period under any of the provisions of its sublease.

The following table presents certain information relating to the lease rollover schedule at the Alto Pomona Property:

Lease Expiration Schedule (1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	288,195	100.0%	288,195	100.0%	$2,213,338	100.0%	$7.68
Vacant	0	0	0.0%	288,195	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	288,195	100.0%			$2,213,338	100.0%	$7.68
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Alto Pomona Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/1/2020(2)
NAV	NAV	100.0%	100.0%
(1)	Historical occupancy figures are not available as the Alto Pomona Property was acquired in October 2019.
(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of November 17, 2020, the Alto Pomona Property is open and operating. Alto Systems has paid rent in full for the months of September, October and November. The Alto Pomona Borrower has made all debt service payments through the November payment date. As of the date hereof, the Alto Pomona Mortgage Loan is not subject to any modification or forbearance request.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7 Alto Pomona	Cut-off Date Balance:	$23,625,000
2875 Pomona Boulevard		Cut-off Date LTV:	67.7%
Pomona, CA 91768		U/W NCF DSCR:	1.28x
		U/W NOI Debt Yield:	8.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Alto Pomona Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$ 2,213,338	100.0%	$7.68
Contractual Rent Steps	0	0.0	0.00
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$ 2,213,338	100.0%	$7.68
Total Recoveries	0	0.0	0.00
Net Rental Income	$ 2,213,338	100.0%	$7.68
(Vacancy & Credit Loss)	(110,667)(3)	(5.0)	(0.38)
Effective Gross Income	$2,102,671	95.0%	$7.30

Real Estate Taxes	0	0.0	0.00
Insurance	0	0.0	0.00
Management Fee	63,080	3.0	0.22
Other Operating Expenses	0	0.0	0.00
Total Operating Expenses	$63,080	3.0%	$0.22

Net Operating Income	$2,039,591	97.0%	$7.08
Replacement Reserves	46,111	2.2	0.16
TI/LC	115,278	5.5	0.40
Net Cash Flow	$1,878,201	89.3%	$6.52

NOI DSCR	1.39x
NCF DSCR	1.28x
NOI Debt Yield	8.6%
NCF Debt Yield	8.0%

(1)	Historical financials are not available as the Alto Pomona Property was acquired in October 2019.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	The underwritten economic vacancy is 5.0%. The Alto Pomona Property is 100.0% leased as of December 1, 2020.

Appraisal. The appraiser concluded to a “Prospective Market Value at Stabilization” for the Alto Pomona Property of $34,900,000 as of October 1, 2021, which assumes that Alto Systems occupies 56% of the Alto Pomona Property and subleases 44% of the Alto Pomona Property to YMY. The appraiser also concluded to a “Hypothetical Market Value as if Roof Replaced” appraised value of $31,600,000, which assumes that the roof at the Alto Pomona Property has been replaced. At origination, $1,000,000 was reserved for roof replacement work. The Cut-off LTV Ratio and LTV Ratio at Maturity based on the $31,600,000 “Hypothetical Market Value as if Roof Replaced” appraised value are 74.8% and 64.2%, respectively. The appraiser concluded to an “as-is” appraised value of $30,800,000 as of April 7, 2020. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the $30,800,000 “As-Is” appraised value are 76.7% and 65.9%, respectively.

Environmental Matters. According to a Phase I environmental site assessment dated October 8, 2019, there was no evidence of any recognized environmental conditions at the Alto Pomona Property.

Market Overview and Competition. The Alto Pomona Property is located in Pomona, California, within Los Angeles County. The city of Pomona has connectivity to ports and is the logistics hub of the Inland Empire. The Inland Empire benefits from its proximity to the coastal regions of Los Angeles and Orange County, specifically the Ports of Los Angeles and Long Beach, and serves as a distribution and manufacturing epicenter in the area. The Alto Pomona Property is located on the north side of Pomona Boulevard within the industrial district. The Alto Pomona Property is located west of the 57 Freeway, north of the 60 Freeway and less than a mile south of Interstate 10. Interstate 10 is the southernmost cross-county interstate highway stretching from the Pacific Ocean through to Jacksonville, Florida and has an average daily traffic count of 289,000.

According to a third-party market report, the estimated 2020 population within a one-, three- and five-mile radius of the Alto Pomona Property was 8,178, 97,682 and 336,708, respectively; and the estimated 2020 average household income within the same radii was $73,206, $99,945 and $99,334, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7 Alto Pomona	Cut-off Date Balance:	$23,625,000
2875 Pomona Boulevard		Cut-off Date LTV:	67.7%
Pomona, CA 91768		U/W NCF DSCR:	1.28x
		U/W NOI Debt Yield:	8.6%

Submarket Information - According to a third-party market report, the Alto Pomona Property is located in the East Los Angeles/Covina/ Pomona Corridor submarket within the Los Angeles warehouse distribution market. As of the third quarter 2020, the East Los Angeles/Covina/Pomona Corridor warehouse distribution submarket reported a total inventory of approximately 87.9 million SF, with a 6.4% vacancy rate and average asking rents of $7.71 per SF.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Alto Pomona Property:

Market Rent Summary(1)

Industrial
Market Rent (PSF)	$7.80
Lease Term (Years)	5
Lease Type (Reimbursements)	NNN
Rent Increase Projection	3.00%/year
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Alto Pomona Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
611 Reyes	City of Industry, CA	166,000	Jul-19	$23,418,000	$141
1651 South Archibald Avenue	Ontario, CA	200,008	Feb-19	$26,575,000	$133
4980 Eucalyptus Avenue	Chino, CA	182,000	Jun-18	$23,300,000	$128
11350 Riverside Drive	Mira Loma, CA	250,000	Feb-18	$31,500,000	$126
701 Malaga Place	Ontario, CA	246,757	May-18	$30,770,000	$125
11077 Rush Street	South El Monte, CA	159,780	Feb-20	$20,150,000	$126
(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable leases to those at the Alto Pomona Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant	Tenant Size	Lease Term	Annual Base Rent PSF	Lease Type
3549-3553 Placentia Court Chino, CA	1986	60,374	6.5 miles	King Speed, LLC	60,374 SF	5.1 Yrs	$10.20	MG
1258 South Reservoir Street Pomona, CA	2018	74,052	5.2 miles	Worldpac	74,052 SF	7.0 Yrs	$9.84	MG
3300 Birch Street Brea, CA	2016	218,648	12.9 miles	Amore Pacific USA, Inc.	111,679 SF	5.2 Yrs	$8.88	NNN
825 Sentous Avenue City of Industry, CA	1983	64,900	6.2 miles	Johnsons Premium	64,900 SF	5.1 Yrs	$8.64	NNN
15650 Salt Lake Avenue City of Industry, CA	1973	213,075	13.4 miles	Linemart	110,000 SF	4.0 Yrs	$7.80	NNN
1225 Imperial Highway Brea, CA	2016	367,194	13.8 miles	Worldpac	240,513 SF	10.0 Yrs	$7.80	NNN
3355 East Cedar Street Ontario, CA	2001	436,636	15.3 miles	Henkel US Operations	436,945 SF	3.0 Yrs	$6.60	NNN
9129 Remington Avenue Chino, CA	2020	280,790	16.5 miles	El & El Wood Products	280,790 SF	10.3 Yrs	$7.68	NNN
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7 Alto Pomona	Cut-off Date Balance:	$23,625,000
2875 Pomona Boulevard		Cut-off Date LTV:	67.7%
Pomona, CA 91768		U/W NCF DSCR:	1.28x
		U/W NOI Debt Yield:	8.6%

Escrows.

Real Estate Taxes – The Alto Pomona Mortgage Loan documents require an upfront real estate tax reserve of $84,037 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially estimated at $16,807).

Insurance – The Alto Pomona Mortgage Loan documents require an upfront insurance reserve of $9,306 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next twelve months (initially estimated at $3,102).

Replacement Reserves – The Alto Pomona Mortgage Loan documents require ongoing monthly replacement reserves of $3,843.

TI/LC Reserve – The Alto Pomona Mortgage Loan documents require ongoing monthly tenant improvement and leasing commissions reserves of $9,607, subject to a cap of $461,112.

Roof Replacement Reserve – The Alto Pomona Mortgage Loan documents require an upfront reserve of $1,000,000 associated with the roof replacement at the Alto Pomona Property. An event of default will occur if the roof is not replaced by October 22, 2021.

Lockbox and Cash Management. The Alto Pomona Mortgage Loan is structured with a hard lockbox and upfront cash management. The Alto Pomona Mortgage Loan documents require that the Alto Pomona Borrower establish and maintain a lender-controlled lockbox account, which is already in place, and that the Alto Pomona Borrower direct the tenant to pay rent directly into such lockbox account. The Alto Pomona Mortgage Loan documents also require that all rents received by the Alto Pomona Borrower or the property manager be deposited into the lockbox account within one business day of receipt. All funds in the lockbox account are required to be swept each business day into a cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the Alto Pomona Mortgage Loan documents. If no Cash Sweep Period Event (as defined below) is continuing, any excess cash flow (after payment of required monthly reserve deposits, debt service payment, operating expenses and cash management bank fees) will be disbursed to the Alto Pomona Borrower. During a Cash Sweep Period Event, any excess cash flow is required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the Alto Pomona Mortgage Loan during the continuance of the Cash Sweep Period Event.

A “Cash Sweep Period Event” will commence upon the occurrence of the following:

(i)	an event of default;
(ii)	the debt service coverage ratio being less than 1.15x;
(iii)	a Specified Tenant Sweep Event (as defined below); or
(iv)	a Subtenant Sweep Event (as defined below)

A Cash Sweep Period Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default;
●	with regard to clause (ii) above, the debt service coverage ratio being greater than or equal to 1.25x for two consecutive calendar quarters; and
●	with regard to clause (iii) above, the cure of such Specified Tenant Sweep Event; and
●	with regard to clause (iv) above, the cure of such Subtenant Sweep Event.

A “Specified Tenant” means, individually and collectively, Alto Systems, and any replacement tenant occupying all or portion of the space at the Alto Pomona Property.

A “Specified Tenant Sweep Event” will commence upon the occurrence of the following:

(i)	a Specified Tenant going dark, vacating or otherwise failing to occupy 50% or more of its space or giving notice of its intent to do any of the foregoing;
(ii)	any bankruptcy or insolvency of a Specified Tenant; or
(iii)	a Specified Tenant terminating, cancelling or surrendering its lease, or giving notice of its intent to do any of the foregoing.

A Specified Tenant Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, (x) a Specified Tenant Re-Tenanting Event or (y) (a) the Specified Tenant resuming ordinary course business operations at all of its leased space and (b) the Specified Tenant delivering to the lender an acceptable tenant estoppel certificate;
●	with regard to clause (ii) above, (x) a Specified Tenant Re-Tenanting Event or (y) (a) the Specified Tenant no longer being insolvent or subject to any bankruptcy or insolvency proceedings and affirming its lease pursuant to a final, non-appealable order of a court of competent jurisdiction; and
●	with regard to clause (iii) above, (x) a Specified Tenant Re-Tenanting Event or (y) (a) the Specified Tenant revoking any notification of any termination, cancellation or surrender of its lease and resuming ordinary course business operations at all of its leased space and (b) the Specified Tenant delivering to the lender an acceptable tenant estoppel certificate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7 Alto Pomona	Cut-off Date Balance:	$23,625,000
2875 Pomona Boulevard		Cut-off Date LTV:	67.7%
Pomona, CA 91768		U/W NCF DSCR:	1.28x
		U/W NOI Debt Yield:	8.6%

A “Specified Tenant Re-Tenanting Event” will occur when the Alto Pomona Borrower has delivered to the lender: (i) evidence satisfactory to the lender that the entire space leased to the Specified Tenant has been leased to one or more replacement tenants pursuant to one or more leases that contain terms and conditions acceptable to the lender and (ii) tenant estoppel(s) in form and substance acceptable to the lender.

A “Subtenant” means, individually and collectively, Yamamotoyama of Orient d/b/a Yamamotoyama U.S.A. (and any parent company of any of the foregoing, and any guarantor of any such subtenant’s sublease), and any replacement tenant occupying all or portion of the space at the Alto Pomona Property.

A “Subtenant Sweep Event” will commence upon the occurrence of the following:

(i)	a Subtenant going dark, vacating or otherwise failing to occupy 50% or more of its space or giving notice of its intent to do any of the foregoing;
(ii)	any bankruptcy or insolvency of a Subtenant; or
(iii)	a Subtenant terminating, cancelling or surrendering its lease, or giving notice of its intent to do any of the foregoing.

A Subtenant Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, (x) a Subtenant Re-Tenanting Event, (y) funds equal to the sum of one-year’s base rent payable under the sublease to subtenant being deposited into the Lease Sweep Reserve account or (z) (a) the Subtenant resuming occupancy and normal business operations at all of its leased space and (b) the Specified Tenant delivering to the lender an acceptable tenant estoppel certificate;
●	with regard to clause (ii) above, (x) a Subtenant Re-Tenanting Event, (y) funds equal to the sum of one-year’s base rent payable under the sublease to subtenant being deposited into the Lease Sweep Reserve account or (z) the Subtenant no longer being insolvent or subject to any bankruptcy or insolvency proceedings and affirming its sublease pursuant to a final, non-appealable order of a court of competent jurisdiction; and
●	with regard to clause (iii) above, (x) a Subtenant Re-Tenanting Event, (y) funds equal to the sum of one-year’s base rent payable under the sublease to subtenant being deposited into the Lease Sweep Reserve account or (z) (a) the Subtenant revoking any notification of any termination, cancellation or surrender of its sublease and resuming ordinary course business operations at all of its leased space and (b) the Subtenant delivering to the lender an acceptable tenant estoppel certificate.

A “Subtenant Re-Tenanting Event” will occur when the Alto Pomona Borrower has delivered to the lender: (i) evidence satisfactory to the lender that the entire space leased to the Subtenant has been leased to one or more replacement tenants pursuant to one or more subleases that contain terms and conditions acceptable to the lender and (ii) tenant estoppel(s) in form and substance acceptable to the lender.

Property Management. The Alto Pomona Property is self-managed.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The Alto Pomona Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Alto Pomona Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Alto Pomona Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance. A seismic risk assessment dated September 10, 2019 indicated a probable maximum loss of 14%. Earthquake insurance is not required.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #8	Cut-off Date Balance:	$22,650,000
15905-16381 Northwest 57th Avenue	Palmetto Plaza	Cut-off Date LTV:	64.3%
Miami Gardens, FL 33014		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.7%

FOOD MARKET
ALDI
ALDI
FOOD MARKET

FASTSIGNS
DUNKIN' DONUTS
COFFEE & MORE

RISE
DOLLAR TREE

REGIONS

MODERN
stage
FURNITURE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #8	Cut-off Date Balance:	$22,650,000
15905-16381 Northwest 57th Avenue	Palmetto Plaza	Cut-off Date LTV:	64.3%
Miami Gardens, FL 33014		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #8	Cut-off Date Balance:	$22,650,000
15905-16381 Northwest 57th Avenue	Palmetto Plaza	Cut-off Date LTV:	64.3%
Miami Gardens, FL 33014		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.7%

Palmetto Plaza
15905-16381 Northwest 57th Avenue
Miami Gardens, FL 33014
Hollywood
Pembroke Pines
Miramar
BROWARD COUNTY
Miami Gardens
Miami Lakes
Hialeah Gardens
MIAMI-DADE COUNTY
Hialeah
Opa-Locka
Golden Glades
North Miami
MIAMI
Paraiso Parc
C.B. Smith Park
Pembroke Lakes Mall
Pembroke Commons
Pines Blvd.
Broward Coll. South Campus
Grand Palms Hotel & Golf Resort
The Shops At Pembroke Gardens
Flamingo Pines Shopping Center
Pembroke Crossings
Hollybrook Golf and Tennis Club
North Perry Airport
Pembroke Rd.
Memorial Hospital Miramar
FBI
Chamberlain Univ. College of Nursing
Fountains of Miramar
Miramar Pkwy.
Dykes Rd.
S. Flamingo Rd.
Palm Ave.
University Dr.
NW 72nd Ave.
Florida's Tpke.
Florida's Tpke. Homestead Extension
SW 48th Ct.
Calder Casino
Hard Rock Stadium
NW 199th St.
PGA Tour Golf Club of Miami
NW 67th Ave.
NW 186th St.
NW 183rd St.
NW 57th Ave.
NW 37th Ave.
NW 27th Ave.
NW 170th St.
Palmetto Expwy.
St. Thomas University
Florida Memorial University
Miami-Opa Locka Executive Airport
GOLDEN GLADES
TRI RAIL
NW 138th St.
NW 135th St.
OPA-LOCKA
Palmetto General Hospital
W. 68th St.
Amelia Earhart Park
NW 119th St.
Miami Dade College-North Campus
NW 103rd St.
Red Rd.
E. 4th Ave.
E. 8th Ave.
NW 32nd Ave.
NW 22nd Ave.
NW 17th Ave.
NW 7th Ave.
North Shore Medical Center Miami
Hialeah Park Racing & Casino
NORTHSIDE
NW 79th St.
Metrorail
OKEECHOBEE
HIALEAH
DR MLK JR
MLK Jr. Blvd.
Miami Intl. Airport 5 miles
Downtown Miami 6 miles
75
820
824
817
823
821
860
826
9
924
916
953
7
441
932
934
95
27
Weston
Davie
FORT LAUDERDALE
THE EVERGLADES
Hallandale
Aventura
North Miami Beach
Medley
Miami Beach
Doral
Tamiami
Coral Gables
Kendale Lakes
EVERGLADES NATIONAL PARK
The Hammocks
Kendall
Biscayne Bay
Atlantic Ocean
Richmond Hts.
South Miami Heights
Princeton
Naranja
Leisure City
Homestead

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – Palmetto Plaza

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Barclays Capital Real Estate Inc.		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$22,650,000		Location:	Miami Gardens, FL
	Cut-off Date Balance:	$22,650,000		Size:	175,035 SF
	% of Initial Pool Balance:	3.3%		Cut-off Date Balance Per SF:	$129.40
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$116.99
	Borrower Sponsors:	Michael Lapointe; Adam Greenberg; Amit Raizada		Year Built/Renovated:	1978 / 2016
	Guarantors:	Michael Lapointe; Adam Greenberg; Amit Raizada		Title Vesting:	Fee
	Mortgage Rate:	3.7800%		Property Manager:	Crossman & Company
	Note Date:	March 13, 2020		Current Occupancy (As of)(2):	90.5% (8/31/2020)
	Seasoning:	8 months		YE 2019 Occupancy:	100.0%
	Maturity Date:	April 6, 2030		YE 2018 Occupancy:	98.5%
	IO Period:	60 months		YE 2017 Occupancy:	97.1%
	Loan Term (Original):	120 months		YE 2016 Occupancy:	97.7%
	Amortization Term (Original):	360 months		As-Is Appraised Value(3):	$35,200,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		As-Is Appraised Value Per SF(3):	$201.10
	Call Protection:	L(32),D(81),O(7)		As-Is Appraisal Valuation Date:	January 21, 2020
	Lockbox Type:	Springing
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		Annualized 4 7/31/2020 NOI:	$2,250,224
				YE 2019 NOI:	$2,377,120
				YE 2018 NOI(4):	$2,262,689
				YE 2017 NOI(4):	$1,975,102
				U/W Revenues:	$2,995,067
Escrows and Reserves(1)				U/W Expenses:	$795,545
	Initial	Monthly	Cap	U/W NOI:	$2,199,522
Immediate Repairs	$94,375	$0	NAP	U/W NCF:	$2,091,215
Taxes	$222,701	$37,117	NAP	U/W DSCR based on NOI/NCF:	1.74x / 1.66x
Insurance	$17,145	$8,572	NAP	U/W Debt Yield based on NOI/NCF:	9.7% / 9.2%
Replacement Reserve	$200,000	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.7% / 10.2%
TI/LC Reserve	$872,789	$14,586	$750,000	Cut-off Date LTV Ratio(3):	64.3%
Tenant Specific Upfront Rollover Reserve	$125,336	$0	NAP	LTV Ratio at Maturity(3):	58.2%
Free Rent	$46,443	$0	NAP

Sources and Uses
Sources			Uses
Mortgage loan	$22,650,000	63.4%	Purchase price	$33,600,000	94.0%
Borrower equity	13,084,676	36.6	Upfront reserves	1,578,789	4.4
			Closing costs	555,887	1.6
Total Sources	$35,734,676	100.0%	Total Uses	$35,734,676	100.0%
(1)	See “Escrows” section below.

(2)	Current Occupancy includes two tenants, Top Cuttaz Barbershop and Hertz, which were underwritten as vacant by the lender due to the fact that Top Cuttaz Barbershop was behind on its rent pre-COVID-19 and Hertz’s parent company filed for bankruptcy. Both tenants are current on their lease obligations and made their October 2020 payment. If those tenants are excluded, it results in an occupancy of 86.8%.

(3)	The appraised value was determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all LTV metrics were calculated based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	The increase from YE 2017 NOI to YE 2018 NOI was mainly due to the increase in occupancy and the increase in rental rates charged to the tenants that signed leases during 2017.

The Mortgage Loan. The mortgage loan (the “Palmetto Plaza Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 175,035 square foot retail building in Miami Gardens, Florida (the “Palmetto Plaza Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #8	Cut-off Date Balance:	$22,650,000
15905-16381 Northwest 57th Avenue	Palmetto Plaza	Cut-off Date LTV:	64.3%
Miami Gardens, FL 33014		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.7%

The Borrowers and Borrower Sponsors. The borrower comprises two tenants-in-common: Core Palmetto Owner, LLC and TRG SBV II Owner LLC, each a single purpose Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Palmetto Plaza Mortgage Loan. Michael LaPointe, Adam Greenberg and Amit Raizada are the borrower sponsors and guarantors of certain nonrecourse carve-outs and environmental indemnities under the Palmetto Plaza Mortgage Loan.

Michael LaPointe and Adam Greenberg, are both principals of Core Investment Properties Fund, a private investor or primarily value add retail and office properties located in primary and secondary metropolitan statistical area markets of Florida and the southeastern United States. Michael LaPointe and Adam Greenberg have over $500 million of principal experience and $8 billion total commercial real estate transaction experience combined. Amit Raizada is an experienced private equity manager, who has managed successful investments in more than 60 companies. He founded Spectrum Business Ventures in 2002 and has built a portfolio of 60+ companies in technology, finance, energy, e-sports, retail, beverage and food, and hospitality.

The Property. The Palmetto Plaza Property consists of a 175,035 square foot grocery anchored retail center situated on 11.9 acres in Miami Gardens, Florida. The Palmetto Plaza Property is comprised of four separate single-story retail buildings that were built between 1978 and 1981 and underwent renovations to convert the buildings from industrial to retail use in 2016. The Palmetto Plaza Property is located approximately 0.3 miles from the Palmetto Expressway, one of the busiest traffic corridors in South Florida, and is surrounded by many retailers, including a Home Depot-anchored shopping center to the north and an Office Depot-anchored shopping center across the street. According to a third party report, the traffic count at the intersection of N. Red Road and NW 163rd Street is 49,668 vehicles per day, while the traffic count at the intersection of N. Red Road and Palmetto Expressway’s is 152,807 vehicles per day. There are 466 parking spaces (resulting in a ratio of 2.7 spaces per 1,000 square feet) at the Palmetto Plaza Property. As of August 31, 2020, the Palmetto Plaza Property was 90.5% leased by 34 tenants, 12 of which have been in occupancy at the Palmetto Plaza Property for at least 10 years and 10 of the tenants have renewed their leases in the past two years.

Major Tenants.

Aldi Supermarket (19,309 square feet; 11.0% of NRA; 11.9% of underwritten base rent; 7/31/2026 lease expiration) - Aldi Supermarket (“Aldi”) is a German family-owned discount supermarket chain that operates over 10,000 stores around the world, with 2,000 U.S. stores across 36 states. Aldi has been a tenant at the Palmetto Plaza Property since 2016, with four, five-year renewal options and no termination options.

Rise Fitness (19,747 square feet; 11.3% of NRA; 8.8% of underwritten base rent; 2/28/2030 lease expiration) - Rise Fitness is a family-owned community gym, which has been owned and operated by Wayne and Julie Yetman since 2008. Rise Fitness offers free weights, cardio machines and other fitness equipment and classes. Rise Fitness has a 10-year lease with an expiration of February 2030 and no termination options. Rise Fitness has been a tenant at the Palmetto Plaza Property since 2014 and in 2020 extended its lease through February 2030.

Little Tigers Day Care (10,080 square feet; 5.8% of NRA; 5.4% of underwritten base rent; 12/31/2030 lease expiration) - Little Tigers Day Care is a child care facility offering day care, preschool, and after school programs for children from two months to kindergarteners. Little Tigers Day Care has been a tenant at the Palmetto Plaza Property since 2016 on a 10.6-year lease with an expiration of December 2030 and no termination options. Little Tigers Day Care recently expanded by 2,500 square feet in conjunction with its lease renewal through 2030. Little Tigers Day Care has a capacity of approximately 178 children, and this expansion will increase its capacity.

Dollar Tree (10,080 square feet; 5.8% of NRA; 4.9% of underwritten base rent; 8/31/2023 lease expiration; NASDAQ: DLTR) - Founded in 1986, Dollar Tree operates discount variety retail stores through two segments, Dollar Tree and Family Dollar. Dollar Tree, a Fortune 200 Company, operates approximately 15,115 stores across 48 states and five Canadian provinces. Stores operate under the brands of Dollar Tree, Family Dollar, and Dollar Tree Canada. Dollar Tree has been a tenant at the Palmetto Plaza Property since 2018 on a five-year lease with four, five-year renewal options and no termination options.

Auto Painting USA (7,780 square feet; 4.4% of NRA; 4.4% of underwritten base rent; 9/30/2023 lease expiration) - Auto Painting USA offers a variety of auto services ranging from body repair to rental car assistance. Auto Painting USA has been in business for over 43 years and operates three locations throughout Southern Florida. Auto Painting USA has been a tenant at the Palmetto Plaza Property since 2013 and renewed its lease in 2018 with one remaining five-year renewal option and no termination options.

COVID-19 Update. As of November 13, 2020, the Palmetto Plaza Property is open and operating with safety precautions in place. The November debt service payment has been made. Approximately 97.1% of the tenants by count have paid full rent for November representing approximately 97.7% of the square footage and 99.3% of underwritten base rent. Only three tenants at the property, Rise Fitness (8.8% of underwritten base rent), Affordable Dentures (2.5% of underwritten base rent), and Hamilton Ink (2.1% of underwritten base rent) received any type of rent relief. All three tenants are open for business and paid their November rent obligations. As of the date hereof, the Palmetto Plaza Mortgage Loan is not subject to any modification or forbearance request.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #8	Cut-off Date Balance:	$22,650,000
15905-16381 Northwest 57th Avenue	Palmetto Plaza	Cut-off Date LTV:	64.3%
Miami Gardens, FL 33014		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.7%

The following table presents certain information relating to the tenancy at the Palmetto Plaza Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Aldi Supermarket	NR/NR/NR	19,309	11.0%	$15.79	$304,889	11.9%	07/31/2026	4, 5-year	N
Rise Fitness	NR/NR/NR	19,747	11.3%	$11.33	223,734	8.8%	02/28/2030	NAP	N
Little Tigers Day Care	NR/NR/NR	10,080	5.8%	$13.74	138,490	5.4%	12/31/2030	NAP	N
Dollar Tree	NR/Baa2/BBB-	10,080	5.8%	$12.50	126,000	4.9%	08/31/2023	4, 5-year	N
Auto Painting USA	NR/NR/NR	7,780	4.4%	$14.28	111,073	4.4%	09/30/2023	1, 5-year	N
Total Major Tenants		66,996	38.3%	$13.50	$904,185	35.4%

Non-Major Tenants(4)		91,454	52.2%	$19.41	$1,648,730	64.6%

Occupied Collateral Total(4)		158,450	90.5%	$16.80	$2,552,915	100.0%

Vacant Space(4)		16,585	9.5%

Collateral Total		175,035	100.0%

(1)	Major Tenants are sorted in descending order by Annual U/W Base Rent.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Annual U/W Base Rent includes contractual rent steps through September 2021 of $145,113.

(4)	Non-Major Tenants includes two tenants in physical occupancy representing 3.7% of NRA. Top Cuttaz Barbershop and Hertz were underwritten as vacant by the lender due to the fact that Top Cuttaz Barbershop was behind on its rent pre-COVID-19 and Hertz’s parent company filed for bankruptcy. Both tenants are current on their lease obligations and made their October 2020 payment. No Annual U/W Base Rent was attributed to these tenants and their SF was excluded from Annual U/W Base Rent PSF.

The following table presents certain information relating to the lease rollover schedule at the Palmetto Plaza Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	3	7,560	4.3%	7,560	4.3%	$120,252	4.7%	$15.91
2020	0	0	0.0%	7,560	4.3%	$0	0.0%	$0.00
2021	3	5,120	2.9%	12,680	7.2%	$123,095	4.8%	$24.04
2022	8	28,120	16.1%	40,800	23.3%	$503,734	19.7%	$20.88
2023	3	20,380	11.6%	61,180	35.0%	$282,080	11.0%	$13.84
2024	7	25,228	14.4%	86,408	49.4%	$320,470	12.6%	$14.11
2025	4	12,826	7.3%	99,234	56.7%	$327,996	12.8%	$25.57
2026	3	26,869	15.4%	126,103	72.0%	$467,615	18.3%	$17.40
2027	0	0	0.0%	126,103	72.0%	$0	0.0%	$0.00
2028	0	0	0.0%	126,103	72.0%	$0	0.0%	$0.00
2029	1	2,520	1.4%	128,623	73.5%	$45,449	1.8%	$18.04
2030	2	29,827	17.0%	158,450	90.5%	$362,224	14.2%	$12.14
Thereafter	0	0	0.0%	158,450	90.5%	$0	0.0%	$0.00
Vacant	0	16,585	9.5%	175,035	100.0%	$0	0.0%	$0.00
Total/Weighted Average	34	175,035	100.0%			$2,552,915	100.0%	$16.80(4)

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally-stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Top Cuttaz Barbershop and Hertz were underwritten as vacant by the lender due to the fact that Top Cuttaz Barbershop was behind on its rent pre-COVID-19 and Hertz’s parent company filed for bankruptcy. Both tenants are current on their lease obligations and made their October 2020 payment. Both tenants leases and SF were included, however, no Annual U/W Base Rent was attributed to these tenants and their SF was excluded from Annual U/W Base Rent PSF.

(4)	Annual U/W Base Rent PSF exclude vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #8	Cut-off Date Balance:	$22,650,000
15905-16381 Northwest 57th Avenue	Palmetto Plaza	Cut-off Date LTV:	64.3%
Miami Gardens, FL 33014		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.7%

The following table presents historical occupancy percentages at the Palmetto Plaza Property:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	8/31/2020(2)(3)
97.7%	97.1%	98.5%	100.0%	90.5%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	Current Occupancy includes two tenants, Top Cuttaz Barbershop and Hertz, which were underwritten as vacant by the lender due to the fact that Top Cuttaz Barbershop was behind on its rent pre-COVID-19 and Hertz’s parent company filed for bankruptcy. Both tenants are current on their lease obligations and made their October 2020 payment. If those tenants are excluded, it results in an occupancy of 86.8%.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical Operating History and Underwritten Net Cash Flow at the Palmetto Plaza Property:

Cash Flow Analysis

	2017(2)	2018(2)	2019	Annualized 4 7/31/2020	U/W(3)	%(4)	U/W $ per SF
Base Rent(1)	$2,289,081	$2,546,334	$2,699,352	$2,588,576	$2,407,801	69.9%	$13.76
Contractual Rent Steps(5)	0	0	0	0	145,113	4.2	0.83
Grossed Up Vacant Space	0	0	0	0	449,585	13.1	2.57
Gross Potential Rent	$2,289,081	$2,546,334	$2,699,352	$2,588,576	$3,002,499	87.2%	$17.15
Other Income	75	166	1,204	2,684	2,684	0.1	0.02
Total Recoveries	464,251	467,360	457,209	439,711(6)	439,469	12.8	2.51
Net Rental Income	$2,753,407	$3,013,860	$3,157,764	$3,030,972	$3,444,652	100.0%	$19.68
(Vacancy & Credit Loss)	0	0	0	0	449,585	15.0	2.57
Effective Gross Income	$2,753,407	$3,013,860	$3,157,764	$3,030,972	$2,995,067	86.9%	$17.11

Real Estate Taxes	365,249	378,712	397,003	445,402	424,633	14.2	2.43
Insurance	91,233	94,745	110,717	102,868	102,868	3.4	0.59
Management Fee	82,602	90,416	94,733	90,929	89,852	3.0	0.51
Other Operating Expenses	239,221	187,298	178,192	141,549	178,192	5.9	1.02
Total Operating Expenses	$778,306	$751,171	$780,645	$780,747	$795,545	26.6%	$4.55

Net Operating Income	$1,975,102	$2,262,689	$2,377,120	$2,250,224	$2,199,522	73.4%	$12.57
Replacement Reserves	0	0	0	0	26,255	0.9	0.15
TI/LC	0	0	0	0	82,052	2.7	0.47
Net Cash Flow	$1,975,102	$2,262,689	$2,377,120	$2,250,224	$2,091,215	69.8%	$11.95

NOI DSCR	1.56x	1.79x	1.88x	1.78x	1.74x
NCF DSCR	1.56x	1.79x	1.88x	1.78x	1.66x
NOI Debt Yield	8.7%	10.0%	10.5%	9.9%	9.7%
NCF Debt Yield	8.7%	10.0%	10.5%	9.9%	9.2%

(1)	U/W Base Rent excludes two tenants currently in physical occupancy that have been underwritten as vacant by the lender. Top Cuttaz Barbershop and Hertz were underwritten as vacant by the lender due to the fact that Top Cuttaz Barbershop was behind on its rent pre-COVID-19 and Hertz’s parent company filed for bankruptcy. Both tenants are current on their lease obligations and made their October 2020 payment. Including those two tenants would result in an increased U/W Base Rent of $2,533,456.

(2)	The increase from YE 2017 NOI to YE 2018 NOI was mainly due to the increase in occupancy and the increase in rental rates charged to the tenants who signed leases during 2017.

(3)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.

(4)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(5)	Annual U/W Base Rent includes contractual rent steps through September 2021.

(6)	Total Recoveries for Annualized 4 7/31/2020 are net of a free rent adjustment of $32,919.

Appraisal. The appraiser concluded to an “as-is” appraised value of $35,200,000 as of January 21, 2020.

Environmental Matters. According to Phase I environmental site assessments dated January 28, 2020, there was no evidence of any recognized environmental conditions at the Palmetto Plaza Property. The Phase I environmental site assessments identified a historical

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #8	Cut-off Date Balance:	$22,650,000
15905-16381 Northwest 57th Avenue	Palmetto Plaza	Cut-off Date LTV:	64.3%
Miami Gardens, FL 33014		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.7%

recognized environmental conditions for the Palmetto Plaza Property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Palmetto Plaza Property is located in Miami Gardens, Miami-Dade County, Florida. According to a third party report, Miami/Dade County has a population of approximately 2.8 million, making it the most populous county in Florida and the seventh-most populous county in the United States. The City of Miami Gardens, which is situated in northern Miami-Dade County, about 15 miles northwest of the Miami Central Business District, benefits from its close proximity to residential planned unit developments, major business districts, employment centers and regional transportation links. According to a third-party market research report, the estimated 2019 population within a one-, three- and five-mile radius of the Palmetto Plaza Property was 11,547, 181,250, and 515,074, respectively. The estimated 2019 average household income within a one-, three- and five-mile radius of the Palmetto Plaza Property was $57,147, $64,117, and $63,645, respectively.

Submarket Information – According to the appraisal, the Palmetto Plaza Property is located in the Miami Gardens/Opa Locka retail submarket. As of the third quarter of 2019, the Miami Gardens/Opa Locka retail submarket contained approximately 3.3 million square feet, with a vacancy rate of 1.9% and asking rent of $22.65 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Palmetto Plaza Property:

Market Rent Summary(1)

	Anchor Space	Large Retail Space	In-Line Retail Space	End Cap Space	Branch Bank Space
Market Rent (PSF)	$15.00	$13.00	$19.00	$27.00	$42.00
Lease Term (Years)	10	10	5	5	10
Free Rent Months	0	0	0	0	0
Lease Type (Reimbursements)	Net	Net	Net	Net	Net
Rent Increase Projection	2.00% per annum	2.00% per annum	3.00% per annum	3.00% per annum	2.00% per annum
Tenant Improvements (New Tenants) (PSF)	$5.00	$5.00	$8.00	$8.00	$20.00
Tenant Improvements (Renewals) (PSF)	$2.00	$2.00	$2.00	$2.00	$5.00

(1)	Information obtained from appraisal.

The following table presents certain information relating to comparable office properties to Palmetto Plaza Property:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price PSF
Shoppes of Loggers Run	Boca Raton, FL	1985/NAP	112,327	Mar-18	$18,500,000	$164.70
Peppertree Plaza	Margate, FL	1989/2015	249,571	Dec-18	$45,500,000	$182.31
Whitworth Farms	Palm Beach, FL	2008/NAP	88,424	Feb-19	$19,350,000	$218.83
Pembroke Place	Pembroke Pines, FL	1994/NAP	158,463	Apr-19	$37,525,000	$236.81
Homestead Pavillion	Homestead, FL	2008/NAP	302,346	May-19	$62,250,000	$205.89
(1)	Information obtained from appraisal.

Comparable Retail Leases(1)

Property Name/Location	Year Built/Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Average Rental Rate PSF(2)	Lease Type
El Paraiso 1700 West 68th Street Hialeah, FL 33014	1982/NAP	55,627	4.3 miles	100.0%	$25.00	Gross
Dade Corners Plaza 2750 NW 167th Street Miami Gardens, FL 33054	2003/NAP	57,575	3.5 miles	81.0%	$20.00	NNN
Sun Plaza 16547 NW 27th Avenue Miami Gardens, FL 33054	1957/NAP	9,071	3.4 miles	87.0%	$15.00	NNN
Hialeah Mercado 1579-1599 West 49th Street Hialeah, FL 33012	2002/NAP	92,183	5.2 miles	100.0%	$28.00	NNN
Village Center 1500-1550 West 49th Street Hialeah, FL 33012	1970/NAP	25,037	5.2 miles	96.0%	$35.00	NNN

(1)	Source: Appraisal.

(2)	Comparable Average Rent PSF reflects the appraisal net rent PSF and accounts for certain appraisal adjustments.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #8	Cut-off Date Balance:	$22,650,000
15905-16381 Northwest 57th Avenue	Palmetto Plaza	Cut-off Date LTV:	64.3%
Miami Gardens, FL 33014		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.7%

Escrows.

Immediate Repairs – At origination, the borrower was required to escrow $94,375 for immediate repairs.

Real Estate Taxes – At origination, the borrower was required to escrow $222,701 for real estate taxes. The borrower is required to make monthly payments of one-twelfth of the taxes payable during the next twelve months, currently equal to $37,117.

Insurance – At origination, the borrower was required to escrow $17,145 for monthly insurance payments. The borrower is required to make monthly payments of one-twelfth of the taxes payable during the next twelve months, currently equal to $8,572.

Replacement Reserves – At origination, the borrower was required to escrow $200,000 for replacement reserves. Additionally, during a Trigger Period (as defined below), on a monthly basis, the borrower is required to deposit $2,188 ($0.15 per square foot annually).

TI/LC Reserve – At origination, the borrower was required to escrow $872,789 for tenant improvements and leasing commissions. The borrower is required to make monthly payments of $14,586 ($1.00 per square foot annually), subject to a cap of $750,000.

Tenant Specific Upfront Rollover Reserve – At origination, the borrower was required to escrow $125,336 for outstanding tenant improvements and leasing commissions for the Rise Fitness, Regions Bank and Little Tigers Day Care leases.

Free Rent – At origination, the borrower was required to escrow $46,443 representing seven months of free rent obligations under the Little Tigers Day Care’s lease and one month of free rent obligations under Kids Party’s lease (who is no longer in occupancy).

Lockbox and Cash Management. The Palmetto Plaza Mortgage Loan documents require a springing lockbox with springing cash management. Upon the occurrence of a Trigger Period (as defined below), the borrower or manager will be required to establish a lender-controlled lockbox account and deposit all rents into such lockbox account within one business days of receipt. During a Trigger Period, all amounts in the lockbox account are to be transferred daily to the cash management account for the payment, among other things, of the debt service under the Palmetto Plaza Mortgage Loan, monthly escrows and other expenses described in the Palmetto Plaza Mortgage Loan documents. To the extent that there is excess cash flow following these disbursements and a Trigger Period, caused by the debt service coverage ratio being less than 1.15x for two consecutive calendar quarters, has occurred and is continuing, the excess cash will be held by the lender as additional security for the Palmetto Plaza Mortgage Loan. Additionally, to the extent that an Aldi Trigger Event (as defined below) has occurred and is continuing, the excess cash will be deposited into the Aldi rollover reserve account. To the extent there is a Trigger Period continuing caused by anything other than a Low DSCR Period (as defined below) or Aldi Trigger Event, all excess cash flow after payment of the mortgage debt service, required reserves and other amounts required by the loan documents will be released to the borrowers operating account.

A “Trigger Period” will commence upon the earliest of (i) an event of default under the Palmetto Plaza Mortgage Loan documents, (ii) the debt service coverage ratio of the Palmetto Plaza Property being less than 1.15x for three consecutive calendar months, or (iii) an Aldi Trigger Event (as defined below). A Trigger Period will cease upon: with respect to clause (i), the cure, and acceptance of the cure by the lender, of such event of default; with respect to clause (ii), the earlier of (x) the debt service coverage ratio being greater than or equal to 1.20x for two consecutive calendar quarters or (y) the borrower delivering cash or a letter of credit in the amount of $250,000; with respect to clause (iii), the earlier of (x) an Aldi Re-Tenanting Event (as defined below) or (y) the borrower delivering cash or a letter of credit in the amount of $485,000 within 10 days of notice from lender of such Trigger Period.

An “Aldi Trigger Event” will commence upon the earliest of (i) the date that is six months prior to the expiration of the Aldi lease (ii) the date on which Aldi is required to provide notice of renewal, provided, however, that clauses (i) and (ii) above will not be an Aldi Trigger Event in the event that the Aldi lease automatically renews unless Aldi provides written notice of non-renewal or termination, or (iii) Aldi giving notice to borrower of its intent to terminate or not to renew the Aldi lease in accordance with the Aldi Lease, provided that, in each case (i), (ii) or (iii) above, an Aldi Re-Tenanting Event has not then occurred.

An “Aldi Re-Tenanting Event” will occur when the borrower delivers (i) evidence reasonably satisfactory to the lender that either (a) Aldi has renewed their lease on or before the date that is six months prior to the expiration date, or (b) Aldi has agreed to remain in possession of their space and extend the term of the Aldi Lease, in each case, pursuant to a lease amendment or new lease, and such lease amendment or new lease otherwise constitutes a Qualified Replacement Lease (as defined below), or (c) a minimum of 85% of the square footage of Aldi’s space has been re-tenanted under one or more Qualified Replacement Leases, and (ii) tenant estoppel(s) reasonably satisfactory to the lender, which, for the avoidance of doubt, are required to provide that (a) such lease is in full force and effect, (b) the tenant under such lease is in full occupancy of its demised premise, (c) the tenant under such lease is paying full unabated rent, (d) there are no defaults under such lease and (e) there are no outstanding tenant improvements and/or leasing commissions outstanding under the or in connection with the such lease.

“Low DSCR Period” means any period commencing on the last of any two consecutive calendar quarters for which the debt service coverage ratio is less than 1.15x and ending on the last day of any two consecutive calendar quarters thereafter for each of which the debt service coverage ratio is greater than or equal to 1.20x.

“Qualified Replacement Lease” means a lease (i) with a term no less than five years (with no early termination rights exercisable by the tenant under such lease within the first five years), (ii) with an acceptable unaffiliated third party tenant, (iii) containing rental rates of at least the then current market rent (but in no event will the rental rate be lower than the contractual rent in place for such space immediately prior to the Trigger Period), (iv) that is generally consistent with current operations, (v) that is an arms-length

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #8	Cut-off Date Balance:	$22,650,000
15905-16381 Northwest 57th Avenue	Palmetto Plaza	Cut-off Date LTV:	64.3%
Miami Gardens, FL 33014		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.7%

transaction, (vi) that is subject and subordinate to the Palmetto Plaza Mortgage Loan, and (vii) that is in compliance with the Palmetto Plaza Mortgage Loan documents and is otherwise on market terms acceptable to the lender.

Property Management. The Palmetto Plaza Property is managed by Crossman & Company.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Palmetto Plaza Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Palmetto Plaza Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Low Rise	Loan #9	Cut-off Date Balance:	$20,475,000
Property Addresses - Various	Goldman Chicago Multifamily Portfolio	Cut-off Date LTV:	75.0%
	Tranche 3	U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Low Rise	Loan #9	Cut-off Date Balance:	$20,475,000
Property Addresses - Various	Goldman Chicago Multifamily Portfolio	Cut-off Date LTV:	75.0%
	Tranche 3	U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	11.2%

Goldman Chicago Multifamily Portfolio Tranche 3
1 The Douglass Apartments Chicago, IL
2 7748 South Essex Apartments Chicago, IL
3 7635 South East End Apartments Chicago, IL
4 7625 South East End Apartments Chicago, IL
5 7800 South Sangamon Apartments Chicago, IL
6 8056 South Marshfield Apartments Chicago, IL
7 South Shore Courtyard Chicago, IL
CHICAGO
Lake Michigan
Chicago Loop 6 miles
Chicago Midway Intl. Airport 4 miles
New City
Washington Park
Hyde Park
University of Chicago
Jackson Park
Woodlawn
Englewood
Pocket Town
South Shore
East Chatham
Chatham
Auburn Gresham
Washington Heights
South Chicago
COOK COUNTY
Promontory Point
Museum of Science & Industry
Oak Woods Cemetery
Chicago State University
Chicago Skyway
Dan Ryan Expwy
W. 47th St.
W. 51st St.
Garfield Blvd.
W. 59th St.
W. 63rd St.
W. Marquette Rd.
W. 71st St.
W. 76th St.
W. 79th St.
W. 87th St.
W. 95th St.
W. 103rd St.
E. 47th St.
E. 51st St.
E. 55th St.
E. 63rd St.
E. 67th St.
E. 71st St.
E. 75th St.
E. 79th St.
E. 87th St.
E. 95th St.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Goldman Chicago Multifamily Portfolio Tranche 3

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Barclays Capital Real Estate Inc.		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Multifamily – Low Rise
	Original Principal Balance:	$20,475,000		Location:	Chicago, IL
	Cut-off Date Balance:	$20,475,000		Size:	328 Units
	% of Initial Pool Balance:	2.9%		Cut-off Date Balance Per Unit:	$62,424
	Loan Purpose:	Acquisition		Maturity Date Balance Per Unit:	$50,803
	Borrower Sponsors:	Goldman Investments; Hadar Goldman; Yaacov Jake Metzler; IBI Investment House Ltd.		Year Built/Renovated:	Various/Various
	Guarantors:	Hadar Goldman; Yaacov Jake Metzler		Title Vesting:	Fee
	Mortgage Rate:	3.3354%		Property Manager:	WPD Management, LLC
	Note Date:	November 12, 2020		Current Occupancy (As of)(2):	94.8% (11/10/2020)
	Seasoning:	1 months		YE 2019 Occupancy(2)(3):	55.5%
	Maturity Date:	November 6, 2030		YE 2018 Occupancy(3):	NAV
	IO Period:	18 months		YE 2017 Occupancy(3):	NAV
	Loan Term (Original):	120 months		YE 2016 Occupancy(3):	NAV
	Amortization Term (Original):	360 months		As-Is Appraised Value:	$27,300,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		As-Is Appraised Value Per Unit:	$83,232
	Call Protection:	L(25),D(91),O(4)		As-Is Appraisal Valuation Date:	August 18, 2020
	Lockbox Type:	Springing
	Additional Debt:	None		Underwriting and Financial Information(4)
	Additional Debt Type (Balance):	NAP		Annualized 1 10/31/2020 NOI(5):	$2,760,581
				YE 2019 NOI(3):	NAV
				YE 2018 NOI(3):	NAV
				YE 2017 NOI(3):	NAV
				U/W Revenues:	$4,049,704
				U/W Expenses:	$1,752,083
				U/W NOI:	$2,297,621
Escrows and Reserves(1)				U/W NCF:	$2,215,621
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	2.13x / 2.05x
Taxes	$101,883	$22,319	NAP	U/W Debt Yield based on NOI/NCF:	11.2% / 10.8%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	13.8% / 13.3%
Replacement Reserves	$0	$8,200	NAP	Cut-off Date LTV Ratio:	75.0%
Debt Service Reserve	$540,426	$0	NAP	LTV Ratio at Maturity:	61.0%

Sources and Uses
Sources			Uses
Original loan amount	$20,475,000	71.5%	Purchase price	$27,300,000	95.4%
Borrower sponsor equity	8,144,005	28.5	Closing costs	676,696	2.4
			Upfront reserves	642,309	2.2
Total Sources	$28,619,005	100.0%	Total Uses:	$28,619,005	100.0%

(1)	See “Escrows” section below.
(2)	The increase from YE 2019 Occupancy to Current Occupancy was mainly due to the lease up following the previous owner’s extensive renovation of approximately $25,000 to $45,000 per unit.

(3)	Historical occupancy and NOI are unavailable as the seller, and current property manager, acquired the Goldman Chicago Multifamily Portfolio Tranche 3 Properties (as defined below) throughout 2019 in certain states of distress, which is reflected in the YE 2019 Occupancy of 55.5%. The seller rehabilitated and stabilized the Goldman Chicago Multifamily Portfolio Tranche 3 Properties from an occupancy and rent perspective, which is reflected in the 94.8% occupancy level as of November 10, 2020. Of the seven Goldman Chicago Multifamily Portfolio Tranche 3 Properties in the portfolio, three were purchased out of receivership, one of which had been fully vacant for over 10 years, and two of which were over 70.0% occupied, however, the units needed to be fully vacated and rehabilitated.

(4)	While the Goldman Chicago Multifamily Portfolio Tranche 3 Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Goldman Chicago Multifamily Portfolio Tranche 3 Mortgage Loan more severely than assumed in the underwriting of the Goldman Chicago Multifamily Portfolio Tranche 3 Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(5)	Represents annualized NOI for the month ended October 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Low Rise	Loan #9	Cut-off Date Balance:	$20,475,000
Property Addresses - Various	Goldman Chicago Multifamily Portfolio	Cut-off Date LTV:	75.0%
	Tranche 3	U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	11.2%

The Mortgage Loan. The mortgage loan (the “Goldman Chicago Multifamily Portfolio Tranche 3 Mortgage Loan”) is evidenced by one promissory note in the original principal balance of $20,475,000. The Goldman Chicago Multifamily Portfolio Tranche 3 Mortgage Loan is secured by a first priority fee mortgage encumbering seven multifamily properties located in Chicago, Illinois (the “Goldman Chicago Multifamily Portfolio Tranche 3 Properties” or the “Properties”).

The Borrowers and the Borrower Sponsors. The borrower comprises seven tenants-in-common utilizing eight single purpose limited liability companies. The seven tenants-in-common consists of two tenant-in-common entities. One of the tenant-in-common entities -- GI 6531 S Lowe LLC, GI 7625 S East End LLC, GI 7635 S East End LLC, GI 7748 S Essex LLC, GI 7800 S Sangamon LLC, GI 7927 S Marquette LLC, and GI 8056 S Marshfield LLC, as applicable (collectively, the “Goldman Borrowers”), each of which has an identical ownership structure -- is a bankruptcy remote special purpose entity which holds its respective tenancy-in-common interest in its respective property. The other tenant-in-common entity is YJM-NM Chicago T2A, LLC (together with the Goldman Borrowers, the “Goldman Chicago Multifamily Portfolio Tranche 3 Borrowers”), a bankruptcy remote special purpose entity which holds a tenancy-in-common interest in each of the properties. Each of the Goldman Chicago Multifamily Portfolio Tranche 3 Borrowers has waived its respective right to partition, and is managed by Goldman T3 Manager, Inc., a single purpose entity with one independent director. Legal counsel to the Goldman Chicago Multifamily Portfolio Tranche 3 Borrowers delivered a non-consolidation opinion in connection with the origination of the Goldman Chicago Multifamily Portfolio Tranche 3 Mortgage Loan.

The borrower sponsors are Goldman Investments, Hadar Goldman, Jake Metzler and IBI Investment House Ltd. and the non-recourse carve-out guarantors are Hadar Goldman and Yaacov Jake Metzler. Hadar Goldman is the chairman and founder of Goldman Investments, and brings 20 years of experience in commercial real estate with background in acquisition, development and asset management. Since the inception of Goldman Investments, Hadar Goldman has acquired, developed, renovated, managed and sold more than 6,000 apartments throughout the United States, as well as in the UK and Israel, surpassing a value of $700,000,000. Yaacov Jake Metzler is also an investor and developer in commercial and residential real estate with interests in 11 multifamily properties not including the Goldman Chicago Multifamily Portfolio Tranche 3 Properties. Yaacov Jake Metzler is currently in a pending civil litigation with a former business partner regarding an unrelated property. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus. IBI Investment House Ltd. (“IBI”) was founded in 1971 and according to IBI, is one of the largest investment houses in Israel offering a broad range of investment management, mutual fund management, trading and execution services on the Tel Aviv Stock Exchange and markets overseas, portfolio management, self-dealing platforms, underwriting, and a range of services for institutional and corporate clients.

The Properties. The Goldman Chicago Multifamily Portfolio Tranche 3 Properties are comprised of seven multifamily properties totaling 328 units located in Chicago, Illinois. The Goldman Chicago Multifamily Portfolio Tranche 3 Properties were constructed between 1922 and 1972. As of November 10, 2020, the Goldman Chicago Multifamily Portfolio Tranche 3 Properties were 94.8% occupied. The Properties comprise 57 one-bedroom units (17.4% of unit count), 245 two-bedroom units (74.7% of unit count), and 26 three-bedroom units (7.9% of unit count).

According to the borrower sponsors, the previous owner of the Goldman Chicago Multifamily Portfolio Tranche 3 Properties recently completed a gut renovation, averaging $25,000 to $45,000 per unit, including repairs to masonry, roofing, porches, entry doors, screens, windows, exterior lighting, boilers and hot water heating systems, plumbing, paint, and landscaping. Unit interiors were updated with new countertops, appliances, fixtures, paint, refinished cabinetry, tubs, hardwood floors, electrical, and plumbing repairs. Many of these renovations have enhanced the security at the Goldman Chicago Multifamily Portfolio Tranche 3 Properties. Additionally, The Douglass Apartments property features 24/7 onsite security personnel. The Properties have benefited from the renovations as demonstrated through occupancy increasing from 55.5% in December 2019, to 58.5% in March 2020, to 66.4% in June 2020, to 93.3% in September 2020, and to 94.8% as of November 10, 2020.

As of November 10, 2020, 83.9% of the occupied units at the Goldman Chicago Multifamily Portfolio Tranche 3 Properties were subsidized by either the Chicago Housing Authority’s Housing Choice Voucher (“HCV”) program or a unique program based contract. At origination, 100.0% of subsidized tenancy at the Goldman Chicago Multifamily Portfolio Tranche 3 Properties are operating under the HCV program or transitioning to the HCV program. 47 units (14.3% of portfolio units) at The Douglass Apartments property have been operating under a unique program based building contract that was expected to expire April 30, 2048. The borrower sponsors terminated that contract at origination, and the Chicago Housing Authority (“CHA”) is expected to issue a termination letter and the tenants will receive a letter indicating that CHA payments will continue for 120 days while the tenants wait for the issuance of their HCV. The transition is expected to have minimal impact on the tenants because the HCV system has the same income requirements and uses the same methodology for calculating tenants’ copay as the unique program based contracts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Low Rise	Loan #9	Cut-off Date Balance:	$20,475,000
Property Addresses - Various	Goldman Chicago Multifamily Portfolio	Cut-off Date LTV:	75.0%
	Tranche 3	U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	11.2%

The following table presents detailed information with respect to the Goldman Chicago Multifamily Portfolio Tranche 3 Properties:

Goldman Chicago Multifamily Portfolio Tranche 3 Properties Summary

Building	Occ. % (1)	Year Built/ Reno	Units(1)	% of Total Units(1)	Appraised Value	Allocated Loan Amount (“ALA”)	% of ALA	UW NOI	% of UW NOI
The Douglass Apartments	94.1%	1972/2020	188	57.3%	$15,400,000	$11,550,000	56.4%	$1,217,870	53.0%
7748 South Essex Apartments	96.9%	1928/2020	32	9.8%	$2,700,000	$2,025,000	9.9%	$235,769	10.3%
7625 South East End Apartments	92.0%	1922/2020	25	7.6%	$2,150,000	$1,612,500	7.9%	$187,486	8.2%
7635 South East End Apartments	96.2%	1929/2020	26	7.9%	$2,150,000	$1,612,500	7.9%	$193,959	8.4%
7800 South Sangamon Apartments	100.0%	1924/2018	21	6.4%	$1,950,000	$1,462,500	7.1%	$182,799	8.0%
8056 South Marshfield Apartments	94.7%	1927/2019	19	5.8%	$1,500,000	$1,125,000	5.5%	$148,392	6.5%
South Shore Courtyard	94.1%	1928/2020	17	5.2%	$1,450,000	$1,087,500	5.3%	$131,346	5.7%
Total/Wtd. Avg.	94.8%		328	100.0%	$27,300,000	$20,475,000	100.0%	$2,297,621	100.0%

(1)	Based on the underwritten rent roll dated November 10, 2020.

The following table presents certain information relating to the tenancy at the Goldman Chicago Multifamily Portfolio Tranche 3 Properties:

Portfolio Unit Mix(1)

Building	NRA	Units	One Bed, One Bath	Two Bed, One Bath	Three Bed, One Bath	Three Bed, Two Bath
The Douglass Apartments	163,892	188	16	152	20	0
7748 South Essex Apartments	30,805	32	10	16	0	6
7625 South East End Apartments	21,850	25	9	16	0	0
7635 South East End Apartments	21,450	26	13	13	0	0
7800 South Sangamon Apartments	18,900	21	0	21	0	0
8056 South Marshfield Apartments	15,289	19	3	16	0	0
South Shore Courtyard	15,070	17	6	11	0	0
Total/Wtd. Avg.	287,256	328	57	245	20	6

(1)	Based on the underwritten rent roll dated November 10, 2020.

The following table presents historical occupancy percentages at the Goldman Chicago Multifamily Portfolio Tranche 3 Properties:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	12/31/2019(2)(3)	11/20/2020(3)(4)
NAV	NAV	NAV	55.5%	94.8%

(1)	2016, 2017 and 2018 historical occupancies are unavailable as the seller, and current property manager, acquired the Goldman Chicago Multifamily Portfolio Tranche 3 Properties throughout 2019 in certain states of distress which is reflected in the YE 2019 Occupancy of 55.5%. Of the seven Goldman Chicago Multifamily Portfolio Tranche 3 Properties in the portfolio, three were purchased out of receivership, one of which had been fully vacant for over 10 years, and two of which were over 70.0% occupied, however, the units needed to be fully vacated and rehabilitated.

(2)	Information obtained from Goldman Chicago Multifamily Portfolio Tranche 3 Borrowers.

(3)	The increase from YE 2019 Occupancy to Current Occupancy was mainly due to the lease up following the previous owner’s extensive renovation of approximately $25,000 to $45,000 per unit. Further illustrating the lease up, occupancy in March 2020, June 2020 and September 2020 was 58.5%, 66.4% and 93.3%, respectively.

(4)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of November 16, 2020, the residential portion of the Goldman Chicago Multifamily Portfolio Tranche 3 Properties was open and operating. As of November 16, 2020, collections at the Goldman Chicago Multifamily Portfolio Tranche 3 Properties were at 97.8% and 95.8% for October 2020 and November 2020, respectively. The first debt service payment for the Goldman Chicago Multifamily Portfolio Tranche 3 Mortgage Loan is in December 2020. As of the date hereof, the Goldman Chicago Multifamily Portfolio Tranche 3 Mortgage Loan is not subject to any modification or forbearance request.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Low Rise	Loan #9	Cut-off Date Balance:	$20,475,000
Property Addresses - Various	Goldman Chicago Multifamily Portfolio	Cut-off Date LTV:	75.0%
	Tranche 3	U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	11.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the Goldman Chicago Multifamily Portfolio Tranche 3 Properties:

Cash Flow Analysis(1)

	Annualized 1 10/31/2020(2)	U/W(3)	%(4)	U/W $ per Unit
Base Rent	$4,097,681	$4,050,815	92.6%	$12,350
Grossed Up Vacant Space	0	281,664	6.4	859
Gross Potential Rent	$4,097,681	$4,332,479	99.0%	$13,209
Other Income(5)	67,587	42,640	1.0	130
Net Rental Income	$4,165,269	$4,375,119	100.0%	$13,339
(Vacancy)	0	281,664	6.5	859
(Concessions & Credit Loss)	0	43,751	1.0	133
Effective Gross Income	$4,165,269	$4,049,704	92.6%	$12,347

Real Estate Taxes	241,650	271,712	6.7	828
Insurance	67,139	130,251	3.2	397
Management Fee	215,195	202,485	5.0	617
Other Operating Expenses	880,703	1,147,635	28.3	3,499
Total Operating Expenses	$1,404,688	$1,752,083	43.3%	$5,342

Net Operating Income	$2,760,581	$2,297,621	56.7%	$7,005
Capital Expenditures	0	$82,000	2.0	250
Net Cash Flow	$2,760,581	$2,215,621	54.7%	$6,755

NOI DSCR	2.55x	2.13x
NCF DSCR	2.55x	2.05x
NOI Debt Yield	13.5%	11.2%
NCF Debt Yield	13.5%	10.8%

(1)	Historical financials are unavailable as the seller, and current property manager, acquired the Goldman Chicago Multifamily Portfolio Tranche 3 Properties throughout 2019 in certain states of distress which is reflected in the YE 2019 Occupancy of 55.5%. Of the seven Goldman Chicago Multifamily Portfolio Tranche 3 Properties in the portfolio, three were purchased out of receivership, one of which had been fully vacant for over 10 years, and two of which were over 70.0% occupied, however, the units needed to be fully vacated and rehabilitated.

(2)	Represents annualized NOI for the month ended, October 2020.

(3)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.

(4)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(5)	Other Income is comprised of utility reimbursements as well as other miscellaneous fees and charges.

Appraisal. The Goldman Chicago Multifamily Portfolio Tranche 3 Properties were valued individually, with the individual values reflecting a cumulative “as-is” appraised value of $27,300,000. The valuation dates of the appraisals are dated August 18, 2020.

Environmental Matters. According to Phase I environmental site assessments dated August 25, 2020, there was no evidence of any recognized environmental conditions at the Goldman Chicago Multifamily Portfolio Tranche 3 Properties. The Phase I environmental site assessments identified one controlled recognized environmental condition (“CREC”) at The Douglass Apartments. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Goldman Chicago Multifamily Portfolio Tranche 3 Properties are located in the Southwest Chicago and South Lakefront submarkets in Chicago, Illinois.

The Douglass Apartments, 7800 South Sangamon Apartments, and 8056 South Marshfield Apartments are situated in the Southwest submarket of Chicago. Overall, the Southwest submarket is a mostly residential neighborhood, with a mixture of single-family and multifamily housing. East 76th Street, South Halsted Avenue and Interstate-94 are the primary thoroughfares in the Southwest submarket and provide access to downtown Chicago. The neighborhood is served by ample public transportation consisting of regional and local train service and local bus services. According to the appraisal, the estimated 2020 population and average household income within the 60621 and 60620 zip codes were 33,755 and $33,967 and 70,770 and $52,777, respectively.

According to third party reports, as of the second quarter of 2020, the Southwest Chicago submarket had an inventory of approximately 24,234 units and a vacancy rate of approximately 6.9% and effective rents of $839 per unit per month.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Low Rise	Loan #9	Cut-off Date Balance:	$20,475,000
Property Addresses - Various	Goldman Chicago Multifamily Portfolio	Cut-off Date LTV:	75.0%
	Tranche 3	U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	11.2%

The 7748 South Essex Apartments, 7625 South East End Apartments, 7635 South East End Apartments and South Shore Courtyard properties are situated in the South Lakefront submarket of Chicago. According to the appraisal, the South Lakefront Submarket continues to outperform its nearby submarket peers, with vacancy low thanks to consistent demand and minimal new supply. The presence of the University of Chicago (and related medical system) in Hyde Park is a consistent driver of employment and housing demand within the area. In addition, former President Barack Obama selected Jackson Park as the future home of the Obama Presidential Library and Archives, which will help drive additional investment and tourism to the area. The neighborhood is served by ample public transportation consisting of regional and local train service and local bus services. According to the appraisal, the 2020 population and average household income within the 60649 and 60617 zip codes were 46,164 and $49,508 and 81,340 and $58,794, respectively.

According to third party reports, as of the second quarter of 2020, the South Lakefront submarkets had an inventory of approximately 41,343 units and a vacancy rate of approximately 7.0% and effective rents of $1,191 per unit per month.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Goldman Chicago Multifamily Portfolio Tranche 3 Properties:

Multifamily Market Rent Summary

Building	Units(1)	Avg. Size(2)	Avg. Monthly In Place Rent per Unit(1)	Avg. Monthly In Place Rent PSF(1)	Avg. Monthly Market Rent per Unit(3)	Avg. Monthly Market Rent PSF(3)
The Douglass Apartments	188	872	$1,108	$1.27	$1,088	$1.25
7748 South Essex Apartments	32	963	$1,059	$1.10	$1,047	$1.09
7625 South East End Apartments	25	874	$1,112	$1.27	$1,089	$1.25
7635 South East End Apartments	26	825	$1,088	$1.32	$1,062	$1.29
7800 South Sangamon Apartments	21	900	$1,210	$1.34	$1,247	$1.39
8056 South Marshfield Apartments	19	805	$1,073	$1.33	$1,058	$1.31
South Shore Courtyard	17	886	$1,032	$1.16	$1,007	$1.14

(1)	Based on contract rent per the underwritten rent roll dated November 10, 2020.

(2)	Source: Appraisal.

(3)	Based on Appraisal’s concluded market rent.

The following table presents certain information relating to comparable rental properties for the Goldman Chicago Multifamily Portfolio Tranche 3 Properties:

Comparable Rental Properties(1)(2)

Building	Units	Avg. Size	Built / Renovated	Occ. %	Average Asking Rent (1 Bed)	Average Asking Rent (2 Bed)	Average Asking Rent (3 Bed)
The Douglass Apartments	188	872	1972/2020	94.1%	$857	$1,109	$1,302
Kenwood Apartments	30	883	1920	100.0%	$820	$1,120	$1,350
1422-1424 W Garfield Apartment	18	936	1926	100.0%	$515	$750	$1,350
Lafayette Apartments	93	862	1984	96.0%	$1,047	$1,271	$1,380
New Englewood	304	834	1968	96.0%	$745	$900	$1,100
Average(3)	111	879		98.0%	$782	$1,010	$1,295

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Low Rise	Loan #9	Cut-off Date Balance:	$20,475,000
Property Addresses - Various	Goldman Chicago Multifamily Portfolio	Cut-off Date LTV:	75.0%
	Tranche 3	U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	11.2%

Building	Units	Avg. Size	Built / Renovated	Occ. %	Average Asking Rent (1 Bed)	Average Asking Rent (2 Bed)	Average Asking Rent (3 Bed)
7635 South East End Apartments	26	825	1929/2020	96.2%	$971	$1,195	NAP
7748 South Essex Apartments	32	963	1928/2020	96.9%	$899	$1,039	$1,350
South Shore Courtyard	17	886	1928/2020	94.1%	$983	$1,060	NAP
7625 South East End Apartments	25	874	1922/2020	92.0%	$983	$1,179	NAP
1734 E. 72nd St.	40	887	1927	78.0%	$712	$796	$910
7271 S. South Shore Drive	52	772	1923	96.0%	$783	$816	$763
Reside at 6900	69	789	1952	94.0%	$1,341	$1,359	NAP
Bryn Mawr Apartments	100	900	1916	98.0%	$1,121	$1,419	NAP
6700 S Clyde Apartment	13	1123	1921	100.0%	$800	$1,200	$1,350
6924-6934 S Clyde Apartments	15	800	1922	100.0%	$650	$1,210	$1,780
Average(3)	48	879		94.3%	$901	$1,133	$1,201

Building	Units	Avg. Size	Built / Renovated	Occ. %	Average Asking Rent (1 Bed)	Average Asking Rent (2 Bed)
7800 South Sangamon Apartments	21	900	1924/2018	100.0%	NAP	$1,210
8056 South Marshfield Apartments	19	805	1927/2019	94.7%	$908	$1,093
1615 W 77th Apartment	13	941	1915	100.0%	$1,116	$1,300
8301 S Paulina Apartments	26	862	1927/2016	100.0%	$902	$1,105
Auburn Gresham Apartments	6	950	1901	100.0%	$835	$1,175
Stone Terrace Apartments	154	904	1965	98.0%	$875	$1,050
Average(3)	50	914		99.5%	$932	$1,158

(1)	Source: Appraisal

(2)	Subject properties rents are based on the underwritten rent roll dated November 10, 2020.

(3)	Excludes Goldman Chicago Multifamily Portfolio Tranche 3 Properties.

Escrows.

Real Estate Taxes – The Goldman Chicago Multifamily Portfolio Tranche 3 Mortgage Loan documents provide for an upfront reserve of approximately $101,883 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially estimated at $22,319).

Insurance – The borrower will not be required to make monthly payments of one-twelfth of the insurance premiums the lender estimates will be payable during the next twelve months as long as the borrower maintains a blanket policy acceptable to the lender.

Replacement Reserves – The Goldman Chicago Multifamily Portfolio Tranche 3 Mortgage Loan documents provide for ongoing monthly replacement reserves of $8,200 ($300 per unit annually) for replacements reasonably approved by the lender.

Debt Service Reserve – The Goldman Chicago Multifamily Portfolio Tranche 3 Mortgage Loan documents provide for an upfront reserve of $540,426, representing the aggregate amount of debt service due for the first six monthly payments of the mortgage loan. As long as no event of default has occurred and is continuing, from and after October 20, 2021, upon the lender’s determination that (i) the debt service coverage ratio is equal to or greater than 1.85x for two consecutive calendar quarters, and (ii) each of the Goldman Chicago Multifamily Portfolio Tranche 3 Properties has achieved an occupancy rate of at least 90.0% for two consecutive calendar quarters, all funds remaining in the debt service reserve will be released to the borrower.

Lockbox and Cash Management. Upon the occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account and direct all tenants to deposit all rents to pay all amounts due, directly into such lockbox account. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender, unless the Trigger Period was caused by a DSCR Trigger Period (as defined below) which has not yet become a Low DSCR Period (as defined below), in which case, provided no other Trigger Period is then continuing, the funds go to the borrower’s operating account.

A “Trigger Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the debt service coverage ratio falling below 1.20x; or

(iii)	the occurrence and continuance of a HAP Contract Trigger (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Low Rise	Loan #9	Cut-off Date Balance:	$20,475,000
Property Addresses - Various	Goldman Chicago Multifamily Portfolio	Cut-off Date LTV:	75.0%
	Tranche 3	U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	11.2%

A Trigger Period will end upon the occurrence of the following:

•	with regard to clause (i), the cure of such event of default;

•	with regard to clause (ii), the debt service coverage ratio being equal to or greater than 1.25x; or

•	with regard to clause (iii), the occurrence of a HAP Contract Trigger Cure (as defined below).

A “HAP Contract Trigger” will commence upon the earliest to occur of the following:

(i)	the borrower’s breach of any term or condition of any HAP Contract or program based contract; or

(ii)	the date on which the borrower cancels or terminates any HAP Contract or program based contract without the lenders prior written consent.

A HAP Contract Trigger will end upon the earliest of the following:

•	with regard to clause (i), the cure of such breach of contract; or

•	with regard to clause (ii), the date on which the borrower enters into a replacement contract and has collected 100.0% of the rents due for three consecutive calendar months.

A “DSCR Trigger Period” means a period of time commencing upon the debt service coverage ratio being less than 1.20x and expiring upon the date that the debt service coverage ratio is equal to or greater than 1.25x.

A “Low DSCR Period” means any period commencing on the last day of any two consecutive calendar quarters for which the debt service coverage ratio is less than 1.20x and ending on the last day of any two consecutive calendar quarters thereafter for each of which the debt service coverage ratio is greater than or equal to 1.25x.

Property Management. The Goldman Chicago Multifamily Portfolio Tranche 3 Properties are managed by WPD Management, LLC.

Release of Property. After the December 2022 payment date, the Goldman Chicago Multifamily Portfolio Tranche 3 Borrowers may obtain the release of any individual property from the lien of the Goldman Chicago Multifamily Portfolio Tranche 3 Mortgage Loan upon a bona fide third-party sale, subject to the satisfaction of certain conditions, including, but not limited to: (i) the Goldman Chicago Multifamily Portfolio Tranche 3 Borrowers defease an amount of principal equal to the greater of (A) 115.0% of the allocated loan amount for such property if the aggregate allocated loan amounts of all properties which have been released, on or prior to the date of the release is less than 30.0% of the original principal balance; (B) 125.0% of the allocated loan amount for such property if the aggregate allocated loan amounts of all properties which have been released, on or prior to the date of the release is equal to or greater than 30.0% of the original principal balance and (C) the net sales proceeds; (ii) after giving effect to the release of such property and defeasance, the debt service coverage ratio for the remaining properties is greater than the greater of (a) the debt service coverage ratio for the 12 full calendar months immediately preceding the closing date and (b) the debt service coverage ratio for all of the then remaining Properties (including the individual property to be released) for the 12 full calendar months immediately preceding the release; (iii) after giving effect to the release of such property and defeasance, the debt yield for the remaining properties greater than the greater of (a) the debt yield for the 12 full calendar months immediately preceding the closing date and (b) the debt yield for all of the then remaining Properties (including the individual property to be released) for the 12 full calendar months immediately preceding the release of the individual property and (iii) the borrowers obtain a REMIC opinion.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The Goldman Chicago Multifamily Portfolio Tranche 3 Borrowers are required to obtain and maintain an “all risk” or “special form” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Goldman Chicago Multifamily Portfolio Tranche 3 Properties together with business income insurance covering no less than the 18-month period commencing at the time of loss, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Flex	Loan #10	Cut-off Date Balance:	$20,000,000
14320 and 14340 Sullyfield Circle	Sullyfield Commerce Center I & II	Cut-off Date LTV:	44.4%
Chantilly, VA, 20151		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	15.5%

DYNEX
14340

NORTHROP GRUMMAN

SULLYFIELD COMMERCE CENTER II
14320 - 14330 Sullyfield Circle
SULLYFIELD COMMERCE CENTER I
14340 - 14370 Sullyfield Circle

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Flex	Loan #10	Cut-off Date Balance:	$20,000,000
14320 and 14340 Sullyfield Circle	Sullyfield Commerce Center I & II	Cut-off Date LTV:	44.4%
Chantilly, VA, 20151		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	15.5%

SULLYFIELD COMMERCE CENTER II
14320-14330 Sullyfield Circle
99,877 SF
NORTHROP GRUMMAN SYSTEMS CORP. (MEZZ.)
VACANT
13,761 SF
CACI NSS, LLC
25,241 SF
8/31/2024
KATMAI HEALTH SERVICES, LLC
14,978 SF
5/2/2025
NORTHROP GRUMMAN SYSTEMS CORP.
30,168 SF
8/31/2021
NORTHROP GRUMMAN SYSTEMS CORP.
15,729 SF
8/31/2021
SULLYFIELD COMMERCE CENTER I
14340-14370 Sullyfield Circle
146,011 SF
DYNEX TECHNOLOGIES, INC.
77,917 SF
7/31/2030
CRITERION SUPPLY INC. (F/K/A MIKE'S FLOORING COMPANIES, INC.)
26,567 SF
6/30/2026
LEARNING TREE INTERNATIONAL, INC.
12,095 SF
6/30/2026
DYNAMIC ANIMATION SYSTEMS, INC.
14,867 SF
MTM
DYNAMIC ANIMATION SYSTEMS, INC. (MEZZ.)
DYNEX TECHNOLOGIES, INC.
3,878 SF
MTM
BSC SYSTEMS, INC.
3,683 SF
3/31/2025
CHU CONTRACTING, INC.
3,397 SF
MTM
REALTY MANAGEMENT ASSOCIATES, INC.
3,607 SF
8/31/2022
Vacant
MTM
2021
2022
2024
2025
2026
2030

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Flex	Loan #10	Cut-off Date Balance:	$20,000,000
14320 and 14340 Sullyfield Circle	Sullyfield Commerce Center I & II	Cut-off Date LTV:	44.4%
Chantilly, VA, 20151		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	15.5%

Brambleton
Loudoun Valley Estates
Old Ox Rd
Sterling
Sterling Rd
Herndon Pkwy
Center for Innovative Technology
Herndon
INNOVATION CENTER
Elden Street Marketplace
Herndon Centre
Reston Hospital Center
METRO
LOUDOUN COUNTY
Belmont Ridge Rd
Loudoun County Pkwy
IBM
McNair
Worldgate Centre
HERNDON-MONROE
Reston Town Ctr.
DULLES
Village Center at Dulles
METRO SILVER LINE (OPENS 2021)
US Geological Survey
Arcola
Washington Dulles International Airport
iDirect Government
Akima
Reston
Stone Ridge
Floris
South Riding Market Square
Lee-Jackson Mem. Hwy
Sully Rd
Fairfax County Pkwy
Reston Pkwy
South Riding
East Gate Marketplace
Natl. Air and Space Museum/ Steven F. Udvar-Hazy Center
Centreville Rd
Fox Mill District Park
Franklin Farm
Little Difficult Run Valley Park
South Riding Golfers Club
Chantilly
Gum Springs Rd
Sully Plaza Shopping Center
Sully Plaza
West Ox Rd
Braddock Rd
Pleasant Valley GC
Dulles Expo Center
International Country Club
Inova Fair Oaks Hospital
Lee-Jackson Mem. Hwy
Sullyfield Commerce Center I & II
14320 and 14340 Sullyfield Circle
Chantilly, VA 20151
FAIRFAX COUNTY
Fair Oaks
Northrop Grumman Aerospace
Westone Plaza
Sully Rd
Stringfellow Rd
Fair Oaks Mall
Chantilly Natl. Golf & CC
Ellanor C. Lawrence Park
Fair Lakes Promenade
London Towne
Centreville
Fairfax Corner
Cub Run Park
Village Center
Stone Rd
Lee Hwy
Wash. DC 20 miles
Centrewood Plaza
Pickwick Square Shopping Center
Centre Ridge Marketplace
Braddock Rd
Twin Lakes Golf Course
Edgelea
Popes Head Rd
Fairfax Station
28
267
606
50
608
620
286
659
29
66
Gaithersburg
Poolesville
Purcellville
Leesburg
Olney
MARYLAND
Rockville
Ashburn
Wheaton
Sterling
Great Falls
Potomac
Silver Spring
Bethesda
Middleburg
Aldie
Brambleton
Herndon
VIRGINIA
Reston
WASH. DC
McLean
ARLINGTON
Oakton
Chantilly
Centreville
Fairfax
Haymarket
Annandale
ALEXANDRIA
Gainesville
Manassas
Burke
Springfield
Franconia
Nokesville
Lake Ridge
Lorton
Catlett
Dale City
Calverton
Woodbridge
Midland

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Sullyfield Commerce Center I & II

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/BBB-(sf)/NR		Property Type – Subtype:	Industrial - Flex
	Original Principal Balance:	$20,000,000		Location:	Chantilly, VA
	Cut-off Date Balance:	$20,000,000		Size:	245,888 SF
	% of Initial Pool Balance:	2.9%		Cut-off Date Balance Per SF:	$81.34
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$81.34
	Borrower Sponsors:	Barry Malkin; Stephen J. Malkin; Randi H. Steinberger; Neal Gumbin; Jill Gumbin Hansen; David Goldstein; Helaine D. Levy; David Beckham		Year Built/Renovated:	1985/NAP
	Guarantors:	Eagle River Investors, LLC; Continental Development Co; BGV Capital, LLC		Title Vesting:	Fee
	Mortgage Rate:	3.0150%		Property Manager:	Self-managed
	Note Date:	October 20, 2020		Current Occupancy (As of):	94.4% (9/30/2020)
	Seasoning:	1 month		YE 2019 Occupancy:	83.6%
	Maturity Date:	November 6, 2030		YE 2018 Occupancy:	93.8%
	IO Period:	120 months		YE 2017 Occupancy:	91.0%
	Loan Term (Original):	120 months		As-Is Appraised Value:	$45,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$183.01
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraisal Valuation Date:	October 1, 2020
	Call Protection:	L(25),D(90),O(5)
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	None
	Additional Debt Type (Balance):	NAP		Underwriting and Financial Information(3)
				TTM NOI (8/31/2020)(2):	$2,534,977
				YE 2019 NOI(4):	$2,222,204
				YE 2018 NOI(4):	$2,770,346

				U/W Revenues:	$4,034,438
				U/W Expenses:	$940,059
Escrows and Reserves(1)				U/W NOI(2):	$3,094,379
	Initial	Monthly	Cap	U/W NCF:	$2,887,833
Taxes	$24,579	$24,579	NAP	U/W DSCR based on NOI/NCF:	5.06x / 4.72x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	15.5% / 14.4%
Replacement Reserve	$0	$2,049	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	15.5% / 14.4%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	44.4%
Outstanding TI Reserve	$4,865,274	$0	NAP
Free Rent Reserve	$118,786	$0	NAP	LTV Ratio at Maturity:	44.4%

Sources and Uses
Sources			Uses
Original loan amount	$20,000,000	100.0%	Loan payoff	$14,262,484	71.3%
			Upfront reserves	$5,008,640	25.0
			Closing costs	$573,521	2.9
			Return of equity	$155,355	0.8
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%

(1)	See “Escrows” section below.
(2)	The difference between the TTM NOI and U/W NOI is primarily due to an increase in occupancy as a result of Dynex Technologies, Inc.’s expansion at the Sullyfield Commerce Center I & II Property in January 2020.
(3)	While the Sullyfield Commerce Center I & II Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Sullyfield Commerce Center I & II Mortgage Loan more severely than assumed in the underwriting of the Sullyfield Commerce Center I & II Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(4)	The difference between YE 2019 NOI and YE 2018 NOI is primarily due to a decrease in occupancy.

The Mortgage Loan. The mortgage loan (the “Sullyfield Commerce Center I & II Mortgage Loan”) is evidenced by a first mortgage encumbering the fee simple interest in a 245,888 square foot, two-building, industrial-flex property located in Chantilly, Virginia (the “Sullyfield Commerce Center I & II Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Flex	Loan #10	Cut-off Date Balance:	$20,000,000
14320 and 14340 Sullyfield Circle	Sullyfield Commerce Center I & II	Cut-off Date LTV:	44.4%
Chantilly, VA, 20151		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	15.5%

The Borrowers and Borrower Sponsors. The borrowing entities for the Sullyfield Commerce Center I & II Mortgage Loan are Eagle River-Virginia, LLC, BGV Sullyfield Circle, LLC, and CDC Sullyfield Circle, LLC (the “Sullyfield Commerce Center I & II Borrowers”), as tenants-in-common, each a special purpose entity with at least one independent director.

The borrower sponsors and non-recourse carve-out guarantors are Eagle River Investors, LLC (75.0% ownership), BGV Capital, LLC (22.2% ownership), and Continental Development Co. (2.8% ownership). Eagle River Investors, LLC (“ERI”) is an investment vehicle for the Malkin Family, and is the family office of Barry Malkin, the co-founder and Senior Managing Director of GEM Realty Capital. ERI has invested in properties all over the United States, including Palo Alto, San Francisco, Honolulu, Austin, and Washington, and has a net worth of approximately of $90 million as of year-end 2019. The borrower sponsors acquired the Sullyfield Commerce Center I & II Mortgage Property in October 2019. In addition, one of the borrower sponsors was subject to a prior foreclosure proceeding unrelated to the Sullyfield Commerce Center I & II Mortgage Loan, which was filed and subsequently terminated in 2011. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Sullyfield Commerce Center I & II Property is an industrial-flex property totaling 245,888 square feet located at 14340 (“Center I”) and 14320 (“Center II”) Sullyfield Circle in Chantilly, Virginia, approximately 25 miles west of Washington D.C. The Sullyfield Commerce Center I & II Property was built in 1985, consists of two, two-story buildings and is situated on a 13.02-acre site. Center I features 146,011 square feet, with 12 dock doors and 7 grade level doors. Center II features 99,877 square feet, with no dock or grade doors. Display-office areas consist of approximately 43.1% of NRA or 106,003 square feet of the Sullyfield Commerce Center I & II Property and have higher quality finishes with some renovated restrooms. The warehouse area (approximately 56.9% of NRA or 139,885 square feet) features 22-foot clear heights and 30’x40’ column spacing. The Sullyfield Commerce Center I & II Property is served by 568 surface parking spaces at 2.2 per 1,000 square feet of net rentable area. As of September 30, 2020, the Sullyfield Commerce Center I & II Property is 94.4% leased to 10 tenants.

COVID-19 Update. As of November 10, 2020, the Sullyfield Commerce Center I & II Property is open. Tenants representing 100.0% of the occupied NRA and 100.0% of underwritten in place base rent for occupied space have paid both October and November 2020 rent payments. As of November 10, 2020, the borrower sponsors reported that no tenants have requested rent relief. As of November 10, 2020, there has been no forbearance or modification request on the Sullyfield Commerce Center I & II Mortgage Loan, which has a first payment date of December 6, 2020.

Major Tenants.

Dynex Technologies, Inc. (81,795 square feet; 33.3% of NRA; 39.7% of underwritten base rent; 7/31/2030 lease expiration) - The largest tenant at the Sullyfield Commerce Center I & II Property, Dynex Technologies, Inc. (“Dynex”), leases 81,795 square feet (33.3% of NRA) through July 2030 in Center I. The Dynex space consists of 77,917 square feet of warehouse space and 3,878 square feet of office space. Dynex was founded over 60 years ago and is a medical technology firm which delivers automated microplate processing systems to improve health outcomes for patients. In 2017, Dynex was acquired by Telegraph Hill Partners, a venture capital firm that invests in companies in the life sciences, medical device, and healthcare industries. Dynex is currently working with COVID-19 test kit manufacturers, distributor partners and end-user Clinical Labs on implementation and automation of novel COVID-19 tests. Dynex is headquartered at the Sullyfield Commerce Center I & II Property and has locations in the United Kingdom, Germany and Hong Kong. Dynex has been in occupancy at the Sullyfield Commerce Center I & II Property since 2004, having executed multiple renewals. Most recently, Dynex expanded its space to a total of 81,795 square feet and extended its lease to July 2030. The lease provides for two, five-year renewal options with a 12-month notice requirement. The lease does not provide for any termination options.

Northrop Grumman Systems Corporation (45,897 square feet; 18.7% of NRA; 22.0% of underwritten base rent; 2/28/2021 & 8/31/2021) - The second largest tenant at the Sullyfield Commerce Center I & II Property, Northrop Grumman Systems Corporation (“Northrop Grumman”) (rated BBB/Baa1/NR by Fitch/Moody’s/S&P), leases 15,729 square feet through August 2021 (“NG August 2021 Lease”) and 30,168 square feet through February 2021 (“NG February 2021 Lease”) in Center II, for a total of 45,897 square feet (18.7% of NRA). Northrop Grumman is an American global aerospace and defense technology company, employing over 90,000 employees, with multiple locations in Virginia, as well as California, Maryland, Australia, and the United Kingdom. Northrop Grumman has occupied its space since 2006, and extended its lease multiple times, most recently in 2018 through 2021. The NG August 2021 Lease provides for two, three-year renewal options and no termination options. The borrower sponsors are finalizing a lease with Northrop Grumman to extend the NG February 2021 Lease, which expires on February 28, 2021. A draft lease was provided to the lender for Northrop Grumman to extend the NG February 2021 Lease by five years at an initial rent of $15.75 per square foot with 2.75% annual escalations. The borrower sponsors anticipate the lease to be executed by December 2020. The extension has not been reflected in the underwriting cash flows, however, an upfront reserve of $118,786 in anticipated tenant improvements was escrowed for such extension.

Criterion Supply, Inc. (F/K/A Mike’s Flooring Companies (26,567 square feet; 10.8% of NRA; 7.8% of underwritten base rent; 6/30/2026 lease expiration) - The third largest tenant at the Sullyfield Commerce Center I & II Property, Criterion Supply, Inc. (F/K/A Mike’s Flooring Companies, Inc.) (“Criterion Supply”), leases 26,567 square feet (10.8% of NRA) in Center I through June 2026. Criterion Supply is a home flooring company offering area rugs, floor laminate, carpeting, and wood flooring. The lease was assigned to Criterion Supply in October 2019 by Mike’s Flooring Companies, Inc. which is a tenant that had been at the property since 2015. The lease provides for one, five-year renewal option and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Flex	Loan #10	Cut-off Date Balance:	$20,000,000
14320 and 14340 Sullyfield Circle	Sullyfield Commerce Center I & II	Cut-off Date LTV:	44.4%
Chantilly, VA, 20151		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	15.5%

The following table presents certain information relating to the tenancy at the Sullyfield Commerce Center I & II Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration	Extension Options	Term. Option (Y/N)
Dynex	NR / NR / NR	81,795	33.3%	$15.85	$1,296,187	39.7%	7/31/2030	2, 5-year	N
Northrop Grumman	BBB / Baa1 / NR	45,897	18.7%	$15.68	$719,722	22.0%	Various(3)	2, 3-year(4)	N
Criterion Supply	NR / NR / NR	26,567	10.8%	$9.64	$256,106	7.8%	6/30/2026	1, 5-year	N
CACI NSS, LLC	NR / NR / NR	25,241	10.3%	$12.25	$309,121	9.5%	8/31/2024	1, 5-year	Y(6)
Katmai Health Services, LLC	NR / NR / NR	14,978	6.1%	$13.00	$194,714	6.0%	5/2/2025	(5)	Y(6)
Total Major Tenants		194,478	79.1%	$14.27	$2,775,850	85.0%
Other Tenants		37,649	15.3%	$12.97	$488,315	15.0%
Occupied Space		232,127	94.4%	$14.06	$3,264,165	100.0%
Vacant Space		13,761	5.6%
Collateral Total		245,888	100.0%

(1)	Based on the underwritten rent roll, including rent increases occurring through August 2021.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	The NG February 2021 Lease and NG August 2021 Lease are scheduled to expire in February 2021 and August 2021, respectively. The borrower sponsors provided a draft lease for Northrop Grumman to extend the NG February 2021 Lease for five years.
(4)	Under the NG August 2021 Lease, Northrop Grumman will have the right to extend the term for two consecutive three-year renewal periods. The NG February 2021 Lease does not feature any extension options, however, the borrower sponsors are finalizing a five-year lease extension with such tenant.
(5)	The extension option term is dependent on the term of the potential underlying government contract with the Department of State.
(6)	Provided CACI NSS, LLC is not in default, it has the option to terminate its lease effective either August 31, 2022 or August 31, 2023. Provided Katmai Health Services, LLC is not in default, it has the option to terminate its lease at any time after the first 15 months following commencement of such extension if such government contract is terminated or fails to renew.

The following table presents certain information relating to the lease rollover schedule at the Sullyfield Commerce Center I & II Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM(3)	3	22,142	9.0%	22,142	9.0%	$292,278	9.0%	$13.20
2020	0	0	0.0%	22,142	9.0%	$0	0.0%	$0.00
2021	2	45,897	18.7%	68,039	27.7%	$719,722	22.0%	$15.68
2022	1	3,607	1.5%	71,646	29.1%	$55,908	1.7%	$15.50
2023	0	0	0.00%	71,646	29.1%	$0	0.0%	$0.00
2024	1	25,241	10.3%	96,887	39.4%	$309,121	9.5%	$12.25
2025	2	18,661	7.6%	115,548	47.0%	$251,616	7.7%	$13.48
2026	2	38,662	15.7%	154,210	62.7%	$394,594	12.1%	$10.21
2027	0	0	0.0%	154,210	62.7%	$0	0.0%	$0.00
2028	0	0	0.0%	154,210	62.7%	$0	0.0%	$0.00
2029	0	0	0.0%	154,210	62.7%	$0	0.0%	$0.00
Thereafter	1	77,917	31.7%	232,127	94.4%	$1,240,926	38.0%	$15.93
Vacant	0	13,761	5.6%	245,888	100.0%	$0	0.0%	$0.00
Total/Weighted Average(4)	12	245,888	100.00%			$3,264,165	100.0%	$14.06
(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through August 2021.
(2)	Certain tenants have more than one lease. In addition, certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.
(3)	Three tenants are leasing space at the Sullyfield Commerce Center I & II Property on a month-to-month basis. The tenants include: (i) Dynamic Animation Systems, Inc. (14,867 square feet) which has been in occupancy since 2011 and executed a month-to-month lease in January 2017; (ii) Dynex, which leases 3,397 square feet of office space on a month-to-month basis in addition to 77,917 square feet of warehouse space leased through July 2030; and (iii) CHU Contracting, Inc., which has leased its space on a month-to-month basis since August 2017.
(4)	Annual underwritten base rent and annual underwritten base rent per square feet excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Flex	Loan #10	Cut-off Date Balance:	$20,000,000
14320 and 14340 Sullyfield Circle	Sullyfield Commerce Center I & II	Cut-off Date LTV:	44.4%
Chantilly, VA, 20151		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	15.5%

The following table presents historical occupancy percentages at the Sullyfield Commerce Center I & II Property:

Historical Occupancy

12/31/2017	12/31/2018(1)	12/31/2019(1)	9/30/2020(2)
91.0%	93.8%	83.6%	94.4%
(1)	Information obtained from the Sullyfield Commerce Center I & II Borrowers.
(2)	Information obtained from the underwritten rent roll dated September 30, 2020.

 Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at Sullyfield Commerce Center I & II Property:

Cash Flow Analysis

	2018	2019	TTM 8/31/2020	U/W(1)(2)	%(3)	U/W $ PSF
Base Rent	$2,928,413	$2,726,126	$2,971,360	$3,205,509	74.7%	$13.04
Contractual Rent Steps	0	0	0	58,655	1.4	0.24
Grossed Up Vacant Space	0	0	0	255,267	6.0	1.04
Gross Potential Rent	$2,928,413	$2,726,126	$2,971,360	$3,519,431	82.0%	$14.31
Other Income	988	15,513	84,078	0	0.0	0.00
Total Recoveries	689,506	558,304	687,078	770,273	18.0	3.13
Net Rental Income	$3,618,907	$3,299,943	$3,742,516	$4,289,704	100.0%	$17.45
(Vacancy & Credit Loss)	0	(142,506)	(494,693)	(255,267)(4)	(7.3)	(1.04)
Effective Gross Income	$3,618,907	$3,157,437	$3,247,823	$4,034,438	94.0%	$16.41

Real Estate Taxes	277,874	267,672	91,224	283,609	7.0	1.15
Insurance	31,371	38,988	38,231	35,102	0.9	0.14
Management Fee	99,797	85,346	83,077	121,033	3.0	0.49
Other Operating Expenses	439,519	543,226	500,314	500,314	12.4	2.03
Total Operating Expenses	$848,561	$935,233	$712,847	$940,059	23.3%	$3.82

Net Operating Income(5)	$2,770,346	$2,222,204	$2,534,977	$3,094,379	76.7%	$12.58
Replacement Reserves	0	0	0	122,944	3.0	0.50
TI/LC	0	0	0	83,602	2.1	0.34
Net Cash Flow	$2,770,346	$2,222,204	$2,534,977	$2,887,833	71.6%	$11.74

NOI DSCR	4.53x	3.63x	4.15x	5.06x
NCF DSCR	4.53x	3.63x	4.15x	4.72x
NOI Debt Yield	13.9%	11.1%	12.7%	15.5%
NCF Debt Yield	13.9%	11.1%	12.7%	14.4%

(1)	Annual U/W Base Rent includes contractual rent steps through August 2021.
(2)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the U/W information in this table.
(3)	Represents (i) percent of Net Rental income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(4)	Underwritten economic vacancy is 6.0%. The Sullyfield Commerce Center I & II Property was 94.4% leased as of September 30, 2020
(5)	The difference between YE 2019 NOI and YE 2018 NOI is primarily due to a decrease in occupancy. The difference between the TTM NOI (8/31/2020) and underwritten NOI is primarily due to an increase in occupancy as a result of Dynex’s expansion in January 2020.

Appraisal. The appraiser concluded to an “as-is” Appraised Value of $26,700,000 and $18,300,000 for Center I and Center II of the Sullyfield Commerce Center I & II Property, respectively, for an aggregate value of $45,000,000 as of October 1, 2020.

Environmental Matters. According to the Phase I environmental site assessment dated October 2, 2020, there was no evidence of any recognized environmental conditions at the Sullyfield Commerce Center I & II Property.

Market Overview and Competition. The Sullyfield Commerce Center I & II Property is located in Chantilly, Virginia, within Fairfax County, and forms part of the Washington-Arlington-Alexandria, DC-VA-MD-WV metropolitan statistical area, also known as the National Capital Region. The city of Chantilly is located approximately 25 miles west of Washington, D.C. and is bordered by Herndon to the north, Reston to the northeast, Centreville to the south, and South Riding to the west. The Sullyfield Commerce Center I & II Property is located within one mile of U.S. Route 50, and within three miles of State Route 86 which offer connectivity to Dulles International Airport (approximately 4 miles south) and Washington D.C. Chantilly is the main employment center for the western portion of Fairfax County. The main economic activity is high-technology manufacturing with companies such as Lockheed Martin, Man

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Flex	Loan #10	Cut-off Date Balance:	$20,000,000
14320 and 14340 Sullyfield Circle	Sullyfield Commerce Center I & II	Cut-off Date LTV:	44.4%
Chantilly, VA, 20151		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	15.5%

Tech International, and The Aerospace Corporation, as well as government defense contractors including the FBI, CIA, and NRO. The census-designated place is home to two industrial clusters in the northwestern and southeastern areas, a portion of the largest industrial park, Westfields, is also housed within Chantilly.

According to a third-party appraisal report, the 2019 population within a one-, three- and five-mile radius of the Sullyfield Commerce Center I & II Property was 8,386, 69,753 and 229,388, respectively. The 2019 average household income within the same radii was $119,687, $181,580 and $169,206, respectively.

According to a third-party appraisal report, as of the second quarter of 2020, the Route28/Dulles South market has a total inventory of approximately 12.4 million square feet with approximately 1.1 million square feet vacant indicating a current vacancy rate of 8.6% and asking rents of $11.50 per square foot. No additional inventory was delivered in the last year, and net absorption was positive 0.5% (62,260 square feet) during the second quarter of 2020. Furthermore, no properties are currently under construction in the submarket. The competitive set per the appraisal includes five properties ranging in occupancy from 81.4% to 100.0%, with a weighted average occupancy of 94.5%. Adjusting for the office/flex space, the asking rents per square foot for office space range from $14.27 to $30.90 per square foot (NNN), with a weighted average of $19.14 per square foot (NNN). Based on the appraiser concluded market rents of $13.95 per square foot (NNN) for 1st floor office space, $15.50 per square foot (NNN) for 2nd floor office space, and $16.50 per square foot (NNN) for the warehouse space, the Sullyfield Commerce Center I & II Property’s weighted average in-place rents of $14.06 per square foot (NNN) are approximately 26.5% below market.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Sullyfield Commerce Center I & II Property:

Market Rent Summary(1)

	Basic Flex	2nd Floor Office	Premium Flex
NRA (SF)	109,477	28,326	108,085
Market Rent (PSF)	$14.00	$15.50	$16.50
Lease Term (Years)	5 years	5 years	7 years
Lease Type (Reimbursements)	NNN	Continue Prior	NNN
Rent Increase Projection	3.0%/yr.	3.0%/yr.	3.0%/yr.

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Sullyfield Commerce Center I & II Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Year Built	Sale Date	Actual Sale Price	Sale Price (PSF)
Techwood @ BWI	Hanover, MD	128,977	1988	Mar-20	$22,083,633	$171
Telos	Ashburn, VA	190,000	1984	Sep-19	$26,125,000	$138
Avion Business Park	Chantilly, VA	318,287	1988	Jun-19	$43,500,000	$137
Telegraph Road Business Park	Severn, MD	124,428	2001	May-19	$18,000,000	$145
Gude Commerce Center	Rockville, MD	79,642	1974	Feb-18	$14,550,000	$183
Dulles Business Park	Chantilly, VA	100,505	1998	Mar-18	$13,800,000	$137
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Flex	Loan #10	Cut-off Date Balance:	$20,000,000
14320 and 14340 Sullyfield Circle	Sullyfield Commerce Center I & II	Cut-off Date LTV:	44.4%
Chantilly, VA, 20151		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	15.5%

The following tables present certain information relating to comparable office leases for the Sullyfield Commerce Center I & II Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	NRA (SF)	Distance from Subject	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (YRS)	Annual Base Rent PSF(2)	Lease Type
Chantilly Plaza IV 14155 Sullyfield Cir. Chantilly, VA	1989	39,450	0.3 miles	94%	Undisclosed	2,219	Nov-20	5.0	$15.59	NNN
Brookfield Corporate Quest 4451 Brookfield Corporate Dr. Chantilly, VA	1988	34,485	0.6 miles	81%	Ubelhart, Rogstad & Associates	1,823	Jun-19	3.0	$18.06	FSG
Flint Lee North 14740 Flint Lee Rd Chantilly, VA	1990	33,800	0.8 miles	100%	Hound Dog Enterprises LLC	2,236	Jun-20	3.0	$14.27	IG
Chantilly Plaza I 14225 Sullyfield Cir. Chantilly, VA	1989	39,557	0.1 miles	100%	Microgen Health, Inc	4,484	Feb-20	6.0	$18.70	NNN
Chantilly Flex 44218 Wade Dr, Chantilly, VA	1985	9,000	2.5 miles	100%	Undisclosed Undisclosed	1,500 1,500	Apr-20 Nov-19	2.0 1.0	$17.60 $17.60	NNN
(1)	Information obtained from the appraisal.

(2)	Adjusted annual base rent reflects both COVID consideration and property quality/condition adjustments.

Escrows.

Real Estate Taxes – The Sullyfield Commerce Center I & II Mortgage Loan documents require an upfront real estate tax reserve of $24,579 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially estimated at $24,579).

Insurance – The Sullyfield Commerce Center I & II Mortgage Loan documents did not require an upfront insurance reserve. The Sullyfield Commerce Center I & II Mortgage Loan documents requires ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months. Notwithstanding the foregoing, the Sullyfield Commerce Center I & II Borrowers’ obligation to make monthly deposits on account of insurance premiums will be waived so long as (i) a blanket insurance policy reasonably acceptable to lender is provided that satisfies the insurance requirements in the Sullyfield Commerce Center I & II Mortgage Loan documents, (ii) no event of default will have occurred and be continuing, and (iii) Sullyfield Commerce Center I & II Borrowers provides periodic evidence of acceptable renewals and timely-paid premiums.

Replacement Reserve – The Sullyfield Commerce Center I & II Mortgage Loan documents require ongoing monthly replacement reserves of $2,049.

TI/LC Reserve – The Sullyfield Commerce Center I & II Mortgage Loan documents require an ongoing monthly TI/LC reserve during any Cash Management Period (as defined below).

Free Rent Reserve – The Sullyfield Commerce Center I & II Mortgage Loan documents require an upfront free rent reserve of $118,786 of rent holdback in connection with Northrop Grumman’s draft letter to extend its lease at Center I by five years.

Outstanding TI Reserve – The Sullyfield Commerce Center I & II Mortgage Loan documents require an upfront outstanding TI reserve of $4,865,274 for tenants Dynex ($4,441,269) and Northrop Grumman ($424,005). Dynex expanded its space to a total of 81,795 square feet and extended its lease to July 2030. Northrop Grumman has provided a draft letter of intent to extend the NG February 2021 Lease by five years. Provided the NG February 2021 Lease is extended prior to expiration, the reserved tenant improvement funds will be used toward any landlord obligations in the new lease and the reserved rent will be released to the Sullyfield Commerce Center I & II Borrowers. If the NG February 2021 Lease is not extended prior to expiration, the funds will be transferred to the TI/LC Reserve.

Lockbox and Cash Management. The Sullyfield Commerce Center I & II Mortgage Loan is structured with a hard lockbox with springing cash management upon a Cash Management Period. At origination, the Sullyfield Commerce Center I & II Borrowers and property manager were required to send direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender.

During a Cash Management Period, all funds in the lockbox account are required to be deposited on a daily basis into a lender-controlled cash management account. So long as no event of default is continuing under the Sullyfield Commerce Center I & II Mortgage Loan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Flex	Loan #10	Cut-off Date Balance:	$20,000,000
14320 and 14340 Sullyfield Circle	Sullyfield Commerce Center I & II	Cut-off Date LTV:	44.4%
Chantilly, VA, 20151		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	15.5%

documents, funds in the cash management account are required to be applied (i) to make deposits into the tax and insurance reserves, (ii) to pay debt service on the Sullyfield Commerce Center I & II Mortgage Loan, (iii) to make deposits into the recurring replacements reserve (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender) and extraordinary operating or capital expenses reasonably approved by the lender, and (v) to pay any remainder into either an excess cash flow account, to be held by the lender as additional security for the Sullyfield Commerce Center I & II Mortgage Loan during the continuance of the Cash Management Period or if no Cash Management Period is continuing, an account designated by the Sullyfield Commerce Center I & II Borrowers.

A “Cash Management Period” means the occurrence of: (a) an event of default, or (b) the debt service coverage ratio being less than 1.20x at the end of any quarter.

Property Management. The Sullyfield Commerce Center I & II Property is managed by Beckham Gumbin Ventures, LLC, an affiliate of the Sullyfield Commerce Center I & II Borrowers. Beckham Gumbin Ventures, LLC signed a sub-management agreement with, an affiliate, Beltway Property Management, LLC. Beltway Property Management, LLC manages, operates, and maintains the Sullyfield Commerce Center I & II Property on the day-to-day. Beckham Gumbin Ventures, LLC is a small, privately held real estate investment and development company.

Partial Release. On any business day after the earlier of (x) October 20, 2023 and (y) the date that is two years from the “startup day” (within the meaning of Section 860G(a)(9) of the Code) of the REMIC Trust, the Sullyfield Commerce Center I & II Borrowers may obtain the release of either Center I or Center II from the lien of the Sullyfield Commerce Center I & II Mortgage Loan upon a bona fide third-party sale, subject to the satisfaction of certain conditions, including, but not limited to: (i) the Sullyfield Commerce Center I & II Borrowers defease an amount of principal equal to the greater of (x) 95.0% of the net sale proceeds for the released building and (y) 120% of the Allocated Loan Amount (as defined below) for such building; (ii) after giving effect to such release and defeasance, the debt yield for the remaining portion of the Sullyfield Commerce Center I & II Property is no less than the greater of (x) the debt yield immediately preceding such release and (y) 14.0%; and (iii) the Sullyfield Commerce Center I & II Borrowers obtain a REMIC opinion.

“Allocated Loan Amount” means an amount equal to $11,886,667 with respect to Center I and $8,133,333 with respect to the Center II.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Sullyfield Commerce Center I & II Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Sullyfield Commerce Center I & II Borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Sullyfield Commerce Center I & II Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – 10725 North De Anza Boulevard

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$20,000,000		Location:	Cupertino, CA
	Cut-off Date Balance:	$20,000,000		Size:	39,961 SF
	% of Initial Pool Balance:	2.9%		Cut-off Date Balance Per SF:	$500.49
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$500.49
	Borrower Sponsor:	Walnut Hill Group LLC – Series A		Year Built/Renovated:	1988/2013
	Guarantor:	Walnut Hill Group LLC - Series A		Title Vesting:	Fee
	Mortgage Rate:	3.3020%		Property Manager:	Tenant-managed
	Note Date:	October 9, 2020		Current Occupancy (As of):	100.0% (12/1/2020)
	Seasoning:	2 months		YE 2019 Occupancy:	100.0%
	Maturity Date:	October 11, 2030		YE 2018 Occupancy:	100.0%
	IO Period:	120 months		YE 2017 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2016 Occupancy:	100.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$38,900,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$973.45
	Call Protection:	L(26),D(90),O(4)		As-Is Appraisal Valuation Date:	August 20, 2020
	Lockbox Type:	Hard/Upfront Cash Management		Underwriting and Financial Information(5)
	Additional Debt:	None		TTM NOI (7/31/2020):	$1,625,954
	Additional Debt Type (Balance):	NAP		YE 2019 NOI:	$1,561,176
				YE 2018 NOI:	$1,512,067
				YE 2017 NOI:	$1,473,924
				U/W Revenues:	$2,046,102
				U/W Expenses:	$375,588
Escrows and Reserves				U/W NOI:	$1,670,514
	Initial	Monthly	Cap	U/W NCF:	$1,594,932
Taxes(1)	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	2.49x / 2.38x
Insurance(2)	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	8.4% / 8.0%
Replacement Reserve(3)	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	8.4% / 8.0%
TI/LC Reserve(4)	$0	Springing	NAP	Cut-off Date LTV Ratio:	51.4%
				LTV Ratio at Maturity:	51.4%

Sources and Uses
Sources			Uses
Original loan amount	$20,000,000	100.0%	Loan payoff	$12,284,222	61.4%
			Closing costs	310,584	1.6
			Return of equity	7,405,194	37.0
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%

(1)	Ongoing tax reserves in an amount equal to 1/12th of the taxes that the lender estimates will be payable for the next 12 months will be required upon: (i) the occurrence and continuance of an event of default; (ii) Apple Inc. (“Apple”) not being obligated to pay or not paying taxes directly; (iii) the borrower not providing the lender with timely proof of payment; or (iv) Apple’s lease not being in full force and effect or being in a landlord/tenant default period.

(2)	Ongoing insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage will be required upon: (i) the occurrence and continuance of an event of default; (ii) the property policies not being part of a blanket reasonably approved by lender; (iii) the borrower not providing the lender with evidence of renewal of such policies; or (iv) the borrower not providing the lender with receipts for payments at least 10 business days prior to the policy expiration.

(3)	Ongoing replacement reserves in an amount equal to $666 per month will be required upon: (i) the occurrence and continuance of an event of default; (ii) NCF DSCR being less than 1.20x (tested quarterly); (iii) Apple (or an acceptable replacement tenant) defaulting under its lease, filing (or otherwise becoming involved as a debtor in a) bankruptcy (or similar insolvency proceeding), terminating its lease (or giving notice of its intent to do so), having its long term unsecured debt rating be downgraded below investment grade, or Apple not renewing its lease by March 31, 2024; (iv) Apple (or an acceptable replacement tenant) going dark or vacating (or giving notice of its intent to do so); provided, however, that if Apple or such replacement tenant is leasing 100% of the property, has a long-term unsecured debt rating of at least investment grade, and is not in default under its lease, replacement reserves will not be required; (v) Apple or a replacement tenant reasonably approved by the lender not leasing 100% of the property; or (vi) the lender determining that the borrower is not adequately maintaining the property.

(4)	Ongoing TI/LC reserves in an amount equal to $4,163 per month will be required upon: (i) the occurrence and continuance of an event of default; (ii) NCF DSCR being less than 1.20x (tested quarterly); (iii) Apple (or an acceptable replacement tenant) defaulting under its lease, filing (or otherwise becoming involved as a debtor in a) bankruptcy (or similar insolvency proceeding), terminating its lease (or giving notice to do so), having its long term unsecured debt rating be downgraded below investment grade, or Apple not renewing its lease by March 31, 2024; (iv) Apple (or an acceptable replacement tenant) going dark or vacating (or giving notice of its intent to do so); provided, however, that if Apple or such replacement tenant is leasing 100% of the property, has a long-term unsecured debt rating of at least investment grade, and is not in default under its lease, replacement reserves will not be required; or (v) Apple (or a replacement tenant reasonably approved by the lender) not leasing 100% of the property.

(5)	While the 10725 North De Anza Boulevard Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 10725 North De Anza Boulevard Mortgage Loan (as defined below) more severely than assumed in the underwriting of 10725 North De Anza Boulevard Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #11	Cut-off Date Balance:	$20,000,000
10725 North De Anza Boulevard	10725 North De Anza Boulevard	Cut-off Date LTV:	51.4%
Cupertino, CA 95014		U/W NCF DSCR:	2.38x
		U/W NOI Debt Yield:	8.4%

The Mortgage Loan. The mortgage loan (the “10725 North De Anza Boulevard Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 39,961 square foot office building located in Cupertino, California (the “10725 North De Anza Boulevard Property”).

The Property. The 10725 North De Anza Boulevard Property comprises a 39,961 square foot, 3-story suburban office property located in Cupertino, California. Constructed in 1988 and renovated in 2013, the 10725 North De Anza Boulevard Property was 100.0% leased as of December 1, 2020 to Apple, which has been at the property since 2005. Apple’s new headquarters is located 2.0 miles east of the property. The 10725 North De Anza Boulevard Property is situated on an approximately 2.2-acre site and includes 132 parking spaces, resulting in a parking ratio of approximately 3.3 spaces per 1,000 square feet of net rentable area.

Major Tenant.

Apple (Fitch/Moody’s/S&P: NR/Aa1/AA+; 39,961 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; 3/31/2025 lease expiration) – Apple is an American technology company headquartered in Cupertino, CA that designs, manufactures, and markets personal computers and related personal computing and mobile communication devices along with a variety of related software, services, peripherals, and networking solutions. Apple has been at the property since 2005 and has renewed its lease three times, most recently in 2020 for 5 years through March 2025. Apple’s lease is structured with approximately 3% contractual rent escalations every year. The entity on the lease is Apple Inc. There are no termination options or extension options remaining.

The following table presents certain information relating to the tenancy at the 10725 North De Anza Boulevard Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)(3)	Annual U/W Base Rent(2)(3)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Apple	NR/Aa1/AA+	39,961	100.0%	$44.50	$1,778,352	100.0%	3/31/2025	N	N
Occupied Collateral Total		39,961	100.0%	$44.50	$1,778,352	100.0%
Vacant Space		0	0.0%

Collateral Total		39,961	100.0%

(1)	Ratings are those of the parent company, which is the entity on the lease.

(2)	The Annual U/W Base Rent PSF and Annual U/W Base Rent includes Apple’s 3% rent increase totalling $51,797, which is scheduled to occur in April 2021.

(3)	Due to the investment grade nature of the tenant, the lender applied straight line rent averaging credit separately from underwritten base rent. Including the straight line rent averaging credit, the total effective underwritten rent for Apple is $46.10 PSF. See "Cash Flow Analysis" below.

The following table presents certain information relating to the lease rollover schedule at the 10725 North De Anza Boulevard Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	1	39,961	100.0%	39,961	100.0%	$1,778,352	100.0%	$44.50
2026	0	0	0.0%	39,961	100.0%	$0	0.0%	$0.00
2027	0	0	0.0%	39,961	100.0%	$0	0.0%	$0.00
2028	0	0	0.0%	39,961	100.0%	$0	0.0%	$0.00
2029	0	0	0.0%	39,961	100.0%	$0	0.0%	$0.00
2030	0	0	0.0%	39,961	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	39,961	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	39,961	100.0%	$0	0.0%	$0.00
Total/Weighted Average	4	39,961	100.0%			$1,778,352	100.0%	$44.50

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #11	Cut-off Date Balance:	$20,000,000
10725 North De Anza Boulevard	10725 North De Anza Boulevard	Cut-off Date LTV:	51.4%
Cupertino, CA 95014		U/W NCF DSCR:	2.38x
		U/W NOI Debt Yield:	8.4%

The following table presents historical occupancy percentages at the 10725 North De Anza Boulevard Property:

Historical Occupancy(1)

12/31/2016	12/31/2017	12/31/2018	12/31/2019	12/1/2020(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Historical Occupancy is based on the lease commencement dates as of the Apple lease and lease amendments.

(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of November 16, 2020, the 10725 North De Anza Boulevard Property is open and operating; however, Apple employees have the option to work remotely. Apple is current on its rent through November 2020 and has not requested any rent relief. The borrower has made all debt service payments through the November payment date and, as of the date hereof, the 10725 North De Anza Boulevard Mortgage Loan is not subject to any modification or forbearance request.

Market Overview and Competition. The 10725 North De Anza Boulevard Property is located in Cupertino, California, approximately 9.2 miles west of the San Jose central business district, with primary access provided by Interstate 280, US Highway 101, and State Highway 85. According to the appraisal, Santa Clara County is located within Silicon Valley, which has a large concentration of high-technology and research & development employers. Silicon Valley’s top employers are Apple Inc. (approximately 25,000 employees) and Alphabet Inc. (approximately 20,000 employees) and include Tesla Inc. (approximately 10,000 employees) and Facebook Inc. (approximately 9,385 employees). Apple’s 3.8 million square foot headquarters is adjacent to the property, Google’s headquarters in Mountain View is 9.2 miles northwest, and Facebook’s headquarters in Menlo Park is approximately 15.5 miles to the northwest. According to a third party market research report, the estimated 2020 population within a three- and five-mile radius was approximately 220,436 and 486,889, respectively; and the estimated 2020 average household income within the same radii was approximately $206,128 and $192,122, respectively.

According to a third party market research report, the 10725 North De Anza Boulevard Property is situated within the Cupertino submarket of the San Jose Office Market. As of October 27, 2020 the submarket reported a total inventory of approximately 7.8 million square feet with a 4.4% vacancy rate and averaging asking rent of $67.77 PSF. Apple is the largest tenant in the submarket with approximately 5.3 million square feet of office space.

The appraiser identified six leases negotiated in competitive buildings in the marketplace totaling approximately 921,195 square feet with direct rents ranging from $49.80 to $70.20 per square foot, net, with an average of $57.10 per square foot, net. The appraiser concluded to a market rent of $57.00 per square foot, net.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 10725 North De Anza Boulevard Property:

Market Rent Summary(1)

Office
Market Rent (PSF)	$57.00

Lease Term (Years)	10

Lease Type (Reimbursements)	Net

Rent Increase Projection	3.0% per annum

Tenant Improvements (New Tenants) (PSF)	$30

Tenant Improvements (Renewals) (PSF)	$5

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #11	Cut-off Date Balance:	$20,000,000
10725 North De Anza Boulevard	10725 North De Anza Boulevard	Cut-off Date LTV:	51.4%
Cupertino, CA 95014		U/W NCF DSCR:	2.38x
		U/W NOI Debt Yield:	8.4%

The table below presents certain information relating to comparable sales pertaining to the 10725 North De Anza Boulevard Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Occupancy	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
620 National	Mountain View, CA	2016/NAP	100%	151,064	Sep-19	$190,000,000	$1,258
20300 Stevens Creek Boulevard	Cupertino, CA	1985/NAP	100%	311,240	Aug-19	$290,000,000	$932
650 Almanor Avenue	Sunnyvale, CA	1975/2015	100%	54,215	May-19	$39,200,000	$723
Grove 221	Sunnyvale, CA	2019/NAP	100%	154,987	Mar-19	$183,000,000	$1,181
A Single-Tenant Office Building	Los Gatos, CA	2015/NAP	100%	113,520	Jan-19	$85,000,000	$749

(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable office leases related to 10725 North De Anza Boulevard Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
10725 North De Anza Boulevard (subject) Cupertino, CA	1988/2013	39,961(2)	-	100.0%(2)
1050 Enterprise Way Sunnyvale, CA	2007/NAP	317,166	9.3 miles	NAV	Comcast	80,995	Jan-20	7.0 Yrs	$60.00	Net
20400 Stevens Creek Boulevard Cupertino, CA	1987/NAP	190,041	1.0 mile	NAV	Confidential	11,990	Oct-19	5.0 Yrs	$55.20	Net
20883 Stevens Creek Boulevard Cupertino, CA	1981/NAP	24,555	1.1 miles	NAV	Apple	23,744	Apr-19	4.0 Yrs	$49.80	Net
20400 Stevens Creek Boulevard Cupertino, CA	1987/NAP	190,041	1.0 mile	NAV	Demisto	9,535	Jan-19	3.8 Yrs	$50.40	Net
800 W. California Avenue Sunnyvale, CA	2002/NAP	58,000	4.4 miles	NAV	Druva	32,035	Jan-19	5.0 Yrs	$57.00	Net
2440 El Camino Real Mountain View, CA	1986/2003	141,392	8.2 miles	NAV	Udacity	39,800	Sep-18	7.0 Yrs	$70.20	Net

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #11	Cut-off Date Balance:	$20,000,000
10725 North De Anza Boulevard	10725 North De Anza Boulevard	Cut-off Date LTV:	51.4%
Cupertino, CA 95014		U/W NCF DSCR:	2.38x
		U/W NOI Debt Yield:	8.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 10725 North De Anza Boulevard Property:

Cash Flow Analysis

	2018	2019	TTM 7/31/2020	U/W	%(1)	U/W $ per SF
Base Rent	$1,509,327	$1,556,081	$1,620,898	$1,778,352(2)	81.6%	$44.50
Rent Averaging Credit	0	0	0	63,871(3)	2.9	1.60
Grossed Up Vacant Space	0	0	0	0	0	0.00
Gross Potential Rent	$1,509,327	$1,556,081	$1,620,898	$1,842,223	84.5%	$46.10
Total Recoveries	67,430	71,498	72,534	337,255	15.5	8.44
Net Rental Income	$1,576,757	$1,627,579	$1,693,432	$2,179,478	100.0%	$54.54
(Vacancy & Credit Loss)	0	0	0	(133,376)(4)	(7.5)	(3.34)
Effective Gross Income	$1,576,757	$1,627,579	$1,693,432	$2,046,102	93.9%	$51.20

Real Estate Taxes	0	0	0	242,211	11.8	$6.06
Insurance	55,809	58,242	59,342	23,897	1.2	0.60
Management Fee	0	0	0	61,383	3.0	1.54
Other Operating Expenses	8,881	8,161	8,136	48,097	2.4	1.20
Total Operating Expenses	$64,690	$66,403	$67,478	$375,588	18.4%	$9.40

Net Operating Income	$1,512,067	$1,561,176	$1,625,954	$1,670,514	81.6%	$41.80
Replacement Reserves	0	0	0	7,992	0.4	0.20
TI/LC	0	0	0	67,590	3.3	1.69
Net Cash Flow	$1,512,067	$1,561,176	$1,625,954	$1,594,932	77.9%	$39.91

NOI DSCR	2.26x	2.33x	2.43x	2.49x
NCF DSCR	2.26x	2.33x	2.43x	2.38x
NOI Debt Yield	7.6%	7.8%	8.1%	8.4%
NCF Debt Yield	7.6%	7.8%	8.1%	8.0%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Base Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	The Annual U/W Base Rent PSF and Annual U/W Base Rent includes Apple’s 3% rent increase totaling $51,797, which is scheduled to occur in April 2021.

(3)	Due to the investment grade nature of the tenant, the lender applied straight line rent averaging credit separately from underwritten base rent. Represents the difference between the average rent over the remaining lease term and the U/W Base Rent net of a 7.5% vacancy factor.

(4)	The underwritten economic vacancy is 7.5%. The 10725 North De Anza Boulevard Property was 100.0% leased as of December 1, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 – Bel Villaggio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	LMF Commercial, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Shadow Anchored
	Original Principal Balance(1)(2):	$16,162,250		Location:	Temecula, CA
	Cut-off Date Balance(1)(2):	$16,162,250		Size:	117,726 SF
	% of Initial Pool Balance:	2.3%		Cut-off Date Balance Per SF:	$137.29
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$137.29
	Borrower Sponsor:	Deba Shyam		Year Built/Renovated:	2005/2013
	Guarantor:	Deba Shyam		Title Vesting:	Fee
	Mortgage Rate:	3.5700%		Property Manager:	Coastline Real Estate Investments, LLC (Borrower-related)
	Note Date:	February 5, 2020		Current Occupancy (As of)(3):	72.0% (11/1/2020)
	Seasoning:	10 months		YE 2019 Occupancy(4):	71.6%
	Maturity Date:	February 6, 2030		YE 2018 Occupancy:	71.1%
	IO Period:	120 months		YE 2017 Occupancy:	73.8%
	Loan Term (Original):	120 months		YE 2016 Occupancy:	69.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$26,400,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$224.25
	Call Protection:	L(23),GRTR 1% or YM(93),O(4)		As-Is Appraisal Valuation Date:	November 15, 2019
	Lockbox Type:	Springing		Underwriting and Financial Information(5)
	Additional Debt:	No		TTM NOI (10/31/2020)(6)(7):	$1,186,772
	Additional Debt Type (Balance):	NAP		YE 2019 NOI(6):	$1,492,831
				YE 2018 NOI:	$1,357,181
				YE 2017 NOI:	$1,533,827
				U/W Revenues:	$2,615,622
				U/W Expenses:	$921,805
Escrows and Reserves				U/W NOI(7):	$1,693,817
	Initial	Monthly	Cap	U/W NCF:	$1,551,912
Taxes	$108,059	$20,583	NAP	U/W DSCR based on NOI/NCF:	2.90x / 2.65x
Insurance	$4,418	$1,403	NAP	U/W Debt Yield based on NOI/NCF:	10.5% / 9.6%
Replacement Reserve	$0	$1,472	$52,977	U/W Debt Yield at Maturity based on NOI/NCF:	10.5% / 9.6%
TI/LC Reserve	$0	$10,354	$372,738	Cut-off Date LTV Ratio:	61.2%
Outstanding TI/LC	$385,157	$0	NAP	LTV Ratio at Maturity:	61.2%
Deferred Maintenance	$15,000	$0	NAP
HVAC Repair White Dragon	$2,000	$0	NAP
KB Home Coastal TI(2)	$47,250	$0	NAP
Free Rent	$40,676	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount(1)	$16,965,000	60.0%	Purchase price	$26,100,000	92.3%
Sponsor’s new equity contribution	11,326,363	40.0	Closing costs	136,053	0.5
			Upfront reserves(1)	2,055,310	7.3
Total Sources	$28,291,363	100.0%	Total Uses	$28,291,363	100.0%

(1)	At origination, the original loan amount was $16,965,000 but was decreased by $802,750 in connection with the satisfaction of the earnout reserve release conditions, reducing the original principal balance to $16,162,250. The ‘Sources and Uses’ table presents the original loan amount and the original upfront reserves’ amounts.

(2)	At origination, the borrower deposited $1,500,000 in an earnout reserve relating to the renewal of the KB Home Coastal lease. In March 2020, KB Home renewed its lease. On or about August 8, 2020, the borrower and lender entered into a loan modification agreement pursuant to which the lender (i) released $650,000 from the earnout reserve to the borrower in connection with the lease renewal, (ii) applied $802,750 to the partial prepayment of the outstanding principal balance of the Bel Villaggio Mortgage Loan (as defined below), and (iii) retained $47,250 in the earnout reserve to be used to reimburse the borrower for the tenant improvement allowance pursuant to the Mortgage Loan agreement. In the event KB Homes does not request reimbursement of the $47,250 pursuant to the terms of the KB Home Lease within the time frame in which KB Homes is entitled to request such amounts, then the funds will be transferred from the earnout reserve account to the TI/LC reserve.

(3)	Current occupancy includes Oregano Greek Grill (2,400 square feet / 2.0% of NRA) and Los Panchos Mexican Restaurant (4,730 square feet / 4.0% of NRA), each of which have signed leases but are not yet open for business and have not started paying rent. The opening of these restaurants has been delayed by the novel coronavirus pandemic.

(4)	YE 2019 Occupancy is as of October 31, 2019.

(5)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Bel Villaggio Mortgage Loan was underwritten, based on such prior information. See "Risk Factors—Risks Related to Market Conditions and Other

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #12	Cut-off Date Balance:	$16,162,250
41221-41493 and 41501-41577	Bel Villaggio	Cut-off Date LTV:	61.2%
Margarita Road		U/W NCF DSCR:	2.65x
Temecula, CA 92591		U/W NOI Debt Yield:	10.5%

External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

(6)	The Bel Villaggio borrower acquired the Bel Villaggio Property (as defined below) in December 2019, and the seller did not provide operating statements for November and December 2019. The trailing twelve months as of 10/31/2020 NOI represents September 2019, October 2019 and January 2020 to October 2020. The year end 2019 NOI represents the trailing twelve months from November 2018 through October 2019.

(7)	U/W NOI is greater than TTM 10/31/2020 NOI due to (i) underwritten rent steps totaling $13,581 through March 2021 and (ii) six tenants (Los Panchos Mexican Restaurant, HobbyTown, Oregano Greek Grill, Lean Feast, Lendmark Financial and Mapo Korean BBQ) that executed leases at the Bel Villaggio Property in the fourth quarter of 2019 and 2020, totalling $315,053 in base rent.

The Mortgage Loan. The mortgage loan (the “Bel Villaggio Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 117,726 square foot, shadow anchored retail center located in Temecula, California (the “Bel Villaggio Property”).

The Property. The Bel Villaggio Property is a 117,726 square foot, shadow anchored retail property located in Temecula, California. The improvements were constructed in 2005, renovated in 2013 and consist of 11 one-story retail buildings. The Bel Villaggio Property is situated on a 16.35-acre site with 570 surface parking spaces (approximately 4.84 spaces per 1,000 square feet). As of November 1, 2020, the Bel Villaggio Property was 72.0% leased to 27 national, regional and local tenants. The Bel Villaggio Property’s largest tenants include Shogun Murrieta, LLC (8,155 square feet), Macaroni Grill (6,800 square feet), Burgers & Beer (6,028 square feet), Los Panchos Mexican Restaurant (4,730 square feet), and KB Home Coastal (4,725 square feet). The Bel Villaggio Property is comprised of two adjacent retail shopping centers, Bel Villaggio I & II, consisting of 78,338 square feet, and Bel Villaggio III, consisting of 39,388 square feet, all of which operate as one retail property.

Major Tenants.

Largest Tenant: Shogun Murrieta, LLC (“Shogun”) (8,155 square feet, 6.9% of net rentable area; 13.4% of underwritten base rent) – Shogun is a restaurant that was established in 1980 and has nine locations in Southern California. The Shogun restaurant includes a teppan menu and a sushi menu. Shogun has been a tenant at the Bel Villaggio Property since 2006 under a lease that commenced on July 15, 2006 and expires on July 31, 2021, with two, five-year renewal options remaining and no termination options.

2nd Largest Tenant: Macaroni Grill (6,800 square feet, 5.8% of net rentable area; 6.2% of underwritten base rent) – Romano’s Macaroni Grill is an American casual dining restaurant specializing in Italian-American cuisine. Founded in 1988, Romano’s Macaroni Grill has over 90 locations around the world and is headquartered in Denver, Colorado. The menu features items found in traditional cuisine from Italy and the Mediterranean area. Macaroni Grill has been a tenant at the Bel Villaggio Property since 2003 under a lease that commenced on April 22, 2003 and expires on April 30, 2023, with two, five-year renewal options remaining and no termination options.

3rd Largest Tenant: Burgers & Beer (6,028 square feet; 5.1% of net rentable area; 7.9% of underwritten base rent) – Burgers & Beer opened its first store in 1985 with the vision of providing residents of the Imperial Valley with a casual location, serving burgers and beers at affordable prices. Burgers & Beer has expanded to five locations in Southern California and one in Yuma, Arizona. Burgers & Beer has been a tenant at the Bel Villaggio Property since 2015 under a lease that commenced on January 1, 2015 and expires on December 31, 2024, with two, five-year renewal options remaining and no termination options.

COVID-19 Update. As of November 20, 2020, the Bel Villaggio Property is open and operating. As of the date hereof, collection at the Bel Villaggio Property was at 61.5% of total underwritten rent. As of the date hereof, the Bel Villaggio Mortgage Loan is not subject to any modification or forbearance agreement, and the borrower has not requested any modification or forbearance to the Bel Villaggio Mortgage Loan terms. Shogun (8,155 square feet / 6.9% of NRA) executed a lease modification which deferred base rent and reimbursements for April and May 2020, abated base rent in June 2020, and deferred half of the rent and reimbursements in November 2020. Shogun is required to repay deferred rent from January to June 2021 in equal monthly installments of $10,863. Additionally, 12 tenants, representing 37.1% of NRA, were granted some form of rent relief under verbal agreement with the borrower. Oregano Greek Grill (2,400 square feet / 2.0% of NRA), and Los Panchos Mexican Restaurant (4,730 square feet / 4.0% of NRA), both of which have signed leases but are not yet open for business and have not started paying rents due to the effects of Covid-19.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #12	Cut-off Date Balance:	$16,162,250
41221-41493 and 41501-41577	Bel Villaggio	Cut-off Date LTV:	61.2%
Margarita Road		U/W NCF DSCR:	2.65x
Temecula, CA 92591		U/W NOI Debt Yield:	10.5%

The following table presents certain information relating to the tenancy at the Bel Villaggio Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Shogun Murrieta, LLC	NR/NR/NR	8,155	6.9%	$31.58	$257,507	13.4%	7/31/2021	2 5-year	N
Macaroni Grill	NR/NR/NR	6,800	5.8%	$17.62	$119,790	6.2%	4/30/2023	2 5-year	N
Burgers & Beer	NR/NR/NR	6,028	5.1%	$25.08	$151,153	7.9%	12/31/2024	2 5-year	N
Los Panchos Mexican Restaurant(2)	NR/NR/NR	4,730	4.0%	$19.20	$90,816	4.7%	3/31/2030	2 5-year	N
KB Home Coastal	NR/NR/NR	4,725	4.0%	$24.00	$113,400	5.9%	5/31/2025	None	N
Total Major Tenants		30,438	25.9%	$24.07	$732,666	38.2%

Non-Major Tenants		54,328	46.1%	$21.84	$1,186,618	61.8%

Occupied Collateral Total		84,766	72.0%	$22.64	$1,919,283	100.0%

Vacant Space		32,960	28.0%

Collateral Total		117,726	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through March 2021 totaling $13,581.

(2)	Los Panchos Mexican Restaurant signed a lease but is not yet open for business and has not started paying rent.

The following table presents certain information relating to tenant sales at the Bel Villaggio Property:

Tenant Sales (PSF)(1)

Major Tenant Name	% of Total Annual U/W Base Rent	2017	2018	2019	Occupancy Cost(2)
Shogun Murrieta, LLC	13.4%	$568	$583	$604(4)	6.7%
Macaroni Grill	6.2%	$280	$319(3)	NAV	7.1%
Burgers & Beer	7.9%	$337	NAV	NAV	NAV

(1)	Based on the underwritten rent roll dated November 1, 2020 and sales report by tenants required to report sales as of December 10, 2019.

(2)	Occupancy Costs is based on the underwritten base rent as of the November 1, 2020 rent roll and underwritten reimbursements.

(3)	Annualized sales figure is as of T12 August, 2018.

(4)	Annualized sales figure is as of YTD October 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #12	Cut-off Date Balance:	$16,162,250
41221-41493 and 41501-41577	Bel Villaggio	Cut-off Date LTV:	61.2%
Margarita Road		U/W NCF DSCR:	2.65x
Temecula, CA 92591		U/W NOI Debt Yield:	10.5%

The following table presents certain information relating to the lease rollover schedule at the Bel Villaggio Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	1	2,300	2.0%	2,300	2.0%	$49,594	2.6%	$21.56
2021	4	16,816	14.3%	19,116	16.2%	$437,458	22.8%	$26.01
2022	0	0	0.0%	19,116	16.2%	$0	0.0%	$0.00
2023	4	15,152	12.9%	34,268	29.1%	$316,422	16.5%	$20.88
2024	5	14,993	12.7%	49,261	41.8%	$328,735	17.1%	$21.93
2025	7	18,079	15.4%	67,340	57.2%	$408,191	21.3%	$22.58
2026	1	3,975	3.4%	71,315	60.6%	$80,530	4.2%	$20.26
2027	0	0	0.0%	71,315	60.6%	$0	0.0%	$0.00
2028	1	2,802	2.4%	74,117	63.0%	$60,523	3.2%	$21.60
2029	1	1,586	1.3%	75,703	64.3%	$38,064	2.0%	$24.00
2030	3	9,063	7.7%	84,766	72.0%	$199,766	10.4%	$22.04
Thereafter	0	0	0.0%	84,766	72.0%	$0	0.0%	$0.00
Vacant	0	32,960	28.0%	117,726	100.0%	$0	0.0%	$0.00
Total/Weighted Average	27	117,726	100.0%			$1,919,283	100.0%	$22.64(3)

(1)	Information obtained from the underwritten rent roll dated November 1, 2020.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Excludes vacant space.

The following table presents historical occupancy percentages at the Bel Villaggio Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	10/31/2019(1)	11/1/2020(2)(3)
73.8%	71.1%	71.6%	72.0%

(1)	Information obtained from the Bel Villaggio Borrower.

(2)	Information obtained from the underwritten rent roll dated November 1, 2020.

(3)	Includes Oregano Greek Grill (2,400 square feet / 2.0% of NRA) and Los Panchos Mexican Restaurant (4,730 square feet / 4.0% of NRA), both of which have signed leases but are not yet open for business and have not started paying rents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #12	Cut-off Date Balance:	$16,162,250
41221-41493 and 41501-41577	Bel Villaggio	Cut-off Date LTV:	61.2%
Margarita Road		U/W NCF DSCR:	2.65x
Temecula, CA 92591		U/W NOI Debt Yield:	10.5%

Market Overview and Competition. The Bel Villaggio Property is located in Temecula, California in Riverside County, within the Riverside-San Bernardino-Ontario, CA metropolitan statistical area (the “Riverside MSA”). Temecula is considered a destination location for tourists due to wineries and championship golf courses. Tourists visit Temecula Valley’s Wine Country, Polo Club, Hot Air Balloon and Wine Festival as well as its International Film Festivals. Temecula is also part of the Inland Empire metro area. The Inland Empire is a region east of Los Angeles covering more than 27,000 square miles of Riverside and San Bernardino counties. Inland Empire was originally a major center of agriculture, but now it is considered a mix of suburban and rural areas strong in distribution, tourism, industrial and commercial development. According to the appraisal, the area is a logistics hub for Southern California and Nevada and is home to large facilities operated by Amazon, FedEx and Nordstrom. Major employers within the Inland Empire include Stater Brothers Markets, Arrowhead Regional Medical Center, U.S. Marine Corps. Air Ground Combat Center, Fort Irwin and Wal-Mart Stores Inc.

The Bel Villaggio Property is located approximately 60.9 miles northwest of San Diego, California and approximately 84 miles southwest of the Los Angeles central business district. Regional access to the Bel Villaggio Property is provided via Interstate 15, Interstate 215 and State Route 79. The immediate area surrounding the Bel Villaggio Property includes the Promenade Temecula shopping mall, medical office, undeveloped land, a business park and other commercial land uses. The Bell Villaggio Property is located near the intersection of Margarita Road and Winchester Banana Avenue, which has an average daily traffic count of 43,130 vehicles per day (VPD), according to a third-party market research report. Promenade Temecula is a 1.4 million square foot indoor/outdoor lifestyle shopping center anchored by JCPenney and Macys. Other national and regional tenants featured at Promenade Temecula include Apple, Bath & Body Works, Coach, Foot Locker, Sephora and Victoria Secrets. According to the appraisal, the 2018 estimated population within a one-, three-, and five-mile radius of the Bel Villaggio Property is 10,087, 87,122 and 186,134 respectively. The 2018 estimated average household income within the same radii was $91,788, $101,204 and $105,179, respectively.

Submarket Information – According to the appraisal, the Bel Villaggio Property is situated in the South Riverside retail submarket, which contained approximately 23.1 million square feet of retail space as of June 2020. As of June 2020, the South Riverside retail submarket reported a vacancy rate of 6.5% with an average asking rental rate of $24.89 per square foot. The South Riverside retail submarket reported positive net absorption of 42,241 square feet year-to-date as of June 2020.

Appraiser’s Comp Set – The appraiser identified ten competitive properties for the Bel Villaggio Property totaling approximately 331,992 square feet. The appraiser concluded to net market rents for the Bel Villaggio Property of $27.00 per square foot for inline tenants, $13.20 per square foot for anchor tenants, $18.00 per square foot for full space tenants, $30.00 per square foot for restaurant tenants and $18.10 per square foot for secondary restaurant tenants.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Bel Villaggio Property:

Market Rent Summary(1)

	In-Line	Anchor	FS	Restaurant	Secondary Restaurant
Market Rent (PSF)	$27.00	$13.20	$18.00	$30.00	$18.10
Lease Term (Years)	5	5	5	10	10
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	3.00%	3.00%	3.00%	10.00% (Mid-Term)	10.00% (Mid-Term)

(1)	Information obtained from the appraisal.

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Menifee Town Center	Menifee, CA	124,431	Jul-19	$25,350,000	$203.73
San Dimas Marketplace	San Dimas, CA	154,000	Dec-18	$46,600,000	$302.60
TS Marketplace	Moreno Valley, CA	113,171	Jun-18	$22,900,000	$202.35
Sierra Vista Plaza	Murrieta, CA	80,259	Sep-18	$21,617,000	$269.34
La Verne Courtyard	La Verne, CA	83,618	Feb-18	$20,715,000	$247.73

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #12	Cut-off Date Balance:	$16,162,250
41221-41493 and 41501-41577	Bel Villaggio	Cut-off Date LTV:	61.2%
Margarita Road		U/W NCF DSCR:	2.65x
Temecula, CA 92591		U/W NOI Debt Yield:	10.5%

The following table presents certain information relating to 10 comparable leases to those at the Bel Villaggio Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Lease Type
Marshall’s 18408 Collier Avenue Lake Elsinore, CA	2019/NAP	21,060	17.0 miles	10 yrs.	21,060	$12.72	NNN
Five Below 18438 Collier Ave. Lake Elsinore, CA	2019/NAP	9,000	17.1 miles	10 yrs.	9,000	$17.04	NNN
JJL Retail Lake Elsinore 18428 Collier Avenue Lake Elsinore, CA	2019/NAP	8,000	17.0 miles	10 yrs.	8,000	$20.04	NNN
Shoppers Square 31712-31724 Casino Drive Lake Elsinore, CA	1987/NAP	41,818	14.1 miles	1 yr.	3,400	$18.00	NNN
Outlets at Lake Elsinore 17600 Collier Avenue Lake Elsinore, CA	2014/NAP	42,151	19.3 miles	5 yrs.	1,116	$18.00	NNN
Lakeside Center 16782 Lakeshore Drive – Building C Lake Elsinore, CA	1985/NAP	8,000	19.2 miles	5 yrs.	2,500	$17.40	NNN
Hemet Village 2701-2897 West Florida Avenue Hemet, CA	2006/NAP	87,986	20.8 miles	10 yrs.	8,867	$20.04	NNN
Winston Plaza 247-278 N. Sanderson Avenue Hemet, CA	2006/NAP	22,007	20.8 miles	NAV	1,042	$17.40	NNN
Center Pointe 1620 E. 1st Street Beaumont, CA	2018/NAP	11,401	35.5 miles	10 yrs.	2,600	$36.00	NNN
Meadows Village Shopping Center 31771-31963 Rancho California Temecula, CA	2006/NAP	80,569	3.9 miles	5 yrs.	1,882	$27.00	NNN
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #12	Cut-off Date Balance:	$16,162,250
41221-41493 and 41501-41577	Bel Villaggio	Cut-off Date LTV:	61.2%
Margarita Road		U/W NCF DSCR:	2.65x
Temecula, CA 92591		U/W NOI Debt Yield:	10.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Bel Villaggio Property:

Cash Flow Analysis

	2017	2018	TTM 10/31/2019	TTM 10/31/2020(1)	U/W	%(2)	U/W $ per SF
Rents in Place	$1,683,579	$1,627,558	$1,734,422	$1,400,638	$1,905,703	59.0%	$16.19
Contractual Rent Steps(3)	0	0	0	0	13,581	0.4	0.12
Percentage Rent	0	0	5,503	0	0	0.0	0.00
Grossed Up Vacant Space	0	0	0	0	613,934	19.0	5.21
Gross Potential Rent	$1,683,579	$1,627,558	$1,739,925	$1,400,638	$2,533,218	78.4%	$21.52
Other Income(4)	1,000	0	0	0	0	0.0	0.00
Total Recoveries	640,924	554,654	626,392	482,649	696,339	21.6	5.91
Net Rental Income	$2,325,503	$2,182,212	$2,366,317	$1,883,287	$3,229,557	100.0%	$27.43
(Vacancy & Credit Loss)	0	0	0	0	(613,934)(5)	(24.2)	(5.21)
Effective Gross Income	$2,325,503	$2,182,212	$2,366,317	$1,883,287	$2,615,622	81.0%	$22.22

Real Estate Taxes	211,121	215,074	216,923	123,122	309,651	11.8	2.63
Insurance	21,466	24,333	26,528	16,830	16,830	0.6	0.14
Management Fee	76,970	72,967	76,707	39,708	78,469	3.0	0.67
Other Operating Expenses	482,118	512,659	553,328	516,856	516,856	19.8	4.39
Total Operating Expenses	$791,676	$825,032	$873,486	$696,516	$921,805	35.2%	$7.83

Net Operating Income(6)	$1,533,827	$1,357,181	$1,492,831	$1,186,772	$1,693,817	64.8%	$14.39
Replacement Reserves	0	0	0	0	17,659	0.7	0.15
TI/LC	0	0	0	0	124,246	4.8	1.06
Net Cash Flow	$1,533,827	$1,357,181	$1,492,831	$1,186,772	$1,551,912	59.3%	$13.18

NOI DSCR	2.62x	2.32x	2.55x	2.03x	2.90x
NCF DSCR	2.62x	2.32x	2.55x	2.03x	2.65x
NOI Debt Yield	9.5%	8.4%	9.2%	7.3%	10.5%
NCF Debt Yield	9.5%	8.4%	9.2%	7.3%	9.6%

(1)	The borrower acquired the Bel Villaggio Property in December 2019 and the seller did not provide operating statements for November and December 2019. The trailing twelve months as of 10/31/2020 represents September 2019, October 2019 and January 2020 to October 2020.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Represents contractual rent steps through March 2021.

(4)	Other Income includes miscellaneous income.

(5)	The underwritten economic vacancy is 24.2%. The Bel Villaggio Property was 72.0% leased as of November 1, 2020.

(6)	U/W Net Operating Income is greater than TTM 10/31/2020 Net Operating Income due to (i) underwritten rent steps totaling $13,581 through March 2021 and (ii) six tenants (Los Panchos Mexican Restaurant, HobbyTown, Oregano Greek Grill, Lean Feast, Lendmark Financial and Mapo Korean BBQ) that executed leases at the Bel Villaggio Property in the fourth quarter of 2019 and 2020, totaling $315,053 in base rent.

Earthquake Insurance. A seismic risk assessment dated November 12, 2019 indicated a probable maximum loss of 9%. Earthquake insurance is not required.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 – Home Depot – Gardena

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$15,500,000		Location:	Gardena, CA
	Cut-off Date Balance:	$15,500,000		Size:	150,000 SF
	% of Initial Pool Balance:	2.2%		Cut-off Date Balance Per SF:	$103.33
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$103.33
	Borrower Sponsors:	Stephen J. Muller; Jon M. Muller		Year Built/Renovated:	1964/1989
	Guarantors:	Stephen J. Muller; Jon M. Muller		Title Vesting:	Fee
	Mortgage Rate:	3.1650%		Property Manager:	Self-managed
	Note Date:	August 14, 2020		Current Occupancy (As of):	100.0% (7/13/2020)
	Seasoning:	3 months		YE 2019 Occupancy:	100.0%
	Maturity Date:	September 11, 2030		YE 2018 Occupancy:	100.0%
	IO Period:	120 months		YE 2017 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2016 Occupancy:	100.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$38,900,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$259.33
	Call Protection:	L(27),D(89),O(4)		As-Is Appraisal Valuation Date:	July 22, 2020
	Lockbox Type(1):	Springing
	Additional Debt:	None		Underwriting and Financial Information(4)
	Additional Debt Type (Balance):	NAP		TTM NOI (6/30/2020):	$1,827,036
				YE 2019 NOI:	$1,661,611
				YE 2018 NOI:	$1,656,662
				YE 2017 NOI:	$1,616,885
				U/W Revenues:	$2,265,645
				U/W Expenses:	$404,509
Escrows and Reserves				U/W NOI:	$1,861,136
	Initial	Monthly	Cap	U/W NCF:	$1,740,510
Taxes	$0	Springing(1)	NAP	U/W DSCR based on NOI/NCF:	3.74x / 3.50x
Insurance	$0	Springing(2)	NAP	U/W Debt Yield based on NOI/NCF:	12.0% / 11.2%
Replacement Reserve	$0	$2,500	$90,000(3)	U/W Debt Yield at Maturity based on NOI/NCF:	12.0% / 11.2%
				Cut-off Date LTV Ratio:	39.8%
				LTV Ratio at Maturity:	39.8%

Sources and Uses
Sources			Uses
Original loan amount	$15,500,000	100.0%	Loan payoff	$14,068,815	90.8%
			Closing costs	230,676	1.5
			Return of equity	1,200,509	7.7
Total Sources	$15,500,000	100.0%	Total Uses	$15,500,000	100.0%

(1)	Ongoing monthly tax reserves are not required as long as (i) no event of default is continuing, and (ii) the borrower provides the lender with evidence that taxes are paid prior to delinquency.

(2)	Ongoing monthly insurance reserves are not required as long as (i) no event of default is continuing, (ii) the Home Depot – Gardena Property (as defined below) is covered by a blanket policy acceptable to the lender, (iii) the borrower provides the lender with evidence of an acceptable blanket policy, and (iv) the borrower provides paid receipts for premiums at least 30 days prior to policy expiration.

(3)	Ongoing replacement reserves are required in excess of the cap upon (i) the continuance of an event of default, or (ii) the lender determines the borrower is not properly maintaining the Home Depot – Gardena Property.

(4)	The novel coronavirus pandemic is an evolving situation and could impact the Home Depot – Gardena Mortgage Loan more severely than assumed in the underwriting of the Home Depot – Gardena Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors–Risks Related to Market Conditions and Other External Factors–The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “Home Depot - Gardena Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the borrower’s fee interest in a 150,000 square foot, anchored retail property located in Gardena, California (the “Home Depot - Gardena Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #13	Cut-off Date Balance:	$15,500,000
740 West 182nd St.; 18233 Hoover St.	Home Depot - Gardena	Cut-off Date LTV:	39.8%
Gardena, CA 90248		U/W NCF DSCR:	3.50x
		U/W NOI Debt Yield:	12.0%

The Property. The Home Depot – Gardena Property is a 150,000 square foot free-standing big box retail building with an attached industrial building. Home Depot (90.0% of net rentable area; 94.4% of underwritten base rent) leases 135,000 square feet of retail space, while ViaTRON Systems (“ViaTRON”; 10.0% of net rentable area; 5.6% of underwritten base rent) leases 15,000 square feet of industrial space. The property was built in 1964 and renovated in 1989 and is situated on a 9.2-acre parcel containing 442 surface parking spaces, resulting in a parking ratio of 2.9 spaces per 1,000 square feet of rentable area. As of July 13, 2020, the Home Depot – Gardena Property was 100.0% occupied by the two aforementioned tenants.

Major Tenant.

Home Depot (135,000 square feet; 90.0% of net rentable area; 94.4% of underwritten base rent; 1/31/2025 lease expiration) – Home Depot has been in occupancy since 1989 and exercised a 5-year renewal option effective February 1, 2020. The tenant has a current base rental rate of $15.00 per square foot, which is flat through its remaining lease term. Home Depot has three, 5-year renewal options remaining with a 15% rental rate increase at the start of each option term (contractual base rent of $17.25 per square foot starting February 1, 2025, assuming the extension option is exercised). Home Depot does not have any termination options and is not required to report sales.

COVID-19 Update. As of November 16, 2020, the Home Depot – Gardena Property was fully operational, and both tenants were open for business. Home Depot has been open and operating all through the COVID-19 pandemic and has made all rent payments. ViaTRON Systems executed a lease amendment to pay a reduced rate of $8.00 per square foot for the 12-month period from April 2020 through and including March 2021. The tenant will be required to repay 50% of the total deferred rent (with the remaining 50% forgiven), paid in equal instalments from April 2021 through and including March 2022. As of November 16, 2020, 100.0% of underwritten base rent was paid for October and November 2020. The November 2020 debt service payment was made, and the Home Depot – Gardena Mortgage Loan is current with no loan relief or forbearance requests.

The following table presents certain information relating to the tenancy at the Home Depot - Gardena Property:

Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Tenants
Home Depot	A/A2/A	135,000	90.0%	$15.00	$2,025,000	94.4%	1/31/2025	3, 5-Year	N
ViaTRON Systems(1)	NR/NR/NR	15,000	10.0%	$8.00	$120,000	5.6%	1/31/2025	None	N
Occupied Collateral Total		150,000	100.0%	$14.30	$2,145,000	100.0%

Vacant Space		0	0.0%

Collateral Total		150,000	100.0%

(1)	ViaTRON’s current rental rate under the terms of its lease is $12.00 per square foot; however, due to COVID-19, the tenant executed a lease amendment to pay a reduced rate of $8.00 per square foot for the 12-month period from April 2020 through and including March 2021. The tenant will be required to repay 50% of the total deferred rent (with the remaining 50% forgiven), paid in equal instalments from April 2021 through and including March 2022. ViaTRON was underwritten to the current $8.00 per square foot reduced rental rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #13	Cut-off Date Balance:	$15,500,000
740 West 182nd St.; 18233 Hoover St.	Home Depot - Gardena	Cut-off Date LTV:	39.8%
Gardena, CA 90248		U/W NCF DSCR:	3.50x
		U/W NOI Debt Yield:	12.0%

The following table presents certain information relating to the lease rollover schedule at the Home Depot - Gardena Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	2	150,000	100.0%	150,000	100.0%	$2,145,000	100.0%	$14.30
2026	0	0	0.0%	150,000	100.0%	$0	0.0%	$0.00
2027	0	0	0.0%	150,000	100.0%	$0	0.0%	$0.00
2028	0	0	0.0%	150,000	100.0%	$0	0.0%	$0.00
2029	0	0	0.0%	150,000	100.0%	$0	0.0%	$0.00
2030	0	0	0.0%	150,000	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	150,000	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	150,000	100.0%	$0	0.0%	$0.00
Total/Weighted Average	2	150,000	100.0%			$2,145,000	100.0%	$14.30

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Home Depot - Gardena Property:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	7/13/2020(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1) Information obtained from tenant leases. The Home Depot – Gardena Property has been 100.0% leased since 2005. (2) Information obtained from the underwritten rent roll.

Market Overview. The Home Depot – Gardena Property is located in the City of Los Angeles, approximately 16.0 miles south of the central business district; however the property’s address is associated with the city of Gardena, California. Gardena is within the South Bay region, which includes Manhattan Beach, Redondo Beach, Long Beach, and other coastline cities. The neighborhood surrounding the Home Depot – Gardena Property is mainly residential with supporting industrial, retail, and office uses. The neighborhood is bordered by Interstate 110, Interstate 405, and SR-91 to the east, south and north, respectively. According to the appraisal, as of 2020, the estimated population within a 3- and 5-mile radius is approximately 180,279 and 649,247, respectively; and the average household income within the same radii is $89,247 and $87,261, respectively.

According to a third party market research provider, the Home Depot – Gardena Property is located within the Hawthorne/Gardena submarket of the Los Angeles retail market. As of the third quarter of 2020, the submarket reported total inventory of approximately 10.3 million square feet with an 11.5% vacancy rate and average asking rents of $25.58 per square foot. The appraiser concluded to market rents for the Home Depot – Gardena Property of $18.00 per square foot for retail space and $10.80 per square foot for industrial space.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Home Depot - Gardena Property:

Market Rent Summary(1)

	Retail	Industrial
Market Rent (PSF)	$18.00	$10.80
Lease Term (Years)	10	5
Lease Type (Reimbursements)	NNN	NNN
Rent Increase Projection	10% Every 5 Years	3%/Year
(1) Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #13	Cut-off Date Balance:	$15,500,000
740 West 182nd St.; 18233 Hoover St.	Home Depot - Gardena	Cut-off Date LTV:	39.8%
Gardena, CA 90248		U/W NCF DSCR:	3.50x
		U/W NOI Debt Yield:	12.0%

The following table presents certain information relating to comparable leases to Home Depot - Gardena Property:

Comparable Leases(1)

Location	Tenant	Total GLA (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Northridge, CA	Target	110,013	Nov-20	15	$18.00	NNN
Canoga Park, CA	Home Depot	99,200	May-19	15	$17.88	NNN
Chino, CA	Cravings	56,185	Jan-19	10	$18.00	NNN
Cypress, CA	Hobby Lobby	67,000	Feb-18	10	$13.20	NNN
Northridge, CA	Dick’s Sporting Goods	50,272	Dec-17	11	$18.96	NNN
Canoga Park, CA	Best Buy	58,009	Feb-18	10	$20.52	NNN
Palmdale, CA	Hobby Lobby	54,942	Aug-17	15	$11.52	NNN
Huntington Beach, CA	Bob’s Discount Furniture	50,000	Jul-17	12	$18.72	NNN
Tustin, CA	Kohl’s	74,439	Jun-18	5	$13.80	NNN
(1) Information obtained from the appraisal. (2) Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #13	Cut-off Date Balance:	$15,500,000
740 West 182nd St.; 18233 Hoover St.	Home Depot - Gardena	Cut-off Date LTV:	39.8%
Gardena, CA 90248		U/W NCF DSCR:	3.50x
		U/W NOI Debt Yield:	12.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating statements and underwritten net cash flow at the Home Depot - Gardena Property:

Cash Flow Analysis

	2018	2019	TTM 6/30/2020	U/W	%(1)	U/W $ per SF
Base Rent	$1,798,964	$1,802,016	$1,969,926	$2,145,000	90.4%	$14.30
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Gross Potential Rent	$1,798,964	$1,802,016	$1,969,926	$2,145,000	90.4%	$14.30
Total Recoveries	215,763	222,334	228,195	227,895	9.6	1.52
Net Rental Income	$2,014,727	$2,024,350	$2,198,121	$2,372,895	100.0%	$15.82
(Vacancy & Credit Loss)	0	0	0	(107,250)(2)	(5.0)	(0.72)
Effective Gross Income	$2,014,727	$2,024,350	$2,198,121	$2,265,645	95.5%	$15.10

Real Estate Taxes	234,404	241,704	246,550	246,550	10.9	1.64
Insurance	19,046	19,086	20,894	20,320	0.9	0.14
Management Fee	35,933	36,136	35,966	67,969	3.0	0.45
Other Operating Expenses	68,682	65,813	67,675	69,670	3.1	0.46
Total Operating Expenses	$358,065	$362,739	$371,086	$404,509	17.9	$2.70

Net Operating Income	$1,656,662	$1,661,611	$1,827,036	$1,861,136	82.1%	$12.41
Replacement Reserves	0	0	0	30,000	1.3	0.20
TI/LC	0	0	0	90,626	4.0	0.60
Net Cash Flow	$1,656,662	$1,661,611	$1,827,036	$1,740,510	76.8%	$11.60

NOI DSCR	3.33x	3.34x	3.67x	3.74x
NCF DSCR	3.33x	3.34x	3.67x	3.50x
NOI Debt Yield	10.7%	10.7%	11.8%	12.0%
NCF Debt Yield	10.7%	10.7%	11.8%	11.2%

(1)   Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)   The underwritten economic vacancy is 5.0%. The Home Depot – Gardena Property was 100.0% occupied as of July 13, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – Stone & Montague Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype(4):	Mixed Use – Various
	Original Principal Balance:	$15,500,000		Location:	Various, NY
	Cut-off Date Balance:	$15,500,000		Size(4):	23,910 SF
	% of Initial Pool Balance:	2.2%		Cut-off Date Balance Per SF:	$648.26
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$648.26
	Borrower Sponsors:	Abe Cohen; Jeffrey Lefkovits		Year Built/Renovated:	Various/Various
	Guarantors(1):	Abe Cohen; Jeffrey Lefkovits		Title Vesting:	Fee
	Mortgage Rate:	4.3500%		Property Manager:	The Clearstone Group Inc.
	Note Date:	October 23, 2020		Current Occupancy (As of)(5):	100.0% (10/9/2020)
	Seasoning:	1 month		YE 2019 Occupancy(6):	NAV
	Maturity Date:	November 6, 2030		YE 2018 Occupancy(6):	NAV
	IO Period:	120 months		YE 2017 Occupancy(6):	NAV
	Loan Term (Original):	120 months
	Amortization Term (Original):	NAP		Appraised Value:	$24,600,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF:	$1,028.86
	Call Protection:	L(25),D(91),O(4)		Appraisal Valuation Date:	October 1, 2020
	Lockbox Type:	Soft/Springing Cash Management		Underwriting and Financial Information(7)
	Additional Debt:	None		TTM NOI (9/30/2020)(8):	$690,206
	Additional Debt Type (Balance):	NAP		YE 2019 NOI(6):	NAV
				YE 2018 NOI(6):	NAV
				YE 2017 NOI(6):	NAV
				U/W Revenues:	$1,884,074
Escrows and Reserves				U/W Expenses:	$585,630
	Initial	Monthly	Cap	U/W NOI(8):	$1,298,443
Taxes	$169,287	$33,857	NAP	U/W NCF:	$1,278,144
Insurance(2)	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	1.90x / 1.87x
TI/LC Reserve	$0	$1,318	NAP	U/W Debt Yield based on NOI/NCF:	8.4% / 8.2%
Replacement Reserve	$0	$374	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	8.4% / 8.2%
Debt Service Reserve(3)	$300,000	$0	NAP	Cut-off Date LTV Ratio:	63.0%
Satori Laser Reserve	$13,684	$0	NAP	LTV Ratio at Maturity:	63.0%

Sources and Uses
Sources			Uses
Original loan amount	$15,500,000	100.0%	Loan payoff	$12,108,037	78.1%
			Return of equity	2,280,759	14.7
			Closing costs	628,234	4.1
			Upfront reserves	482,971	3.1
Total Sources	$15,500,000	100.0%	Total Uses	$15,500,000	100.0%
(1)	The Stone & Montague Portfolio Mortgage Loan (as defined below) is structured with a 10.0% recourse period that will terminate 12 months after the date on which the foreclosure moratorium in New York State under Executive Order No. 202.8 expires. During the recourse period, upon demand from the lender, the borrowers are personally liable for payment of 10.0% of the unpaid principal, interest and any other amounts due under the Stone & Montague Portfolio Mortgage Loan documents.

(2)	The borrowers are required to deposit one-twelfth of the insurance premiums that the lender estimates will be payable (initially estimated at $0.00 per month) for the renewal of the coverage afforded by the policies upon the expiration in order to accumulate with the lender sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration of the policies. However, as of origination, insurance escrows were conditionally waived.

(3)	In the event the debt service reserve falls below $112,000, the borrower will have a one-time-only obligation to replenish the reserve to $300,000. The replenishment obligation is recourse to the guarantors. The debt service reserve will be released to the borrowers 24 months after the origination date, provided that (a) no event of default or cash management period then exists, (b) all commercial tenants have been in occupancy and paid full unabated rent for at least six consecutive months, and (c) for at least two consecutive calendar quarters (i) the commercial occupancy level exceeded 95.0%, and (ii) the debt yield was at least 8.0%.

(4)	The Stone & Montague Portfolio Properties (as defined below) are comprised of three mixed-use properties: the 6 Stone Street Property, the 162 Montague Street Property, and the 155 Montague Street Property (each as defined below). The 6 Stone Street Property consists of 3,600 square feet, 4,085 square feet, and 1,800 square feet of retail, office, and multifamily space (1 unit), respectively. The 162 Montague Street Property consists of 2,400 square feet, 1,905 square feet, and 3,000 square feet of retail, office, and multifamily space (2 units), respectively. The 155 Montague Street Property consists of 3,820 square feet and 3,300 square feet of retail and multifamily space (3 units), respectively.

(5)	Based on the residential rent roll dated October 9, 2020 and the commercial rent roll dated October 15, 2020.

(6)	The borrower sponsors acquired the Stone & Montague Portfolio Properties in June 2019; as such, historical occupancies and cash flows were not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use - Various	Loan #14	Cut-off Date Balance:	$15,500,000
Various	Stone & Montague Portfolio	Cut-off Date LTV:	63.0%
Various, NY, Various		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	8.4%

(7)	While the Stone & Montague Portfolio Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Stone & Montague Portfolio Mortgage Loan more severely than assumed in the underwriting of the Stone & Montague Portfolio Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(8)	The difference between TTM NOI as of 9/30/2020 and U/W NOI is primarily due to the increase in the occupancy of the Stone & Montague Portfolio Properties which at the time of the borrower sponsors’ acquisition of the Stone & Montague Portfolio Properties was approximately 33.2%.

The Mortgage Loan. The mortgage loan (the “Stone & Montague Portfolio Mortgage Loan”) is evidenced by a promissory note secured by a first priority mortgage encumbering the fee interest in three mixed use properties consisting of 15,810 square feet of commercial space and 8,100 square feet (comprising six residential units) of multifamily space, located in the Financial District and Brooklyn Heights neighborhoods of New York City and Brooklyn, New York (the “Stone & Montague Portfolio Properties”).

COVID-19 Update. As of November 10, 2020, the Stone & Montague Portfolio Properties were open and operating. The borrower sponsors reported that one commercial tenant, Murphy's Tavern, representing 15.1% of NRA and 21.0% of UW Base Rent (without rent steps), has been paying reduced rent since April 2020 and is expected to start paying full rent in January 2021 pursuant to a verbal agreement with the related borrower. The borrower and guarantors executed a master lease guaranteeing payments under Murphy's Tavern’s lease, which expires two years after the maturity date of the Stone & Montague Portfolio Mortgage Loan. The Stone & Montague Portfolio Mortgage Loan is structured with a $300,000 upfront debt service reserve. Furthermore, Satori Laser (8.4% of NRA) was in a free rent period and will begin paying full, unabated rent in December 2020, and as such was excluded from the calculations above. A one-month free rent reserve of $13,684 was escrowed upfront for such tenant.

The Property. The Stone & Montague Portfolio Properties is comprised of three mixed use properties ranging from 7,120 square feet to 9,485 square feet and located in lower Manhattan and Brooklyn, New York (the “6 Stone Street Property”, the “162 Montague Street Property”, and the “155 Montague Street Property”). Commercial and residential income consist of 76.2% and 23.8% of the underwritten base rent (including expense recoveries), respectively. The Stone & Montague Portfolio Properties were acquired by the borrower sponsors in June 2019 at which time, the portfolio was approximately 33.2% occupied. The borrower sponsors leased up the Stone & Montague Portfolio Properties to 100.0% as of October 9, 2020. The borrower sponsors also invested approximately $1.1 million on exterior and interior unit upgrades including facade work, HVAC upgrades, electric upgrades, plumbing, and roof repair.

The following table presents certain information relating to characteristics of the Stone & Montague Portfolio Properties:

Property	Year Built / Renovated	No. of Stories	Total Size (SF)	Commercial (SF)	Multifamily (SF)	No. of Multifamily Units	Occupancy %(1)
6 Stone Street Property	1910 / 2019	5	9,485	7,685	1,800	1	100.0%
162 Montague Street Property	1900 / 2019	4	7,305	4,305	3,000	2	100.0%
155 Montague Street Property	1900 / 2020	4	7,120	3,820	3,300	3	100.0%
Total/Weighted Average			23,910	15,810	8,100	6	100.0%

(1)	Information obtained from the underwritten residential rent roll dated October 9, 2020.

6 Stone Street Property

The 6 Stone Street Property is a five-story, mixed-use property containing a total of 9,485 square feet, of which 7,685 square feet and 1,800 square feet represent commercial and residential space, respectively. The 6 Stone Street Property was constructed in 1910, renovated in 2019, and is situated on a 0.04-acre site. One commercial retail unit has space split among the ground floor & the second floor. There are two office units located on the third and fourth floors. The residential unit consists of 1,800 square and is configured with four bedrooms and two bathrooms. Unit finishes consist of wood flooring, stone counters, full stainless-steel appliance packages, and shower/tub combinations or standing showers. As of October 2020, the 6 Stone Street Property is 100.0% leased. The commercial space is leased to three tenants, of which, the largest commercial tenant is Murphy’s Tavern. Murphy’s Tavern is a restaurant and bar that leases 3,600 square feet or 38.0% of the NRA at the 6 Stone Street Property through July 2029. Murphy’s Tavern has been paying reduced rent since April 2020 and is expected to start paying full rent in January 2021 pursuant to a verbal agreement with the related borrower. The borrower and guarantors executed a master lease guaranteeing payments under Murphy's Tavern’s lease, which expires two years after the maturity date of the Stone & Montague Portfolio Mortgage Loan.

162 Montague Street Property

The 162 Montague Street Property is a four-story, mixed-use property containing a total of 7,305 square feet, of which 4,305 square feet and 3,000 square feet represent commercial and residential space, respectively. The 162 Montague Street Property was constructed in 1900, renovated in 2019 and is situated on a 0.06-acre site. There are three commercial units which are located on the first and second floors. The 162 Montague Street Property also contains two residential units consisting of 3,000 square feet and are each configured with four bedrooms and two bathrooms. Unit finishes consist of wood flooring, stone counters, full stainless-steel appliance packages, and shower/tub combinations or standing showers, as well as in-unit washer/dryers. As of October 2020, the 162 Montague Street Property is 100.0% leased. The commercial space is leased to three tenants, of which, the largest commercial tenant is Urban Equities. Urban Equities is a sponsor affiliated tenant that leases 1,905 square feet or 26.1% of the NRA at the 162 Montague Street Property through May 2029. The borrower and guarantors executed a master lease guaranteeing payments under Urban Equities lease, which expires 15 years after the origination date of the Stone & Montague Portfolio Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use - Various	Loan #14	Cut-off Date Balance:	$15,500,000
Various	Stone & Montague Portfolio	Cut-off Date LTV:	63.0%
Various, NY, Various		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	8.4%

155 Montague Street Property

The 155 Montague Street Property is a four-story, mixed-use building containing a total of 7,120 square feet, of which 3,820 square feet and 3,300 square feet represent commercial and residential space, respectively. The 155 Montague Street Property was constructed in 1900, renovated in 2020, and is situated on a 0.06-acre site. There are two commercial units, one of which is partially located below grade. The 155 Montague Street Property also contains three residential units consisting of 3,300 square feet and are each configured with four bedrooms and two bathrooms. Unit finishes consist of wood flooring, stone counters, full stainless-steel appliance packages, and shower/tub combinations or standing showers as well as in-unit washer and dryers. As of October 2020, the 155 Montague Street Property is 100.0% leased. The commercial space is leased to two tenants, of which, the larger commercial tenant is Satori Laser. Satori Laser is a laser hair removal chain that leases 2,000 square feet or 28.1% of the NRA at the 155 Montague Street Property through August 2034. Satori Laser is currently in a free rent period but is expected to begin paying full, unabated rent in December 2020. Funds will be released when Satori Laser is in occupancy, open for business and paying full rent. At origination, $13,684 which represents one month of rent for the tenant was escrowed upfront into the Satori Laser Reserve.

The following table presents certain information relating to the commercial tenancy at the Stone & Montague Portfolio Properties:

Major Commercial Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF(2)	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Structure	Lease Expiration	Extension Options	Term. Option (Y/N)
Murphy’s Tavern(3)	NR / NR / NR	3,600	22.8%	$107.12	$385,641	28.8%	Triple-net	7/30/2029	None	N
Law Office of Isaac Greenfield(3)	NR / NR / NR	2,285	14.5%	$52.55	$120,086	9.0%	Triple-net	4/30/2029	None	N
Satori Laser(4)	NR / NR / NR	2,000	12.7%	$81.00	$162,000	12.1%	Mod. Gross	8/31/2034	1, 5-year	N
Urban Equities(5)	NR / NR / NR	1,905	12.0%	$62.99	$120,000	9.0%	Triple-net	5/31/2029	None	N
Wundabar Pilates(4)	NR / NR / NR	1,820	11.5%	$56.37	$102,588	7.7%	Mod. Gross	12/31/2029	1, 5-year	N
Moshe Minz(3)	NR / NR / NR	1,800	11.4%	$65.41	$117,729	8.8%	Full Serv. Gross	9/30/2024	None	N
Lichee Nut(5)	NR / NR / NR	1,200	7.6%	$137.50	$165,000	12.3%	Mod. Gross	12/31/2026	None	N
Nanatori Japanese(5)	NR / NR / NR	1,200	7.6%	$139.00	$166,800	12.4%	Mod. Gross	12/31/2026	None	N
Total Commercial Tenant:		15,810	100.0%	$84.75	$1,339,844	100.0%
Vacant Space		0	0.0%
Collateral Total (Commercial)		15,810	100.0%

(1)	Information obtained from the underwritten commercial tenant rent roll dated October 15, 2020.

(2)	Percentage shown is on the commercial square footage only.

(3)	Such tenant is located at the 6 Stone Street Property.

(4)	Such tenant is located at the 155 Montague Street Property.

(5)	Such tenant is located at the 162 Montague Street Property.

The following table presents certain information relating to the unit mix of the Stone & Montague Portfolio Properties:

Residential Unit Mix Summary(1)

Property	Total No. of Units	Unit Type	Occ. %	Average Unit Size (SF)	Average In-place Monthly Rent
6 Stone Street Property	1	4 BR / 2 BA	100.0%	1,800	$7,500
162 Montague Street Property	2	4 BR / 2 BA	100.0%	1,500	$6,360
155 Montague Street Property	3	4 BR / 2 BA	100.0%	1,100	$6,330
Total/Weighted Average	6		100.0%	1,350	$6,535

(1)	Information obtained from the underwritten residential rent roll dated October 9, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use - Various	Loan #14	Cut-off Date Balance:	$15,500,000
Various	Stone & Montague Portfolio	Cut-off Date LTV:	63.0%
Various, NY, Various		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	8.4%

The following table presents historical occupancy percentages at the Stone & Montague Portfolio Properties:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	10/9/2020(2)
NAV	NAV	100.0%

(1)	Historical Occupancy information is not available as the borrower sponsors acquired the Stone & Montague Portfolio Properties in June 2019.

(2)	Information obtained from the underwritten residential rent roll dated October 9,2020 and commercial tenant rent roll dated October 31, 2020.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Stone & Montague Portfolio Properties:

Cash Flow Analysis(1)

	TTM 9/30/2020	U/W(2)	%(3)	U/W $ per SF
Residential Rent	$453,615	$470,532	23.7%	$19.68
Commercial Rent	700,812	1,339,844	67.6%	56.04
Gross Potential Rent	$1,154,427	$1,810,376	91.3%	$75.72
Recovery Income	77,192	164,491	8.3%	6.88
Other Income(4)	7,950	7,950	0.4%	0.33
Net Rental Income	$1,239,569	$1,982,817	100.0%	$82.93
(Vacancy)	0	(98,743)	(5.5%)	(4.13)
Effective Gross Income	$1,239,569	$1,884,074	95.0%	$78.80

Real Estate Taxes	404,996	396,520	21.0%	16.58
Insurance	31,602	18,095	1.0%	0.76
Management Fee	37,272	56,522	3.0%	2.36
Other Operating Expenses	75,493	114,493	6.1%	4.79
Total Operating Expenses	$549,363	$585,630	31.1%	$24.49

Net Operating Income(5)	$690,206	$1,298,443	68.9%	$54.31
Capital Expenditures	0	20,300	1.1%	0.85
Net Cash Flow	$690,206	$1,278,144	67.8%	$53.46

NOI DSCR	1.01x	1.90x
NCF DSCR	1.01x	1.87x
NOI Debt Yield	4.5%	8.4%
NCF Debt Yield	4.5%	8.2%
(1)	Historical cash flow information prior to 2020 is not available as the borrower sponsors acquired the Stone & Montague Portfolio Properties in June 2019.

(2)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.

(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(4)	Other Income primarily includes forfeited deposits.

(5)	The difference between TTM NOI as of 9/30/2020 and U/W NOI is primarily due to an increase in the occupancy of the Stone & Montague Portfolio Properties at the time of borrower sponsors’ acquisition of the Stone & Montague Portfolio Properties from approximately 33.2% to 100.0% as of October 9, 2020.

Market Overview and Competition. The Stone & Montague Portfolio Properties are located in the Brooklyn Heights and Financial District neighborhoods of New York.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use - Various	Loan #14	Cut-off Date Balance:	$15,500,000
Various	Stone & Montague Portfolio	Cut-off Date LTV:	63.0%
Various, NY, Various		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	8.4%

6 Stone Street Property

The 6 Stone Street Property is located in the Financial District neighborhood of Manhattan, New York. Regional vehicle access to the neighborhood is available via West Street and the FDR Drive. The neighborhood is served by the 1, 2, 3, 4, 5, J, Z, R and W subway lines at multiple stations within walking distance of the 6 Stone Street Property. According to the appraisal, the neighborhood is experiencing increases in population and households and this trend is expected to continue over the next five years. According to the appraisal, the 2020 total population and average household income are 5,357 and $200,195, respectively within the zip code for the 6 Stone Street Property.

The 6 Stone Street Property is located within the Financial District Retail submarket. According to the appraisal, as of the second quarter of 2020, the Financial District Retail submarket has an inventory of 707,787 square feet of retail space across 25 buildings, a vacancy rate of 19.1% and average asking rents of $106.80. Based on rental comparables, the appraiser concluded that the in-place commercial rents at the 6 Stone Street Property was in-line with market rents for each of the respective spaces.

The 6 Stone Street Property is located within the Financial District Apartment submarket. According to the appraisal, as of the second quarter of 2020, the Financial District Apartment submarket has an inventory of 26,101 units, a vacancy rate of 2.5%, and effective rent per unit per month of $4,320. Furthermore, there are two multi-family projects undergoing construction within a half-mile radius of the 6 Stone Street Property, which are expected to add 554 units of residential space to the area. Additionally, there are 4 proposed multi-family projects which could potentially add another 1,085 units of residential space to the area.

162 Montague Street Property & 155 Montague Street Property

The 155 Montague Street Property and 162 Montague Street Property are located in the Brooklyn Heights neighborhood of Brooklyn, New York, across the East River from Manhattan. Regional vehicle access to the neighborhood is available via Atlantic Avenue and Flatbush Avenue. The area’s two main bridges, the Brooklyn Bridge and Manhattan Bridge, are accessible in the vicinity of the 155 Montague Street Property and 162 Montague Street Property, providing vehicular access to Manhattan. The neighborhood is served by ample public transportation consisting of the 2, 3, 4, 5 and R subway lines at multiple stations within walking distance of 155 Montague Street Property and 162 Montague Street Property. According to the appraisal, the 2020 total population and average household income are 61,947 and $197,373, respectively within the zip code for the two properties.

The 162 Montague Street Property and 155 Montague Street Property are located within the Downtown Brooklyn Retail submarket. According to the appraisal, as of the second quarter of 2020, the Downtown Brooklyn Retail submarket has an inventory of 6.5 million square feet of retail space across 13 buildings, a vacancy rate of 4.3% and average asking rents of $68.74. Furthermore, there is one retail project under construction within the Downtown Brooklyn submarket which is expected to add 13,600 square feet of retail space to the area. Based on rental comparables, the appraiser concluded that the in-place commercial rents at the 162 Montague Street Property and 155 Montague Street Property are in-line with market rents for each of the respective spaces.

The 162 Montague Street Property and 155 Montague Street Property are located within the Brooklyn Apartment submarket. According to the appraisal, as of the second quarter of 2020, the Brooklyn Apartment submarket has an inventory of 473,802 units, a vacancy rate of 1.4%, and effective rent per unit per month of $3,203. Furthermore, there are eight multi-family projects undergoing construction within the area which are expected to add 491 units of residential space to the area. Additionally, there are two proposed developments which could add another 629 units of new residential space.

The following tables present certain information relating to comparable commercial properties for the Stone & Montague Portfolio Properties.

155 Montague Street Property & 162 Montague Street Property

Comparable Retail Properties(1)

Property	Tenant	Date	Term (Years)	Space Location	Unit Size (SF)	Rent per SF	Reimbursement Structure
155 Montague Street (subject)	Satori Laser	Sep-19	15	Grade/Below Grade	2,000	$81	RET/Base
155 Montague Street (subject)	Wundabar Pilates	Jan-20	10	Grade/Above Grade	1,820	$56	RET/Base
162 Montague Street (subject)	Lichee Nut	Mar-10	16	Below Grade	1,200	$138	+Utilities
162 Montague Street (subject)	Nanatori Japanese	Dec-10	16	Grade/Above Grade	1,200	$139	Taxes over BY
180 Livingston Street	Confidential	Jun-19	15	Grade	9,928	$73	Taxes over BY
33 Bond Street	Tasta Korea	Aug-19	15	Grade	1,712	$70	Taxes over BY
210 Livingston Street	Starbucks	Mar-19	10	Grade	2,050	$125	Taxes over BY
398 Bridge Street	GO Detox	Jan-18	5	Grade	888	$74	Taxes over BY
472 Fulton Street	Chipotle	Aug-18	10	Grade	2,200	$218	Taxes over BY
Average(2)					3,356	$112
(1)	Information obtained from the appraisal and underwritten rent roll dated October 15, 2020.

(2)	Average excludes the 155 Montague Street Property and 162 Montague Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use - Various	Loan #14	Cut-off Date Balance:	$15,500,000
Various	Stone & Montague Portfolio	Cut-off Date LTV:	63.0%
Various, NY, Various		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	8.4%

6 Stone Street Property

Comparable Retail Properties(1)

Property	Tenant	Date	Term (Years)	Space Location	Unit Size (SF)	Rent per SF	Reimbursement Structure
6 Stone Street (subject)	Murphy’s Tavern	Jun-19	10	Grade	3,600	$107	NNN
56 Fulton Street	PF Chang	Feb-20	10	Grade	2,453	$116	Taxes over BY
110 William Street	FedEx Office Print	Oct-19	5	Grade	4,000	$130	Taxes over BY
85 John Street	Chopping Block	Aug-19	10	Grade	1,406	$119	Taxer over BY
20 Pine Street	Solid Core	Jun-19	N/A	Grade	2,530	$115	Taxer over BY
150 Nassau Street	Brooklyn Chophouse	Mar-18	12	Grade	5,026	$58	NNN
Average(2)					3,083	$108
(1)	Information obtained from the appraisal and underwritten rent roll dated October 15, 2020.

(2)	Average excludes the Stone & Montague Portfolio Properties and 150 Nassau Street given the comparable lease’s NNN structure.

162 Montague Street Property

Comparable Office Properties(1)

Property	Tenant	Date	Term (Years)	Space Location	Unit Size (SF)	Rent per SF	Reimbursement Structure
162 Montague Street (subject)	Urban Equities	Oct-20	9	2nd Fl	1,905	$63	Mod. Gross
203 Jay Street	Accounting Firm	Jan-20	5	7th Fl	6,320	$61	Mod. Gross
16 Court Street	Law Firm	Dec-19	5	10th Fl	893	$58	Mod. Gross
55 Washington Street	Real Estate Firm	Sep-19	5	4th Fl	1,714	$52	Mod. Gross
77 Sands Street	Marketing Firm	Jun-19	5	12th Fl	10,787	$62	Mod. Gross
75 N 7th Street	Coworking Firm	May-19	10	2nd Fl	5,019	$68	Mod. Gross
Average(2)					4,947	$60
(1)	Information obtained from the appraisal and underwritten rent roll dated October 15, 2020.

(2)	Average excludes the 162 Montague Street Property.

6 Stone Street Property

Comparable Office Properties(1)

Property	Tenant	Date	Term (Years)	Space Location	Unit Size (SF)	Rent per SF	Reimbursement Structure
6 Stone Street (subject)	Law Office of Isaac Greenfield	May-19	10	2nd Fl	2,285	$53	NNN
6 Stone Street (subject)	Moshe Minz	Oct-19	5	3rd Fl	1,800	$65	FSG
14 Wall Street	Environmental Firm	Sep-20	5	5th Fl	2,977	$47	Mod. Gross
17 State Street	Consulting Firm	Aug-20	2	2nd Fl	13,100	$61	Mod. Gross
74 Broad Street	Entertainment Firm	Apr-20	5	6th Fl	4,677	$60	Mod. Gross
1 Whitehall Street	Logistics	Mar-20	1	8th Fl	18,060	$40	Mod. Gross
5 Hanover Square	Marketing Firm	Jan-20	5	5th Fl	2,627	$49	Mod. Gross
101 Greenwich Street	Financial Services	Jan-20	3	11th Fl	6,070	$70	Mod. Gross
55 Broadway	Law Firm	Dec-19	6	9th Fl	2,019	$65	Mod. Gross
Average(2)					7,076	$56
(1)	Information obtained from the appraisal and underwritten rent roll dated October 15, 2020.

(2)	Average excludes the 6 Stone Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use - Various	Loan #14	Cut-off Date Balance:	$15,500,000
Various	Stone & Montague Portfolio	Cut-off Date LTV:	63.0%
Various, NY, Various		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	8.4%

The following tables present certain information relating to comparable multifamily properties for the Stone & Montague Portfolio Properties.

155 Montague Street Property & 162 Montague Street Property

Comparable Multifamily Rental Properties(1)

Property	Unit Type	Year Built	Property Type	Monthly Rent	Unit Size (SF)	Rent per SF
155 Montague Street (subject)	4 BR / 2 BA	1900	Walk-up	$6,330	1,100	$69.06
162 Montague Street (subject)	4 BR / 2 BA	1900	Walk-up	$6,360	1,500	$50.88
181 Front Street	3 BR / 2 BA	2018	Elevator	$8,375	1,292	$77.79
144 Willow Street	1 BR / 1 BA	1900	Walk-up	$4,250	775	$65.81
370 Baltic Street	2 BR / 2 BA	1931	Walk-up	$4,300	780	$66.15
139 Clinton Street	4 BR / 2 BA	1900	Walk-up	$5,900	N/A	N/A
245 Bergen Street	4 BR / 2 BA	1915	Walk-up	$6,300	1,800	$42.00
217 Court Street	4 BR / 2 BA	1900	Walk-up	$5,800	N/A	N/A
136 Kane Street	4 BR / 1.5 BA	1910	Walk-up	$5,500	N/A	N/A
19 Grace Court	5 BR / 2 BA	1926	Elevator	$8,500	1,850	$55.14
109 Willow Street	4 BR / 3 BA	1920	Walk-up	$8,000	N/A	N/A
Average(2)				$6,325		$61.38
(1)	Information obtained from the appraisal and underwritten rent roll dated October 9, 2020.

(2)	Average excludes the 155 Montague Street Property and 162 Montague Street Property.

6 Stone Street Property

Comparable Multifamily Rental Properties(1)

Property	Unit Type	Year Built	Property Type	Monthly Rent	Unit Size (SF)	Rent per SF
6 Stone Street (subject)	4 BR / 2 BA	1910	Walk-up	$7,500	1,800	$50.00
94 Greenwich Street	4 BR / 2 BA	1915	Walk-up	$4,800	950	$60.63
135 William Street	4 BR / 2 BA	1905	Elevator	$7,700	1,600	$57.75
54 Stone Street	4 BR / 2 BA	1935	Elevator	$8,995	2,760	$39.11
85 South Street	4 BR / 1 BA	1900	Walk-up	$6,250	2,000	$37.50
15 Stone Street	4 BR / 2 BA	1900	Elevator	$7,400	N/A	N/A
217 East Broadway	4 BR / 2 BA	1910	Walk-up	$6,380	1,260	$60.76
Average(2)				$6,921		$51.15
(1)	Information obtained from the appraisal and underwritten rent roll dated October 9, 2020.

(2)	Average excludes the 6 Stone Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – 120 Wall Street

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$15,000,000		Location:	New York, NY
	Cut-off Date Balance(1):	$15,000,000		Size:	668,276 SF
	% of Initial Pool Balance:	2.2%		Cut-off Date Balance Per SF(1):	$246.90
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$246.90
	Borrower Sponsor:	Silverstein Holdco I LLC		Year Built/Renovated:	1929/2013
	Guarantor:	Silverstein Holdco I LLC		Title Vesting:	Fee
	Mortgage Rate:	3.2010%		Property Manager:	Self-managed
	Note Date:	October 1, 2020		Current Occupancy (As of):	95.1% (8/31/2020)
	Seasoning:	2 months		YE 2019 Occupancy:	92.0%
	Maturity Date:	October 11, 2030		YE 2018 Occupancy:	95.0%
	IO Period:	120 months		YE 2017 Occupancy:	96.0%
	Loan Term (Original):	120 months		YE 2016 Occupancy:	99.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$285,000,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$426.47
	Call Protection(2):	YM(26),YM or D(90),O(4)		As-Is Appraisal Valuation Date:	August 25, 2020
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(5)
	Additional Debt(1):	Yes		TTM NOI (7/31/2020)(6):	$13,190,289
	Additional Debt Type (Balance)(1)(3):	Pari Passu ($150,000,000); Future Mezzanine		YE 2019 NOI(6):	$12,952,334
				YE 2018 NOI(6):	$10,046,537
				YE 2017 NOI(6):	$12,487,548
				U/W Revenues:	$28,608,590
				U/W Expenses:	$13,183,745
Escrows and Reserves(4)				U/W NOI(6):	$15,424,845
	Initial	Monthly	Cap	U/W NCF:	$14,656,328
Taxes	$1,306,557	$326,640	NAP	U/W DSCR based on NOI/NCF(1):	2.88x/2.74x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.3%/8.9%
Replacement Reserves	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.3%/8.9%
TI/LC Reserve	$3,472,525	$111,379	$4,009,656	Cut-off Date LTV Ratio(1):	57.9%
Rent Concession Reserve	$1,759,579	$0	NAP	LTV Ratio at Maturity(1):	57.9%

Sources and Uses
Sources			Uses
Original whole loan amount	$165,000,000	100.0%	Loan payoff(7)	$135,478,875	82.1%
			Upfront reserves	6,538,661	4.0
			Closing costs	2,147,099	1.3
			Return of equity	20,835,365	12.6
Total Sources	$165,000,000	100.0%	Total Uses	$165,000,000	100.0%

(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 120 Wall Street Whole Loan (as defined below).

(2)	The borrower may prepay the 120 Wall Street Whole Loan at any time during the term of the 120 Wall Street Whole Loan with 15-days’ prior notice and, if such prepayment occurs before July 11, 2030, payment of the yield maintenance premium.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	See “Escrows” section.

(5)	While the 120 Wall Street Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 120 Wall Street Mortgage Loan more severely than assumed in the underwriting of the 120 Wall Street Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(6)	See “Operating History and Underwritten Net Cash Flow” below for further discussion of the increases from TTM NOI to U/W NOI and from YE 2018 NOI to YE 2019 NOI and the decrease from YE 2017 NOI to YE 2018 NOI.

(7)	Loan payoff funds were used to pay off a loan securitized in the MSBAM 2014-C14 securitization trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Mortgage Loan. The mortgage loan (the “120 Wall Street Mortgage Loan”) is part of a whole loan (the “120 Wall Street Whole Loan”) that is evidenced by 7 pari passu promissory notes in the aggregate original principal amount of $165,000,000. The 120 Wall Street Whole Loan is secured by the ESD’s (as defined below) fee simple interest and the borrower’s leasehold interest in a 668,276 square foot, Class B, central business district office building located in New York, New York (the “120 Wall Street Property”). The 120 Wall Street Mortgage Loan is evidenced by the non-controlling promissory note A-3. The 120 Wall Street Whole Loan will be serviced pursuant to the BANK 2020-BNK29 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	BANK 2020-BNK29	Yes
A-2	$10,000,000	$10,000,000	BANK 2020-BNK29	No
A-3	$15,000,000	$15,000,000	WFCM 2020-C58	No
A-4	$17,500,000	$17,500,000	Benchmark 2020-B20	No
A-5	$17,500,000	$17,500,000	Benchmark 2020-B20	No
A-6	$25,000,000	$25,000,000	Benchmark 2020-B20	No
A-7	$10,000,000	$10,000,000	Benchmark 2020-B20	No
Total	$165,000,000	$165,000,000

The Borrower and Borrower Sponsor. The borrower is 120 Wall Property Owner, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 120 Wall Street Whole Loan. The borrower sponsor and non-recourse carve-out guarantor is Silverstein Holdco I LLC.

Silverstein Properties (“Silverstein”) is a privately held, full-service real estate development, investment and management firm based in New York. Founded in 1957, Silverstein has developed, owned and managed more than 40 million square feet of office, residential, hotel, retail and mixed-use properties. Silverstein Properties is widely recognized for its role in rebuilding the World Trade Center following September 11, 2001. Silverstein’s commercial and residential portfolio includes over 12 million square feet of office and residential properties in Midtown and Lower Manhattan.

The Property. The 120 Wall Street Property is a 35-story, 668,276 square foot, Class B, LEED Gold certified office building located in the Financial District of Manhattan in New York City. The 120 Wall Street Property was constructed in 1929 and most recently renovated in 2013. The borrower sponsor purchased the 120 Wall Street Property in 1980 and has invested significant capital to reposition and modernize the building. In 2005, the borrower sponsor restored the façade of the building, entrance and distinctive art deco lobby. Since 2012, the borrower sponsor has invested $11.0 million in capital improvements ($16.47 per square foot) including a $4.5 million lobby renovation that includes the expansion and widening of the lobby footprint, new revolving doors, installing turnstiles, new flooring, new lighting, new security desks and restoration of interior lobby walls, as well as an approximately $3.4 million elevator modernization. The 120 Wall Street Property is designated a historic landmark by the New York City Landmark’s Preservation Commission. Amenities at the 120 Wall Street Property include unobstructed views across the East River, private terraces and 24-hour security. As of August 31, 2020, the 120 Wall Street Property was 95.1% occupied by 35 distinct tenants including 28 office tenants, five telecom tenants and two retail tenants.

The borrower sponsor has owned the 120 Wall Street Property since 1980 and, in 1992, facilitated its designation as New York City’s first association center property, which designation allows not-for-profit (“NFP”) tenants to receive financial incentives for leasing space at the designated property. On September 12, 2012, the 120 Wall Street Property entered into a real estate tax program with the New York State Urban Development Corporation d/b/a Empire State Development (“ESD”), pursuant to which the building was deeded to the ESD and leased back by the borrower. Under the agreement, the borrower is required to make annual payments in lieu of real estate taxes (“PILOT”), and no ground rent is collected. The PILOT amount is reduced (a) proportionately to the extent that NFP tenants lease space at the 120 Wall Street Property (such proportionate reduction, the “NFP Benefit”) and (b) for certain other tax benefits for which the 120 Wall Street Property would otherwise be eligible if the 120 Wall Street Property was owned by the borrower. A proportionate amount of the NFP Benefit is then required to be passed back to each NFP tenant in the form of a rent credit. The ground lease expires on December 31, 2032, at which time the borrower has the right to obtain the fee ownership, upon repurchasing the fee interest for $1. Under the program, any NFP tenant that executes a new lease or renews a current lease is eligible to participate in the program. Currently, 12 NFP tenants representing approximately 32.9% of net rentable area participate in the program, resulting in an expected tax savings of approximately $1.6 million in 2020. The 120 Wall Street Property is the only office building in Manhattan to offer this incentive for NFP tenants. The average NFP benefit is approximately $6.17 per square foot. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Major Tenants.

Largest Tenant by UW Base Rent: Droga5, LLC (202,396 square feet; 30.3% of net rentable area; 32.6% of underwritten base rent; 9/30/2029 lease expiration) – Founded in 2006, Droga5, LLC (“Droga5”), is an international creative and strategic advertising agency. Droga5 was acquired by Accenture plc (NYSE: ACN) in May 2019. Droga5 has worked on advertising campaigns for some of the largest organizations in the world including Coca-Cola, Motorola, Mondelez International, Kraft Heinz Company, LVMH, Unilever and the United Nations. Droga5 executed its lease at the 120 Wall Street Property in October 2013 for 91,442 square feet and expanded its space in 2016 and 2018 by 52,320 square feet and 58,634 square feet, respectively. The 120 Wall Street Property serves as the company’s global headquarters. Droga5 has a lease expiration of September 2029 with one, ten-year renewal option for the entire premises (or at least two full contiguous floors) and has no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #15	Cut-off Date Balance:	$15,000,000
120 Wall Street New York, NY 10005	120 Wall Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	57.9% 2.74x 9.3%

2nd Largest Tenant by UW Base Rent: Success Academy Charter School (54,658 square feet; 8.2% of net rentable area; 8.1% of underwritten base rent; 6/30/2029 lease expiration) – Founded in 2006, Success Academy Charter School, is the largest free charter school network in New York City. Admission is open to all New York State children in grades K-12, including those with special needs and English language learners. Success Academy operates 47 schools serving 20,000 students in Manhattan, Brooklyn, Queens and the Bronx. Success Academy Charter School utilizes its space at the 120 Wall Street Property for office and administrative space. Success Academy Charter School has a lease expiration of June 2029 with no renewal options and a one-time right to terminate its lease effective August 31, 2024, with 12 months’ notice and payment of a termination fee of $3,497,468. According to the appraisal, Success Academy Charter School currently receives an NFP Benefit in the form of a rent credit amounting to approximately $244,937, annually.

3rd Largest Tenant by UW Base Rent: AFS-USA, Inc. (40,029 square feet; 6.0% of net rentable area; 5.9% of underwritten base rent; 6/30/2029 lease expiration) – AFS-USA, Inc. (“AFS”) is an international youth exchange organization consisting of over 50 independent non-profit organizations. In 2018 alone, AFS served over 66,000 students across nine countries, raised over $36 million in scholarships and had more than 12,000 study-abroad participants. AFS has a lease expiration of June 2029 with one, 10-year renewal option and a one-time right to terminate its lease effective June 30, 2024, with 18 months’ prior notice and payment of a termination fee equal to $2,593,000. According to the appraisal, AFS-USA, Inc. currently receives an NFP Benefit in the form of a rent credit amounting to approximately $181,879, annually.

COVID-19 Update. November debt service payment was made, and the 120 Wall Street Whole Loan is not subject to any forbearance, modification or debt service relief requests. The 120 Wall Street Property is currently open for operations. As of November 23, 2020, tenants representing approximately 85.8% of occupied net rentable area have made their full November rent payment, and approximately 90.2% of underwritten base rent was paid for November. With respect to the 120 Wall Street Property, six tenants (11.1% of net rentable area and 10.4% of underwritten base rent) have not made all of their contractual base rent payments. The Eye-Bank for Sight Research did not make September 2020’s rent payment on 7,793 square feet of its space (1.2% of net rentable area and 1.0% of underwritten base rent). The New Press (1.2% of net rentable area and 1.3% of underwritten base rent) did not pay rent in April 2020, but it is expected to be paid by year end 2020. Geourgoulis / Cohen (0.9% of net rentable area and 0.8% of underwritten base rent) has not paid rent since July 2020, but has been sending in additional payments to resolve the delinquency. As of October 30, 2020, two tenants (Foundation for AIDS Research and AFS, together representing 10.6% of net rentable area and 9.9% of underwritten base rent) have requested tenant relief in the form of rent modifications and deferral. The borrower sponsor has not agreed to any such relief.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #15	Cut-off Date Balance:	$15,000,000
120 Wall Street New York, NY 10005	120 Wall Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	57.9% 2.74x 9.3%

The following table presents certain information relating to the tenancy at 120 Wall Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Droga5, LLC(3)(4)	A+/Aa3/A+	202,396	30.3%	$41.56(3)(4)	$8,412,323(3)(4)	32.6%	9/30/2029	1,10-year	N
Success Academy Charter School(5)	NR/NR/NR	54,658	8.2%	$38.35(5)	$2,096,120(5)	8.1%	6/30/2029	None	Y(6)
AFS-USA, Inc.(5)	NR/NR/NR	40,029	6.0%	$37.95(5)	$1,519,100(5)	5.9%	6/30/2029	1,10-year	Y(7)
Foundation for AIDS Research	NR/NR/NR	30,822	4.6%	$33.97	$1,047,098	4.1%	8/31/2027	None	Y(8)
Center for Appellate Litigation(9)(10)	NR/NR/NR	20,535	3.1%	$40.88(9)(10)	$839,437(9)(10)	3.2%	Multiple(11)	None	N
Lambda Legal Defense & Education Fund	NR/NR/NR	20,321	3.0%	$34.00	$690,914	2.7%	7/31/2027	None	N
Public Relations Society of America(12)	NR/NR/NR	19,448	2.9%	$48.00(12)	$933,504(12)	3.6%	2/28/2027	None	N
Lavazza Premium Coffees Corp.	NR/NR/NR	19,173	2.9%	$43.14	$827,065	3.2%	10/31/2027	None	N
Catalyst, Inc.	NR/NR/NR	18,176	2.7%	$41.00	$745,216	2.9%	7/31/2027	None	N
American Institute of Chemical Engineers	NR/NR/NR	16,706	2.5%	$38.33	$640,401	2.5%	Multiple(14)	1, 5-year	Y(13)
Total Major Tenants		442,264	66.2%	$40.14	$17,751,178	68.7%

Non-Major Tenants(15)(16)(17)		193,407	28.9%	$41.79	$8,082,686	31.3%

Occupied Collateral Total		635,671	95.1%	$40.64	$25,833,864	100.0%

Vacant Space		32,605	4.9%

Collateral Total		668,269	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent and Annual U/W Base Rent per square foot include contractual rent steps through November 2021 totaling $298,037.

(3)	Jax Media is currently subleasing an additional 25,910 square feet from Droga5 through June 2029 at a base rental rate of $52.15 per square foot. The 120 Wall Street Whole Loan is underwritten based on the prime lease.

(4)	Droga5 has a gap rent period from August 1, 2021 to September 30, 2021, totaling $176,067. All gap rent was reserved for at the origination of the 120 Wall Street Whole Loan.

(5)	AFS-USA, Inc. is currently subleasing an additional 13,076 square feet to Success Academy Charter School through June 2029 at a base rental rate of $39.00 per square foot. The 120 Wall Street Whole Loan is underwritten based on the prime lease.

(6)	Success Academy Charter School has a one-time right to terminate its lease for the entire premises effective August 2024, with 12 months’ notice and a termination fee of $3,497,468.

(7)	AFS-USA, Inc. has a one-time right to terminate its lease for the entire premises effective June 30, 2024, with 18 months’ prior notice and a termination fee equal to $2,593,000.

(8)	Foundation for AIDS Research has an ongoing right to terminate its lease after April 1, 2023, with at least nine months’ notice, provided that (i) the tenant is not in default under its lease and (ii) a cure of Acquired Immune Deficiency Syndrome has been discovered, developed and is generally recognized in the scientific community as a legitimate cure, which renders tenant’s corporate purpose redundant. The termination option will be subject to a cancellation fee equal to an amortized portion of landlord work and contributions, free rent, calculated in accordance with the lease.

(9)	Center for Appellate Litigation is currently subleasing an additional 8,788 square feet from American Suicide Foundation through November 2021, at which point Center for Appellate Litigation will pay $58.00 per square foot pursuant to a direct lease thereafter. The 120 Wall Street Whole Loan is underwritten based on the prime lease.

(10)	Center for Appellate Litigation has a gap rent period from December 1, 2021 to February 28, 2022, totaling $127,426. All gap rent was reserved for at the origination of the 120 Wall Street Whole Loan.

(11)	The 8,788 square foot space’s lease expires on November 30, 2021 and the 11,747 square foot space’s lease expires on January 31, 2025.

(12)	Kelley Jasons McGowan Spinelli Hanna & Reber, L.L.P (“KJMSHR”) is subleasing 2,442 square feet to Public Relations Society of America at a base rental rate of $46.00 per square foot through February 2027. KJMSHR leases no additional space at the 120 Wall Street Property. The 120 Wall Street Whole Loan is underwritten based on the prime lease.

(13)	American Institute of Chemical Engineers has the ongoing right to terminate solely its 200 square foot storage space with at least 30 days’ notice.

(14)	The 200 square foot space’s lease expires on March 31, 2029 and the 16,506 square foot space’s lease expires on April 8, 2029.

(15)	Non-Major Tenants is inclusive of 7,281 square feet of retail space.

(16)	Non-Major Tenants is inclusive of Pico Quantitative Trading which is currently dark. The tenant continues to pay rent in full at the 120 Wall Street Property.

(17)	Non-Major Tenants includes a 2,253 square feet management office with no attributable base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #15	Cut-off Date Balance:	$15,000,000
120 Wall Street New York, NY 10005	120 Wall Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	57.9% 2.74x 9.3%

The following table presents certain information relating to the lease rollover schedule at 120 Wall Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	6	0.0%	6	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	6	0.0%	$0	0.0%	$0.00
2021	6	34,869	5.2%	34,875	5.2%	$1,406,534	5.4%	$40.34
2022	5	12,950	1.9%	47,825	7.2%	$404,608	1.6%	$31.24
2023	5	21,624	3.2%	69,449	10.4%	$812,918	3.1%	$37.59
2024	2	3,912	0.6%	73,361	11.0%	$195,440	0.8%	$49.96
2025	3	35,306	5.3%	108,667	16.3%	$1,441,320	5.6%	$40.82
2026	1	6,024	0.9%	114,691	17.2%	$219,876	0.9%	$36.50
2027	12	134,269	20.1%	248,960	37.3%	$5,166,723	20.0%	$38.48
2028	2	4,357	0.7%	253,317	37.9%	$157,515	0.6%	$36.15
2029	21	336,505	50.4%	589,822	88.3%	$13,546,996	52.4%	$40.26
2030	0	0	0.0%	589,822	88.3%	$0	0.0%	$0.00
Thereafter(3)	5	45,849(3)	6.9%	635,671	95.1%	$2,481,934(3)	9.6%	$54.13(3)
Vacant	0	32,605	4.9%	668,276	100.0%	$0	0.0%	$0.00
Total/Weighted Average	63	668,276	100.0%			$25,833,864	100.0%	$40.64

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Thereafter includes a 2,253 square foot management office with no attributable underwritten base rent.

The following table presents historical occupancy percentages at 120 Wall Street Property:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	8/31/2020(2)
99.0%	96.0%	95.0%	92.0%	95.1%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #15	Cut-off Date Balance:	$15,000,000
120 Wall Street New York, NY 10005	120 Wall Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	57.9% 2.74x 9.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at 120 Wall Street Property:

Cash Flow Analysis

	2017(1)	2018(1)	2019(1)	TTM 7/31/2020(2)	U/W(2)	%(3)	U/W $ per SF
Base Rent	$21,819,923	$20,742,361	$23,378,989	$23,582,233	$25,833,864(4)	84.9%	$38.66
Grossed Up Vacant Space	0	0	0	0	1,821,818	6.0	2.73
NFP Rent Credit(5)	(875,867)	(910,278)	(947,348)	(922,477)	(967,163)	(3.2)	(1.45)
Gross Potential Rent	$20,944,056	$19,832,083	$22,431,641	$22,659,756	$26,688,519	87.7%	$39.94
Other Income(6)	88,120	71,433	259,483	274,069	274,069	0.9	0.41
Total Recoveries	3,108,126	3,395,970	3,502,179	3,321,088	3,467,820	11.4	5.19
Net Rental Income	$24,140,302	$23,299,486	$26,193,303	$26,254,913	30,430,408	100.0%	$45.54
(Vacancy & Credit Loss)	0	0	0	0	(1,821,818)(7)	(6.8%)	(2.73)
Effective Gross Income	$24,140,302	$23,299,486	$26,193,303	$26,254,913	$28,608,590	94.0%	$42.81

Real Estate Taxes(8)	2,745,617	3,540,446	3,546,115	3,585,184	3,736,050	13.1	5.59
Insurance	430,433	447,661	457,799	548,792	458,205	1.6	0.69
Management Fee	603,508	582,487	654,833	656,373	715,215	2.5	1.07
Other Operating Expenses	7,873,196	8,682,355	8,582,222	8,274,275	8,274,275	28.9	12.38
Total Operating Expenses	$11,652,754	$13,252,949	$13,240,969	$13,064,624	$13,183,745	46.1%	$19.73

Net Operating Income	$12,487,548	$10,046,537	$12,952,334	$13,190,289	$15,424,845	53.9%	$23.08
Replacement Reserves	0	0	0	0	100,241	0.4	0.15
TI/LC	0	0	0	0	668,276	2.3	1.00
Net Cash Flow	$12,487,548	$10,046,537	$12,952,334	$13,190,289	$14,656,328	51.2%	$21.93

NOI DSCR(9)	2.33x	1.88x	2.42x	2.46x	2.88x
NCF DSCR(9)	2.33x	1.88x	2.42x	2.46x	2.74x
NOI Debt Yield(9)	7.6%	6.1%	7.8%	8.0%	9.3%
NCF Debt Yield(9)	7.6%	6.1%	7.8%	8.0%	8.9%

(1)	The decrease from 2017 Net Operating Income to 2018 Net Operating Income and subsequent increase from 2018 Net Operating Income to 2019 Net Operating Income is primarily attributable to new leases executed in 2018 accounting for 11.5% of net rentable area and 13.8% of underwritten base rent. In connection with executing such leases, the borrower provided new tenants with free rent periods accounting for an adjustment of approximately $2,427,673 in 2018 base rent.

(2)	The increase from TTM 7/31/2020 Net Operating Income to UW Net Operating Income at the 120 Wall Street Property is primarily attributable to (i) new leases commencing in 2020 and 2021 (including leases with Excess Line Association of New York, Hydra and Nathan Cumming Foundation, Inc., accounting for $810,656, $275,017 and $838,811 in underwritten base rent, respectively) accounting for an increase of approximately $1.9 million in underwritten base rent and (ii) contractual rent steps through November 2021.

(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(4)	U/W Base Rent includes contractual rent steps through November 2021 totaling $298,037.

(5)	NFP Rent Credit is based on contractual rent credits for 12 NFP tenants representing approximately 32.9% of net rentable area at the 120 Wall Street Property.

(6)	Other Income includes telecom income, license income, miscellaneous event income, lease cancellation fees and construction management fees.

(7)	The underwritten economic vacancy is 6.4%. The 120 Wall Street Property was 95.1% physically occupied and 93.6% economically occupied as of August 31, 2020.

(8)	Real Estate Taxes are underwritten based on the actual 2021 tax bill net of the $1,644,088 estimated ESD tax benefit (see “The Property” section above).

(9)	The metrics shown represent the 120 Wall Street Whole Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for 120 Wall Street Property of $285,000,000 as of August 25, 2020.

Market Overview and Competition. The 120 Wall Street Property is situated in the Downtown East office submarket of the Manhattan office market. The 120 Wall Street Property is a short walk from stations providing access to the PATH, 4, 5, A, C, E, J, M, Z, W, R, 1, 2 and 3 trains and the new Fulton Street Transit Center, which provides access to New Jersey, Brooklyn and residential neighborhoods in Lower Manhattan. The FDR Drive, Brooklyn Bridge and Manhattan Bridge are accessible from the 120 Wall Street Property.

The Downtown East office submarket had approximately 49.9 million square feet of inventory as of the second quarter of 2020. According to the appraisal, the Downtown East office submarket had a vacancy rate as of the second quarter of 2020 of 7.0% and an average asking rent of $56.27 per square foot. The appraisal identified 12 comparable office leases with rents ranging from $52.00 to $70.79 per square foot with a weighted average rent of approximately $59.97 per square foot. The 120 Wall Street Property’s

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #15	Cut-off Date Balance:	$15,000,000
120 Wall Street New York, NY 10005	120 Wall Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	57.9% 2.74x 9.3%

underwritten weighted average rent for occupied office space is approximately $40.46 per square foot, approximately 21.5% below the appraisal’s concluded market rent of $51.80 per square foot for the same spaces.

According to the appraisal, the traditional office tenant within the Downtown East office submarket primarily consisted of financial institutions, insurance companies, and real estate firms. However, based on the discounted rents when compared to many other submarkets throughout Manhattan, the Downtown East office submarket has redefined its typical tenancy base, signing large anchor leases to companies within the technology, advertising, media and information technology sector.

According to the appraisal, the estimated 2020 population within a 0.25, 0.5, and 1-mile radius of the 120 Wall Street Property is 9,835, 33,707, and 94,136, respectively. In addition, the appraisal states that the estimated 2020 average household income within a 0.25, 0.5, and 1-mile radius is $268,181, $247,402, and $196,812, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusions for 120 Wall Street Property:

Market Rent Summary(1)

	Floor 2	Floors 3-9	Floors 10-16	Floors 17-25	Floors 26-34
Market Rent (PSF)	$44.00	$48.00	$52.00	$56.00	$60.00
Lease Term (Years)	10	10	10	10	10
Lease Type (Reimbursements)	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross
Rent Increase Projection	10% step midterm	10% step midterm	10% step midterm	10% step midterm	10% step midterm

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to 120 Wall Street Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price (PSF)
44 Wall Street	New York, NY	354,328	Mar-2020	$564
195 Broadway	New York, NY	1,083,839	Nov-2019	$484
1 Whitehall Street	New York, NY	387,390	Oct-2019	$469
360 Lexington Avenue	New York, NY	268,383	Aug-2019	$671
521 Fifth Avenue	New York, NY	498,711	May-2019	$764
850 Third Avenue	New York, NY	626,324	Jan-2019	$674
440 Ninth Avenue	New York, NY	403,127	Jan-2019	$667
1 Broadway	New York, NY	218,000	May-2018	$640
80 Broad Street	New York, NY	422,561	Dec-2017	$556

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #15	Cut-off Date Balance:	$15,000,000
120 Wall Street New York, NY 10005	120 Wall Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	57.9% 2.74x 9.3%

The following table presents certain information relating to comparable office leases for the 120 Wall Street Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
120 Wall Street Property New York, NY	1929/2013	668,276(1)	N/A
44 Wall Street New York, NY	1927/2006(2)	354,000(2)	0.3 Miles	Giant Spoon Baretz + Brunelle	Apr. 2020 / 5.3 Yrs Jan. 2020 / 10.5 Yrs	16,294 6,136	$58.00 $60.00	MG MG
28 Liberty Street New York, NY	1963/N/A(2)	2,303,835(2)	0.3 Miles	Dotdash	Nov. 2019 / 10.5 Yrs	68,230	$55.00	MG
100 Pearl Street New York, NY	1982/N/A(2)	963,045(2)	0.3 Miles	Goodwill Industries NYLAG	Oct. 2019 / 30.0 Yrs Oct. 2019 / 30.0 Yrs	37,115 55,675	$70.79 $62.79	Net (MG Adj.) Net (MG Adj.)
61 Broadway New York, NY	1916/1988(2)	787,000(2)	0.5 Miles	Eko	Sep. 2019 / 10.5 Yrs	24,479	$64.00	MG
199 Water Street New York, NY	1984/2014(2)	1,160,067(2)	0.3 Miles	American Friends of Hebrew University (AFHU) Trident Brokerage	Sep. 2019 / 15.4 Yrs Jul. 2019 / 7.3 Yrs	10,895 5,607	$52.00 $58.00	MG MG
101 Greenwich Street New York, NY	1909/1990(2)	476,000(2)	0.5 Miles	Frier & Levitt LLC	Jul. 2019 / 5.7 Yrs	3,947	$63.00	MG
100 Broadway New York, NY	1897/1998(2)	400,000(2)	0.4 Miles	Tommy John, Inc.	Jul. 2019 / 7.3 Yrs	17,592	$60.00	MG
100 William Street New York, NY	1972/2012(2)	421,000(2)	0.4 Miles	New York County Defender Services	Jul. 2019 / 13.5 Yrs	3,748	$56.00	MG
75 Broad Street New York, NY	1928/N/A(2)	647,924(2)	0.4 Miles	Glitch	Jun. 2019 / 10.3 Yrs	11,159	$60.00	MG

(1)	Information obtained from the appraisal.

Escrows.

Taxes – The loan documents require an upfront real estate tax reserve of $1,306,557 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially estimated at $326,640).

Insurance – The loan documents do not require ongoing monthly payments to an insurance reserve as long as (i) no event of default is continuing; (ii) the 120 Wall Street Property is covered under blanket or umbrella policies acceptable to the lender; (iii) the borrower provides the lender with evidence of renewal of such policies; and (iv) the borrower provides the lender with paid receipts for payment of the insurance premiums prior to the policy expiration dates. If said conditions are not met, the loan documents require an ongoing monthly escrow of 1/12th of the lender’s estimated insurance premiums estimated for the renewal of coverage at least 30 days’ prior to expiration.

Replacement Reserve – During a Cash Trap Period (as defined below), the loan documents require ongoing monthly replacement reserve deposits of $13,922, subject to a cap of $501,207.

TI/LC Reserve – The loan documents require an upfront general tenant improvements and leasing commissions (“TI/LC”) reserve of $3,472,525 and ongoing monthly TI/LC reserve deposits of $111,379, subject to cap of $4,009,656.

Rent Concession Reserve – The loan documents require an upfront reserve of $1,759,579 for free rent and gap rent related to six tenants at the 120 Wall Street Property. See the “Tenant Summary” chart above for additional details.

The borrower has the right to substitute a letter of credit in lieu of ongoing deposits or existing amounts, in accordance with the 120 Wall Street Whole Loan documents.

Lockbox and Cash Management. The 120 Wall Street Whole Loan is structured with an in-place hard lockbox, into which the borrower and property manager are required to cause all rents to be deposited directly and springing cash management. The 120 Wall Street Whole Loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within two business days of receipt. So long as no Cash Trap Event Period is in effect, all funds on deposit in the lockbox account will be disbursed to the borrower’s operating account. During a Cash Trap Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 120 Wall Street Whole Loan documents. During a Cash Trap Period, any excess cash flow remaining after satisfaction of the waterfall items is required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the 120 Wall Street Whole Loan. If no Cash Trap Period exists, all excess cash flow is required to be disbursed to, or at the written direction of, the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #15	Cut-off Date Balance:	$15,000,000
120 Wall Street New York, NY 10005	120 Wall Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	57.9% 2.74x 9.3%

A “Cash Trap Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	the net cash flow debt yield falling below 6.25% (tested quarterly); or

(iii)	Droga5 failing to renew or extend its lease by June 30, 2028.

A Cash Trap Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the earliest to occur of (x) the net cash flow debt yield being equal to or greater than 6.25% for two consecutive calendar quarters or (y) the borrower delivering a letter of credit reasonably satisfactory to the lender in an amount sufficient such that, after the deduction of the face amount of such letter of credit from the principal balance of the 120 Wall Street Whole Loan, the net cash flow debt yield would not be less than 6.25%;

●	with regard to clause (iii), the borrower depositing with the lender an amount equal to $50.00 per square foot of leased space under Droga5’s lease.

Property Management. 120 Wall Street Property is managed by an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Letter of Credit. The borrower has the right to substitute a letter of credit in lieu of ongoing deposits or existing amounts, in accordance with the 120 Wall Street Whole Loan documents.

Subordinate and Mezzanine Indebtedness. The holders of 100% of the indirect equity interests in the borrower have the right to obtain mezzanine debt secured by a pledge of such ownership interests, so long as the following conditions are satisfied, among others, pursuant to the 120 Wall Street Whole Loan documents: (i) no event of default is continuing, (ii) the lender and such mezzanine lender have entered into an intercreditor agreement reasonably satisfactory to the lender, (iii) the aggregate loan-to-value ratio (as calculated in accordance with the 120 Wall Street Whole Loan documents) is no greater than 57.9%, (iv) the aggregate net cash flow debt service coverage ratio (as calculated in accordance with the 120 Wall Street Whole Loan documents) is equal to or greater than 2.37x, (v) the aggregate net cash flow debt yield (as calculated in accordance with the 120 Wall Street Whole Loan documents) is equal to or greater than 7.7%, (vi) the maturity date of the mezzanine loan is not earlier than the maturity date of the 120 Wall Street Whole Loan and (vii) a rating agency confirmation is obtained for each applicable rating agency. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Ground Lease. See “The Property” section above for a further discussion of the PILOT ground lease structure.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 120 Wall Street Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2020-C58	Transaction Contact Information

VII.       Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

Barclays Capital Inc.

Daniel Vinson	Tel. (212) 528-8224

Brian Wiele	Tel. (212) 412-5780

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.